   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2000

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         TRAVELCENTERS OF AMERICA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               5541                              36-3856519
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                            ------------------------

                       24601 CENTER RIDGE ROAD, SUITE 200
                           WESTLAKE, OHIO 44145-5634
                                 (440) 808-9100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 STEVEN C. LEE
                       VICE PRESIDENT AND GENERAL COUNSEL
                         TRAVELCENTERS OF AMERICA, INC.
                       24601 CENTER RIDGE ROAD, SUITE 200
                           WESTLAKE, OHIO 44145-5634
                                 (440) 808-9100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:

                              RISE B. NORMAN, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                                                  ------
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                           ------
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                               PROPOSED          PROPOSED
                                                                 AMOUNT        MAXIMUM            MAXIMUM         AMOUNT OF
                   TITLE OF EACH CLASS OF                        TO BE      OFFERING PRICE       AGGREGATE       REGISTRATION
                SECURITIES TO BE REGISTERED                    REGISTERED      PER UNIT      OFFERING PRICE(1)       FEE
-----------------------------------------------------------------------------------------------------------------------------
12 3/4% Senior Subordinated Notes due 2009..................  $190,000,000       100%          $190,000,000        $50,160
-----------------------------------------------------------------------------------------------------------------------------
Guarantees of 12 3/4% Senior Subordinated Notes due
  2009(2) ..................................................  $190,000,000       100%          $190,000,000            (3)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.

(2) See inside facing page for additional registrant guarantors.

(3) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantees is payable.
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                                                       ADDRESS INCLUDING
                                                                                          ZIP CODE AND
                                                                                        TELEPHONE NUMBER
                                                                      PRIMARY            INCLUDING AREA
        EXACT NAME OF            STATE OR OTHER        I.R.S.         STANDARD              CODE OF
     REGISTRANT GUARANTOR       JURISDICTION OF       EMPLOYER       INDUSTRIAL      REGISTRANT GUARANTOR'S
         AS SPECIFIED           INCORPORATION OR   IDENTIFICATION  CLASSIFICATION          PRINCIPAL
        IN ITS CHARTER            ORGANIZATION         NUMBER       CODE NUMBER        EXECUTIVE OFFICES
     --------------------       ----------------   --------------  --------------    ----------------------
TA OPERATING CORPORATION            DELAWARE        34-1747077          5541       24601 CENTER RIDGE ROAD,
                                                                                   SUITE 200
                                                                                   WESTLAKE, OHIO 44145-5634
                                                                                   (440) 808-9100
TA TRAVEL, L.L.C.                   DELAWARE        31-1574239          5541       24601 CENTER RIDGE ROAD,
                                                                                   SUITE 200
                                                                                   WESTLAKE, OHIO 44145-5634
                                                                                   (440) 808-9100
TA LICENSING, INC.                  DELAWARE        52-2069876          5541       103 FOULK ROAD,
                                                                                   SUITE 244
                                                                                   WILMINGTON, DELAWARE 19803
                                                                                   (302) 426-1408
TRAVELCENTERS REALTY, INC.          DELAWARE        31-1740743          5541       103 FOULK ROAD,
                                                                                   SUITE 244
                                                                                   WILMINGTON, DELAWARE 19803
                                                                                   (302) 426-1408
TRAVELCENTERS PROPERTIES, L.P.      DELAWARE        34-1939098          5541       24601 CENTER RIDGE ROAD,
                                                                                   SUITE 200
                                                                                   WESTLAKE, OHIO 44145-5634
                                                                                   (440) 808-9100

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 21, 2000
PROSPECTUS

$190,000,000

TRAVELCENTERS OF AMERICA, INC.                      [TRAVELCENTERS OF AMERICA,
                                                            INC. LOGO]

Offer to Exchange All Outstanding 12 3/4% Senior Subordinated Notes due 2009 for 12 3/4% Senior Subordinated Notes due 2009, which have been registered under the Securities Act of 1933

     THE EXCHANGE OFFER

     - We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

     - You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

     - The exchange offer expires at 5:00 p.m., New York City time, on
                   , 2001, unless extended. We do not currently intend to extend the expiration date.

     - The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

     - We will not receive any proceeds from the exchange offer.

THE EXCHANGE NOTES

- The exchange notes are being offered in order to satisfy certain of our obligations under the exchange and registration rights agreement entered into in connection with the placement of the outstanding notes.

- The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.

RESALES OF EXCHANGE NOTES

- The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods.

If you are a broker-dealer and you receive exchange notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. By making such acknowledgment, you will not be deemed to admit that you are an "underwriter" under the Securities Act of 1933. Broker-dealers may use this prospectus in connection with any resale of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by the broker-dealer as a result of market-making activities or trading activities. We will make this prospectus available to any broker-dealer for use in any such resale for a period of up to 180 days after the date of the prospectus. A broker-dealer may not participate in the exchange offer with respect to outstanding notes acquired other than as a result of market-making activities or trading activities. See "Plan of Distribution."

If you are an affiliate of TravelCenters of America, Inc. or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, you cannot rely on the applicable interpretations of the Securities and Exchange Commission and you must comply with the registration requirements of the Securities Act of 1933 in connection with any resale transaction.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is             , 2001.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
WHERE YOU CAN FIND MORE
  INFORMATION.......................      ii
FORWARD-LOOKING STATEMENTS..........      ii
PROSPECTUS SUMMARY..................       1
RISK FACTORS........................      15
USE OF PROCEEDS.....................      25
CAPITALIZATION......................      26
PRO FORMA FINANCIAL DATA............      27
SELECTED HISTORICAL CONSOLIDATED
  FINANCIAL DATA....................      37
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.....................      39
INDUSTRY............................      53
BUSINESS............................      55
MANAGEMENT..........................      77

                                        PAGE
                                        ----
PRINCIPAL STOCKHOLDERS..............      83
DESCRIPTION OF CAPITAL STOCK........      84
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS......................      87
DESCRIPTION OF SENIOR CREDIT
  FACILITY AND OTHER INDEBTEDNESS...      91
THE EXCHANGE OFFER..................      94
DESCRIPTION OF THE NOTES............     104
BOOK ENTRY; DELIVERY AND FORM.......     145
CERTAIN UNITED STATES FEDERAL INCOME
  TAX CONSIDERATIONS................     147
PLAN OF DISTRIBUTION................     153
LEGAL MATTERS.......................     154
EXPERTS.............................     154
INDEX TO FINANCIAL STATEMENTS.......     F-1

                               ------------------

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information in the registration statement. You should refer to the registration statement for further information. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete, and, where a contract or other document is an exhibit to the registration statement, each of these statements is qualified by the provision in the exhibit to which the statement relates.

     We are not currently subject to the informational requirements of the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the SEC unless and until we obtain an exemption from the requirement to do so. The registration statement and other reports or information can be inspected, and copies may be obtained, at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and at the regional public reference facilities maintained by the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Information on the operation of the Public Reference Room of the SEC may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information that we have filed electronically with the SEC.

     Furthermore, we agree that, even if we are not required to file periodic reports and information with the SEC, for so long as any exchange note remains outstanding we will furnish to you the information that would be required to be furnished by us under Section 13 of the Securities Exchange Act of 1934.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future prospects, developments and business strategies. The statements contained in this prospectus that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. We have used the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" and similar expressions in this prospectus to identify forward-looking statements. These forward-looking statements are made based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that could cause our actual results to differ materially from the forward-looking statements:

     - competition from other travel center and truck stop operators, including additional or improved services or facilities of our competitors;

     - the economic condition of the trucking industry, which in turn is dependent on general economic factors;

     - increased environmental regulation;

     - changes in governmental regulation of the trucking industry, including regulations relating to diesel fuel and gasoline;

     - diesel fuel and gasoline pricing;

     - availability of diesel fuel supply;

     - delays in completing our capital investment program to re-image, re-brand and upgrade our travel center sites;

     - difficulties that may be encountered by us or our franchisees in implementing our truck repair and maintenance program, or ServicePoint Program, with Freightliner LLC;

     - availability of sufficient qualified personnel to staff company-operated sites; and

     - other factors described under "Risk Factors" in this prospectus.

     All of our forward-looking statements should be considered in light of these factors. We do not undertake to update our forward-looking statements or risk factors to reflect future events or circumstances.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you in making a decision to exchange the outstanding notes for the exchange notes. Unless the context otherwise requires, all references in this prospectus to "TA," "us," "our," or "we" are to TravelCenters of America, Inc., and its predecessors, including its subsidiaries.

                            TRAVELCENTERS OF AMERICA

     We are the largest, and only nationwide, full-service travel center network in the United States serving long-haul trucking fleets and their drivers, independent truck drivers and general motorists. Our geographically diverse network consists of 157 sites, 148 of which are owned by us, located in 40 states. Within our industry, our travel centers have the broadest range of product and service offerings, including diesel fuel and gasoline, truck repair and maintenance services, full-service and fast food dining, travel and convenience stores and other driver amenities. We believe that our nationwide network and broad range of product and service offerings make us best suited among our competitors to serve trucking fleets in the United States.

     Our network of 157 sites is composed of 120 sites owned and operated by us, including one site currently under development, which we refer to as company-operated sites, 28 sites owned by us and leased to independent lessee-franchisees or operators, which we refer to as leased sites, and nine sites owned and operated by independent franchisees, which we refer to as franchisee-owned sites.

                                  THE INDUSTRY

     The U.S. travel center and truck stop industry consists of travel centers, truck stops, diesel fuel outlets and similar facilities designed to meet the needs of long-haul trucking fleets and their drivers, independent truck drivers and general motorists. According to the National Association of Truck Stop Operators, or "NATSO," the travel center and truck stop industry is highly fragmented, with in excess of 3,000 travel centers and truck stops located on or near interstate highways nationwide, of which we consider approximately 500 to be full-service facilities. Further, only 10 chains in the United States have 25 or more travel center and truck stop locations on the interstate highways, which we believe is the minimum number of locations needed to provide even regional coverage to truck drivers and trucking fleets.

                             COMPETITIVE ADVANTAGES

     We believe that our competitive advantages include the following:

     - MARKET LEADER WITH STRONG BRAND NAME RECOGNITION. The considerable size of our network, our competitive diesel fuel pricing and our streamlined information processing capabilities allow trucking fleet managers to concentrate their fuel purchases with us, thereby reducing fleet operating costs. We believe that our "TravelCenters of America" and "TA" brand names have earned a reputation for quality and consistency.

     - SUPERIOR LOCATIONS. We believe that the limited availability of well-situated locations and the increasingly restrictive zoning and permitting regulations make it difficult for any competitor to replicate our network, particularly given that most of our sites were constructed 20 or more years ago when real estate along the interstate highways was more readily available.

     - STRONG FLEET RELATIONSHIPS. We have established strong relationships with trucking fleets based on the nationwide scope of our network, our competitive diesel fuel prices, our automated fueling and payment systems and the breadth of our non-fuel products and services. We supply diesel fuel to 49 of the 50 largest long-haul trucking fleets in the United States and are the principal supplier to the two largest and four of the five largest long-haul trucking fleets.

     - BROADEST PRODUCT AND SERVICE PORTFOLIO. To complement our diesel fuel business and diversify our revenue sources, we have developed the most extensive product and service offerings of any travel center network. We believe that this is an important competitive advantage given that, according to our research, only one in three stops by truck drivers is for fuel.

     - STRATEGIC ALLIANCES. We have strategic alliances with Freightliner LLC, the largest class 8 truck manufacturer in the United States; The Bridgestone/Firestone Tire Sales Company, the leading original equipment truck tire supplier in the United States; and Equilon Enterprises LLC, the leading supplier in the United States of lubricants and oils to over-the-road class 8 truck service providers, which we believe enhance our market leadership position and increase our appeal to our customers. We also have an alliance with Simons Petroleum Inc., which, through its Pathway Network, allows trucking fleets to lock-in their diesel fuel costs for up to two years.

     - EXPERIENCED MANAGEMENT TEAM. Our senior management team has an average of approximately 25 years of experience in the travel center and related industries, including approximately 11 years of experience with us.

                               BUSINESS STRATEGY

     Key elements of our on-going business strategy include:

     - INCREASE FLEET TRAFFIC. We seek to increase our sites' fleet traffic and non-fuel revenues by offering products and services designed to meet the needs of fleet customers, including competitively priced diesel fuel, truck repair and maintenance services and expanded non-fuel product and service offerings. We believe that these products and services also attract independent truck drivers.

     - INCREASE MOTORIST TRAFFIC. In an effort to increase the appeal of our travel centers to our customers, we have recently redesigned and upgraded many of our sites. We seek to increase general motorist traffic by re-imaging additional sites and offering more national brands, such as for gasoline and fast food restaurants.

     - INCREASE OPERATING EFFICIENCY. We have implemented several initiatives aimed at more efficiently servicing our customers and reducing our operating expenses by increasing the efficiency of our operations.

     - ENHANCE AND EXPAND OUR NETWORK. We plan to strengthen our network by completing our travel center re-image and upgrade program and expanding our operations to additional geographic areas through select new site construction, strategic acquisitions and franchising.

                                THE TRANSACTIONS

     The offering is part of a series of transactions involving our restructuring in which:

          - we entered into a recapitalization agreement and plan of merger, as amended, with TCA Acquisition Corporation, a newly created corporation formed by Oak Hill Capital Partners, L.P. and its affiliates ("Oak Hill"), under which TCA Acquisition Corporation merged with and into us.

          - Oak Hill invested $133.0 million to purchase approximately 60.5% of our equity.

          - Olympus Growth Fund III, L.P., Olympus Executive Fund, L.P., Monitor Clipper Equity Partners, L.P., Monitor Clipper Equity Partners (Foreign), L.P., UBS Capital Americas II, LLC, Credit Suisse First Boston LFG Holdings 2000, L.P. and Credit Suisse First Boston Corporation (collectively, the "Other Investors"), who are all affiliates of certain of our former stockholders, invested $72.0 million, in the aggregate, to purchase approximately 32.7% of our equity.

          - Freightliner retained its equity investment in us and exercised an option to invest $3.3 million to purchase an additional 1.4% of our equity, such that after the Transactions it owns 4.3% of our equity.

          - members of our management team retained approximately 2.0% of our equity and exercised options to purchase an additional 0.5% of our equity, such that after the Transactions they own, in the aggregate, before the impact of new options, approximately 2.5% of our equity.

          - all other shares of our outstanding capital stock, including preferred stock, and all unexercised common stock options and warrants were redeemed or canceled in exchange for cash payments totaling approximately $262.7 million. This amount is net of $16.2 million of expenses of the selling stockholders that we paid upon the closing of the Transactions.

          - we repaid all amounts outstanding under our Amended and Restated Credit Agreement dated as of November 24, 1998 (the "Existing Credit Agreement"), redeemed in full all of our existing senior secured notes and consummated a tender offer and consent solicitation for our 10 1/4% Senior Subordinated Notes due 2007. We paid a tender offer and consent solicitation premium and related fees and paid a prepayment penalty associated with our senior secured notes that together totaled approximately $12.4 million.

          - we amended and restated the Existing Credit Agreement in an amount up to $428.0 million (the "Senior Credit Facility") under which we borrowed $328.3 million at the closing of the Transactions.

          - we issued the outstanding notes, initial warrants and contingent warrants, which we refer to together as the units.

     These events are collectively referred to as the "Transactions."

     The following diagram illustrates our current corporate structure before the impact of dilution related to new options we granted to members of our management team and the warrants issued through the sale of the units.

   Oak Hill      Other Investors    Freightliner   Management
                                                  Stockholders
    60.5%             32.7%             4.3%          2.5%

                TravelCenters of America, Inc.
                           (Issuer)
                             100%

           TA Operating                    TA Franchise
           Corporation                     Systems Inc.
      (Operating Subsidiary)             (Non-Guarantor)
           (Guarantor)

     100%              99%              100%           1%

TA Licensing, Inc.             TA Travel, LLC       1%     TravelCenters    99%      TravelCenters
   (Guarantor)                   (Guarantor)               Realty, Inc.             Properties, L.P.
                                                            (Guarantor)               (Guarantor)

                              [OAKHILL FLOW CHART]

                                  THE SPONSOR

     Oak Hill was established by Robert M. Bass and his team of investment professionals to make control investments in operating companies through acquisitions, build-ups, recapitalizations, restructurings or purchases of significant minority stakes. Oak Hill raised $1.6 billion in equity capital in 1999 through the sale of limited partnership interests to selected investors and is managed by Oak Hill Capital Management, Inc. Mr. Bass and the principals of Oak Hill Capital Management have personally committed $400 million to Oak Hill, representing the largest known capital commitment by a non-institutional sponsor to a private equity partnership. Excluding the Transactions, Oak Hill Capital Management's principals have completed 44 control transactions since 1986, investing or committing to invest in excess of $2.2 billion in equity capital.

                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

     On November 14, 2000, we completed the private offering of the outstanding notes through the sale of units. Each unit consisted of $1,000 principal amount of notes and initial warrants and contingent warrants to purchase shares of our common stock. References to the "notes" in this prospectus are references to both the outstanding notes and the exchange notes. This prospectus is part of a registration statement covering the exchange of the outstanding notes for the exchange notes. We have also filed a registration statement to register the initial warrants and contingent warrants issued as part of the units and to register our common stock issuable upon the exercise of the initial warrants and contingent warrants.

     We and the guarantors entered into an exchange and registration rights agreement with the initial purchasers in the private offering in which we and the guarantors agreed to deliver to you this prospectus as part of the exchange offer and we agreed to complete the exchange offer within 220 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:

     - the exchange notes have been registered under the Securities Act,

     - the exchange notes are not entitled to certain registration rights which are applicable to the outstanding notes under the exchange and registration rights agreement, and

     - certain contingent interest rate provisions are no longer applicable.

The Exchange Offer............   We are offering to exchange up to $190,000,000
                                 aggregate principal amount of outstanding notes for up to $190,000,000 million aggregate principal amount of exchange notes. Outstanding notes may be exchanged only in integral multiples of $1,000.

Resale........................   Based on an interpretation by the staff of the
                                 SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are an "affiliate" of TravelCenters of America, Inc., within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the
                                 Securities Act, provided that you are acquiring the exchange notes in the ordinary course of your business and that you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

                                 Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

                                 Any holder of outstanding notes who:

                                      - is an affiliate of TravelCenters of
                                        America, Inc.;
                                      - does not acquire exchange notes in the
                                        ordinary course of its business; or
                                      - tenders in the exchange offer with the
                                        intention to participate, or for the
                                        purpose of participating, in a
                                        distribution of exchange notes;

                                 cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Expiration Date; Withdrawal of
Tender........................   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on           , 2001, or
                                 such later date and time to which we extend it
                                 (the "expiration date"). We do not currently intend to extend the expiration date. A tender of outstanding notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Certain Conditions to the
Exchange Offer................   The exchange offer is subject to customary
                                 conditions, which we may waive. Please read the section captioned "The Exchange
                                 Offer -- Certain Conditions to the Exchange
                                 Offer" of this prospectus for more information regarding the conditions to the exchange offer.

Procedures for Tendering
Outstanding Notes.............   If you wish to accept the exchange offer, you
                                 must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding notes through The Depository Trust
                                 Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of
                                 DTC, by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                                      - any exchange notes that you receive will
                                        be acquired in the ordinary course of
                                        your business;

                                      - you have no arrangement or understanding
                                        with any person or entity to participate in a distribution of the exchange notes;

                                      - if you are a broker-dealer that will
                                        receive exchange notes for your own
                                        account in exchange for outstanding
                                        notes that were acquired as a result of
                                        market-making activities, that you will
                                        deliver a prospectus, as required by
                                        law, in connection with any resale of
                                        such exchange notes; and

                                      - you are not an "affiliate," as defined
                                        in Rule 405 of the Securities Act, of
                                        TravelCenters of America, Inc. or, if
                                        you are an affiliate, you will comply
                                        with any applicable registration and
                                        prospectus delivery requirements of the
                                        Securities Act.

Special Procedures for
Beneficial Owners.............   If you are a beneficial owner of outstanding
                                 notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such outstanding notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery
Procedures....................   If you wish to tender your outstanding notes
                                 and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC's Automated Tender Offer
                                 Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange
                                 Offer -- Guaranteed Delivery Procedures."

Effect on Holders of
Outstanding Notes.............   As a result of the making of, and upon
                                 acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement and, accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement.
                                 If you are a holder of outstanding notes and you do not tender your outstanding notes in the exchange offer, you will continue to hold such outstanding notes and you will be entitled to all the rights and limitations applicable to the outstanding notes in the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

                                 To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to
Exchange......................   All untendered outstanding notes will continue
                                 to be subject to the restrictions on transfer provided for in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the issuer does not currently anticipate that it will register the outstanding notes under the Securities Act.

Certain Income Tax
Considerations................   The exchange of outstanding notes for exchange
                                 notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See "Certain United States
                                 Federal Income Tax Considerations."

Use of Proceeds...............   We will not receive any cash proceeds from the
                                 issuance of exchange notes pursuant to the exchange offer.

Exchange Agent................   State Street Bank and Trust Company is the
                                 exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned
                                 "The Exchange Offer -- Exchange Agent" of this prospectus.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

Issuer........................   TravelCenters of America, Inc.

NOTES:

Notes Offered.................   $190,000,000 aggregate principal amount of
                                 12 3/4% Senior Subordinated Notes Due May 1,
                                 2009.

Interest Payment Dates........   May 1 and November 1 of each year, commencing
                                 May 1, 2001.

Yield.........................   13 1/2% per annum (computed on a semi-annual
                                 bond equivalent basis).

Maturity......................   May 1, 2009.

Ranking.......................   The notes are unsecured obligations and have
                                 the same right of payment as all our existing and future senior subordinated unsecured indebtedness. The notes are subordinated to all our existing and future senior indebtedness. As of September 30, 2000, after giving effect to the Transactions, we would have had $333.0 million ($331.3 million net of unamortized debt discount) of senior indebtedness.

Original Issue Discount.......   The notes were considered to be issued with
                                 original issue discount for United States federal income tax purposes. As a result, you generally will be required to include original issue discount in your gross income for United
                                 States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to such income. See "Certain
                                 United States Federal Income Tax
                                 Considerations."

Guarantees....................   Our obligations under the notes are fully and
                                 unconditionally guaranteed on a senior
                                 subordinated basis by each of our existing and subsequently acquired or organized domestic subsidiaries, other than TA Franchise Systems
                                 Inc., on the terms provided in the indenture governing the notes, subject to certain exceptions. TA Franchise Systems Inc. is not guaranteeing the notes, and as a result, you will not have any claims against TA Franchise
                                 Systems through the guarantees. In 1999, the revenues of TA Franchise Systems constituted approximately 0.6% of our consolidated revenues; the operating income of TA Franchise
                                 Systems constituted approximately 6.7% of our consolidated operating income; and the total assets of TA Franchise Systems constituted approximately 0.2% of our consolidated total assets. The liabilities of TA Franchise Systems were $0.4 million and $0.6 million, respectively, as of December 31, 1999 and September 30, 2000.

Optional Redemption...........   Prior to November 1, 2005, we can redeem the
                                 notes only upon a change of control and, on or after November 1, 2005, we can redeem some or all of the notes, in each case, at the redemption prices indicated under the heading
                                 "Description of the Notes -- Optional
                                 Redemption."

Change of Control.............   If there is a change of control, we must give
                                 holders of the notes the opportunity to sell to us their notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, unless:

                                 - we have previously provided to the trustee
                                   under the indenture governing the notes an irrevocable notice of redemption to redeem all outstanding notes at a time when redemption is permitted under the indenture; or

                                 - we have exercised our option to redeem the
                                   notes at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium (as defined in the indenture). See "Description of the
                                   Notes -- Change of Control" and "Description of the Notes -- Optional Redemption."

Restrictive Covenants.........   The indenture governing the notes contains
                                 covenants that limit our ability and the ability of our restricted subsidiaries to:

                                 - incur additional indebtedness and issue
                                   preferred stock;

                                 - pay dividends or distributions on, or redeem
                                   or repurchase, our capital stock;

                                 - make investments;

                                 - engage in transactions with affiliates;

                                 - transfer or sell assets;

                                 - create restrictions on the payment of
                                   dividends or other amounts to us;

                                 - consolidate, merge or transfer all or
                                   substantially all of our assets; and

                                 - sell stock of our subsidiaries.

                                 These covenants are subject to important exceptions and qualifications, which are described under "Description of the Notes -- Certain Covenants."

Absence of a Public Market for
the Exchange Notes............   The exchange notes generally will be freely
                                 transferable but will also be new securities for which there will not initially be a market.
                                 Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any market. We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market in the exchange notes.
                                 However, they are not obligated to do so, and any market making with respect to the exchange notes may be discontinued without notice.

                                  RISK FACTORS

     You should carefully consider the information under the caption "Risk Factors" and all other information in this prospectus before tendering your outstanding notes.
                            ------------------------

     Our executive offices are located at TravelCenters of America, Inc., 24601 Center Ridge Road, Suite 200, Westlake, Ohio 44145-5634. Our telephone number is
(440) 808-9100. We were incorporated in Delaware on December 1, 1992.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

     You should read our summary unaudited pro forma financial data set forth below in conjunction with our consolidated financial statements and unaudited pro forma consolidated financial data included elsewhere in this prospectus. The pro forma financial data have been derived from the unaudited pro forma consolidated financial data and the related notes included elsewhere in this prospectus. The summary unaudited pro forma financial data is for informational purposes only. It does not purport to represent our financial position or the results of our operations that would have actually been obtained had the Transactions in fact occurred as of the assumed dates or for the periods presented, nor does it purport to be indicative of, or a projection of, our results of operations or financial position for any future period or date. The pro forma adjustments, as described in the notes to the Unaudited Pro Forma Financial Data included elsewhere in this prospectus, are based on available information and upon certain assumptions which we believe are reasonable. See "Pro Forma Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the related notes included elsewhere in this prospectus.

                                                                                    NINE MONTHS ENDED
                                                               YEAR ENDED     ------------------------------
                                                              DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                                                1999(1)          1999(1)           2000
                                                              ------------    -------------    -------------
                                                                              (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Fuel....................................................   $1,011,541      $  710,256       $1,056,444
    Non-fuel................................................      518,003         390,676          421,077
    Rent and royalties......................................       19,346          14,824           14,005
                                                               ----------      ----------       ----------
        Total revenues......................................    1,548,890       1,115,756        1,491,526
  Cost of revenues (excluding depreciation).................    1,110,492         784,873        1,151,127
                                                               ----------      ----------       ----------
    Gross profit (excluding depreciation)...................      438,398         330,883          340,399
  Operating expenses........................................      290,555         220,672          232,660
  Selling, general and administrative expenses..............       40,093          30,932           28,867
  Transition expense(2).....................................        3,952           3,025              972
  Depreciation and amortization expense.....................       57,699          40,970           50,032
  (Gain) loss on sales of property and equipment............       (2,480)           (681)            (194)
  Stock compensation expense................................        5,062           2,700            1,350
                                                               ----------      ----------       ----------
    Income from operations..................................       43,517          33,265           26,712
  Interest (expense), net...................................      (56,287)        (42,028)         (42,843)
                                                               ----------      ----------       ----------
  Income (loss) before income taxes.........................      (12,770)         (8,763)         (16,131)
  Provision (benefit) for income taxes......................       (4,498)         (2,917)          (6,190)
                                                               ----------      ----------       ----------
    Net income (loss).......................................   $   (8,272)     $   (5,846)      $   (9,941)
                                                               ==========      ==========       ==========
BALANCE SHEET DATA (END OF PERIOD):
  Cash......................................................                                    $       --
  Working capital(3)........................................                                        32,615
  Property and equipment, net...............................                                       454,313
  Total assets..............................................                                       713,043
  Long-term debt (net of unamortized discount)..............                                       507,501
  Total nonredeemable stockholders' equity(4)...............                                        41,286
OTHER FINANCIAL AND OPERATING DATA:
  EBITDA(5).................................................   $  107,750      $   79,279       $   78,872
  Capital expenditures:
    Maintenance.............................................   $   23,763      $   19,672       $   13,080
    Growth..................................................       52,845          39,127           21,063
    Other...................................................       12,948          11,015            6,422
                                                               ----------      ----------       ----------
        Total capital expenditures..........................   $   89,556      $   69,814       $   40,565
                                                               ==========      ==========       ==========
  Total diesel fuel sold (thousands of gallons).............    1,448,125       1,088,975        1,020,323

            See Notes to Summary Unaudited Pro Forma Financial Data

              NOTES TO SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

     (1) Reflects the operating results of the 16 sites we acquired on June 3, 1999 as part of our acquisition of Travel Ports as though we had owned those sites for the entire period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Creation of our Network."

     (2) "Transition expense" represents non-recurring costs and certain development costs associated with, among other things, (a) the integration of the BP, Unocal, Burns Bros. and Travel Ports networks into our current network, (b) the disposal of travel centers or termination of lease or franchise agreements and (c) the integration of the management and operations of our networks into a single network, including relocation, travel, training and legal expenses. We expect to incur additional, non-recurring transition expenses of less than $0.1 million through the end of 2000 in connection with the continued combination of our networks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Creation of our Network."

     (3) "Working capital" consists of current assets minus current liabilities.

     (4) "Total nonredeemable stockholders' equity" consists of common stock, additional paid-in capital and retained earnings (deficit).

     (5) "EBITDA", as used here, is based on the definition for EBITDA set forth in the Indenture, dated as of November 14, 2000, between us and State Street Bank and Trust Company, as trustee, under which the notes were issued, and consists of net income plus the sum of (a) income taxes,
         (b) interest expense, net, (c) depreciation, amortization and other noncash charges, (d) transition expense and (e) gains and losses on sales of property and equipment. We have included certain information concerning EBITDA because management believes that EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. While EBITDA is frequently used as a measure of operations and ability to meet debt service requirements, it is not necessarily comparable to similarly titled captions of other companies due to differences in methods of calculation.

       Our management believes that the following additional adjustment is relevant to evaluating our future operating performance. The following additional adjustment eliminates the impact of non-recurring costs associated with the opening for business of newly constructed travel centers. "Adjusted EBITDA" represents EBITDA, adjusted as follows:

                                                                    NINE MONTHS ENDED
                                       YEAR ENDED        ----------------------------------------
                                    DECEMBER 31, 1999    SEPTEMBER 30, 1999    SEPTEMBER 30, 2000
                                    -----------------    ------------------    ------------------
    EBITDA........................      $107,750              $79,279               $78,872
    Adjustment:
      New site start-up costs.....         1,037                  304                   730
                                        --------              -------               -------
    Adjusted EBITDA...............      $108,787              $79,583               $79,602
                                        ========              =======               =======

       The adjustment for new site start-up costs reflects the elimination of actual expenses we incurred before and upon starting operations at six newly-constructed travel centers. These expenses primarily consist of (1) labor costs incurred in the weeks prior to the site opening for business during which the site work force is being hired and trained and (2) costs of training the new site employees, which include labor costs of hourly employees on loan from established sites for training purposes and travel costs of these hourly employees and salaried employees from established sites and our headquarters staff that are involved in training and other start-up activities. All of the expenses classified as new site start-up costs are considered to be non-recurring costs. One of the new travel centers was opened in each of May 1999, October 1999, April 2000 and August 2000 and two of the new travel centers were opened in December 1999.

                       SUMMARY HISTORICAL FINANCIAL DATA

     You should read our summary historical financial data set forth below in conjunction with our consolidated financial statements included elsewhere in this prospectus. The summary historical financial data as of and for the fiscal years ended December 31, 1997, 1998 and 1999 were derived from our audited consolidated financial statements. The summary historical financial data as of and for the nine months ended September 30, 1999 and September 30, 2000 were derived from our unaudited interim consolidated financial statements. Our unaudited interim consolidated financial statements reflect, in our opinion, all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position and results of operations for the unaudited periods. The results of operations for the interim periods are not necessarily indicative of operating results for the full year. See "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the related notes included elsewhere in this prospectus.

                                                                                  NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                          ----------------------------------   -----------------------
                                             1997      1998(1)     1999(2)      1999(2)        2000
                                          ----------   --------   ----------   ----------   ----------
                                                       (IN THOUSANDS, EXCEPT SITE COUNT)
STATEMENT OF OPERATIONS DATA:
  Revenues:
     Fuel...............................  $  708,637   $554,735   $  955,105   $  660,841   $1,052,849
     Non-fuel...........................     293,843    347,531      479,059      355,428      418,692
     Rent and royalties.................      36,848     21,544       20,460       15,620       14,197
                                          ----------   --------   ----------   ----------   ----------
          Total revenues................   1,039,328    923,810    1,454,624    1,031,889    1,485,738
  Cost of revenues (excluding
     depreciation)......................     773,084    627,149    1,051,080      732,966    1,147,142
                                          ----------   --------   ----------   ----------   ----------
     Gross profit (excluding
       depreciation)....................     266,244    296,661      403,544      298,923      338,596
  Operating expenses....................     167,072    193,697      267,107      198,814      232,301
  Selling, general and administrative
     expenses...........................      35,619     34,256       38,461       29,300       28,867
  Transition expense(3).................      15,212      3,648        3,952        3,025          972
  Depreciation and amortization
     expense............................      35,840     44,662       53,202       36,902       48,113
  (Gain) loss on sales of property and
     equipment..........................     (11,244)    (1,195)      (2,615)        (567)        (194)
  Stock compensation expense............       1,400      2,500        5,062        2,700        1,350
                                          ----------   --------   ----------   ----------   ----------
     Income from operations.............      22,345     19,093       38,375       28,749       27,187
  Interest (expense), net...............     (22,898)   (25,371)     (37,194)     (27,404)     (32,162)
                                          ----------   --------   ----------   ----------   ----------
  Income (loss) before income taxes and
     extraordinary items................        (553)    (6,278)       1,181        1,345       (4,975)
  Provision (benefit) for income
     taxes..............................        (344)    (2,101)       1,082        1,126       (1,728)
                                          ----------   --------   ----------   ----------   ----------
  Income (loss) before extraordinary
     item...............................        (209)    (4,177)          99          219       (3,247)
  Extraordinary loss....................      (5,554)    (3,905)          --           --           --
                                          ----------   --------   ----------   ----------   ----------
     Net income (loss)..................  $   (5,763)  $ (8,082)  $       99   $      219   $   (3,247)
                                          ==========   ========   ==========   ==========   ==========
BALANCE SHEET DATA (END OF PERIOD):
  Cash..................................  $   71,756   $ 89,200   $   18,040   $   31,737   $   28,382
  Working capital(4)....................      86,103     97,378       35,232       49,463       37,258
  Property and equipment, net...........     286,472    361,803      454,093      448,903      454,313
  Total assets..........................     507,792    610,061      659,862      653,751      701,977
  Long-term debt (net of unamortized
     discount)..........................     289,625    390,865      404,369      414,749      415,012
  Mandatorily redeemable preferred
     stock(5)...........................      61,404     69,974       79,739       77,218       87,994
  Total nonredeemable stockholders'
     equity(6)..........................      45,499     28,449       28,236       30,723       15,776

                                                                                  NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                          ----------------------------------   -----------------------
                                             1997      1998(1)     1999(2)      1999(2)        2000
                                          ----------   --------   ----------   ----------   ----------
                                                       (IN THOUSANDS, EXCEPT SITE COUNT)
OTHER FINANCIAL AND OPERATING DATA:
  EBITDA(7).............................  $   63,553   $ 68,708   $   97,976   $   70,809   $   77,428
  Net cash provided by operating
     activities.........................      41,670     48,521       44,712       29,980       49,675
  Net cash used in investing
     activities.........................     (37,987)  (125,505)    (136,016)    (117,987)     (48,513)
  Net cash provided by financing
     activities.........................      44,294     94,428       20,144       30,544        9,180
  Capital expenditures:
     Maintenance........................  $   26,601   $ 26,022   $   22,177   $   18,348   $   13,067
     Growth.............................      15,159     29,965       52,276       38,558       21,063
     Other..............................      19,058      9,717       12,948        9,920        5,873
                                          ----------   --------   ----------   ----------   ----------
          Total capital expenditures....  $   60,818   $ 65,704   $   87,401   $   66,826   $   40,003
                                          ==========   ========   ==========   ==========   ==========
  Total diesel fuel sold (thousands of
     gallons)...........................     975,495    973,812    1,370,017    1,016,697    1,017,522
SITE COUNT (END OF PERIOD):
  Company-owned and operated sites......          86        105          118          122          122
  Company-owned and leased sites........          35         30           29           29           28
  Franchisee-owned sites................           9         10           11           11            9
                                          ----------   --------   ----------   ----------   ----------
          Total travel centers..........         130        145          158          162          159
                                          ==========   ========   ==========   ==========   ==========

---------------

(1) We acquired 17 company-operated sites from Burns Bros. on December 3, 1998.

(2) We acquired 16 company-operated sites through our acquisition of Travel Ports on June 3, 1999.

(3) "Transition expense" represents non-recurring costs and certain development costs associated with, among other things, (a) the conversion of the BP, Unocal, Burns Bros. and Travel Ports networks into our current network, (b) the disposal of travel centers or termination of lease or franchise agreements and (c) the integration of the management and operations of our networks into a single network, including relocation, travel, training and legal expenses. We expect to incur additional, non-recurring transition expenses of less than $0.1 million through the end of 2000 in connection with the continued combination of our networks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Creation of our Network."

(4) "Working capital" consists of current assets minus current liabilities.

(5) "Mandatorily redeemable preferred stock" consists of two series of convertible preferred stock that was redeemed in connection with the Transactions.

(6) "Total nonredeemable stockholders' equity" consists of common stock, other preferred stock, additional paid-in capital, treasury stock and retained earnings (deficit).

(7) "EBITDA", as used here, is based on the definition for EBITDA set forth in the Indenture, dated as of November 14, 2000, between us and State Street Bank and Trust Company, as trustee, under which the notes were issued, and consists of net income plus the sum of (a) income taxes, (b) interest expense, net, (c) depreciation, amortization and other noncash charges, (d) transition expense and (e) gains and losses on sales of property and equipment. We have included certain information concerning EBITDA because management believes that EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. While EBITDA is frequently used as a measure of operations and ability to meet debt service requirements, it is not necessarily comparable to similarly titled captions of other companies due to differences in methods of calculation.

                                  RISK FACTORS

     Before you participate in the exchange offer, you should carefully consider these risk factors, as well as the other information contained in this prospectus before you decide to participate in the exchange offer.

RISKS RELATING TO THE EXCHANGE OFFER

IF YOU CHOOSE NOT TO EXCHANGE YOUR OUTSTANDING NOTES, THE PRESENT TRANSFER RESTRICTIONS WILL REMAIN IN FORCE AND THE MARKET PRICE OF YOUR OUTSTANDING NOTES COULD DECLINE.

     If you do not exchange your outstanding notes for exchange notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering circular distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the exchange and registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Prospectus Summary -- Summary of Terms of the Exchange Offer" and "The Exchange Offer" for information about how to tender your outstanding notes.

     The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

RISKS RELATING TO THE NOTES

OUR SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS COULD IMPEDE OUR OPERATIONS AND FLEXIBILITY.

     As a result of the Transactions, we incurred a substantial amount of debt. Assuming that the Transactions had taken place on September 30, 2000, we would have had as of that date total debt of $523.0 million ($507.7 million net of unamortized debt discount) and stockholders' equity of $41.3 million. We also would have had additional availability under our revolving credit facility of $99.7 million. After giving pro forma effect to the Transactions, our interest expense for the year ended December 31, 1999 and the nine months ended September 30, 2000 would have been $56.3 million and $42.8 million, respectively. After giving pro forma effect to the Transactions, our earnings were not sufficient to cover fixed charges by $12.8 million and $16.6 million for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively. On a historical basis, our earnings were not sufficient to cover fixed charges by $5.5 million for the nine months ended September 30, 2000.

     Our high level of debt could have important consequences for you, including the following:

          - we may have difficulty borrowing money in the future for acquisitions or other purposes;

          - we will need to use a large portion of the money we earn to pay principal and interest on our Senior Credit Facility, the notes and other debt, which will reduce the amount of money we have to finance our operations and other business activities;

          - debt under the Senior Credit Facility is and will be secured and will mature prior to the notes;

          - we may have a much higher level of debt than some of our competitors, which may put us at a competitive disadvantage; and

          - our debt level makes us more vulnerable to economic downturns and adverse developments in our business.

     We expect to obtain the money to pay our expenses and to pay the principal and interest on the notes, the Senior Credit Facility and other debt from our operations. Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions, governmental regulation and the availability of fuel supplies. We cannot be certain that our earnings will be sufficient to allow us to pay the principal and interest on our debt, including the notes, and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the notes, sell assets, borrow more money or raise equity. We cannot assure you that we will be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us, if at all.

DESPITE CURRENT LEVELS OF INDEBTEDNESS, WE AND OUR SUBSIDIARIES WILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT.

     We and our subsidiaries will be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes contains restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. Our Senior Credit Facility provides for additional indebtedness of up to $99.7 million, and all of that indebtedness would be senior to the notes. To the extent new debt is added to our and our subsidiaries' current debt levels, the substantial risks described above would increase. See "Capitalization," "Selected Historical Consolidated Financial Data," "Description of the Notes" and "Description of Senior Credit Facility and Other Indebtedness."

THE NOTES ARE AND ANY SUBSIDIARY GUARANTEES ARE CONTRACTUALLY JUNIOR IN RIGHT OF PAYMENT TO OUR SENIOR DEBT.

     The notes are contractually junior in right of payment to all of our senior indebtedness and any subsidiary guarantees are contractually junior in right of payment to all senior indebtedness of the subsidiary guarantors. As of September 30, 2000, on a pro forma basis after giving effect to the Transactions, we, excluding our subsidiaries, would have had approximately $328.3 million of senior indebtedness, consisting entirely of indebtedness under the Senior Credit Facility, and the subsidiary guarantors would have had approximately $333.0 million of senior indebtedness, consisting principally of their guarantees of the indebtedness under the Senior Credit Facility. The indenture permits us and our subsidiaries to borrow certain additional debt, which may be senior indebtedness.

     We may not pay principal, premium, if any, interest or other amounts on the notes in the event of a payment default in respect of certain senior indebtedness, including debt under the Senior Credit Facility, unless the indebtedness has been paid in full or the default has been cured or waived. In addition, if certain other defaults regarding our senior indebtedness occur, we may not be permitted to pay any amount regarding the notes or any subsidiary guarantees for a designated period of time. If we or any of the subsidiary guarantors are declared bankrupt or insolvent, or if there is a payment default under, or an acceleration of, any senior indebtedness, we are required to pay the lenders under the Senior Credit Facility and any other creditors who are holders of senior indebtedness in full before we apply any of our assets to pay you. Accordingly, we may not have enough assets remaining after payments to holders of the senior indebtedness to pay you.

     Further, the Senior Credit Facility prohibits, and our future senior indebtedness may, prohibit us from repurchasing any notes prior to maturity, even though the indenture requires us to offer to repurchase notes in some circumstances. If we consummate restricted asset sales or if a change of control occurs when we are prohibited from repurchasing notes, we could ask our lenders under the Senior Credit Facility or other future senior indebtedness for permission to repurchase the notes or we could attempt to refinance the borrowings that contain these prohibitions. If we do not obtain a consent to repurchase the notes or are unable to refinance the borrowings, we would be unable to repurchase the notes. Our failure to repurchase tendered notes at a time when repurchase is required by the indenture would constitute an event of default under the indenture, which, in turn, would constitute a default under the Senior Credit Facility and may constitute an event of default under our future indebtedness. In these circumstances, the subordination provisions in the indenture would restrict payments to you. See "Description of Senior Credit Facility and Other Indebtedness," "Description of the Notes -- Ranking," "Description of the Notes -- Change of Control" and "Description of the Notes -- Certain Covenants."

THE SUBSIDIARY GUARANTEES MAY NOT BE ENFORCEABLE, AND THERE MAY BE LIMITATIONS ON OUR ABILITY TO RECEIVE DISTRIBUTIONS FROM THE SUBSIDIARY GUARANTORS.

     We conduct all our operations through our subsidiaries. We are dependent upon dividends or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations. Generally, creditors of a subsidiary will have a claim to the assets and earnings of that subsidiary that is superior to the claims of creditors of its parent company, except to the extent the claims of the parent's creditors are guaranteed by the subsidiary. Although the subsidiary guarantees provide the holders of the notes with a direct claim against the assets of the subsidiary guarantors, enforcement of the subsidiary guarantees may be subject to legal challenge in a bankruptcy or a reorganization case or a lawsuit by or on behalf of creditors of the subsidiary guarantor and would be subject to certain defenses available to guarantors generally. If the subsidiary guarantees are not enforceable, the notes would be effectively junior in ranking to all liabilities of the subsidiary guarantors, including trade payables of the subsidiary guarantors. As of September 30, 2000, on a pro forma basis, our subsidiary guarantors had total liabilities, excluding liabilities owed to us and guarantees of our indebtedness, of $167.7 million.

     Although the indenture limits the ability of our subsidiaries to incur indebtedness and issue preferred stock, there are certain significant qualifications and exceptions. See "Description of the Notes -- Certain Covenants -- Limitation on Indebtedness."

     In addition, the ability of our subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, applicable corporate and other laws and regulations and agreements of the subsidiaries. Although the indenture limits the ability of the subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, the limitations are subject to a number of significant qualifications and exceptions. See "Description of the Notes -- Certain Covenants -- Limitation on Restrictions on Distributions from Restricted Subsidiaries."

THE NOTES ARE NOT GUARANTEED BY ALL OF OUR SUBSIDIARIES.

     The notes are not guaranteed by one of our subsidiaries, TA Franchise Systems. As a result, if we default on our obligations under the notes, you will not have any claims against TA Franchise Systems through the guarantees. In 1999, the revenues of TA Franchise Systems constituted approximately 0.6% of our consolidated revenues; the operating income of TA Franchise Systems constituted approximately 6.7% of our consolidated operating income; and the total assets of TA Franchise Systems constituted approximately 0.2% of our consolidated total assets. The liabilities of TA Franchise Systems were $0.4 million and $0.6 million, respectively, as of December 31, 1999 and September 30, 2000.

OUR ASSETS ARE PLEDGED TO SECURE PAYMENT OF THE SENIOR CREDIT FACILITY.

     In addition to being junior to all existing and future senior indebtedness, our obligations under the notes are unsecured while our obligations under the Senior Credit Facility are secured. We have granted the lenders under the Senior Credit Facility security interests in substantially all of our current and future assets and the current and future assets of our domestic subsidiaries, including a pledge of the capital stock of our subsidiaries (which pledge, in the case of the capital stock of foreign subsidiaries, will be limited to 65% of their capital stock). If we default under the Senior Credit Facility, the lenders will have a superior claim on our assets. During the period that any default is continuing, the lenders under the Senior Credit Facility may be able to prevent payments under the notes, either by way of their ability to "block" payments for a designated period of time under the express terms of the indenture or by limiting our use of cash. If we were unable to repay this indebtedness, the lenders could foreclose on the pledged stock of our subsidiaries to your exclusion, even if an event of default exists under the indenture at such time.

     As of September 30, 2000, on a pro forma basis after giving effect to the Transactions, we would have had $333.0 million of secured debt outstanding, $328.3 million of which would have been borrowings under the Senior Credit Facility, and an additional $99.7 million would have been available for additional borrowings under the Senior Credit Facility.

WE ARE SUBJECT TO RESTRICTIVE DEBT COVENANTS.

     The indenture contains covenants with respect to us and our subsidiaries that restrict our ability, among other things, to:

     - incur additional indebtedness and issue preferred stock;

     - pay dividends on our capital stock, repurchase our capital stock and redeem indebtedness that is junior in right of payment to the notes;

     - make investments;

     - transfer or sell assets;

     - enter into certain transactions with affiliates;

     - consolidate, merge and transfer all or substantially all of our assets;

     - create restrictions on distributions from our subsidiaries; and

     - sell stock of our subsidiaries.

     In addition, the Senior Credit Facility contains other and more restrictive covenants and prohibits us from prepaying our other indebtedness, including the notes, while we have indebtedness under the Senior Credit Facility outstanding. The Senior Credit Facility also requires us to maintain specified financial ratios. These financial ratios become more restrictive over the life of the Senior Credit Facility. Our ability to meet those financial ratios can be affected by events beyond our control, and we cannot assure you that we will meet those ratios. A breach of any of these covenants, ratios or restrictions could result in an event of default under the Senior Credit Facility. Upon the occurrence of an event of default under the Senior Credit Facility, the lenders could elect to declare all amounts outstanding under the Senior Credit Facility, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure the indebtedness. If the lenders under the Senior Credit Facility accelerate the payment of the indebtedness, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including the notes. See "Description of Senior Credit Facility and Other Indebtedness" and "Description of the Notes -- Certain Covenants."

WE MAY NOT BE ABLE TO FINANCE A CHANGE OF CONTROL OFFER REQUIRED BY THE
INDENTURE.

     Upon a change of control under the indenture, we will be required to offer to purchase all of the notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If a change of control were to occur and we had not already exercised our change of control call, we cannot assure you that we would have sufficient funds to pay the purchase price of the outstanding notes, and we expect that we would require third party financing to do so. We cannot assure you that we would be able to obtain this financing on favorable terms, if at all. In addition, the Senior Credit Facility restricts our ability to repurchase the notes, including any offer in connection with a change of control. Our future indebtedness may also contain restrictions or repayment requirements with respect to events or transactions that could constitute a change of control under the indenture. Consequently, a change of control under the indenture may result in an event of default under the Senior Credit Facility and may cause the acceleration of other indebtedness, if any, in which case the subordination provisions of the notes would require payment in full of the Senior Credit Facility and any other senior indebtedness before repurchase of the notes. See "Description of Senior Credit Facility and Other Indebtedness" and "Description of the Notes -- Change of Control." The inability to repay senior indebtedness, if accelerated, and to purchase the tendered notes, would each constitute an event of default under the indenture.

U.S. BANKRUPTCY OR FRAUDULENT CONVEYANCE LAW MAY INTERFERE WITH THE PAYMENT OF THE NOTES AND THE SUBSIDIARY GUARANTEES.

     Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the notes and any guarantees issued by the subsidiary guarantors could be voided or subordinated to all of our other debt if, among other things, we or any subsidiary guarantor:

     - incurred the debt or guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

     - received less than reasonably equivalent value or fair consideration for incurring the debt or guarantee; and

        -- were insolvent or were rendered insolvent by reason of the incurrence;

        -- were engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on our business;

        -- intended to incur, or believed that it would incur, debts beyond our ability to pay as these debts matured; or

        -- were a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment the judgment was unsatisfied.

     The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction that is being applied in any proceeding. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the indebtedness, either:

     - the sum of the debtor's debts, including contingent liabilities, is greater than the debtor's assets at fair valuation; or

     - the present fair saleable value of the debtor's assets is less than the amount required to pay the probable liability on the debtor's total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

     On the basis of our analysis, internal cash flow projections, estimated values of our assets and liabilities and other factors, we believe that at the time we initially incur indebtedness represented by the notes and the subsidiary guarantees, we:

     - will not be insolvent nor be rendered insolvent as a result of the issuance of the notes;

     - will be in possession of sufficient capital to run our business effectively; and

     - will be incurring debts within our ability to pay as they mature or become due.

     We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court passing on these questions would reach the same conclusions.

HOLDERS OF NOTES WILL BE TAXED ON ORIGINAL ISSUE DISCOUNT.

     The notes were deemed issued at a discount from their principal amount. Consequently, holders of the notes generally will be required to include amounts in gross income for United States federal income tax purposes in advance of receipt of the cash payments to which this income is attributable. See "Certain United States Federal Income Tax Considerations" for a more detailed discussion of the United States federal income tax consequences to holders of the notes.

     If a bankruptcy case is commenced by or against us under the United States Bankruptcy Code after the issuance of the notes, the claim of a holder of the notes may be limited to an amount equal to the sum of (1) the initial public offering price for the notes and (2) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the United States Bankruptcy Code. Any original issue discount that was not amortized as of the date of the commencement of this bankruptcy filing would constitute "unmatured interest."

YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

     We do not intend to apply for a listing of the notes on a securities exchange. There is currently no established market for the notes and we cannot assure you as to:

     - the liquidity of any market that may develop for the notes;

     - the ability of holders of notes to sell their notes; and

     - the price at which holders of notes will be able to sell their notes.

     Although the initial purchasers of the outstanding notes have advised us that they intend to make a market for the notes, the initial purchasers are not obligated to do so, and may discontinue their market making at any time without notice to the holders of the notes. In addition, market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. If a market for the notes does develop, prevailing interest rates, the markets for similar securities and other factors could cause the notes to trade at prices lower than their initial market values or reduce the liquidity of the notes.

RISKS RELATING TO OUR BUSINESS

WE EXPERIENCE SIGNIFICANT COMPETITION IN ALL LINES OF BUSINESS WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

     The travel center and truck stop industry is highly competitive and fragmented. We compete in a large number of markets in which our competitors offer both fuel and non-fuel products and services. Some of our competitors offer diesel fuel at discount prices in some cases reflecting discounts on street prices greater than those offered by us, which has caused severe price competition in some of our markets. From time to time, some of our competitors may adopt pricing strategies that we and our franchisees will be unwilling to match. Due principally to competitive conditions within the travel center and truck stop industry, retail diesel fuel margins have declined in recent years, both industry-wide and for us. Some of our competitors also have greater financial resources than we do and are less financially leveraged. Trucking fleets, which constitute a large part of our and our franchisees' business, satisfy a significant portion of their diesel fuel needs through self-fueling at both dedicated terminals and at fuel depots strategically located across the country. Fleets often have their truck maintenance performed at dedicated fleet garages. While these facilities do not compete directly with us as travel centers or truck stops, pricing decisions for diesel fuel and repair services cannot be made without considering their existence and capacity for expansion. We also experience additional substantial competition from major full-service networks and independent chains, which competition is based principally on diesel fuel prices, non-fuel product and service offerings and customer service.

     Our vehicle products and truck repair and maintenance service operations compete with regional full-service travel center and truck stop chains, full-service independently owned and operated truck stops, fleet maintenance terminals, independent garages, truck dealerships and auto parts service centers. Our travel centers also compete with a variety of establishments located within walking distance of our sites, including full-service restaurants, QSRs, travel and convenience stores and drug, health and electronics stores.

THE LOSS OF ONE OR MORE FLEET ACCOUNTS OR ADVERSE CONDITIONS IN THE TRUCKING INDUSTRY GENERALLY COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Our business is dependent upon the trucking industry in general and upon the long-haul trucking business in particular. In turn, the trucking industry is dependent on economic factors, such as the level of domestic economic activity and interest rates, as well as operating factors such as the availability of fuel supply, government regulation of fuel composition, prices and taxes and regulation of permitted daily driving time, over which we have no control and which could contribute to a decline in truck travel. The long-haul trucking business is also a mature industry that has grown slowly in recent years and has been susceptible to recessionary downturns. Available data indicate that diesel fuel consumption by the long-haul trucking industry has grown more slowly than trucking ton-miles as the fuel efficiency of diesel trucks has continued to increase. That trend is expected to continue as engine technology is refined and older trucks are retired and replaced with new models. Any sustained decline in operations in the long-haul trucking industry would adversely affect us.

     We derive a significant percentage of our revenues from sales of diesel fuel and non-fuel products and services to trucking fleets. Sales to fleets represented approximately 70% of our sites' total diesel fuel sales volume for the nine months ended September 30, 2000. The services required by any one fleet customer can be limited by a number of factors, including industry consolidation, economic slowdown and decisions to outsource fewer activities. Travel center and truck stop chains compete aggressively for fleet account business, and any significant reduction in fleet accounts or sales to those accounts could have a material adverse effect on us. We cannot assure you as to the continuation of the current level of our sales to fleets.

WE ARE SUBJECT TO EXTENSIVE ENVIRONMENTAL REGULATION THAT MAY IMPOSE SIGNIFICANT LIABILITIES OR DAMAGES UPON US, THE RESULT OF WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Our operations and properties are extensively regulated through environmental laws and regulations ("Environmental Laws") that:

     - govern operations that may have adverse environmental effects, such as discharges to air, soil and water, as well as the management of petroleum products and other hazardous substances ("Hazardous Substances"); or

     - impose liability for the costs of cleaning up sites affected by, and for damages resulting from, disposal or other releases of Hazardous Substances.

     We own and use both underground and aboveground storage tanks at our facilities to store petroleum products and waste. We must comply with requirements of Environmental Laws regarding tank construction, integrity testing, leak detection and monitoring, overfill and spill control, release reporting, financial assurance and corrective action in case of a release from a storage tank into the environment. At some locations, we also are subject to Environmental Laws relating to vapor recovery and discharges to water.

     We have received notices of alleged violations of Environmental Laws, or are aware of the need to undertake corrective actions to comply with Environmental Laws or remediate releases of Hazardous Substances, at company-owned travel centers in a number of jurisdictions. We are conducting investigatory and/or remedial actions with respect to releases of Hazardous Substances that have occurred at certain of our properties. We cannot assure you that additional contamination does not exist at these or additional network properties, or that material liability will not be imposed in the future. If additional environmental problems arise or are discovered, or if additional environmental requirements are imposed by government agencies, increased environmental compliance or remediation expenditures may be required, which could have a material adverse effect on us. See "Business -- Environmental Matters."

SINCE WE DEPEND UPON OUR OPERATORS AND INDEPENDENT FRANCHISEES FOR A PERCENTAGE OF OUR GROSS PROFIT BUT DO NOT CONTROL THEIR SELLING AND PRICING DECISIONS, OUR RESULTS COULD BE ADVERSELY AFFECTED BY DECISIONS OUR OPERATORS AND INDEPENDENT FRANCHISEES MAKE WHEN THEY PRICE OR SELL THEIR OFFERINGS.

     For the year ended December 31, 1999 and the nine months ended September 30, 2000, we derived 5.3% and 4.2%, respectively, of our gross profit from rent, franchise royalties and other non-fuel purchases made by operators of the company-owned but leased sites and the franchisee-owned sites. We currently have 28 sites owned by us and leased to operators and nine sites owned and operated by independent franchisees. We are therefore substantially dependent on the stable financial condition of these operators and independent franchisees, whose financial condition is subject to economic and industry factors, as well as other factors affecting these individual operators and independent franchisees, that are beyond our control. We cannot increase the rent we charge operators of the company-owned but leased sites, beyond an annual adjustment for inflation, until renewal of the leases governing leased sites. As of September 30, 2000, the average remaining term of the operator leases, excluding any extensions, was approximately 1.8 years.

     For the year ended December 31, 1999 and the nine months ended September 30, 2000, we derived 0.5% and 0.7%, respectively, of our gross profit from sales of diesel fuel and gasoline to operators and independent franchisees in our network. We currently do not sell fuel to the nine franchisee-owned sites in our network.

Each of the operators and independent franchisees is an independent business person, whose selling and pricing decisions we do not control.

THE DIESEL FUEL MARKET CAN BE VOLATILE, AND HIGHER PRICES MAY NEGATIVELY IMPACT OUR PROFIT MARGINS.

     We purchase diesel fuel from various suppliers at rates that fluctuate with market prices and reset daily, and resell diesel fuel on a wholesale and retail basis at rates that we reset daily. Price increases have historically and during 2000 tended to lead to temporary declines in retail diesel fuel sales volumes, which has or could have a negative impact on our revenues. Numerous factors outside of our control may increase diesel fuel costs. For example, we experienced rapid increases in diesel fuel costs during the latter part of 1990, due to a combination of the effects of Iraq's invasion of Kuwait and recessionary conditions in the United States. During the first quarter of 1999, fires at three California oil refineries and OPEC-imposed reductions in oil production resulted in a rapid increase in diesel fuel costs. Fuel costs have continued to rise during 2000 due to low inventories of oil resulting from reduced output by OPEC nations. During periods of rapid increases in diesel fuel prices, such as those that occurred during this year, competitive pressures often limit our ability to increase our diesel fuel sales price at the same rate as the increase in our supply prices, resulting in a reduction in our margins.

AN INTERRUPTION OF OUR FUEL SUPPLY IS POSSIBLE AND WOULD HAVE A DISRUPTIVE EFFECT ON OUR BUSINESS.

     We keep only limited inventories of diesel fuel and gasoline and consequently are susceptible to price increases and interruptions in supply. Interruptions in supply may be caused by local conditions, such as a malfunction in a particular pipeline or terminal, that could prevent our suppliers from supplying a specific geographic location. Interruptions in supply may also be caused by national or international conditions, limitations on sales to fuel wholesalers imposed by the limited number of fuel suppliers and government agency regulation. In addition, the Environmental Protection Agency has proposed regulations to decrease the sulfur content of diesel fuel by 2006. The enactment of these regulations could reduce the supply and/or increase the cost of diesel fuel. A material decrease in the volume of diesel fuel or gasoline sold for an extended period of time or instability in the prices of diesel fuel or gasoline would have a material adverse effect on us.

AN INTERRUPTION IN THE SUPPLY OF NON-FUEL PRODUCTS OR THE LOSS OF A THIRD-PARTY SUPPLIER OF THOSE PRODUCTS COULD NEGATIVELY IMPACT US.

     We buy our non-fuel products from third-party suppliers and resell them to our customers. If our suppliers are unable to meet their obligations under present supply agreements, we may be forced to pay higher prices to obtain the same products. In August 2000, Bridgestone/Firestone announced a recall of certain Firestone automobile and light truck tires. The tire recall could potentially have a material adverse effect on the financial condition of Bridgestone/Firestone. Our agreement with Bridgestone/Firestone allows us to terminate the agreement on 30 days' notice upon the occurrence of certain events. Although there are alternate tire suppliers and we already distribute truck tires manufactured by Kelly-Springfield Tire, a wholly-owned operation of Goodyear Tire & Rubber Co., we cannot assure you that we will be able to enter into agreements with those suppliers, or that any agreements will be on terms as favorable as our current arrangement with Bridgestone/Firestone.

FAILURE OF OUR FUEL SUPPLIERS TO CONTINUE TO ESTABLISH CREDIT LINES IN OUR FAVOR COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     Each of our fuel suppliers has established credit lines in our favor to fund our purchases. Generally, these supply agreements provide that the credit line may be revised by the supplier in various circumstances, including if the supplier determines that our financial condition has become impaired or otherwise unsatisfactory. We cannot assure you that the Transactions, future refinancings or a future downturn in operating results will not cause our suppliers to reduce or eliminate credit lines in our favor, which could have a material adverse effect on us.

DECREASED SUPPLY OR DEMAND FOR DIESEL FUEL OR GASOLINE WOULD ALSO ADVERSELY AFFECT SALES OF OUR NON-FUEL ITEMS.

     Any significant and sustained reduction in the quantities of diesel fuel or gasoline available from our suppliers could result in reduced sales of these fuel products at our sites. Further, sustained volatility in diesel fuel or gasoline prices could result in reduced demand for our diesel fuel and gasoline. A disruption in our fuel supply and/or a reduced demand for our diesel fuel or gasoline could have a material adverse effect on the profitability of our operations due to a decrease in truck driver or general motorist traffic and a corresponding decrease in the revenues and profitability of other site operations, including our restaurant operations and travel and convenience stores. A decrease in truck driver and general motorist traffic would reduce our gross profit due to a reduction in the sale of our higher margin non-fuel product and service offerings.

WE ARE CONTROLLED BY A PRINCIPAL STOCKHOLDER, AND ITS INTERESTS MAY CONFLICT WITH YOUR INTERESTS.

     Oak Hill owns approximately 60.5% of our outstanding common stock. They have the power to appoint a majority of our board of directors and approve any action requiring stockholder approval. We cannot assure you that their interests will not conflict with yours.

FAILURE TO ATTRACT OR RETAIN KEY PERSONNEL TO MANAGE AND DEVELOP OUR BUSINESS COULD ADVERSELY AFFECT THE OPERATION OF OUR BUSINESS.

     Our future success depends to a significant extent on the efforts and abilities of our management and a small number of operational personnel. The loss of the services of these individuals might impede the achievement of our operating and development objectives. We cannot assure you that we will be able to attract or retain qualified persons on acceptable terms. The loss of key personnel, or our inability to attract or retain additional personnel, could have a material adverse effect on our business.

WE ARE SUBJECT TO EXTENSIVE FRANCHISE REGULATION.

     Various state and federal laws govern our relationship with our franchisees. If we fail to comply with these laws, we could be subject to liability to franchisees and to fines or other penalties imposed by governmental authorities. See "Business -- Franchise Regulation."

WE FACE THE RISK OF BEING UNABLE TO ACQUIRE AND DEVELOP NEW LOCATIONS OR SUCCESSFULLY INTEGRATE ACQUISITIONS INTO OUR BUSINESS.

     An important component of our strategy is to expand our network by developing new locations and identifying, acquiring and integrating complementary travel center or truck stop networks. However, we may be unable to identify, acquire or profitably manage additional locations or integrate successfully any acquired businesses without substantial expense, delay or other operational or financial problems. While we have identified several areas for new site development, the number of potential locations is limited and we cannot assure you that we will be able to develop new sites or negotiate and consummate acquisitions or that new locations can be operated profitably or integrated successfully into our operations. We have experienced in the past and could experience in the future difficulty in obtaining zoning variances or receiving permits from governmental authorities in connection with the development of new or existing travel centers. In some cases, the cost of proceeding with requests for rezoning or permits may deter us from acquiring an otherwise attractive location. We must compete with other travel centers and truck stops and a variety of other businesses in obtaining desirable locations near interstate highway exits.

     In addition, our network expansion through development and acquisition of new locations may have an adverse impact on our business, financial condition or results of operations. If suitable opportunities arise, we anticipate that we would finance future growth through available cash, borrowings under the Senior Credit Facility, and/or through additional debt or equity financing. We cannot assure you that debt or equity financing would be available to us on acceptable terms when, and if, suitable strategic opportunities arise or that we would be able to achieve our expansion goals.

     Any acquisition is also subject to various risks generally applicable to the acquisition of businesses, including:

     - difficulty in integrating and absorbing the business we acquire, its employees, corporate culture, managerial systems and processes and services;

     - diversion of management's attention;

     - failure to retain key personnel and employee turnover;

     - customer dissatisfaction or performance problems with an acquired business; and

     - assumption of unknown liabilities.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

     We received net proceeds of approximately $171.7 million from the sale of the units, which included the sale of the outstanding notes, the initial warrants and contingent warrants, (after deducting discounts, commissions and certain expenses of the offering of the outstanding notes). The net proceeds from the unit sale, together with cash, borrowings under the Senior Credit Facility and the proceeds from the sale of common equity were used to:

     - make cash payments totaling approximately $262.7 million to certain of our current equity owners, whose shares and unexercised common stock options and warrants were redeemed or canceled in connection with the Transactions;

     - pay $16.2 million for the merger transaction expenses of certain of our current equity owners;

     - repay all amounts outstanding under our Amended and Restated Credit Agreement dated as of November 24, 1998;

     - redeem in full all of our existing senior secured notes and pay a prepayment penalty;

     - pay for the tender offer and consent solicitation for our 10 1/4% Senior Subordinated Notes due 2007, including related premiums and a prepayment penalty; and

     - pay other Transaction fees and expenses.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2000 on an actual basis and on a pro forma basis after giving effect to the Transactions as if they had been consummated on that date. You should read this table in conjunction with "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

                                                               SEPTEMBER 30, 2000
                                                              ---------------------
                                                               ACTUAL     PRO FORMA
                                                              --------    ---------
                                                                 (IN THOUSANDS)
Cash........................................................  $ 28,382    $     --
                                                              ========    ========
Debt:
  Existing Credit Facility..................................  $253,118    $     --
  Revolving Credit Facility(1)..............................        --         300
  Term Loan B...............................................        --     328,000
  Senior Secured Notes......................................    35,500          --
  Santa Nella Note, net of unamortized debt discount(2).....     2,994       2,994
                                                              --------    --------
     Total senior debt......................................   291,612     331,294
  Existing Senior Subordinated Notes........................   125,000          --
  Units(3)..................................................        --     176,362
                                                              --------    --------
          Total debt........................................   416,612     507,656
Mandatorily redeemable preferred stock......................    87,994          --
Total nonredeemable stockholders' equity(3).................    15,776      41,286
                                                              --------    --------
               Total capitalization.........................  $520,382    $548,942
                                                              ========    ========

---------------

(1) We have a revolving credit facility of $100.0 million for working capital and general corporate purposes. See "Description of Senior Credit Facility and Other Indebtedness."

(2) As of September 30, 2000, the Santa Nella Note, which has a 5% stated interest rate and matures in 2018, had a remaining balance outstanding of $4.7 million and was reflected on our books net of unamortized original issue discount of $1.7 million.

(3) The notes were issued as part of the units, which consist of $190.0 million principal amount of 12 3/4% Senior Subordinated Notes Due May 1, 2009 and warrants to purchase 207,874 shares of our common stock and contingent warrants to purchase an additional 69,291 shares of our common stock. The amount reflected under "Units" reflects the gross proceeds for the units offering of approximately $183.0 million net of $6.6 million ascribed to the initial warrants. The $6.6 million associated with the sale of the initial warrants is reflected as an increase to nonredeemable stockholders' equity. We cannot assure you that the value ascribed to the warrants will be realized.

                            PRO FORMA FINANCIAL DATA

     The following unaudited consolidated pro forma financial data have been prepared by applying pro forma adjustments to our historical consolidated financial statements included elsewhere in this prospectus. The pro forma adjustments give effect to the Transactions. The pro forma adjustments also give effect to the following events related to travel center acquisitions and dispositions and the actual results through September 30, 2000 of an administrative labor reduction program initiated in contemplation of the
Transactions:

     - the acquisition of 16 travel centers from Travel Ports on June 3, 1999,

     - the acquisition of four travel center businesses in three separate transactions during the first quarter of 2000 (one of the businesses was a leased site at the time of acquisition and one of the businesses was a franchisee-owned site at the time of acquisition),

     - the dispositions, by sale or closure, of five of our company-operated sites during 1999, and

     - the reduction of site administrative headcount by 122 from January 2000 through September 30, 2000, under a program to reduce site administrative labor expense. This program was initiated in January 2000 in contemplation of the Transactions and was substantially complete by September 30, 2000, with the actual reduction of 122 people through September 30, 2000.

     The unaudited consolidated pro forma statements of operations for the year ended December 31, 1999, the nine-month period ended September 30, 1999 and the nine-month period ended September 30, 2000 give effect to the following as if all of the following had occurred on January 1, 1999.

     - the Transactions,

     - the Travel Ports acquisition,

     - the other travel center business acquisitions,

     - the travel center dispositions, and

     - the administrative labor reduction program.

     The unaudited consolidated pro forma balance sheet as of September 30, 2000 gives effect to the Transactions as if the Transactions occurred on that date. The unaudited consolidated pro forma financial data do not give effect to any other transactions except those discussed in the accompanying notes.

     The historical financial data for Travel Ports and each of the other four travel center businesses we acquired were derived from their unaudited financial records. These acquisitions were accounted for using the purchase method of accounting. The total purchase costs of the acquisitions were allocated to the assets acquired and the liabilities assumed, based on their respective estimated fair values. The results of operations from the businesses acquired were included in our historical results of operations from the consummation dates of the acquisitions, which were June 3, 1999 for Travel Ports; January 6, 2000 for one site; February 15, 2000 for two sites; and March 6, 2000 for one site. One of the travel center businesses acquired on February 15, 2000 was a leased site and the travel center business acquired on March 6, 2000 was a franchisee-owned site.

     The unaudited consolidated pro forma condensed financial data are for informational purposes only. They do not purport to represent what our financial position or the results of our operations as of or for the periods presented would have actually been had the Transactions, the Travel Ports acquisition, the other travel center business acquisitions, the travel center dispositions and the labor reductions in fact occurred as of the assumed dates, nor are they intended to be indicative of, or projections for, our results of operations or financial position for any future period or date. The pro forma adjustments, as described in the accompanying notes, are based on available information and upon certain assumptions that we believe are reasonable.

     You should read the unaudited consolidated pro forma financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our audited and unaudited consolidated financial statements and related notes and the other financial information included elsewhere in this prospectus.

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               OTHER
                               COMPANY     TRAVEL PORTS    ACQUISITIONS                          SITE          COMBINED
                              HISTORICAL   HISTORICAL(1)   HISTORICAL(2)   ADJUSTMENTS(3)   DISPOSITIONS(4)   HISTORICAL
                              ----------   -------------   -------------   --------------   ---------------   ----------
REVENUES:
Fuel........................  $  955,105      $30,467         $36,921         $(3,565)         $ (7,387)      $1,011,541
Non-fuel....................     479,059       25,992          18,041              --            (5,089)         518,003
Rent and royalties..........      20,460           --              --          (1,114)               --           19,346
                              ----------      -------         -------         -------          --------       ----------
    Total revenues..........   1,454,624       56,459          54,962          (4,679)          (12,476)       1,548,890
Cost of revenues (excluding
  depreciation).............   1,051,080       31,933          39,792          (3,565)           (8,748)       1,110,492
                              ----------      -------         -------         -------          --------       ----------
Gross profit (excluding
  depreciation).............     403,544       24,526          15,170          (1,114)           (3,728)         438,398
Operating expenses..........     267,107       18,000          12,386              34            (3,928)         293,599
Selling, general and
  administrative expenses...      38,461        2,049              --            (417)               --           40,093
Transition expense(6).......       3,952          678              --            (678)               --            3,952
Depreciation and
  amortization expense......      53,202        1,518             555             803              (529)          55,549
(Gain) loss on sales of
  property and equipment....      (2,615)          --              --              --               135           (2,480)
Stock compensation
  expense...................       5,062           --              --              --                --            5,062
                              ----------      -------         -------         -------          --------       ----------
Income from operations......      38,375        2,281           2,229            (856)              594           42,623
Interest (expense), net.....     (37,194)      (1,057)           (449)          1,506                --          (37,194)
                              ----------      -------         -------         -------          --------       ----------
Income (loss) before income
  taxes.....................       1,181        1,224           1,780             650               594            5,429
Provision (benefit) for
  income taxes..............       1,082          490             712             260               238            2,781
                              ----------      -------         -------         -------          --------       ----------
  Net income (loss).........  $       99      $   734         $ 1,068         $   390          $    356       $    2,648
                              ==========      =======         =======         =======          ========       ==========
Loss per common share (basic
  and diluted)..............  $   (12.96)
Number of common shares.....         746
OTHER FINANCIAL AND
  OPERATING DATA:
Total diesel fuel sold
  (thousands of gallons)....   1,370,017       58,946          36,125          (6,848)          (10,115)       1,448,125

                              ADJUSTMENTS
                                FOR THE
                              TRANSACTIONS    PRO FORMA(5)
                              ------------    ------------
REVENUES:
Fuel........................    $     --       $1,011,541
Non-fuel....................          --          518,003
Rent and royalties..........          --           19,346
                                --------       ----------
    Total revenues..........          --        1,548,890
Cost of revenues (excluding
  depreciation).............          --        1,110,492
                                --------       ----------
Gross profit (excluding
  depreciation).............          --          438,398
Operating expenses..........      (3,044)(7)      290,555
Selling, general and
  administrative expenses...          --           40,093
Transition expense(6).......          --            3,952
Depreciation and
  amortization expense......       2,150(8)        57,699
(Gain) loss on sales of
  property and equipment....          --           (2,480)
Stock compensation
  expense...................          --            5,062
                                --------       ----------
Income from operations......         894           43,517
Interest (expense), net.....     (19,093)(9)      (56,287)
                                --------       ----------
Income (loss) before income
  taxes.....................     (18,199)         (12,770)
Provision (benefit) for
  income taxes..............      (7,280)(10)      (4,498)
                                --------       ----------
  Net income (loss).........    $(10,919)      $   (8,272)
                                ========       ==========
Loss per common share (basic
  and diluted)..............                   $    (1.19)
Number of common shares.....                        6,930
OTHER FINANCIAL AND
  OPERATING DATA:
Total diesel fuel sold
  (thousands of gallons)....          --        1,448,125

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               OTHER
                               COMPANY     TRAVEL PORTS    ACQUISITIONS                          SITE          COMBINED
                              HISTORICAL   HISTORICAL(1)   HISTORICAL(2)   ADJUSTMENTS(3)   DISPOSITIONS(4)   HISTORICAL
                              ----------   -------------   -------------   --------------   ---------------   ----------
REVENUES:
Fuel........................  $  660,841      $30,467         $27,691         $(2,538)         $ (6,205)      $  710,256
Non-fuel....................     355,428       25,992          13,532              --            (4,276)         390,676
Rent and royalties..........      15,620           --              --            (796)                            14,824
                              ----------      -------         -------         -------          --------       ----------
    Total revenues..........   1,031,889       56,459          41,223          (3,334)          (10,481)       1,115,756
Cost of revenues (excluding
  depreciation).............     732,966       31,933          29,847          (2,538)           (7,335)         784,873
                              ----------      -------         -------         -------          --------       ----------
Gross profit (excluding
  depreciation).............     298,923       24,526          11,376            (796)           (3,146)         330,883
Operating expenses..........     198,814       18,000           9,289              65            (3,213)         222,955
Selling, general and
  administrative expenses...      29,300        2,049              --            (417)                            30,932
Transition expense(6).......       3,025          678              --            (678)                             3,025
Depreciation and
  amortization expense......      36,902        1,518             418             803              (258)          39,383
(Gain) loss on sales of
  property and equipment....        (567)          --              --                              (114)            (681)
Stock compensation
  expense...................       2,700           --              --                                              2,700
                              ----------      -------         -------         -------          --------       ----------
Income from operations......      28,749        2,281           1,669            (569)              439           32,569
Interest (expense), net.....     (27,404)      (1,057)           (337)          1,394                --          (27,404)
                              ----------      -------         -------         -------          --------       ----------
Income (loss) before income
  taxes.....................       1,345        1,224           1,332             825               439            5,165
Provision (benefit) for
  income taxes..............       1,126          490             533             330               176            2,654
                              ----------      -------         -------         -------          --------       ----------
  Net income (loss).........  $      219      $   734         $   799         $   495          $    263       $    2,511
                              ==========      =======         =======         =======          ========       ==========
Loss per common share (basic
  and diluted)..............  $   (10.01)
Number of common shares.....         702
OTHER FINANCIAL AND
  OPERATING DATA:
Total diesel fuel sold
  (thousands of gallons)....   1,016,697       58,946          27,094          (5,332)           (8,430)       1,088,975

                              ADJUSTMENTS
                                FOR THE
                              TRANSACTIONS   PRO FORMA(5)
                              ------------   ------------
REVENUES:
Fuel........................    $     --      $  710,256
Non-fuel....................          --         390,676
Rent and royalties..........          --          14,824
                                --------      ----------
    Total revenues..........          --       1,115,756
Cost of revenues (excluding
  depreciation).............          --         784,873
                                --------      ----------
Gross profit (excluding
  depreciation).............          --         330,883
Operating expenses..........      (2,283)(7)     220,672
Selling, general and
  administrative expenses...          --          30,932
Transition expense(6).......          --           3,025
Depreciation and
  amortization expense......       1,587(8)       40,970
(Gain) loss on sales of
  property and equipment....          --            (681)
Stock compensation
  expense...................          --           2,700
                                --------      ----------
Income from operations......         696          33,265
Interest (expense), net.....     (14,624)(9)     (42,028)
                                --------      ----------
Income (loss) before income
  taxes.....................     (13,928)         (8,763)
Provision (benefit) for
  income taxes..............      (5,571)(10)      (2,917)
                                --------      ----------
  Net income (loss).........    $ (8,357)     $   (5,846)
                                ========      ==========
Loss per common share (basic
  and diluted)..............                  $    (0.84)
Number of common shares.....                       6,930
OTHER FINANCIAL AND
  OPERATING DATA:
Total diesel fuel sold
  (thousands of gallons)....          --       1,088,975

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              OTHER
                                              COMPANY     ACQUISITIONS                          SITE          COMBINED
                                             HISTORICAL   HISTORICAL(2)   ADJUSTMENTS(3)   DISPOSITIONS(4)   HISTORICAL
                                             ----------   -------------   --------------   ---------------   ----------
REVENUES:
Fuel.......................................  $1,052,849      $4,258           $(663)            $  --        $1,056,444
Non-fuel...................................     418,692       2,385              --                --           421,077
Rent and royalties.........................      14,197          --            (192)                             14,005
                                             ----------      ------           -----             -----        ----------
      Total revenues.......................   1,485,738       6,643            (855)               --         1,491,526
Cost of revenues (excluding
  depreciation)............................   1,147,142       4,648            (663)               --         1,151,127
                                             ----------      ------           -----             -----        ----------
Gross profit (excluding depreciation)......     338,596       1,995            (192)               --           340,399
Operating expenses.........................     232,301       1,625             (67)             (135)          233,724
Selling, general and administrative
  expenses.................................      28,867          --              --                              28,867
Transition expense(6)......................         972          --                                                 972
Depreciation and amortization expense......      48,113          61              --                --            48,174
(Gain) loss on sales of property and
  equipment................................        (194)         --                                --              (194)
Stock compensation expense.................       1,350          --                                               1,350
                                             ----------      ------           -----             -----        ----------
Income from operations.....................      27,187         309            (125)              135            27,506
Interest (expense), net....................     (32,162)        (56)             56                --           (32,162)
                                             ----------      ------           -----             -----        ----------
Income (loss) before income taxes..........      (4,975)        253             (69)              135            (4,656)
Provision (benefit) for income taxes.......      (1,728)        101             (28)               54            (1,600)
                                             ----------      ------           -----             -----        ----------
  Net income (loss)........................  $   (3,247)     $  152           $ (41)            $  81        $   (3,056)
                                             ==========      ======           =====             =====        ==========
Loss per common share (basic and
  diluted).................................  $   (13.37)
Number of common shares....................         860
OTHER FINANCIAL AND OPERATING DATA:
Total diesel fuel sold (thousands of
  gallons).................................   1,017,522       3,456            (655)               --         1,020,323

                                             ADJUSTMENTS
                                               FOR THE
                                             TRANSACTIONS   PRO FORMA(5)
                                             ------------   ------------
REVENUES:
Fuel.......................................    $     --      $1,056,444
Non-fuel...................................          --         421,077
Rent and royalties.........................          --          14,005
                                               --------      ----------
      Total revenues.......................          --       1,491,526
Cost of revenues (excluding
  depreciation)............................          --       1,151,127
                                               --------      ----------
Gross profit (excluding depreciation)......          --         340,399
Operating expenses.........................      (1,064)(7)     232,660
Selling, general and administrative
  expenses.................................          --          28,867
Transition expense(6)......................          --             972
Depreciation and amortization expense......       1,858(8)       50,032
(Gain) loss on sales of property and
  equipment................................          --            (194)
Stock compensation expense.................          --           1,350
                                               --------      ----------
Income from operations.....................        (794)         26,712
Interest (expense), net....................     (10,681)(9)     (42,843)
                                               --------      ----------
Income (loss) before income taxes..........     (11,475)        (16,131)
Provision (benefit) for income taxes.......      (4,590)(10)      (6,190)
                                               --------      ----------
  Net income (loss)........................    $ (6,885)     $   (9,941)
                                               ========      ==========
Loss per common share (basic and
  diluted).................................                  $    (1.43)
Number of common shares....................                       6,930
OTHER FINANCIAL AND OPERATING DATA:
Total diesel fuel sold (thousands of
  gallons).................................          --       1,020,323

       NOTES TO UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
          FOR THE YEAR ENDED DECEMBER 31, 1999, THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

 (1) Amounts represent the historical results of Travel Ports for the five-month period ended May 31, 1999. The results of operations of the Travel Ports network sites were included in our historical consolidated statement of operations from June 3, 1999, the closing date of the Travel Ports acquisition.

 (2) Amounts represent the combined historical results of the four travel center businesses that we acquired as company-operated sites during 2000 for the period from January 1, 1999 through the respective dates we acquired each of the businesses. One of these sites had been a leased site within our network, one had been a franchisee-owned site within our network and the remaining two sites were not previously part of our network. We acquired the business at the leased site and the franchisee-owned site on February 15, 2000 and March 6, 2000, respectively, and acquired the businesses at the other two sites on January 6, 2000 and February 15, 2000, respectively. The results of operations of these acquired businesses were included in our historical consolidated statement of operations from those dates.

 (3) Amounts represent the adjustments necessary to (a) eliminate certain elements of our historical revenues, (b) eliminate certain elements of the historical expenses of the acquired businesses and (c) increase certain elements of our historical expenses to give effect to the transactions referred to in notes (1) and (2) as if they had occurred on January 1, 1999. The acquired businesses included the Travel Ports network, one travel center that was a leased site, one travel center that was a franchisee-owned site and two travel centers that were not previously part of our network. Prior to these acquisitions, we received rent and fuel revenue from the leased site and royalty revenue from each of the leased site and the franchisee-owned site. The amount of adjustment to the provision (benefit) for income taxes reflects the incremental income tax expense or benefit resulting from the following adjustments at an effective statutory tax rate of 40%.

                                                                                NINE MONTHS ENDED
                                                            YEAR ENDED    -----------------------------
                                                           DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                               1999           1999            2000
                                                           ------------   -------------   -------------
  Fuel revenue:
    Eliminate our fuel sales to the leased site..........    $(3,565)        $(2,538)        $  (663)
                                                             =======         =======         =======
  Rent and royalties revenue:
    Eliminate rent and royalties from franchised sites...    $(1,114)        $  (796)        $  (192)
                                                             =======         =======         =======
  Cost of revenues:
    Eliminate cost of fuel sales of the leased site......    $(3,565)        $(2,538)        $  (663)
                                                             =======         =======         =======
  Operating expenses:
    Eliminate rent and royalty expense of the former
       franchised sites..................................    $(1,114)        $  (796)        $  (192)
    Eliminate executive salaries of the other acquired
       businesses........................................       (320)           (240)            (48)
    Eliminate mortgage expense of the franchisee-owned
       site..............................................       (552)           (414)            (92)
    Increase rent expense for new or revised leases at
       certain of the acquired sites.....................      2,020           1,515             265
                                                             -------         -------         -------
            Total operating expense adjustments..........    $    34         $    65         $   (67)
                                                             =======         =======         =======
  Selling, general and administrative expenses:
    Eliminate Travel Ports executive compensation........    $  (417)        $  (417)        $    --
                                                             =======         =======         =======
  Transition expense(6):
    Eliminate expenses incurred by Travel Ports in
       connection with its acquisition by us.............    $  (678)        $  (678)        $    --
                                                             =======         =======         =======

                                                                                NINE MONTHS ENDED
                                                            YEAR ENDED    -----------------------------
                                                           DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                               1999           1999            2000
                                                           ------------   -------------   -------------
  Depreciation and amortization:
    Depreciation related to step-up in basis of Travel
       Ports property and equipment......................    $   504         $   504         $    --
    Amortization related to intangible assets recognized
       in Travel Ports acquisition.......................        299             299              --
                                                             -------         -------         -------
            Total depreciation and amortization
              adjustments................................    $   803         $   803         $    --
                                                             =======         =======         =======
  Interest expense, net:
    Eliminate historical interest expense of acquired
       businesses........................................    $ 1,506         $ 1,394         $    56
                                                             =======         =======         =======

 (4) Amounts represent the combined historical results of five travel center sites we closed or sold during 1999 in order to present results for the period as though these sites had been closed or sold as of January 1, 1999. One site was sold on each of June 17, 1999; November 18, 1999; and November 30, 1999, and one site was closed on each of October 31, 1999 and December 21, 1999.

 (5) The unaudited consolidated pro forma statements of operations exclude the following non-recurring items that are directly attributable to the Transactions. All of the following items were recorded as expenses in our statement of operations and retained earnings (deficit) in the fourth quarter of 2000.

(a) Pay tender offer and consent solicitation premium and
    fees and senior secured note prepayment penalty.........    $12,352
(b) Pay expenses of selling stockholders....................     16,150
(c) Pay other expenses related to the Transactions..........      2,717
(d) Write-off of deferred financing costs related to repaid
  indebtedness..............................................      7,351

 (6) "Transition expense" represents non-recurring costs and certain development costs associated with, among other things, (a) the integration of the BP, Unocal, Burns Bros. and Travel Ports networks into our current network, (b) the disposal of travel centers or termination of lease or franchise agreements and (c) the integration of the management and operations of our networks into a single network, including relocation, travel, training and legal expenses. For purposes of this pro forma presentation, the expenses incurred by Travel Ports during the five months ended May 31, 1999 in connection with the merger of Travel Ports into us have been classified as transition expense. These expenses primarily consisted of legal and other consulting and advisory fees and are eliminated in determining our pro forma statement of operations amounts as these amounts would not have been incurred in the periods presented had we consummated the Travel Ports acquisition on January 1, 1999.

 (7) Adjustments reflect the reduction in operating expense related to site administrative personnel reductions achieved during the nine months ended September 30, 2000 as a result of implementing a headcount reduction program in connection with the Transactions. From January 1, 2000 through September 30, 2000, we eliminated 122 site bookkeeping positions and employees. The adjustment amounts represent the labor expense we incurred in each period that would have been avoided had the actual headcount reductions we had achieved through September 30, 2000 been achieved as of January 1, 1999. These labor reductions, which were made possible by efficiencies derived from new computer systems that we have installed, are related to site bookkeepers and not customer service personnel or other revenue-generating positions.

(8) Adjustments reflect (1) amortization of the deferred financing costs incurred in connection with the amending and restating of the Senior Credit Facility and the sale of the outstanding notes, (2) amortization of debt discount related to the issuance of the outstanding notes and (3) the elimination of our historical amortization expense related to the deferred financing costs associated with our Amended and

    Restated Credit Agreement dated November 24, 1998, our 10 1/4% Senior Subordinated Notes due 2007 and our existing senior secured notes, each of which was repaid as part of the Transactions.

                                                YEAR ENDED                NINE MONTHS ENDED
                                               DECEMBER 31,    ----------------------------------------
                                                   1999        SEPTEMBER 30, 1999    SEPTEMBER 30, 2000
                                               ------------    ------------------    ------------------
    Amortization of new deferred financing
      costs(a)...............................     $$2,546            $1,885                $2,123
    Amortization of new debt discount(a).....        953                707                   805
    Elimination of historical deferred
      financing cost amortization............     (1,349)            (1,005)               (1,070)
                                                  ------             ------                ------
    Net adjustments to amortization
      expense................................     $2,150             $1,587                $1,858
                                                  ======             ======                ======

     (a) Adjustment reflects the amortization of deferred financing costs and debt discount using the effective interest method over the terms of each of the outstanding notes and the Senior Credit Facility.

(9) Adjustments reflect (1) interest expense associated with borrowings under the Senior Credit Facility and the notes included as part of the units that were offered and (2) the elimination of our historical interest expense related to our Amended and Restated Credit Agreement dated as of November 24, 1998, our 10 1/4% Senior Subordinated Notes due 2007 and our existing senior secured notes.

                                                YEAR ENDED                NINE MONTHS ENDED
                                               DECEMBER 31,    ----------------------------------------
                                                   1999        SEPTEMBER 30, 1999    SEPTEMBER 30, 2000
                                               ------------    ------------------    ------------------
    Senior Credit Facility(a)................    $(32,599)          $(24,449)             $(24,388)
    Senior Subordinated Notes(b).............     (24,225)           (18,168)              (18,168)
    Elimination of historical interest
      expense................................      37,731             27,993                31,875
                                                 --------           --------              --------
    Net adjustments to interest expense,
      net(c).................................    $(19,093)          $(14,624)             $(10,681)
                                                 ========           ========              ========

     (a) At an assumed rate of 9.93% (three-month London Interbank Offered Rate ("LIBOR"), as of September 30, 2000, of 6.68% plus a 3.25% spread for term loan B borrowings and a 2.75% spread for revolving credit facility borrowings). Reflects borrowings of $328,300, of which $300 represents borrowings under the revolving credit facility.

     (b) At a rate of 12 3/4% and a face amount of notes issued of $190,000.

     (c) The effect of a 1/8% increase or decrease in interest rates would increase or decrease total interest expense by approximately $648, $487 and $486 for the year ended December 31, 1999, the nine months ended September 30, 1999 and the nine months ended September 30, 2000, respectively.

(10) The adjustments represent the income tax benefit at an effective statutory tax rate of 40.0% for the effects of the adjustments described in notes (7) through (9) above.

                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                          COMPANY
                                                         HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                         ----------    -----------    ---------
ASSETS
Current assets:
  Cash.................................................   $ 28,382     $   511,262(1) $     --
                                                                           205,000(2)
                                                                             3,752(3)
                                                                          (423,335)(4)
                                                                          (262,732)(5)
                                                                           (31,110)(6)
                                                                           (31,219)(7)
  Accounts receivable..................................     92,012                      92,012
  Inventories..........................................     58,439              --      58,439
  Deferred income taxes................................      3,581              --       3,581
  Other current assets.................................     18,751          15,428(7)   34,179
                                                          --------     -----------    --------
     Total current assets..............................    201,165         (12,954)    188,211
Notes receivable.......................................      1,398              --       1,398
Property and equipment, net............................    454,313              --     454,313
Intangible assets......................................     25,248              --      25,248
Deferred financing costs...............................      7,351          31,371(6)   31,371
                                                                            (7,351)(7)
Deferred income taxes..................................      5,990              --       5,990
Other non-current assets...............................      6,512              --       6,512
                                                          --------     -----------    --------
     Total assets......................................   $701,977     $    11,066    $713,043
                                                          ========     ===========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of debt..............................   $  1,601     $    (1,446)(4) $    155
  Accounts payable.....................................    106,285              --     106,285
  Other accrued liabilities............................     56,021          (9,716)(4)   49,156
                                                                             2,851(6)
                                                          --------     -----------    --------
     Total current liabilities.........................    163,907          (8,311)    155,596
Long-term debt (net of unamortized discount)...........    415,012         511,262(1)  507,501
                                                                            (6,600)(8)
                                                                          (412,173)(4)
Deferred income taxes..................................      1,492              --       1,492
Other non-current liabilities..........................     17,796         (10,628)(5)    7,168
                                                          --------     -----------    --------
     Total liabilities.................................    598,207          73,550     671,757
Mandatorily redeemable preferred stock.................     87,994         (87,994)(5)       --
Nonredeemable stockholders' equity:
  Other preferred stock, common stock and other
     stockholders' equity..............................     52,042         205,000(2)  219,418
                                                                             3,752(3)
                                                                           (45,386)(5)
                                                                            (2,590)(6)
                                                                             6,600(8)
  Retained earnings (deficit)..........................    (36,266)       (118,724)(5) (178,132)
                                                                           (23,142)(7)
                                                          --------     -----------    --------
     Total nonredeemable stockholders' equity..........     15,776          25,510      41,286
                                                          --------     -----------    --------
     Total liabilities, redeemable equity and
       nonredeemable stockholders' equity..............   $701,977     $    11,066    $713,043
                                                          ========     ===========    ========

            NOTES TO UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 2000
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

(1) Adjustment reflects the increase in our indebtedness from borrowings under the Senior Credit Facility of $328,300, of which $300 represents borrowings under the revolving credit facility, and proceeds from the sale of the units of $182,962. There are no scheduled principal repayments under the Senior Credit Facility in the first year.

(2) Adjustment reflects the proceeds received from the issuance of common stock to Oak Hill and the Other Investors.

(3) Adjustment reflects the proceeds received from the exercise by our management of options to purchase 37,572 shares of our common stock ($422) and the exercise by Freightliner LLC of its option to purchase 100,000 shares of our common stock ($3,330).

(4) Adjustment reflects the decrease in our indebtedness from repaying all amounts outstanding under our Amended and Restated Credit Agreement dated as of November 24, 1998, including accrued interest; redeeming in full all of our existing senior secured notes, including accrued interest; and consummating a tender offer and consent solicitation for our 10 1/4% Senior Subordinated Notes due 2007, including accrued interest, as follows:

Repay borrowings outstanding under Amended and Restated
  Credit Agreement:
  - Current portion.........................................    $  (1,446)
  - Long-term portion.......................................     (251,673)
Redeem senior secured notes.................................      (35,500)
Redeem 10 1/4% Senior Subordinated Notes due 2007...........     (125,000)
Pay accrued interest........................................       (9,716)
                                                                ---------
          Total cash disbursement...........................    $(423,335)
                                                                =========

(5) Adjustment reflects the amounts paid to (1) redeem the shares of our capital stock pursuant to the terms of the recapitalization agreement and plan of merger, as amended, we entered into with TCA Acquisition Corporation, (2) cancel all stock options that were not exercised and (3) cancel all warrants to purchase our common stock outstanding prior to the issuance of the units. With the exception of 473,064 shares of our common stock held by members of our management and Freightliner LLC, including those shares obtained through exercising options and converting convertible preferred stock into common stock, all outstanding shares of all classes of our capital stock were redeemed, including our common stock, Series I and Series II of our mandatorily redeemable senior convertible participating preferred stock and Series I and Series II of our convertible preferred stock. The amount of the merger consideration per share was $31.75. This amount per share is subject to adjustment as a result of a review of the closing balance sheet used to calculate the net asset value adjustment to the merger consideration. Unexercised stock options and warrants were canceled for a net payment of the merger consideration per share of $31.75 less the respective exercise price per warrant or option, which was $0.01 per share for the warrants and which ranged from $10.00 per share to $25.00 per share for the stock options. The total cash disbursement amount was composed as follows:

Redeem outstanding shares of capital stock..................    $(251,877)
Cancel unexercised stock options and warrants...............      (10,855)
                                                                ---------
          Total cash disbursement...........................    $(262,732)
                                                                =========

(6) Adjustment reflects the amounts paid for various transaction fees and expenses which were capitalized, including the initial purchasers' discount in connection with this offering, commitment fees payable with respect to the Senior Credit Facility and the legal, accounting and other fees and expenses incurred in connection with the Transactions. The total amount of deferred financing costs and stock issuance costs incurred are as follows:

Deferred financing costs....................................    $(31,371)
Stock issuance costs........................................      (2,590)
                                                                --------
          Total capitalizable transaction fees and
           expenses(a)......................................    $(33,961)
                                                                ========

     (a) At September 30, 2000, $2,851 of these expenses would have remained unpaid and been included in accrued liabilities.

(7) Adjustment reflects the effect of the Transactions on stockholders' equity for (1) payment of the premium and fees associated with the tender offer and consent solicitation for our 10 1/4% Senior Subordinated Notes due 2007 and the senior secured note prepayment penalty, (2) payment of certain fees and expenses of the selling stockholders, which amounts were charged to expense in our historical statement of operations in the fourth quarter of 2000 and in the pro forma balance sheet are treated as a reduction of the net merger consideration paid to the selling stockholders and are not capitalized as deferred financing costs or stock issuance costs, (3) payment of various fees and expenses incurred in connection with the Transactions that are not appropriate costs to be recognized as either deferred financing costs or stock issuance costs and (4) the write-off of deferred financing costs related to our Amended and Restated Credit Agreement dated as of November 24, 1998, our existing senior secured notes and our 10 1/4% Senior Subordinated Notes due 2007. The income tax benefit related to items (1) through (3) was computed using an effective statutory income tax rate of 40%.

Pay tender offer and consent solicitation premium and fees
  and senior secured note prepayment penalty................    $(12,352)
Pay expenses of selling stockholders........................     (16,150)
Pay other expenses related to the Transactions..............      (2,717)
                                                                --------
Total cash disbursement.....................................     (31,219)
Write-off of deferred financing costs related to repaid
  indebtedness..............................................      (7,351)
                                                                --------
Adjustment before benefit for income taxes..................     (38,570)
Less benefit for income taxes recorded in other current
  assets....................................................      15,428
                                                                --------
Net adjustment to retained earnings (deficit)...............    $(23,142)
                                                                ========

(8) Adjustment reflects the issuance, as part of the units offered, of 570,000 warrants to purchase, in the aggregate, 207,874 shares of our common stock at an exercise price of $0.001 per share.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth our selected historical consolidated financial data for each of the last five fiscal years and the nine month periods ended September 30, 1999 and September 30, 2000. The statement of operations and balance sheet data set forth below with respect to fiscal years 1997, 1998 and 1999 are derived from the audited consolidated financial statements and the related notes included elsewhere in this prospectus. The statement of operations and balance sheet data set forth below for fiscal years 1995 and 1996 are derived from our audited consolidated financial statements and related notes which are not included in this prospectus. The historical unaudited consolidated financial data for the nine months ended September 30, 1999 and 2000 have been derived from, and should be read in conjunction with, our unaudited consolidated financial statements and the related notes included elsewhere in this prospectus. Our unaudited consolidated financial statements reflect, in our opinion, all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position and results of operations for the unaudited periods. The results of operations for the interim periods are not necessarily indicative of operating results for the full year. You should read the selected financial data below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and related notes included elsewhere in this prospectus.

                                                                                                   NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                    ---------------------------------------------------------   -----------------------
                                    1995(1)    1996(1)       1997       1998(2)     1999(3)      1999(3)        2000
                                    --------   --------   ----------   ---------   ----------   ----------   ----------
                                                       (IN THOUSANDS, EXCEPT RATIOS AND SITE COUNT)
INCOME STATEMENT DATA:
Revenues:
  Fuel............................  $376,148   $550,212   $  708,637   $ 554,735   $  955,105   $  660,841   $1,052,849
  Non-fuel........................    27,948     99,991      293,843     347,531      479,059      355,428      418,692
  Rent and royalties..............    51,801     46,055       36,848      21,544       20,460       15,620       14,197
                                    --------   --------   ----------   ---------   ----------   ----------   ----------
    Total revenues................   455,897    696,258    1,039,328     923,810    1,454,624    1,031,889    1,485,738
Cost of revenues (excluding
  depreciation)...................   376,823    568,694      773,084     627,149    1,051,080      732,966    1,147,142
                                    --------   --------   ----------   ---------   ----------   ----------   ----------
Gross profit (excluding
  depreciation)...................    79,074    127,564      266,244     296,661      403,544      298,923      338,596
Operating expenses................    11,851     55,270      167,072     193,697      267,107      198,814      232,301
Selling, general and
  administrative expenses.........    30,965     31,265       35,619      34,256       38,461       29,300       28,867
Transition expense(4).............       831      2,197       15,212       3,648        3,952        3,025          972
Depreciation and amortization.....    11,379     17,838       35,840      44,662       53,202       36,902       48,113
(Gain) loss on sales of property
  and equipment...................       363      1,464      (11,244)     (1,195)      (2,615)        (567)        (194)
Stock compensation expense........        --        667        1,400       2,500        5,062        2,700        1,350
(Income) of subsidiary held for
  held for disposition(1).........    (6,199)    (5,255)          --          --           --           --           --
                                    --------   --------   ----------   ---------   ----------   ----------   ----------
Income from operations............    29,884     24,118       22,345      19,093       38,375       28,749       27,187
Interest (expense), net...........   (13,344)   (15,236)     (22,898)    (25,371)     (37,194)     (27,404)     (32,162)
                                    --------   --------   ----------   ---------   ----------   ----------   ----------
Income (loss) before income taxes
  and extraordinary items.........    16,540      8,882         (553)     (6,278)       1,181        1,345       (4,975)
Provision (benefit) for income
  taxes...........................     6,614      3,349         (344)     (2,101)       1,082        1,126       (1,728)
                                    --------   --------   ----------   ---------   ----------   ----------   ----------
Income (loss) before extraordinary
  item............................     9,926      5,533         (209)     (4,177)          99          219       (3,247)
Extraordinary loss................        --         --       (5,554)     (3,905)          --           --           --
                                    --------   --------   ----------   ---------   ----------   ----------   ----------
  Net income (loss)...............  $  9,926   $  5,533   $   (5,763)  $  (8,082)  $       99   $      219   $   (3,247)
                                    ========   ========   ==========   =========   ==========   ==========   ==========
Income (loss) before extraordinary
  item per common share:
  Basic...........................  $   3.04   $  (0.81)  $    (7.56)  $  (21.12)  $   (12.96)  $   (10.01)  $   (13.37)
  Diluted.........................  $   0.57   $  (0.81)  $    (7.56)  $  (21.12)  $   (12.96)  $   (10.01)  $   (13.37)
BALANCE SHEET DATA (END OF
  PERIOD):
Cash..............................  $  3,191   $ 23,779   $   71,756   $  89,200   $   18,040   $   31,737   $   28,382
Working capital(5)................     9,872     23,766       86,103      97,378       35,232       49,463       37,258
Property and equipment, net.......   183,079    269,366      286,472     361,803      454,093      448,903      454,313
Total assets......................   297,231    425,889      507,792     610,061      659,862      653,751      701,977
Long-term debt (net of unamortized
  discount).......................   139,991    193,185      289,625     390,865      404,369      414,749      415,012

                                                                                                   NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                    ---------------------------------------------------------   -----------------------
                                    1995(1)    1996(1)       1997       1998(2)     1999(3)      1999(3)        2000
                                    --------   --------   ----------   ---------   ----------   ----------   ----------
                                                       (IN THOUSANDS, EXCEPT RATIOS AND SITE COUNT)
Mandatorily redeemable preferred
  stock(6)........................    47,286     53,885       61,404      69,974       79,739       77,218       87,994
Total nonredeemable stockholders'
  equity(7).......................    67,358     65,580       45,499      28,449       28,236       30,723       15,776
OTHER FINANCIAL AND OPERATING
  DATA:
EBITDA(8).........................  $ 63,198   $ 60,940   $   63,553   $  68,708   $   97,976   $   70,809   $   77,428
Net cash provided by operating
  activities......................    19,436     27,620       41,670      48,521       44,712       29,980       49,675
Net cash used in investing
  activities......................   (17,601)   (22,254)     (37,987)   (125,505)    (136,016)    (117,987)     (48,513)
Net cash provided by (used in)
  financing activities............   (14,141)    15,222       44,294      94,428       20,144       30,544        9,180
Capital expenditures..............    19,930     20,545       60,818      65,704       87,401       66,826       40,003
Total diesel fuel sold (thousands
  of gallons).....................   641,901    713,754      975,495     973,812    1,370,017    1,016,697    1,017,522
Ratio of earnings to fixed
  charges(9)......................      1.7x       1.4x           --          --         1.0x         1.0x           --
SITES (END OF PERIOD):
Company-owned and operated
  sites...........................        46         59           86         105          118          122          122
Company-owned and leased sites....        89         77           35          30           29           29           28
Franchisee-owned sites............        38         35            9          10           11           11            9
                                    --------   --------   ----------   ---------   ----------   ----------   ----------
    Total travel centers..........       173        171          130         145          158          162          159
                                    ========   ========   ==========   =========   ==========   ==========   ==========

---------------
(1) For the period from January 1, 1995 to September 30, 1996, our investment in the BP network was presented as net assets of a subsidiary held for disposition, and the BP network's results of operations were included in our consolidated results of operations as a single amount in our consolidated income statement through September 30, 1996. Effective September 30, 1996, the decision was made to retain the BP network and, subsequently, we chose to pursue a plan to merge the Unocal and BP networks. Accordingly, at that time the BP network was no longer carried as a net asset of a subsidiary held for disposition. At that date, the carrying value of our investment in the BP network of $44.6 million was allocated to identifiable assets and liabilities and was based on the estimated current fair values at that date. In addition, the results of operations and cash flows of the BP network are included in our consolidated results of operations and cash flows from October 1, 1996.

(2) Reflects the operating results of 17 sites we acquired from Burns Bros. on December 3, 1998.

(3) Reflects the operating results of 16 sites we acquired as part of our acquisition of Travel Ports on June 3, 1999.

(4) "Transition expense" represents non-recurring costs and certain development costs associated with, among other things, (a) the integration of the BP, Unocal, Burns Bros. and Travel Ports networks into our current network, (b) the disposal of travel centers or termination of lease or franchise agreements and (c) the integration of the management and operations of our networks into a single network, including relocation, travel, training and legal expenses. We expect to incur additional, non-recurring transition expenses of less than $0.1 million through the end of 2000 in connection with the continued combination of our networks.

(5) "Working capital" consists of current assets minus current liabilities.

(6) "Mandatorily redeemable preferred stock" consists of two series of convertible preferred stock that was redeemed in connection with the Transactions.

(7) "Total nonredeemable stockholders' equity" consists of common stock, other preferred stock, additional paid-in capital, treasury stock and retained earnings (deficit).

(8) "EBITDA", as used here, is based on the definition for EBITDA set forth in the Indenture, dated as of November 14, 2000, between us and State Street Bank and Trust Company, as trustee, under which the notes were issued, and consists of net income plus the sum of (a) income taxes, (b) interest expense, net, (c) depreciation, amortization and other noncash charges, (d) transition expense and (e) gains and losses on sales of property and equipment. We have included certain information concerning EBITDA because management believes that EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. While EBITDA is frequently used as a measure of operations and ability to meet debt service requirements, it is not necessarily comparable to similarly titled captions of other companies due to differences in methods of calculation.

(9) For purposes of computing this ratio, earnings consist of income from operations before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of debt discount and one-third of rental expense from operating leases, which we believe is a reasonable approximation of the interest component of our rental expense. Earnings were not sufficient to cover fixed charges by $0.6 million, $6.3 million and $5.5 million, respectively, for the year ended December 31, 1997, the year ended December 31, 1998 and the nine months ended September 30, 2000.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus. See "Risk Factors" for trends and uncertainties known to us that could cause reported financial information to differ materially from future results.

OVERVIEW

     We are the largest, and only nationwide, full-service travel center network in the United States serving long-haul trucking fleets and their drivers, independent truck drivers and general motorists. Our geographically diverse network consists of 157 sites, 148 of which are owned by us, located in 40 states. Our management has actively balanced internal growth, driven by improved same-site performance and new greenfield sites, with opportunistic acquisitions of other industry participants.

     One of the primary strengths of our business is the diversity of our revenue sources. We have the broadest range of product and service offerings in our industry, including diesel fuel and gasoline, truck repair and maintenance services, full-service and fast food dining, travel and convenience stores and other driver amenities. Our non-fuel products and services complement our fuel business and provide us with an opportunity to significantly increase our revenues and gross profit. For the year ended December 31, 1999 and the nine months ended September 30, 2000, we sold approximately 1.4 billion gallons and
1.0 billion gallons, respectively, of diesel fuel at competitive prices, which we believe helped attract additional higher margin non-fuel business. For the year ended December 31, 1999 and the nine months ended September 30, 2000, we earned gross profit on diesel fuel of 10.6% and 7.0%, respectively, and on non-fuel revenues of 57.9% and 58.7%, respectively. Accordingly, for the nine months ended September 30, 2000, while fuel sales constituted approximately 65% of our total revenues, our non-fuel business generated approximately 73% of our total gross profit. Similarly, for the year ended December 31, 1999, while fuel sales constituted approximately 61% of our total revenues for that period, our non-fuel business generated approximately 69% of our total gross profit.

     We are a holding company which, through our wholly owned subsidiaries, owns, operates and franchises travel centers. We currently conduct our operations through:

     - sites owned and operated by us, which we refer to as company-operated sites;

     - sites owned by us and leased to independent lessee-franchisees or operators, which we refer to as leased sites; and

     - sites owned and operated by independent franchisees, which we refer to as franchisee-owned sites.

     Since December 31, 1996, the changes in the number of sites within our network and in their method of operation (company-operated, leased or franchisee-owned) are the most significant factors influencing the changes in our results of operations. The following table summarizes the changes in the composition of our network from December 31, 1996 through September 30, 2000:

                                                    COMPANY-
                                                    OPERATED    LEASED    FRANCHISEE-
                                                     SITES      SITES     OWNED SITES    TOTAL SITES
                                                    --------    ------    -----------    -----------
NUMBER OF SITES AT DECEMBER 31, 1996..............      59(1)     77           35            171
1997 Activity:
  New sites.......................................       -         -            1              1
  Conversions of leased sites to company-operated
     sites........................................      27       (27)           -              -
  Sales of sites..................................       -       (15)           -            (15)
  Terminations of franchisee-owned sites..........       -         -          (27)           (27)
                                                      ----       ---         ----            ---
NUMBER OF SITES AT DECEMBER 31, 1997..............      86        35            9            130
1998 Activity:
  New sites.......................................       -         -            1              1
  Conversions of leased sites to company-operated
     sites........................................       5        (5)           -              -
  Sales of sites..................................      (2)        -            -             (2)
  Closed site (held for development)..............      (1)        -            -             (1)
  Burns Bros. acquisition.........................      17         -            -             17
                                                      ----       ---         ----            ---
NUMBER OF SITES AT DECEMBER 31, 1998..............     105        30           10            145
1999 Activity:
  New sites.......................................       3         -            1              4
  Sales of sites..................................      (4)       (1)           -             (5)
  Travel Ports acquisition........................      16         -            -             16
  Closed sites (held for sale)....................      (2)        -            -             (2)
                                                      ----       ---         ----            ---
NUMBER OF SITES AT DECEMBER 31, 1999..............     118        29           11            158
2000 Activity:
  New sites.......................................       2         -            -              2
  Conversion of franchisee-owned site to company-
     operated site................................       1         -           (1)             -
  Conversion of leased sites to company-operated
     sites........................................       1        (1)           -              -
  Termination of franchisee-owned site............       -         -           (1)            (1)
                                                      ----       ---         ----            ---
NUMBER OF SITES AT SEPTEMBER 30, 2000(2)..........     122        28            9            159
                                                      ====       ===         ====            ===

---------------

(1) Includes one company-operated site held for development.

(2) Two company-operated sites were sold and eliminated from our network in December 2000.

CREATION OF OUR NETWORK

     We were formed in December 1992 to facilitate the acquisition of the truck stop network assets of a subsidiary of Unocal Corporation in April 1993, which assets we refer to as the "Unocal network." The Unocal network included a total of 139 facilities, of which 95 were leased sites, 42 were franchisee-owned sites and two were company-operated sites. Historically, under our ownership, the Unocal network operated principally as a fuel wholesaler and franchisor, with relatively few company-operated sites. As a result, its revenues consisted primarily of wholesale diesel fuel sales to operators and independent franchisees, rent from operators of leased sites and non-fuel franchise royalty payments. In December 1993, we acquired the truck stop network assets of certain subsidiaries of The British Petroleum Company p.l.c. ("BP"), which assets we refer to as the "BP network." The BP network included 38 company-operated sites and six franchisee-owned sites. In contrast to the Unocal network, the BP network operated principally as an owner-operator of travel centers and derived the majority of its gross profit from the sale of higher margin non-fuel products and services.

     In January 1997, we instituted a plan to combine the Unocal network and the BP network, which had been previously managed and financed separately, into a single network to be operated under the

"TravelCenters of America" and "TA" brand names under the leadership of a single management team. Prior to combining the Unocal and BP networks, the Unocal network was operated through National Auto/ Truckstops, Inc. ("National"), and the BP network was operated through TA Operating Corporation, each of National and TA Operating Corporation being a wholly owned subsidiary of us. As part of the Transactions, National merged with and into TA Operating Corporation. At the time that we approved the plan to combine our networks, there were 122 sites in the Unocal network and 49 sites operating in the BP network.

     In December 1998, we acquired substantially all of the travel center and truck stop network assets of Burns Bros., Inc. and its affiliates. These assets included the land, buildings, equipment and inventories at 17 travel center sites, located in nine western and northwestern states.

     In June 1999, we acquired the travel center and truck stop network assets of Travel Ports of America, Inc. through the acquisition of 100% of the stock of Travel Ports. The Travel Ports network consisted of 16 travel centers in seven states, primarily in the northeastern region of the United States.

     Since 1996, we have constructed or acquired five sites, added two franchisee-owned sites to our network, converted 33 leased sites and one franchisee-owned site to company-operated sites, converted one leased site to a franchisee-owned site and closed one site that is currently held for development.

     Due to historical competition between the Unocal and BP networks, there were certain markets in which each of these networks had an existing site at the time we instituted our plan to combine these two networks. Likewise, there was competition in certain markets between our network and the networks of Burns Bros. and Travel Ports. As a result, since January 1997, we have terminated 28 franchisee-owned sites, sold 23 sites and closed two additional sites that are currently being held for sale.

OUR CAPITAL INVESTMENT PROGRAM

     In 1997, we initiated a capital investment program to maintain, re-brand, re-image, upgrade and expand our network of travel centers and to build new sites. Under this program, we invested approximately $280.9 million through September 30, 2000, of which approximately $145.5 million represented one-time investments. These investments have been directed into the eight following categories:

                                                         CAPITAL INVESTED FROM
                  CATEGORY                       JANUARY 1, 1997 TO SEPTEMBER 30, 2000
                  --------                       -------------------------------------
                                                             (IN MILLIONS)
Maintenance capital expenditures.............                   $ 46.9
One-time environmental costs.................                      8.7
Information system upgrades and
  replacement................................                     32.3
Acquisition and conversion of franchise
  sites......................................                     31.8
Re-branding and transition capital
  expenditures...............................                     42.8
Site re-images...............................                     62.2
Other site upgrades..........................                     43.3
New site construction........................                     12.9
                                                                ------
     Total...................................                   $280.9
                                                                ======

     Maintenance Capital Expenditures. Maintenance capital expenditures are aimed at preserving the base level of operations at our sites and corporate headquarters. Included in this category are items such as new roofs, heating, ventilation and air conditioning systems, parking lot paving, new service trucks and kitchen equipment. We estimate that we will have annual on-going maintenance capital expenditures of $30,000 to $50,000 for each company-owned travel center location. In addition, we expect to spend a total of approximately $1.0 million per year for environmental capital items and $8.0 million to $10.0 million per year for various site discretionary projects (such as new satellite fueling pumps and shower upgrades), information systems upgrades and enhancements and other corporate headquarters projects.

     One-time Environmental Costs. We spent approximately $8.7 million to complete the installation of equipment necessary to comply with underground storage tank regulations that went into effect in Decem-ber 1998. The environmental upgrades included installing, among other items, double-walled fiberglass underground storage tanks, overfill and spill prevention and detection equipment, automatic tank gauging systems and cathodic protection systems for underground storage tanks. We do not know of any similar environmental mandates and, as a result, expenditures for our on-going environmental-related projects are included under maintenance capital expenditures described above.

     Information System Upgrades and Replacement. We invested approximately $32.3 million in information system projects including: information systems software and hardware, such as a new financial and fuel accounting system; upgraded human resource and payroll systems; enhancements to our online credit card authorization and information retrieval system, which we refer to as "ACCESS"; and updated point-of-sales systems in our travel and convenience stores, full-service and fast food restaurants and truck repair and maintenance shops. As a result, we have upgraded or replaced substantially all of our information systems and believe that we now have state-of-the-art information technology systems. Our on-going system maintenance and upgrade costs are included under maintenance capital expenditures above.

     Acquisition and Conversion of Franchise Sites. In an effort to maximize control over the quality and consistency of our network, we acquired the businesses at 34 sites that had been operated by franchisees, including 33 sites that we had leased to their respective operators. These sites, excluding the two sites acquired in 2000 and the two sites we had sold or closed subsequent to their acquisition, contributed to us a combined EBITDA of $28.9 million for 1999 as compared to $18.8 million in their final full year as leased sites.

     Re-branding and Transition Capital Expenditures. Historically, under our ownership, the BP and Unocal networks were separately managed and branded. Through our capital investment program, we have completed the re-branding of substantially all of the BP and Unocal networks under the "TravelCenters of America" and "TA" brand names and have similarly re-branded the networks we acquired from Burns Bros. and Travel Ports. Through September 30, 2000, we invested $42.8 million related to this program. Our re-branding efforts include changing the signage and color schemes at the sites and along the highway to create uniform branding throughout our network. As part of this transition to a single, nationwide network, we have made several one-time investments to complete deferred maintenance capital projects and systems integration projects. We expect to invest less than $1.5 million to complete any remaining re-branding projects by the end of 2001.

     Site Re-images. Site re-images refers to the process of transforming a truck stop into a travel center based on the concepts and themes of our prototype and protolite designs, in order to increase our appeal to trucking fleets and their drivers, independent truck drivers and general motorists. The full re-image projects typically include, among other things, expanding the travel and convenience store by approximately 1,000 square feet, adding a fast food court with two to three quick service restaurants, or QSRs, upgrading showers and restrooms, applying the prototype design to the exterior of the building, expanding the video game room, updating the full-service restaurant and upgrading the lighting in the parking areas. Through September 30, 2000, we completed full re-image projects at 24 of our sites at an average investment of $1.8 million per site. We believe that these full re-image projects have been successful to date in increasing the volume of both trucking and general motorist traffic at our travel centers. At the 20 sites at which we had completed a full re-image project by December 31, 1999, aggregate diesel fuel sales volume, aggregate gasoline sales volume and aggregate non-fuel revenues increased by an average of 48%, 41% and 38%, respectively, during the six-month period immediately following the completion of the re-image project as compared to the six-month period immediately preceding the initiation of our site re-image program in 1998. For the six sites that we acquired subsequent to the initiation of our site re-image program, the comparison period used was the first six months in which we operated each site. On an annualized basis, per site EBITDA increased by an average of $482,000, at these sites. At 23 of our sites, we have completed smaller scale re-image projects, which include some features of the full re-image projects, but do not include a material expansion of the square footage of the building or as comprehensive an enhancement of our product offering as full re-image projects. In addition, by the end of 2002, we intend to invest an additional $32.1 million to complete full re-image projects at 18 of our sites and to invest an additional $3.8 million to complete smaller scale re-image projects at 29 of our sites.

     Other Site Upgrades. Through September 30, 2000, in addition to the site re-image projects, we invested $43.3 million to upgrade and expand the product offerings of our network sites. An upgrade typically includes adding one or more of the following: QSRs, additional diesel fuel and gasoline pumps and canopies and new truck repair and maintenance shops. We believe that these site upgrades increase our appeal to truck drivers and general motorists and help us capture additional higher margin non-fuel revenues.

     New Site Construction. We have designed a "prototype" facility and a smaller "protolite" facility to standardize our travel centers and expand our brand name into new geographic markets while also increasing our appeal to general motorists. The prototype and protolite designs combine an improved and efficient facility layout, nationally branded QSRs and expanded product and service offerings with what we believe is the most advanced fueling, billing and repair and maintenance technology in our industry. We have constructed five new prototype facilities, one each in Commerce City, Colorado (near Denver); Cartersville, Georgia (near Atlanta); Amarillo, Texas; Monroe, Michigan (near Detroit); and San Antonio, Texas. These sites opened for business in May, October and December 1999 and April and August 2000, respectively. We also constructed a new protolite facility in Florence, Kentucky, which opened for business in December 1999. Because of our strong relationships with large trucking fleets, we are able to quickly direct truck traffic to new sites, hastening the payback of development costs. Each of these newly constructed prototype and protolite facilities has had positive cash flow, excluding financing costs, within three months of commencing operations. With the exception of the Florence site, each of these sites was constructed under build-to-suit operating leases with our only capital investment being for signage and certain equipment. We estimate that on an on-going basis the average cost of a prototype and protolite facility is $8.0 million and $5.0 million, respectively, excluding the cost of land.

RESULTS OF OPERATIONS

  Nine Months Ended September 30, 2000 Compared to Nine Months Ended September 30, 1999

  Revenues

     Our consolidated revenues for the nine-month period ended September 30, 2000 were $1,485.7 million, which represents an increase from the same period in the prior year of $453.8 million, or 44.0%.

     Fuel revenue for the nine-month period ended September 30, 2000 increased by $392.0 million, or 59.3%, over the same period in 1999. The increase was attributable to changes in diesel fuel sales volume, increases in gasoline sales volumes and increases in average sales prices. Average diesel fuel and gasoline sales prices for the first nine months of 2000 increased by 58.3% and 41.3%, respectively, as compared to the same period in 1999. The increase in average sales prices was attributable to increasing crude oil prices and refined products prices through the first nine months of 2000. Diesel fuel sales volumes for the nine-month period ended September 30, 2000 increased by 0.1%, as compared to the same period in 1999, while gasoline sales volumes for the nine-month period ended September 30, 2000 increased by 20.8%, as compared to the same period in 1999. The slight increase in diesel fuel volumes for the nine-month period was due to added volume from the increased number of sites, partially offset by a decrease in same-site volumes for the period of 10.3%. The gasoline volume increase was due to the added volume from the increased number of sites, combined with a same-site increase of 6.8% in gasoline volumes in the first nine months of 2000 compared to the first nine months of 1999. The decrease in same-site diesel fuel sales volume was primarily attributable to softer demand for diesel fuel on the U.S. interstate highway system, primarily from smaller trucking fleets and independent truck drivers, as a result of both the sharp rise in and the volatility of diesel fuel prices experienced through the first nine months of 2000. The sharp rise in diesel fuel prices was driven by crude oil price increases and reduced domestic refined product inventories. For the nine months ended September 30, 2000, we sold 1,017.5 million gallons of diesel fuel and 75.4 million gallons of gasoline, as compared to 1,016.7 million gallons of diesel fuel and 62.4 million gallons of gasoline during the same period in 1999.

     Non-fuel revenues for the nine-month period ended September 30, 2000 of $418.7 million reflected an increase of $63.3 million, or 17.8%, from the same period in 1999. The increase was primarily attributable to the increased number of company-operated sites in the network. Further, on a same-site basis, non-fuel revenue increased 3.9% for the nine months ended September 30, 2000 versus the same period in 1999. This same-site increase reflects increased customer traffic resulting, in part, from the significant capital improvements that we have made in the network under our capital investment program to re-image, re-brand and upgrade our travel centers, partially offset by reduced non-fuel sales volume resulting from the depressing effect of the significant increases in fuel prices on both the disposable income of certain of our customers and the volume of truck traffic on the highways.

     Rent and royalty revenues for the nine-month period ended September 30, 2000 reflected a decrease of $1.4 million, or 9.0%, from the same period in 1999. The decrease was attributable to the rent and royalty revenue lost as a result of the conversion of one leased site to a franchisee-owned site during the third quarter of 1999, the conversions of one leased site and one franchisee-owned site to company-operated sites during the first quarter of 2000 and the elimination of one franchisee-owned site in the third quarter of 2000. These decreases were partially offset by an increase in same-site rent and royalty revenues of 0.4% for the nine months ended September 30, 2000 versus 1999. Same-site rent revenues increased 2.0%, and were partially offset by same-site royalty decreases of 2.2%. The increases in same-site rent revenues for the nine-month period ended September 30, 2000 versus the nine-month period ended September 30, 1999 were the result of inflation adjustments made under our rent agreements with our leased sites. The decreases in same-site royalties for the same period were due to decreased non-fuel revenues at franchisee locations resulting from the depressing effect of the significant increases in fuel prices on both the disposable income of certain of our franchisees' customers and on the volume of truck traffic on the highways.

  Gross Profit

     Our gross profit for the nine months ended September 30, 2000 was $338.6 million, compared to $298.9 million for the same period in 1999, an increase of $39.7 million, or 13.3%. The increase in our gross profit was primarily due to increases in non-fuel revenues, partially offset by decreased fuel margins and rent revenue.

  Operating and Selling, General and Administrative Expenses

     Operating expenses include the direct expenses of company-operated sites and the ownership costs of leased sites. Selling, general and administrative expenses include corporate overhead and administrative costs.

     Our operating expenses increased by $33.5 million, or 16.8%, to $232.3 million for the nine-month period ended September 30, 2000, compared to $198.8 million for the same period in 1999. This increase reflected the increased number of company-operated sites, as well as increased non-fuel sales volume at continuing sites. On a same-site basis, operating expenses as a percentage of non-fuel revenues for the nine months ended September 30, 2000 were 53.3%, compared to 54.3% for the same period in 1999.

     Our selling, general and administrative expenses decreased from $29.3 million for the nine months ended September 30, 1999 to $28.9 million for the nine months ended September 30, 2000, despite the increased number of sites in our network.

  Transition Expenses

     Transition expenses are the costs incurred from combining the Unocal, BP, Burns Bros. and Travel Ports networks. These expenses primarily include employee severance and relocation expenses, legal expenses, site closing and franchise termination costs, site training costs, deferred site maintenance and certain asset write-offs. Transition expenses for the first nine months of 2000 decreased from $3.0 million during the same period in 1999 to $1.0 million. We anticipate incurring less than $0.1 million of transition expenses in the fourth quarter of 2000.

  Depreciation and Amortization Expense

     Depreciation and amortization expense for the nine-month period ended September 30, 2000 was $48.1 million, compared to $36.9 million, for the same period last year. This increase resulted from a larger base of assets in 2000 due to the Travel Ports acquisition and continued capital investments under the capital investment program.

  Income from Operations

     We generated income from operations of $27.2 million for the nine months ended September 30, 2000, compared to income from operations of $28.7 million for the same period in 1999. The decrease of 5.2% for the nine-month period was primarily attributable to the increase in depreciation and amortization expense and a decreased gain on sales of property and equipment, partially offset by increased gross profit and a net decrease in other expenses. EBITDA (defined as net income plus the sum of (a) income taxes, (b) interest expense, net, (c) depreciation, amortization and other non-cash charges, (d) transition expense and (e) gains or losses from sales of property and equipment) for the nine months ended September 30, 2000 increased by $6.6 million to $77.4 million, as compared to $70.8 million for the same period in the prior year. The increased EBITDA was primarily the result of additional company operated sites obtained in the Travel Ports acquisition and increased non-fuel revenues resulting from the capital improvements we have made.

  Interest Expense -- Net

     Interest expense, net, for the nine-months ended September 30, 2000 increased by $4.8 million, or 17.4%, compared to the same period in 1999. This increase resulted from increased interest rates and the increased debt balance that resulted primarily from the Travel Ports acquisition.

  Income taxes

     Our effective income tax rates for the nine months ended September 30, 2000 and September 30, 1999 were 34.7% and 83.7%, respectively. These rates differed from the federal statutory rate primarily due to state income taxes and nondeductible expenses, partially offset by the benefit of certain tax credits. The change between years in the effective tax rate primarily resulted from our inability to recognize a tax benefit on our operating losses in many states.

  Year ended December 31, 1999 Compared to Year ended December 31, 1998

     Revenues. Our consolidated revenues for 1999 were $1,454.6 million, which represented an increase over the prior year of $530.8 million, or 57.5%. This increase resulted from large increases in fuel and non-fuel revenues offset slightly by a small decrease in rent and royalty revenue.

     Fuel revenue for 1999 increased by $400.4 million, or 72.2%, from 1998. This increase was attributable to increases in diesel fuel and gasoline sales volumes, as well as an increase in average pump prices. Diesel fuel and gasoline sales volumes for 1999 increased 40.7% and 53.9%, respectively, from 1998, due in large part to the increased number of network sites, but also due to increased sales volumes over 1998 on a same-site basis of 11.4% for diesel fuel and 8.9% for gasoline. For the year ended December 31, 1999, we sold 1,370.0 million gallons of diesel fuel and 84.5 million gallons of gasoline. Average fuel sales prices for 1999 increased 21.8% compared to 1998. The increase in average retail prices corresponded with the decreasing crude oil prices experienced throughout 1998 and the increasing crude oil prices beginning in March 1999.

     Non-fuel revenue in 1999 of $479.1 million reflected an increase of $131.6 million, or 37.9%, from 1998. This increase resulted primarily from the increased number of company-operated sites in the network. Further, on a same-site basis, non-fuel revenue increased 8.8% in 1999 as compared to 1998, reflecting the increased customer traffic resulting from the significant capital improvements we made in the network under the capital investment program.

     Rent and royalty revenue for 1999 reflected a $1.0 million, or 4.7%, decrease from the prior year. This decrease was attributable to the rent and royalty revenue lost as a result of five conversions of leased sites into company-operated sites during 1998 and the sale of one leased site in 1999, somewhat offset by a same-site rent increase of 0.8% and a same-site royalty revenue increase of 5.7% as a result of improved franchisee sales levels.

     Gross Profit. Our gross profit for 1999 was $403.5 million, compared to $296.7 million for 1998, representing an increase of $106.8 million, or 36.0%. The increase in our gross profit was primarily due to increases in non-fuel revenues, fuel margins and royalty revenue, partially offset by a decrease in rent revenue.

     Operating and Selling, General and Administrative Expenses. Our operating expenses for 1999 increased by $73.4 million, or 37.9%, as compared to 1998. This increase reflected the increased number of company-operated sites and the increased level of non-fuel revenues on a same-site basis. On a same-site basis, operating expenses as a percentage of non-fuel revenues for 1999 were 54.0%, an improvement from the 54.7% for 1998.

     Our selling, general and administrative expenses for 1999 increased by $4.2 million from 1998 to $38.5 million, representing an increase of 12.2%. The increased selling, general and administrative expenses primarily reflected increased staffing and other expenses such as travel, insurance and advertising to support our growth resulting from the Burns Bros. and Travel Ports acquisitions.

     Transition Expenses. Transition expenses for 1999 increased from $3.6 million in 1998 to $4.0 million in 1999. The 1999 costs were incurred in substantially completing the integration of the Unocal network, Burns Bros. network and Travel Ports network sites into our network. The 1998 costs were incurred to continue the combination of the Unocal and BP networks, as well as to begin the integration of the Burns Bros. network into our network.

     Depreciation and Amortization. Depreciation and amortization for 1999 was $53.2 million, an increase of $8.5 million from 1998. The increase in depreciation and amortization was primarily attributable to the increased level of property and equipment and intangible assets resulting from the Burns Bros. and Travel Ports acquisitions, as well as the significant capital additions made in 1999 and 1998. In addition, an impairment reserve of $0.6 million recorded in 1997 with respect to certain sites being held for sale was completely reversed in 1998 due to increases in the estimated sales prices of the respective sites. These increases were offset by a one-time depreciation charge recognized in 1998.

     During the first quarter of 1998, the estimated useful lives of certain machinery, equipment, furniture and fixtures were revised downward from 10 years to five years to conform the Unocal network's estimated useful lives to those of the BP network. The effect of this change in estimate resulted in a $9.5 million charge to depreciation expense and reductions in income before extraordinary items, net income and earnings per share of $9.5 million, $5.7 million and $9.08 per share, respectively. This change resulted in these assets becoming fully depreciated at March 31, 1998.

     Income from Operations. Income from operations was $38.4 million for 1999, compared to $19.1 million for 1998, an increase of $19.3 million, or 101.0%. In addition to the increased size of the network and the other contributing factors discussed above, the increase was affected by a $1.4 million increase in gains on sales of property and equipment and a $2.5 million increase in stock compensation expense.

     EBITDA for 1999 was $98.0 million, compared to $68.7 million for 1998. The increased EBITDA reflected the significant increase in gross profit offset by increases in operating expenses and selling, general and administrative expenses. This increase in gross profit was largely derived from the increase in the size of the network. The increase in operating expenses and selling, general and administrative expenses was also principally attributable to the increase in the size of the network.

     Interest Expense -- Net. Interest expense for 1999 was $37.2 million, representing an increase of $11.8 million, or 46.6%, from 1998. This was a result of increased levels of indebtedness and interest rates after completing the refinancing and increasing our $80.0 million term loan facility to $150.0 million in 1998, increased debt from completing the Travel Ports acquisition and a general increase in interest rates throughout credit markets in general.

     Income Taxes. Our effective income tax rate for 1999 was 91.6%, which differed from the federal statutory rate due primarily to state income taxes and nondeductible expenses, partially offset by the benefit of certain tax credits.

  Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

     Revenues. Our consolidated revenues for 1998 were $923.8 million, which represented a decrease from the prior year of $115.5 million, or 11.1%. This decrease resulted from decreases in fuel revenue and rent and royalty revenue somewhat offset by an increase in non-fuel revenue.

     Fuel revenue for 1998 decreased by $153.9 million, or 21.7%, from 1997. This decrease was attributable to a decrease of approximately 21.9% in average retail prices and a 0.2% decrease in diesel fuel sales volume. The decrease in average retail prices resulted primarily from decreased crude oil prices and also from competitive pressures. The volume decrease was net of increases in volumes at sites in operation in both 1997 and 1998 of 10.3%, offset by reductions for sites sold in 1997.

     Non-fuel revenue in 1998 of $347.5 million reflected a $53.7 million, or 18.3%, increase from 1997. This increase resulted primarily from the increased number of company-operated sites offering non-fuel products and services. There were 27 leased sites converted to company-operated sites during 1997, resulting in a full year of operations for these sites in 1998. An additional five leased sites were converted to company-operated sites during 1998.

     Rent and royalty revenue for 1998 reflected a $15.3 million, or 41.6%, decrease from the prior year. This decrease was attributable to: (1) conversions of leased sites into company-operated sites, (2) sales of leased sites and (3) rent reductions that became effective when former Unocal network operators signed a new franchise agreement and lease agreement with us. These changes occurred primarily in 1997, and the decreases in 1998 reflect the full year effects of these changes. The new franchise and lease agreements provide for reduced fixed rents but increased franchise royalty rates to be applied to non-fuel revenues generated by the franchisees' operations. On a same-site basis, rent and royalty revenue for 1998 increased over 1997.

     Gross Profit. Our gross profit for 1998 was $296.7 million, compared to $266.2 million for 1997, representing an increase of $30.5 million, or 11.5%. The increase in our gross profit was primarily due to increases in non-fuel revenues, diesel fuel margins and royalty revenue, partially offset by decreased rent revenue.

     Operating and Selling, General and Administrative Expenses. Our operating expenses for 1998 increased by $27.4 million, or 16.3%, as compared to 1997. This increase reflected a full year of operations for the 27 leased sites that were converted to company-operated sites during 1997, as well as increases from the five leased sites converted to company-operated sites during 1998. In addition, the growth in non-fuel revenue required an increase in operating expenses, particularly labor, to support the revenue growth.

     Our selling, general and administrative expenses for 1998 decreased by $1.3 million from 1997 to $34.3 million, representing a decrease of 3.7%. The decrease in selling, general and administrative expenses was primarily due to continued cost savings as a result of the combination of the Unocal and BP networks.

     Transition Expenses. Transition expenses for 1998 decreased from $15.2 million in 1997 to $3.6 million in 1998. The 1998 costs were incurred in continuing to effect the combination of the Unocal and BP networks, as well as expenses incurred in beginning the integration of the Burns Bros. network into our network. The decrease from 1997 reflected the relative level of integration activities in 1998 versus 1997 on transition activities at the former Unocal network sites.

     Depreciation and Amortization. Depreciation and amortization for 1998 was $44.7 million, an increase of $8.9 million, or 24.9%, from 1997. During the first quarter of 1998, the useful lives of certain machinery, equipment and furniture were revised downward from 10 years to five years to conform the Unocal network's estimated useful lives to those of the BP network. The effect of this change in estimate resulted in reductions in income before extraordinary items, net income and earnings per share of $9.5 million, $5.7 million and $9.08 per share, respectively. In addition, an impairment charge of $0.6 million recorded in the fourth quarter of 1997 with respect to certain sites being held for sale was completely reversed in the 1998 second quarter. This reversal was based on increases in the estimated sales prices of the respective sites. In 1997, impairment charges related to goodwill and certain sites being held for sale of approximately $7.5 million were included in depreciation and amortization. Exclusive of the above amounts, depreciation and amortization increased approximately $8.1 million between years, primarily due to the significant level of capital expenditures in 1998 and 1997.

     Income from Operations. Income from operations was $19.1 million for 1998, as compared to $22.3 million in 1997, a decrease of $3.2 million, or 14.3%. The decrease was attributable to an increase in depreciation and amortization and operating expenses and a decrease in gains on sales of property and equipment and rent and royalty revenues, partially offset by increased non-fuel sales margins, increased diesel fuel margins and lower selling, general and administrative expenses. Our EBITDA for 1998 was $68.7 million, compared to $63.6 million for 1997. The increased EBITDA for 1998 was largely derived from increased gross profit as a result of a greater number of company-operated sites and increased diesel fuel margins, partially offset by the increased operating expenses and reductions in rent and royalty revenues.

     Interest Expense -- Net. Interest expense for 1998 was $25.4 million, representing an increase of $2.5 million, or 10.9%, from 1997. This was a result of the increased net debt balance after completing the 1998 refinancing and a full year of interest expense on the increased net debt balance from the refinancing of the existing indebtedness of the Unocal network and the BP network with new borrowing by us.

     Other Items. The extraordinary loss of $3.9 million resulted from the 1998 refinancing and represents the write-offs of the then remaining unamortized balance of deferred financing costs related to the extinguished indebtedness of $5.9 million. The reported amount of the extraordinary loss was net of the applicable income tax benefit of $2.0 million.

LIQUIDITY AND CAPITAL RESOURCES

     Our principal liquidity requirements are to meet our working capital and capital expenditure needs, including expenditures for acquisitions and expansion, and to service the payments of principal and interest on outstanding indebtedness.

  Historical

     Net cash provided by operating activities totaled $49.7 million for the nine months ended September 30, 2000, compared to $30.0 million for the same period in the prior year. The increase was primarily the result of both increased EBITDA for the nine months ended September 30, 2000 as compared to the same period in 1999, and $7.3 million of cash generated from a decrease in net working capital during the nine months ended September 30, 2000 as compared to $14.2 million of cash invested in an increase in net working capital for the same period in 1999. Net cash provided by operating activities totaled $44.7 million in 1999, $48.5 million in 1998, and $41.7 million in 1997. The decrease in net cash flows from operating activities for 1999 versus 1998 primarily resulted from a $29.3 million increase in EBITDA that was more than offset by an $11.8 million increase in interest expense and a $22.3 million increase in working capital requirements. The increase in net cash flows provided by operating activities in 1998 versus 1997 was primarily attributable to increased EBITDA partially offset by growth in working capital requirements arising from the increased number of company-operated sites and increased interest expense as a result of the 1998 refinancing.

     Net cash used in investing activities decreased to $48.5 million for the nine months ended September 30, 2000, from $118.0 million for the same period in 1999. During the nine months ended September 30, 2000, we invested $9.0 million to convert one leased site to a company-operated site, to convert one franchisee-owned site to a company-operated site, to acquire two new company-operated sites and to acquire a minority interest in a related business. For the same period in 1999, we invested $57.0 million to acquire Travel Ports. Capital expenditures for the nine months ended September 30, 2000 were $26.8 million less than for the same period in 1999. This decrease was primarily attributable to a planned reduction in capital spending in 2000 as compared to 1999, primarily reflecting a reduced level of one-time investments, such as re-branding and information systems, at the sites acquired from Burns Bros. and Travel Ports.

     Net cash used in investing activities for 1999 was $136.0 million versus $125.5 million in 1998 and $38.0 million in 1997. Net cash used in investing activities in 1999 included $87.4 million for capital expenditures under the capital investment program and $57.8 million for the Travel Ports acquisition. These outlays were partially offset by $9.1 million of cash proceeds from sales of property and equipment, which primarily consisted of the sales of five travel center sites during 1999. The amount of net cash used in investing activities in 1998 reflected $65.7 million of capital expenditures in accordance with our capital investment program, as well as $6.4 million for the conversions of five leased sites into company-operated sites and approximately $56.8 million for the Burns Bros. acquisition. These uses of cash were partially offset by $3.4 million of proceeds from sales of property and equipment comprised primarily of the sales of two company-operated sites and condemnation proceeds related to a third company-operated site. The amount for 1997 reflected $75.9 million of expenditures related to capital additions and conversions of leased sites into company-operated sites partially offset by $38.0 million of proceeds from sales of property and equipment primarily relating to the sales of 15 leased sites to the respective operators.

     Net cash provided by financing activities was $9.2 million for the nine months ended September 30, 2000, while net cash provided by financing activities for the same period in 1999 was $30.5 million. For 2000, $11.4 million of cash was provided by net borrowings under our revolving credit facility and $2.2 million was used to make debt repayments and repurchase shares of our common stock. For the nine months ended September 30, 1999, $25.0 million of cash was provided by borrowings under our revolving credit facility, primarily to fund part of the purchase price of the Travel Ports acquisition. Net cash flows provided by financing activities were $20.1 million in 1999, $94.4 million in 1998 and $44.3 million in 1997. The cash provided during 1999 was the result of a $6.7 million capital investment and net borrowings of $15.0 million under our revolving credit facility. We made $1.6 million of scheduled debt repayments during 1999. The increased cash flows from investing activities in 1998 versus 1997 reflected the 1998 refinancing.

     We expect to invest approximately $70 million in our travel center network from September 30, 2000 through the end of 2001 in connection with our capital investment program to maintain, re-image, re-brand, upgrade and expand our network of travel centers. We have budgeted expenditures to add additional sites, re-brand and re-image sites, add additional non-fuel offerings, such as truck maintenance and repair shops and QSRs at existing sites, make required environmental improvements, and purchase, install and upgrade our information systems. The capital expenditures budget for the remainder of 2000 is approximately $20 million.

  After the Transactions

     As a result of the Transactions, we are highly leveraged. As of September 30, 2000, on a pro forma basis after giving effect to the Transactions, we would have had outstanding $523.0 million in aggregate indebtedness ($507.7 million net of unamortized debt discount), with approximately $99.7 million of additional borrowing capacity available under the Senior Credit Facility, and total stockholders' equity of $41.3 million. After giving pro forma effect to the Transactions, our earnings were not sufficient to cover fixed charges by $12.8 million for the year ended December 31, 1999 and by $16.6 million for the nine months ended September 30, 2000. As a result of the Transactions, our liquidity requirements are significantly increased, primarily due to increased debt service obligations. We believe that cash flow from operating activities, together with borrowings available under the Senior Credit Facility, will be sufficient to fund our current anticipated capital investment requirements, debt service requirements and working capital requirements. Any material future acquisitions, joint ventures or similar transactions will likely require additional capital, and we cannot assure you that any capital will be available to us on acceptable terms or at all.

     The Senior Credit Facility provides senior secured financing of up to $428.0 million, consisting of a $328.0 million term loan B facility with a maturity of eight years and a $100.0 million revolving credit facility, of which $99.7 million is available for working capital and capital investment purposes. We drew the full amount of the term loan B facility at the closing of the Transactions. The revolving credit facility commitment will terminate six years from the date of the closing of the Senior Credit Facility.

     The term loan B facility and the revolving credit facility bear interest at a rate equal to:

     - in the case of the revolving credit facility, Adjusted LIBOR plus a margin of 2.75% or, at our election, the alternate base rate plus a margin of 1.75%; or

     - in the case of the term loan B facility, Adjusted LIBOR plus a margin of 3.25% or, at our election, the alternate base rate plus a margin of 2.25%.

     In addition to paying interest on outstanding principal under the Senior Credit Facility, we are required to pay a commitment fee to the lenders under the revolving credit facility equal to 0.50% per year of the unused commitments.

     The term loan B facility amortizes each year, beginning in 2002, in quarterly amounts in the following approximate aggregate principal amounts for each year set forth below.

                                                                 TERM LOAN
                            YEAR                                 B FACILITY
                            ----                                ------------
2002........................................................    $  3,280,000
2003........................................................       3,280,000
2004........................................................       3,280,000
2005........................................................       3,280,000
2006........................................................       3,280,000
2007........................................................      80,360,000
2008........................................................     231,240,000
                                                                ------------
Total.......................................................    $328,000,000
                                                                ============

Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, six years from the date of the closing of the Senior Credit Facility.

     The Senior Credit Facility contains a number of covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay other indebtedness, make certain restricted payments and dividends, create liens on assets, make investments, loans or advances, make certain acquisitions, engage in mergers or consolidations, engage in material businesses other than our current businesses, make capital expenditures, enter into sale and leaseback transactions, or engage in certain transactions with affiliates.

     The notes mature in 2009. Our obligations under the notes are junior in right of payment to all of our existing and future senior indebtedness, including all indebtedness under the Senior Credit Facility. The indenture restricts, among other things, our ability to incur additional indebtedness, issue shares of disqualified stock and preferred stock, pay dividends or make certain other restricted payments and enter into certain transactions with affiliates, and prohibits certain restrictions on the ability of our subsidiaries to pay dividends or make certain payments to us, and contains certain restrictions on our ability to merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets or sell the stock of our subsidiaries.

     As of September 30, 2000, $4.7 million was outstanding under a note payable by us to a former operator of a site, which we refer to as the Santa Nella Note. The note bears interest at an annual rate of 5%, requires quarterly principal and interest payments of $98,000 through October 1, 2018 and is secured by the real estate and improvements located at the site.

     We are party to a $68.0 million master lease agreement under which we will finance by mid-2002 the construction of eight travel centers on land that we own. As of September 30, 2000, $40.3 million had been used in the construction of five sites, four of which were completed prior to September 30, 2000 and the fifth of which was completed in December 2000.

     We anticipate that we will be able to fund our working capital requirements and capital expenditures through 2001 primarily from funds generated from operations and asset sales, and, to the extent necessary, from borrowings under our revolving credit facility. Our long-term liquidity requirements, including capital expenditures, are expected to be financed by a combination of internally generated funds, borrowings and other sources of external financing as needed.

     Our ability to fund our capital investment requirements, interest and principal payment obligations and working capital requirements and to comply with all of the financial covenants under our debt agreements depends on our future operations, performance and cash flow. These are subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond our control.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We are exposed to commodity price risk and interest rate risk. Our fuel purchase contracts provide for purchase prices based on average market prices for diesel fuel and gasoline, exposing us to commodity price risk. We mitigate this risk exposure in several ways, but primarily by holding less than three days of diesel fuel inventory at our sites and selling a large portion of our fuel volume on the basis of a daily industry index of average fuel costs plus a pumping fee, which minimize the effect on our margins of sudden sharp changes in commodity market prices. We manage the price exposure related to sales volumes not covered by the daily industry index pricing formulae through the use, on a limited basis, of derivative instruments designated by management as hedges of anticipated purchases. The total volume covered by open derivative contracts at any point in time during the year ended December 31, 1999 was immaterial. The interest rate risk faced by us results from our highly-leveraged position and our level of variable rate indebtedness, the rates for which are based on short-term lending rates, primarily the London Interbank Offered Rate. We use interest rate swap agreements to reduce our exposure to market risks from changes in interest rates by fixing interest rates on variable rate debt and reducing certain exposures to interest rate fluctuation. Amounts currently due to or from interest rate swap counterparties are recorded in interest expense in the period in which they accrue. At December 31, 1999, we were involved in interest rate swap agreements with a notional principal amount of approximately $160.3 million. Notional amounts do not quantify risk or represent our assets or liabilities, but are used in the determination of cash settlements under the agreements. We are exposed to credit losses from counterparty nonperformance, but do not anticipate any losses from our agreements, all of which are with a major financial institution.

     The following table summarizes historical information about our financial instruments that are subject to changes in interest rates:

                                                FIXED RATE INDEBTEDNESS     VARIABLE RATE INDEBTEDNESS
                                               -------------------------    ---------------------------
                                                             WEIGHTED                       WEIGHTED
                                               PAYMENT        AVERAGE        PAYMENT        AVERAGE
                                                AMOUNT     INTEREST RATE     AMOUNT      INTEREST RATE
                                               --------    -------------    ---------    --------------
                                                                (Dollars in thousands)
Year Ended December 31:
  2000.......................................  $     46         9.99%       $  1,446         9.875%
  2001.......................................    17,803        10.02           1,446
  2002.......................................    17,809        10.15           1,446
  2003.......................................        66        10.28          65,448
  2004.......................................        74        10.28         138,665
Thereafter...................................   127,730        10.35          33,991
                                               --------                     --------
Total........................................  $163,528        10.19        $242,442
                                               ========                     ========
Fair value...................................  $156,786                     $242,442
                                               ========                     ========

ENVIRONMENTAL MATTERS

     We own and operate underground storage tanks and aboveground storage tanks at company-operated sites and leased sites which must comply with Environmental Laws. We have estimated the current ranges of remediation costs at currently active sites and what we believe will be our ultimate share for those costs and, as of September 30, 2000, we had a reserve of $6.0 million for unindemnified environmental matters for which we are responsible. Under the environmental agreements entered into as part of the acquisition of the Unocal and BP networks, Unocal and BP are required to provide indemnification for, and conduct remediation of, certain pre-closing environmental conditions. In addition, we have obtained insurance of up to $25.0 million for known and up to $40.0 million for unknown environmental liabilities, subject, in each case, to certain limitations. While it is not possible to quantify with certainty our environmental exposure, we believe that the potential liability, beyond that considered in the reserve, for all environmental proceedings, based on information known to date, will not have a material adverse effect on our financial condition, results of operations or our liquidity.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

     In June 1998, the Financial Accounting Standards Board issued Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"), which requires entities to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Changes in the fair values are required to be recognized in income when they occur, except for derivatives that qualify as hedges. For us, adoption of this standard, as subsequently amended, is required for the first quarter of 2001. At this time, we have not completed our analysis of the effect on our financial statements of adopting FAS 133. However, as we use derivatives on a limited basis and only as hedges of either commodity price risk or interest rate risk, the effect of FAS 133 on our operations is not expected to be material.

     In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements," which provides guidance related to revenue recognition based on interpretations and practices promulgated by the SEC and requires companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation. Before modification by SAB 101B, SAB 101 was to be effective with the first quarter of 2000. In June 2000, the SEC issued SAB 101B, "Second Amendment: Revenue Recognition in Financial Statements," which delays implementation of SAB 101 until the fourth quarter of 2000. We are currently finalizing our analysis of the effect SAB 101 will have on our financial statements, and we do not expect its adoption will have a significant effect on our financial statements.

                                    INDUSTRY

     The U.S. travel center and truck stop industry consists of travel centers, truck stops, diesel fuel outlets and similar facilities designed to meet the needs of long-haul trucking fleets and their drivers, independent truck drivers and general motorists. According to the National Association of Truck Stop Operators, or "NATSO," sales at highway service facilities were $110.9 billion during 1996, and are projected to reach $133.6 billion by the end of 2000. Travel centers and truck stops accounted for $35.2 billion of these sales in 1996, and are projected to sell $40.7 billion in products and services during 2000.

     Market Participants. According to NATSO, the travel center and truck stop industry is large and highly fragmented with in excess of 3,000 travel centers and truck stops located on or near interstate highways nationwide, of which we consider approximately 500 to be full-service travel centers. Further, according to the 1999 edition of The Trucker's Friend, a database of truck fueling facilities, only 10 chains in the United States have 25 or more travel center and truck stop locations on the interstate highways, which we believe is the minimum number of locations needed to provide even regional coverage to truck drivers and trucking fleets.

     Substantial Barriers to Entry. The travel center and truck stop industry presents significant barriers to entry for both new competitors and smaller existing competitors wishing to expand their presence. These barriers include:

     - the high capital cost of constructing a new full-service facility;

     - the limited availability of suitable locations along or near interstate highways; and

     - the strategic relationships and infrastructure necessary to compete successfully on a large-scale basis. These relationships and infrastructure may include, among other things, fleet customer relationships, branded strategic partner relationships, fuel supply arrangements, supplier relationships and integrated billing and information systems.

     Facilities Servicing the Trucking Industry. Generally, two types of facilities service the trucking industry in the United States: pumper-only truck stops and full-service travel centers. Pumper-only truck stops derive the vast majority of their revenues from the volume associated with discounted fuel prices and provide few services to truck drivers other than fueling. Full-service travel centers, such as those in our network, sell a broad range of product and service offerings to trucking fleets and their drivers and independent truck drivers. Product and service offerings at these full-service travel centers may include diesel fuel and gasoline, full-service restaurants and quick service restaurants, or QSRs, motels, truck repair and maintenance shops, truck weigh scales, business and telecommunications services, drivers' lounges, video game rooms, travel and convenience stores, laundry facilities, showers, truck wash facilities and secure parking areas. Full-service travel center sites and facilities are typically larger than pumper-only truck stops to provide a broader selection of products and services.

     Demand for Diesel Fuel. The demand for diesel fuel derives from the need to move goods by truck. Diesel fuel consumption by combination trucks, which include tractor and trailer combinations, has grown steadily from 1980 to 1998 at a compound annual growth rate of 2.7%. This growth can be primarily attributed to an increase in ton-miles, or the number of tons transported multiplied by the number of miles driven, in the trucking industry, which grew at a compound annual growth rate of 3.5% over the same period. In terms of ton-miles, trucking has been gaining market share relative to other modes of freight transport (particularly rail) due to the price advantage enjoyed by truck operators and the flexibility and speed of truck delivery as well as the continuing importance of just-in-time delivery and other inventory minimization initiatives. In addition, historical data has shown that the volume of diesel fuel sold has been resistant to economic downturns, having increased in each of the years from 1981 to 1983 and 1990 to 1992, the two most recent recessionary periods in the United States, at compound annual growth rates of 1.1% and 3.3%, respectively, during each of those three year periods. According to the U.S. Department of Transportation Federal Highway Administration, total diesel fuel consumption by combination trucks in the United States during 1998 was approximately 21.1 billion gallons.

     Increased Outsourcing of Fuel, Repair and Maintenance Services. Long-haul trucking fleets require nationwide fueling points and are the industry's principal consumers of the vast majority of diesel fuel sold in the United States. We believe that recent trucking industry trends have been to reduce the use of fleet-owned
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nationwide re-fueling terminals and to outsource fuel, repair and maintenance services to maximize the benefits of competitive diesel fuel pricing, superior driver amenities and reduced environmental compliance expenditures.

     Trends in the Trucking Industry. Recent trends in the trucking industry tend to favor the travel center industry, especially those travel centers that offer a variety of non-fuel products and services in addition to basic fuel needs.

     - Deregulation of the Trucking Industry. The deregulation of the trucking industry in 1980 removed most barriers to entry, encouraged expansion and allowed truck drivers to set independent rates. According to The American Trucking Association's annual statistical reports, since deregulation, demand for services provided by long-haul trucks has grown significantly. Deregulation has also stimulated consolidation of trucking fleets with each other and the consolidation of independent owner operators into trucking fleets. Fleets increasingly seek to do business with larger travel center or truck stop chains to maximize their volumes and available discounts and rebates and to streamline their complex billing and data collection processes. In order to achieve these goals, a trucking company will require its drivers to stop only at facilities operated by a limited number of approved providers.

     - Focusing on Core Competencies. In addition to seeking cost efficiencies through consolidation, trucking companies are attempting to improve operations by focusing on their core logistics and freight delivery competencies, which include managing relationships with shippers and handling the logistics of freight shipments. Increasingly, trucking fleet companies are outsourcing the repair and maintenance of their fleets to travel center or truck stop repair and maintenance shops. This trend favors full-service travel centers that not only offer truck repair and maintenance services, but also have information systems capable of electronically recording and tracking truck repairs for fleets.

     - Addressing Concerns Related to Truck Drivers. The link between driver fatigue and trucking accidents has prompted regulators and trucking companies to impose strict limitations on maximum hours driven per day or per week by truck drivers. As a result, many truck drivers will stop at a travel center or truck stop to sleep overnight, leading to increased demand for those sites that offer a complete range of comfort amenities such as full-service and fast food dining, showers, laundry facilities, gamerooms and TV lounges and adequate parking areas. The increased demand for these services provides an advantage for full-service travel centers over pumper-only sites. In addition, fleets are increasingly assigning two drivers to drive one truck as a team to increase fleet use and reduce shipping times. This trend also favors full-service travel centers providing a broader mix of non-fuel products and services because it doubles the potential non-fuel customers each time the truck drivers stop.

     - Shortage of Qualified Drivers. As a result of tight labor markets, quality-of-life issues for truck drivers and a general increase in trucking activity, trucking companies are experiencing a shortage of qualified drivers. As a result, driver turnover at some trucking companies exceeds 100% annually, as drivers switch companies in search of better pay and benefits or simply move on to new occupations. We estimate the cost to a trucking fleet of recruiting and training a new driver is approximately $3,000 to $5,000. In an effort to increase driver satisfaction, and thereby improve driver retention, many trucking companies provide their drivers with the option to stop at full-service travel centers or truck stops so that these drivers may take advantage of the broad range of products and services these travel centers offer.

     Trends in Motorist Traffic. According to the U.S. Department of Transportation, the United States is the most mobile nation in the world by most measures, with over 2.6 trillion vehicle miles traveled by all vehicles on rural and urban roadways in 1998. The passenger segment, which includes passenger cars, motorcycles, buses and other 2-axle 4-tire vehicles such as vans, pickup trucks and sport utility vehicles, represents 92.5% of this total. An increasingly large percentage of this passenger segment traffic is traveling U.S. interstate roadways. Interstate vehicle miles traveled by this segment have increased at a 4.3% compound annual growth rate between 1980 and 1998 and have also increased as a percent of total vehicle miles traveled, reaching 22.5% during 1998.

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                                    BUSINESS

TRAVELCENTERS OF AMERICA

     We are the largest, and only nationwide, full-service travel center network in the United States serving long-haul trucking fleets and their drivers, independent truck drivers and general motorists. Our geographically diverse network consists of 157 sites, 148 of which are owned by us, located in 40 states. Within our industry, our travel centers have the broadest range of product and service offerings, including diesel fuel and gasoline, truck repair and maintenance services, full-service and fast food dining, travel and convenience stores and other driver amenities. We believe that our nationwide network and broad range of product and service offerings make us best suited among our competitors to serve trucking fleets in the United States. In an effort to increase the appeal of our travel centers to our customers, we have recently redesigned and upgraded many of our sites. Excluding the results of sites that we have acquired, sold or eliminated from our network since 1996, from 1996 to September 30, 2000, we increased our diesel fuel sales volume and non-fuel revenues at compound annual growth rates of 10.5%, and 17.5%, respectively, and we have increased our EBITDA at a compound annual growth rate of 12.8%. On a pro forma basis, for the year ended December 31, 1999 and the nine months ended September 30, 2000, we had revenues of $1.5 billion and $1.5 billion, respectively, and EBITDA of $107.8 million and $78.9 million, respectively.

     Our travel centers are strategically located at key points along the U.S. interstate highway system, typically on 20- to 25-acre sites. Most of our network properties were developed more than 20 years ago when prime real estate locations along the interstate highway system were more readily available than they are today, making a network such as ours difficult to replicate. Operating under the widely recognized "TravelCenters of America" and "TA" brand names, our nationwide network provides an advantage to long-haul trucking fleets by enabling them to route their trucks within a single network from coast to coast. We supply diesel fuel to 49 of the 50 largest long-haul trucking fleets in the United States and are the principal supplier of diesel fuel to the two largest and four of the five largest long-haul trucking fleets. For the nine months ended September 30, 2000, our sites sold 70% of their total diesel fuel sales volume to trucking fleets. We reset our diesel fuel prices daily and sell a majority of our diesel fuel on the basis of a daily industry index of average fuel costs plus a pumping fee and we hold less than three days of diesel fuel inventory at our sites, which substantially mitigates our exposure to fuel price volatility. In order to ensure that we have an adequate supply of diesel fuel at each of our sites, we maintain supply relationships with an average of four to five alternate suppliers per site.

     One of the primary strengths of our business is the diversity of our revenue sources and the profitability of our non-fuel product and service offerings. In addition to diesel fuel and gasoline, our travel centers offer higher margin non-fuel products and services, including truck repair and maintenance, travel and convenience stores with a selection of over 4,000 items, full-service restaurants and/or one or more of 20 different branded fast food restaurants, which we refer to as quick service restaurants, or QSRs, and other driver amenities. On a pro forma basis for the nine months ended September 30, 2000, our company-operated sites had total non-fuel revenues of $421.1 million and earned a gross profit of 58.7% on those sales as compared to a gross profit of 8.6% on sales of diesel fuel. As a result, for that period, our company-operated travel centers generated 33% of revenues, but 77% of gross profit, from non-fuel products and services.

COMPETITIVE ADVANTAGES

     We believe that our competitive advantages include the following:

     - MARKET LEADER WITH STRONG BRAND NAME RECOGNITION. We are the largest, and only nationwide, full-service travel center network in the United States. The considerable size of our network, our competitive diesel fuel pricing and our streamlined information processing capabilities allow trucking fleet managers to concentrate their fuel purchases with us, thereby reducing fleet operating costs. In addition, we are the only travel center network that offers truck repair and maintenance services at almost all of our locations. Our focus on quality complements the breadth of our network and product and service offerings. We believe that our "TravelCenters of America" and "TA" brand names have

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       earned a reputation for quality and consistency and that the combination of our size and the comprehensive scope of products and services that we offer are difficult for any competitor to replicate.

     - SUPERIOR LOCATIONS. A significant barrier to entry into the travel center and truck stop industry is the limited availability of suitable land along or near interstate highways. Most of our network properties were developed more than 20 years ago when strategically located real estate along the interstate highway system was more readily available than it is today. In addition to the limited availability of well-situated locations, we believe that our network of sites could not be easily duplicated due to increasingly restrictive zoning and permitting regulations and significant construction costs. We estimate the current cost to construct a new full-service travel center similar to those operated by us to be approximately $8.0 million to $11.0 million, excluding the cost of land.

     - STRONG FLEET RELATIONSHIPS. We sell more diesel fuel to the two largest and four of the five largest long-haul trucking fleets than any other travel center or truck stop network and have supply relationships with 49 of the 50 largest long-haul trucking fleets. For the nine months ended September 30, 2000, our sites sold 70% of their diesel fuel sales volume to trucking fleets. We have established strong relationships with fleets based on the nationwide scope of our network, our competitive diesel fuel prices, our automated fueling and payment systems and the breadth of our non-fuel products and services. For example, we are the largest supplier of truck repair and maintenance services in the travel center and truck stop industry. Our comprehensive products and services are designed to reduce truck downtime and enhance driver satisfaction, which we believe helps our trucking fleet customers improve retention of their drivers.

     - BROADEST PRODUCT AND SERVICE PORTFOLIO. To complement our diesel fuel business and diversify our revenue sources, we have developed the most extensive product and service offerings of any travel center network. We believe that this is an important competitive advantage given that, according to our research, only one in three stops by truck drivers is for fuel. On a pro forma basis for the nine months ended September 30, 2000, our company-operated sites had total non-fuel revenues of $421.1 million and earned a gross profit of 58.7% on those sales as compared to a gross profit of 8.6% on sales of diesel fuel. As a result, for that period, our company-operated travel centers generated 33% of revenues, but 77% of gross profit, from non-fuel products and services. In addition to diesel fuel and one of 16 nationally recognized brands of gasoline, our typical facility provides:

        - a truck repair and maintenance shop;

        - multiple food offerings, including a full-service restaurant and/or one or more of 20 different branded QSRs;

        - a travel and convenience store, with a selection of over 4,000 items, that caters to both truck drivers and general motorists;

        - truck weigh scales;

        - business and telecommunications services;

        - permit services;

        - at some locations, a truck wash facility and/or a motel; and

        - other driver amenities, including showers, laundry facilities and video game rooms.

       Our travel centers offer highway travelers a broader array of nationally known branded products than any of our principal competitors. We believe that offering nationally branded products allows us to leverage the brand strength of these products to attract additional trucking and general motorist customers to our travel centers. We offer QSRs such as Burger King, Dunkin' Donuts, Pizza Hut, Popeye's Chicken & Biscuits, Sbarro, Subway and Taco Bell; gasoline brands such as Amoco, ARCO, BP, Exxon, Mobil, Shell and Unocal 76; and motels such as Days Inn, HoJo Inn and Travelodge.

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     - STRATEGIC ALLIANCES. We have strategic alliances with various companies which we believe enhance our market leadership position and increase our appeal to our customers, including:

        - Freightliner. In July 1999, we entered into an exclusive alliance with Freightliner LLC, the largest class 8 truck manufacturer in the United States. This alliance establishes us as the only manufacturer-authorized travel center network that can provide repair, maintenance and warranty services for Freightliner trucks. Through the Freightliner alliance, we have gained significant brand recognition in our repair and maintenance business and access to industry-leading training and technology, as well as lower costs for truck parts inventory. Freightliner, a subsidiary of DaimlerChrysler AG, has an equity interest in us and, in connection with the Transactions increased its ownership interest in us.

        - Pathway Network. We have an alliance with Simons Petroleum Inc., which, through its Pathway Network, allows trucking fleets to lock-in their diesel fuel costs for up to two years. We have the exclusive right to offer this service in the markets in which we operate. Simons contracts with fleets to permit them to hedge diesel fuel prices, and we facilitate the distribution of diesel fuel through our travel centers. We receive a fixed margin per gallon on the sale of diesel fuel to fleets participating in the Pathway Network, but we do not assume any of the hedging risk associated with the underlying transactions.

        - Bridgestone. The Bridgestone/Firestone Tire Sales Company is the leading original equipment truck tire supplier in the United States, and its tires are the leading replacement tire in the travel center and truck stop market. Through our alliance with Bridgestone /Firestone, we have negotiated and executed a favorable long-term supply agreement and have become Bridgestone / Firestone's number one marketer of truck tires in our distribution channel.

        - Shell/Equilon. With its "Shell ROTELLA T" brand, Equilon Enterprises LLC is the leading supplier in the United States of lubricants and oils to over-the-road class 8 truck service providers. Through our alliance with Equilon, we have been granted access to all of Equilon's supply terminals and distributor network and favorable pricing, and we have become Equilon's leading travel center and truck stop marketer of lubricants and oils to trucking fleets and independent truck drivers.

     - EXPERIENCED MANAGEMENT TEAM. Our senior management team, led by Edwin P. Kuhn, our President and Chief Executive Officer, has an average of approximately 25 years of experience in the travel center and related industries, including approximately 11 years of experience with us. Since January 1997, our management team has successfully integrated the truck stop networks formerly owned by Unocal Corporation and The British Petroleum Company p.l.c. and acquired and integrated into our network the travel center and truck stop networks formerly owned by Burns Bros. and Travel Ports. Our senior management team is supported by other experienced members of our management, including our regional vice presidents, who have an average of 15 years of experience in the travel center and related industries, and our site general managers, who have an average of 11 years of industry experience. Our management owns 13.8% of our outstanding common stock on a fully diluted basis.

BUSINESS STRATEGY

     Key elements of our on-going business strategy include:

     - INCREASE FLEET TRAFFIC. We seek to increase our sites' fleet traffic and non-fuel revenues by offering products and services designed to meet the needs of fleet customers, including competitively priced diesel fuel and truck repair and maintenance services. We believe that these products and services also attract independent truck drivers.

        - Competitive Diesel Fuel Pricing. We plan to continue to increase our diesel fuel sales volume by continuing to provide competitive pricing, particularly to large fleets. Drivers initially attracted by competitive diesel fuel pricing provide us with multiple opportunities to sell our higher margin
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          non-fuel products and services. In an effort to encourage multiple fueling visits and build "TA" brand loyalty, we are automating and enhancing our established loyal fueler program, which offers incentives to drivers who select our travel centers for their fuel and non-fuel needs. Drivers receive a point for each gallon of diesel fuel purchased and can redeem their points for discounts on non-fuel products and services at any of our travel centers.

        - Truck Repair and Maintenance Services. As the only nationwide full-service travel center network offering truck repair and maintenance services, we enable trucking fleets to outsource these needs, thereby allowing them to focus on their core logistics and freight delivery competencies and minimize out-of-route miles. In addition, our proprietary repair and maintenance shop information system allows us to track truck repair and maintenance histories for our fleet customers and independent truck drivers. We have implemented a repair and maintenance outsourcing program with our largest customer, which has resulted in a fourfold increase in our repair and maintenance revenues from that customer. We are currently pursuing similar arrangements with other trucking fleets. Further, we believe that our exclusive standing among travel center operators as a manufacturer-authorized warranty service provider for Freightliner trucks distinguishes us from our competitors. We believe that the combination of our industry-leading truck repair capabilities, service quality, repair and maintenance tracking ability and nationwide coverage, as well as our warranty program that is honored at all of our sites, will lead truck fleet operators to continue to direct truck drivers to our travel centers, thereby increasing customer traffic and fuel and non-fuel revenues.

        - Expand Non-fuel Product Offering. By competitively pricing our diesel fuel to attract fleet and independent truck driver customers, we also increase customer traffic, thereby giving us the opportunity to sell additional higher margin non-fuel products and services. Completion of our re-design or re-image program will allow us to broaden our non-fuel product offerings at our sites. In addition, we expect that as our network's non-fuel revenues grow, we will be able to gain further purchasing leverage with our suppliers, allowing us to increase our non-fuel gross profit.

     - INCREASE MOTORIST TRAFFIC. We believe that our re-imaged and upgraded travel centers have increased the appeal of our network to motorists. We also believe that we are well-positioned to capture additional motorist traffic by completing our re-image program, continuing to add nationally branded QSRs, upgrading our network's gasoline offerings to provide the most popular regional brands of gasoline and providing an attractive and clean environment. On a same-site basis, non-fuel revenues and gasoline sales volume at the sites we operate increased 3.9% and 6.8%, respectively, for the nine months ended September 30, 2000 compared to the nine months ended September 30, 1999, reflecting the effects of the significant capital investments we have made in our network.

     - INCREASE OPERATING EFFICIENCY. We have implemented several initiatives aimed at reducing our operating expenses by increasing the efficiency of our operations. Since 1997, we have replaced or upgraded almost all of our information systems, and we believe that we now have state-of-the-art information technology systems.

        - Internal Efficiency. Because labor costs constitute about two-thirds of our operating expenses, we have established a labor cost reduction program which involves implementing technology to automate manual processes, to upgrade existing software and to reduce expenses through improved labor scheduling. We have also implemented centralized purchasing and distribution arrangements and installed a new, fully integrated enterprise resource planning system. Since these initiatives were instituted, we have reduced same-site operating expenses as a percentage of non-fuel revenues at our company-operated sites from 56.1% in 1997 to 54.1% in 1999, representing annual savings of $5.1 million, or 3.7% of 1999 operating expenses at those sites that we have operated throughout the three-year period. Due to our recently implemented enterprise resource planning system and upgraded point-of-sale, human resource and payroll systems, through September 30, 2000, we have reduced our site administrative personnel by 122 persons since January 2000, resulting in annual savings of approximately $3.0 million.

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        - Customer Focused Efficiency. We are dedicated to providing all our customers with state-of-the-art and technically efficient systems and facilities. Recent examples of technological advancements that we have implemented include new or upgraded point-of-sale systems in our travel and convenience stores, truck repair and maintenance shops and restaurants; Pronto Pay, which permits drivers to pay, print detailed receipts and receive loyal fueler coupons at the diesel fuel pump; and an automated shower reservation system. In addition to reducing our costs, many of these technological improvements increase free time for truck drivers, who then can take greater advantage of our non-fuel product and service offerings.

     - ENHANCE AND EXPAND OUR NETWORK. We plan to strengthen our network by completing our travel center re-image and upgrade program and expanding our operations to additional geographic areas through select new site construction, strategic acquisitions and franchising.

        - Enhance Our Network. We began a capital investment program in 1997 to re-image, re-brand and upgrade and expand the product offerings of our travel centers to maximize trucking-related revenues and attract additional motorist traffic. Through September 30, 2000, we completed full re-image projects at 24 of our sites at an average investment of $1.8 million per site. These full re-image projects typically include expanding the square footage of the travel and convenience store, adding a fast food court with two or three QSRs, upgrading showers and restrooms, updating the full-service restaurant and upgrading the lighting in the parking areas. We believe that these full re-image projects have been successful to date in increasing the volume of both trucking and general motorist traffic at our travel centers. At the 20 sites at which we had completed a full re-image project by December 31, 1999, on an annualized basis, per site EBITDA increased by an average of $482,000, during the six-month period immediately following the completion of the re-image project as compared to the six-month period immediately preceding the initiation of our site re-image program in 1998. For the six sites that we acquired subsequent to the initiation of our site re-image program, the comparison period used was the first six months in which we operated each site. By the end of 2002, we intend to invest an additional $32.1 million to complete full re-image projects at 18 of our sites and to invest an additional $3.8 million to complete smaller scale re-image projects at 29 of our sites.

        - Expand Our Network. Based on traffic count analysis, freight movement research and mapping and census data, we have identified several new interstate areas available for our network's expansion. We have designed a "prototype" facility and a smaller "protolite" facility to standardize our travel centers and expand our brand name into new geographic markets while also increasing our appeal to motorists. The prototype and protolite designs combine an improved and efficient facility layout, nationally branded QSRs and expanded product and service offerings with what we believe is the most advanced fueling, billing and repair and maintenance technology in our industry. Since May 1999, we have completed construction of one protolite and six prototype facilities. Most of our future expansion will be with the protolite format, which requires significantly less land and capital investment than the prototype design and enables us to quickly and cost effectively gain a presence in smaller markets. We will also pursue strategic acquisitions.

OUR TRAVELCENTERS

     Our travel centers are designed to appeal to drivers seeking either a quick stop or a more extended visit. The typical truck driver visits a travel center for diesel fuel and for food, truck repair and maintenance services, supplies, business and telecommunications services, restrooms, showers, laundry facilities, sleeping facilities and parking facilities. General motorists typically stop at travel centers to purchase gasoline, food or travel and convenience store items or to use the telephones, motels or restrooms. Each of our travel centers is a full-service facility located on or near an interstate highway and offers fuel and non-fuel products and services 24 hours per day, 365 days per year.

     Property. The layouts of the travel centers owned by us vary from site to site. The facilities owned by us are located on properties averaging 22 acres, of which an average of approximately 19 acres are developed. The

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majority of the developed acreage consists of truck and car fuel islands, separate truck and car paved parking and the main building, which contains a full-service restaurant and one or more QSRs, a travel and convenience store and driver amenities and a truck maintenance and repair shop. The remaining developed acreage contains landscaping and access roads.

     Expansion Initiatives. To continue our growth trend and strengthen our national brand identity, we began to develop a prototype travel center design in 1995. We conducted extensive market research in order to design a travel center that would both appeal to the needs of our core fleet customer and truck driver base and better enable us to capture additional motorist traffic. The prototype represents a significant advancement from our historical site format in terms of layout and design to maximize the overall attractiveness, labor efficiency and profitability of a site. Prominent prototype features include a front entrance bearing the TA logo, a large main central hall, separate parking areas and entrances for truck drivers and general motorists and a floor plan configured to maximize foot traffic through the various profit centers while minimizing the number of paypoints.

     In addition to the prototype, we have designed a smaller format, the protolite, to more cost effectively address smaller markets. A protolite travel center requires significantly less land and capital and provides us with:

     - better access to new markets where larger facilities are not practical or economical;

     - the potential to further increase our geographic reach, including the state highway market, to improve service to national fleets; and

     - increased opportunities to capture additional general motorist traffic.

We also believe that the significantly reduced construction costs of the protolite will result in site profitability in a shorter period of time and increased return on investment. The prototype and protolite designs will be used in the construction of new sites, as well as the re-imaging of existing sites, most of which will be based on the protolite design. We estimate that the average cost of a prototype and protolite facility is $8.0 million and $5.0 million, respectively, excluding the cost of land.

     Product and Service Offerings. We have developed an extensive and diverse offering of products and services, which include:

     - Diesel Fuel. We supply diesel fuel to 49 of the 50 largest long-haul trucking fleets and are the largest supplier of diesel fuel to the two largest and four of the five largest long-haul trucking fleets in the United States. For the nine months ended September 30, 2000, our total diesel fuel sales volume was 1.0 billion gallons, with trucking fleet purchases accounting for approximately 70% of our sites' total diesel fuel sales volume.

     - Gasoline. To better attract and service additional general motorist traffic, we offer nationally recognized branded gasoline, consistently offering one of the top three gasoline brands in each geographic region. Of our 119 company-operated sites that are currently in operation, we offer branded gasoline at 104 sites and unbranded gasoline at four sites.

     - Full-Service and Fast Food Restaurants. Most of our travel centers have both full-service restaurants and QSRs that offer customers a wide variety of nationally recognized brand names and food choices. Our full-service restaurants, branded under our "Country Pride," "Buckhorn Family Restaurants" and "Mrs. B's" proprietary brands, offer "home style" meals through menu table service and buffets. We also offer nationally branded QSRs such as Burger King, Dunkin' Donuts, Pizza Hut, Popeye's Chicken & Biscuits, Sbarro, Subway and Taco Bell. We generally attempt to locate QSRs within the main travel center building, as opposed to constructing stand-alone buildings. As of September 30, 2000, 84 of our company-operated travel centers offered at least one branded QSR. In the future, locations using the protolite format will generally offer multiple QSRs but no full-service restaurant.

     - Truck Repair and Maintenance Shops. All but 11 of our travel centers have truck repair and maintenance shops. The typical repair shop has between two and four service bays, a parts storage

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       room and fully trained mechanics on duty at all times. These shops, which operate 24 hours per day, 365 days per year, offer extensive maintenance and emergency repair and road services, ranging from basic services such as oil changes and tire repair to specialty services such as diagnostics and repair of air conditioning, air brake and electrical systems. Our work is backed by a warranty honored at all of our other repair and maintenance facilities.

       In July 1999, we entered into an operating agreement with Freightliner to operate our truck repair shops as Freightliner ServicePoint Program facilities. As ServicePoint Program facilities, our shops are authorized to perform a limited menu of warranty repairs on trucks purchased from Freightliner and are included in Freightliner's 24-hour customer assistance center database as a major supplier of emergency and roadside repairs. Our shop employees also have access to Freightliner's parts distribution, service and technical information systems. This program is being implemented in a phased approach over several months and is expected to be fully implemented at most of our company-owned and franchisee-owned sites by the end of 2000. As of September 30, 2000, 103 of our sites were operating in the ServicePoint Program.

     - Travel and Convenience Stores. Each travel center has a travel and convenience store that caters to truck drivers, motorists, recreational vehicle operators and bus drivers and passengers. Each travel and convenience store has a selection of over 4,000 items, including food and snack items, beverages, non-prescription drug and beauty aids, batteries, automobile accessories, music and audio products. In addition to complete travel and convenience store offerings, the stores sell items specifically designed for the truck driver's on-the-road lifestyle, including laundry supplies and clothing as well as truck accessories. Many stores also have a "to go" snack bar installed as an additional food offering.

     - Additional Driver Services. We believe that fleets can improve the retention and recruitment of truck drivers by directing them to visit high-quality, full-service travel centers. All of our facilities strive to provide a consistently high level of service and amenities to drivers, making our network an attractive choice for trucking fleets. Most of our travel centers provide truck drivers with access to specialized business services, including an information center where drivers can send and receive faxes, overnight mail and other communications and a banking desk where drivers can cash checks and receive fund transfers from fleet operators. Most sites have installed telephone rooms with 20 to 25 pay telephones with AT&T long distance service. The typical travel center also has designated "truck driver only" areas, including a television room with a VCR and comfortable seating for drivers, a laundry area with washers and dryers and an average of six to 12 private showers.

       Additionally, we offer truck drivers a loyal fueler program that is similar to the frequent flyer programs offered by airlines. Drivers receive a point for each gallon of diesel fuel purchased and can redeem their points for discounts on non-fuel products and services at any of our travel centers. We also offer service from Park 'N View, which provides telephone, cable television and Internet access service directly to the driver in the privacy of his truck cab in the parking lot.

     - Motels. Twenty of our travel centers offer motels, with an average capacity of 35 rooms. Fourteen of these motels are operated under franchise grants from nationally branded motel chains, including Days Inn, HoJo Inn, Super 8, Rodeway and Travelodge.

SALES AND MARKETING

     Trucking Fleets. We derive a significant percentage of our revenues from the sale of diesel fuel and non-fuel products and services to long-haul trucking fleets and their drivers. In addition to providing the products and services that fleets and their truck drivers demand, we are committed to developing and maintaining strong relationships with fleet customers as part of our long-term sales and marketing effort. The following include certain of our larger trucking fleet customers (based on diesel fuel sales volume): Allied Holdings, Arnold Industries, Inc., Celadon Group, Inc., Covenant Transport, Inc., Crete Carrier Corp., C.R. England, Inc., CRST International, J.B. Hunt Transport Services, Landstar Systems, Inc., Marten Transport, Ltd., M.S. Carriers, Prime Inc., Schneider National, Swift Transportation, Co., Inc., USA Truck, Inc., U.S. Xpress Enterprises, Watkins Associated Industries and Werner Enterprises. We manage our fleet relationships through a sales force composed of eight regional sales managers and seven corporate customer service personnel, under the direction of our director of fleet sales. In addition, members of our billing and customer support, information systems, repair and maintenance shop marketing and credit departments work closely with their counterparts at our trucking fleet customers. We host trucking fleet customer group meetings with our senior management at our headquarters four to six times each year and sponsor numerous trucking industry events and awards that involve our trucking fleet customers. Alliances that we have formed with, among others, Freightliner, Simons Petroleum's Pathway Network, Bridgestone and Shell provide fleets the products and services they and their truck drivers want in a "one-stop shopping" environment and further strengthen the relationships we have developed with our trucking fleet customers.

     Independent Truck Drivers. In addition to strategically located sites, recognizable brands, travel and convenience stores, driver amenities and high-quality repair and maintenance services, we market ourselves to independent truck drivers through a variety of traditional advertising and marketing efforts. Our loyal fueler program allocates points redeemable on nearly all non-fuel purchases at our travel center stores, truck maintenance and repair shops and restaurants based on diesel fuel gallons purchased. In keeping with our overall strategy of maintaining a recognizable brand name, we also participate in various trucking industry events such as the Mid-America Truck Show and the Great American Truck Show, the two most widely attended events in the trucking industry.

     Motorists. We market to general motorists primarily by offering a variety of nationally branded gasolines and fast food restaurants, which we have added and will continue to add either as part of our re-imaging program or as site upgrades. Our market research indicates that motorists are primarily concerned with quality and convenience, as well as safety and cleanliness. Specifically, motorists are attracted to our sites by:

     - the proximity of our travel centers to interstate highways;

     - the travel and convenience stores;

     - clean restrooms;

     - phone services; and

     - in certain locations, motels.

     Advertising and Promotion. We have established advertising, marketing and promotion programs that include spending for magazine advertisements, billboards and interstate highway logo signs, trade magazines, point of sale advertising, on-site promotions and limited local advertisements. Franchised sites are required to contribute to our advertising and marketing budget. In addition to direct advertising, we publish "Road King Magazine," a bi-monthly subscription publication for professional truck drivers, and a quarterly TA newsletter for our trucking fleet customers. We also believe that by offering branded gasoline and QSRs at our travel centers, we can benefit from the brand advertising done by these oil companies and franchisors. We are members of several trucking industry trade organizations, including the American Trucking Association and the Truckload Carriers Association, the two largest trucking industry organizations in the United States.

     Customer Service Initiatives. We have implemented a variety of customer service support programs and have a quality assurance program in place for nearly all of our travel centers. For example, we employ a mystery shopper program, which is an independent quality assurance program that provides an evaluation of the overall performance of each of our travel centers, including our major non-fuel profit centers, performed by independent shoppers approximately six to eight times a year. In addition, we have an "800" number and web site where customers can contact us with questions or comments.

     Optimization of Network Sites. One of our key objectives is to optimize our revenue-producing assets to maximize the earnings generated at both a network level and a site level. From a network perspective, we perform analyses and studies to identify redundant sites, sites that are economically troubled and markets in which our network is inadequately represented. Based on the results of these analyses, we make decisions as to which sites to close or sell and which locations are good candidates for capital investments such as new sites, re-images, QSR additions and other improvements. On a site level, operating managers are constantly challenged to maximize the earnings generated from their facilities, through incentive-based compensation based on achieving department-level EBITDA targets. We periodically evaluate our gasoline and QSR offerings to ensure that the best brands are offered.

OPERATIONS

     Supply. We purchase diesel fuel from various suppliers at rates that fluctuate with market prices and are reset daily and resell fuel to certain franchisees and to the public at prices that we establish daily. By establishing supply relationships with an average of four to five alternate suppliers per location, we have been able to effectively create competition for our purchases among various diesel fuel suppliers on a daily basis. We believe that this flexibility has improved our purchasing position and helped us partially to offset the decline in retail diesel fuel margins. We further believe that this positioning with our suppliers will help our sites avoid product outages during times of diesel fuel supply disruptions.

     We have a single source of supply for gasoline at most of our sites that offer branded gasoline. At 47 of our company-operated sites, we purchase our gasoline directly from oil companies under jobber agreements; at 36 company-operated sites, we purchase our gasoline from jobbers under sub-jobber agreements; and at six company-operated sites, we purchase gasoline directly from the oil companies as a contract dealer. At 12 sites operating under our trademark license agreement with Unocal, we purchase unbranded gasoline and sell it under the "76" brand. Oil companies offer their lowest branded gasoline price to their jobbers, typically one to two cents per gallon lower than the rate they offer their contract dealers. Jobbers typically price their gasoline sold to their sub-jobbers at one-half to one cent per gallon above the jobbers' cost. Sites selling unbranded gasoline do not have exclusive supply arrangements and, along with the sites operating under the trademark license agreement, can purchase unbranded gasoline at one to two cents per gallon less than branded gasoline.

     Other than pipeline tenders, our fuel purchases are delivered directly from suppliers' terminals to our travel centers. We operate a fleet of 25 tankers to haul fuel to certain of our sites and to deliver supply to a select number of wholesale customers, but contract with common carriers for the majority of our fuel hauling needs. We do not contract to purchase substantial quantities of fuel for our inventory and are therefore susceptible to price increases and interruptions in supply. In the western United States, we use pipeline tenders and leased terminal space to mitigate the risk of supply disruptions, while in the eastern United States, we own and operate our own product terminal for this purpose. The susceptibility to market price increases for diesel fuel is substantially mitigated by the significant percentage of our total diesel fuel sales volume that is sold under pricing formulae that are indexed to market prices, which we reset daily. We do not engage in any fixed-price contracts with customers. We sell a majority of our diesel fuel on the basis of a daily industry index of average fuel costs plus a pumping fee, and we hold less than three days of diesel fuel inventory at our sites. We currently engage in only a minimal level of hedging of our fuel purchases with futures and other derivative instruments that primarily are traded on the New York Mercantile Exchange.

     Centralized Purchasing and Distribution. We maintain a distribution and warehouse center that services our network. This distribution center is the only dedicated purchasing, warehousing and distribution center in the travel center and truck stop industry. The distribution center is located near Nashville, Tennessee and has approximately 85,000 square feet of storage space. Approximately every two weeks, the distribution center delivers products to our network sites using a combination of contract carriers and our fleet of trucks and trailers. In 1999, the distribution center shipped approximately $57.0 million of products. The distribution center's cost savings allow our travel centers to offer products at reduced prices while maintaining higher profit margins than many industry competitors.

     The distribution center provides us with cost savings by using its consolidated purchasing power to negotiate volume discounts with third-party suppliers. The distribution center is also able to obtain further price reductions from suppliers in the form of reduced shipping charges, as suppliers need only deliver their products to the distribution center warehouse, as opposed to each site individually. The distribution center's sophisticated inventory management system provides administrative cost savings to us. The system handles returns of defective or obsolete items and provides us with information regarding product sales volumes, allowing us to react quickly to changing market conditions. In addition, use of the system has reduced the time that site managers spend on inventory matters and has allowed them to focus on product merchandising.

COMPETITION

     The travel center and truck stop industry is highly competitive and fragmented. According to NATSO, there are in excess of 3,000 travel center and truck stops located on or near highways nationwide, of which we consider approximately 500 to be full-service facilities. Further, according to the 1999 edition of The Trucker's Friend, 10 chains in the United States have 25 or more travel center and truck stop locations on the interstate highways, which we believe is the minimum number of locations needed to provide even regional coverage to truck drivers and trucking fleets. In the United States, there are generally two types of facilities designed to serve the trucking industry:

     - pumper-only truck stops, which provide fuel, typically at discounted prices, with limited additional services; and

     - full-service travel centers, such as those in our network, which offer a broad range of products and services to long-haul trucking fleets and their drivers, independent truck drivers and general motorists. These products and services include diesel fuel and gasoline; full-service and fast food dining; truck repair and maintenance; secure parking areas and other driver amenities.

Fuel and non-fuel products and services can be obtained by long-haul truck drivers from a wide variety of sources other than us, including regional full-service travel center and pumper-only truck stop chains, independently owned and operated truck stops, some large service stations and fleet-operated fueling terminals.

     We believe that we experience substantial competition from pumper-only truck stop chains and that this competition is based principally on diesel fuel prices. In the pumper-only truck stop segment, the largest networks, based on number of facilities and gallons of diesel fuel sold, are Marathon Ashland Petroleum LLC, selling primarily under the "Speedway" and "SuperAmerica" brand names, and Pilot Corporation. We experience additional substantial competition from major full-service networks and independent chains, which is based principally on diesel fuel prices, non-fuel product and service offerings and customer service. In the full-service travel center segment, the only large networks, other than ours, are operated by Flying J Inc. and Petro Stopping Centers, L.P. Our truck repair and maintenance shops compete with regional full-service travel center and truck stop chains, full-service independently owned and operated truck stops, fleet maintenance terminals, independent garages, truck dealerships and auto parts service centers. We also compete with a variety of establishments located within walking distance of our travel centers, including full-service restaurants, QSRs, electronics stores, drugstores and travel and convenience stores.

     A significant portion of all intercity diesel fuel consumption by trucking fleets and companies with their own trucking capability occurs through self-fueling at both dedicated terminals and at fuel depots strategically located across the country. These terminals often provide facilities for truck repair and maintenance. Our pricing decisions for diesel fuel and truck repair and maintenance services cannot be made without considering the existence of these operations and their capacity for expansion. However, we believe that a trucking industry trend has been to reduce the use of these terminals and to outsource fuel, repair and maintenance services to maximize the benefits of competitive fuel pricing, superior driver amenities and reduced environmental compliance expenditures.

AGREEMENT WITH UNOCAL

     In 1993, we entered into a software license agreement with Unocal which provides us a 99-year, royalty-free license to use Unocal's ACCESS 76 software program with the ownership and operation of our network. Under the terms of that license agreement, we pay the costs of maintaining and upgrading the software system. The software system is a proprietary, advanced on-line credit card authorization and information retrieval system that offers our customers a variety of ways to monitor, control and facilitate their purchase transactions with us.

EMPLOYEES

     As of September 30, 2000, we employed approximately 10,730 people on a full-time or part-time basis. Of this total, approximately 10,330 are employees at company-operated sites or in fuel transportation, approximately 340 perform managerial, operational or support services at our headquarters or elsewhere and approximately 60 employees staff the distribution center. All of our employees are non-union. We believe that our relationship with our employees is satisfactory.

PROPERTIES

     Our principal executive offices are leased and are located at 24601 Center Ridge Road, Suite 200, Westlake, Ohio 44145-5634. We have entered into a five-year lease for our principal executive offices that expires in the first half of 2006 and includes an option to renew for another five years. Our distribution center is a leased facility located at 1450 Gould Boulevard, LaVergne, Tennessee 37086-3535. Our current lease for our distribution center expires on June 30, 2002, and we have two, three-year extension options available.

     Of our 150 owned sites as of September 30, 2000, the land and improvements at 11 are leased, the improvements but not the land at five are leased, four are subject to ground leases of the entire site and eight are subject to ground leases of portions of these sites. We consider our facilities suitable and adequate for the purposes for which they are used. In addition to these 150 sites, including one currently held for development, we own one additional site that will be developed as a travel center and two sites that are closed and being held for sale. In December 2000, we sold two company-operated sites.

     The following charts set forth a list of each of the sites owned and operated by us, leased from us and operated by an operator and owned and operated by an independent franchisee, and also lists certain of the products and services available at each travel center.

        The TravelCenters of
          America Network

                                                                                              FACILITY SERVICES
                                                                      METHOD   -----------------------------------------------
           MAP                                               SIZE     OF OP.   PRIVATE   PARKING    PARK     TRAVEL   LAUNDRY
          NUMBER   ST       NAME       INTERSTATE LOCATION  (ACRES)    (1)     SHOWERS   SPACES    'N VIEW   STORE    SERVICES
          ------   ---   -----------   -------------------  -------   ------   -------   -------   -------   ------   --------
             1     AL    Mobile        I-10, Exit 4           15.2    CoCo       10        102       Y        Y         Y
             2     AL    Montgomery    I-65, Exit 168         10.4    CoFo       12        125       Y        Y         Y
             3     AL    Tuscaloosa    Exit 77, I-20/159 &
                                       Buttermilk Rd.         14.7    CoCo       12        135       Y        Y         Y
             4     AZ    Eloy          I-10, Exit 203,
                                       Toltec Rd.             22.0    CoCo       12        208       Y        Y         Y
             5     AZ    Kingman       I-40, Exit 48          27.9    CoCo       12        125       Y        Y         Y
             6     AR    West          Earle Exit 260,
                         Memphis       I-40 & SR 149          47.4    CoCo       10        175       Y        Y         Y
             7     CA    Barstow       I-15, West Main
                                       Exit                   12.2    CoCo        7        150                Y
             8     CA    Buttonwillow  I-5, Exit 58           15.8    CoCo       12        220       Y        Y         Y
             9     CA    Coachella     I-10 at Dillon Rd      17.4    CoCo       10        300       Y        Y         Y
            10     CA    Corning       Hwy 5 at South Ave     24.0    CoCo       20        300       Y        Y         Y
            11     CA    Lost Hills    I-5, Hwy 46 Exit       17.4    CoCo        6         65                Y
            12     CA    Ontario       Exit Milliken Ave.,
                         East          I-10 & Milliken Ave    31.8    CoCo       28        650       Y        Y         Y
            13     CA    Ontario       I-10 at Milliken
                         West          Ave                    34.7    CoCo       18        450       Y        Y         Y
            14     CA    Redding       I-5, Knighton Rd       20.0    CoCo        7        250       Y        Y         Y
            15     CA    Santa Nella   I-5 & Hwy 33, Santa
                                       Nella Exit             22.7    CoCo       13        216       Y        Y         Y
            16     CA    Wheeler       I-5 at Lake
                         Ridge         Isabella or Laval
                                       Rd                     20.0    CoCo       13        165       Y        Y         Y
            17     CO    Denver East   I-70/I-270, Exit
                                       278 (Quebec St.
                                       Exit)                  27.0    CoCo       10        210       Y        Y         Y
            18     CO    Denver West   I-70, Exit 266         12.9    CoFo       10        155       Y        Y         Y
            19     CT    New Haven     I-95, CT Exit 56       12.3    CoFo        7        120                Y         Y
            20     CT    Southington   I-84, Exit 28, Hwy
                                       322                    14.6    CoCo       12        150       Y        Y         Y
            21     CT    Willington    I-84, Exit 71 Ruby
                                       Rd                     43.0    CoCo       10        220       Y        Y         Y
            22     FL    Jacksonville  Jct. I-10 & U.S.
                         I-10          301, Exit 50           17.9    CoFo        9        137       Y        Y         Y
            23     FL    Jacksonville  I-95 & CR 210 West,
                         S             Exit 96                11.3    CoFo        6         90       Y        Y         Y
            24     FL    Marianna      I-10 & State Route
                                       71                     31.6    CoFo       12        138       Y        Y         Y
            25     FL    Vero Beach    I-95, Exit 68          29.2    CoFo       12        180       Y        Y         Y
            26     FL    Wildwood      I-76 at Route 44,
                                       Exit 66                23.0    CoCo       12        170       Y        Y         Y
            27     GA    Atlanta       Exit 39, Hwy 160,
                                       I-285 East             17.8    CoCo       12        230       Y        Y         Y
            28     GA    Atlanta       I-75 & Georgia Hwy
                         South         36                     29.2    CoFo       12        200       Y        Y         Y
            29     GA    Brunswick     Exit 6, I-95 at
                                       U.S. 17                28.2    CoCo       12        110                Y         Y
            30     GA    Cartersville  I-75, Exit 127         21.2    CoCo       10        200       Y        Y         Y
            31     GA    Commerce      I-85 & U.S. 441,
                                       Exit 53                13.4    CoFo       14        151                Y         Y
            32     GA    Cordele       I-75 & Winona, Exit
                                       97                     18.6    CoCo        8        100                Y         Y
            33     GA    Lake Park     I-75, Exit 1            8.8    CoFo        6         75       Y        Y         Y
            34     GA    Madison       I-20 & U.S. 441,
                                       Exit 51                11.6    CoCo       10        175       Y        Y         Y
            35     GA    Savannah      I-95 & U.S. 17
                                       South,
                                       Exit 14                20.0    CoFo        9        107       Y        Y         Y
            36     ID    Boise         I-84, Exit 54          13.0    CoCo       12        130                Y         Y


                                                         FUEL                        TRUCK MAINTENANCE
                       FACILITY SERVICES         ---------------------   ------------------------------------------
                  ----------------------------    DIESEL                           EMERGENCY    SERVICE      TRUCK
           MAP    WEIGH    BUSINESS   DRIVER'S   SATELLITE   GASOLINE     TRUCK      ROAD        POINT      SERVICE
          NUMBER  SCALES   SERVICES    LOUNGE      PUMPS     AVAILABLE   SERVICE    SERVICE    FACILITIES    BAYS
          ------  ------   --------   --------   ---------   ---------   -------   ---------   ----------   -------
             1    CAT        Y          Y          Y            BP          Y        Y           Y             5
             2     Y         Y          Y          Y           Citgo        Y        Y           Y             2
             3
                   Y                    Y          Y            BP          Y        Y           Y             2
             4
                  CAT        Y          Y          Y           Exxon        Y        Y           Y             3
             5    CAT        Y                     Y            76          Y        Y           Y             2
             6
                  CAT        Y          Y          Y            BP          Y        Y           Y             3
             7
                             Y                     Y         Unbranded
             8    CAT        Y          Y          Y            76          Y        Y           Y             2
             9    CAT        Y          Y          Y           Arco         Y        Y           Y             4
            10    CAT        Y          Y          Y           Arco         Y        Y           Y             4
            11               Y                                 Arco
            12
                  CAT        Y          Y          Y                        Y        Y           Y             3
            13
                  CAT        Y          Y          Y            76          Y        Y           Y             3
            14    CAT        Y          Y          Y            76          Y        Y           Y             2
            15
                  CAT        Y          Y          Y            76          Y        Y           Y             5
            16

                  CAT        Y          Y          Y          Chevron       Y        Y           Y             3
            17

                  CAT        Y          Y          Y         Unbranded      Y        Y           Y             3
            18    CAT        Y          Y          Y            76          Y        Y           Y             2
            19    CAT        Y          Y          Y          Sunoco        Y        Y           Y             2
            20
                  CAT        Y          Y          Y          Texaco        Y        Y           Y             3
            21
                  CAT        Y          Y          Y           Shell        Y        Y           Y             3
            22
                   Y         Y          Y          Y           Amoco        Y        Y           Y             2
            23
                   Y         Y          Y          Y           Shell        Y        Y           Y             2
            24
                  CAT        Y          Y          Y            BP          Y        Y           Y             2
            25    CAT        Y          Y          Y           Amoco        Y        Y           Y             2
            26
                  CAT        Y          Y          Y            BP          Y        Y           Y             3
            27
                  CAT        Y          Y          Y                        Y        Y           Y             4
            28
                  CAT        Y          Y          Y           Citgo        Y        Y           Y             4
            29
                  CAT        Y          Y          Y            BP          Y        Y           Y             3
            30    CAT        Y          Y          Y           Exxon        Y        Y           Y             3
            31
                   Y         Y          Y          Y            76          Y        Y           Y             2
            32
                   Y         Y          Y          Y            BP          Y        Y           Y             3
            33     Y         Y          Y          Y            BP          Y        Y           Y             2
            34
                  CAT        Y          Y          Y            BP          Y        Y           Y             2
            35

                  CAT        Y          Y          Y           Amoco        Y        Y           Y             2
            36    CAT        Y          Y          Y           Amoco        Y        Y           Y             3

                                           MOTEL
                          FOOD           AVAILABLE
                  --------------------   ----------
                   FULL        FAST
           MAP    SERVICE      FOOD
          NUMBER  DINING    OFFERINGS
          ------  -------   ----------
             1        Y
             2        Y
             3
                      Y        2,3
             4
                      Y        2,19
             5        Y         11
             6
                      Y        2,7
             7
                      Y
             8        Y         2
             9        Y       1,2,17
            10        Y       1,3,17
            11        Y
            12
                      Y      2,6,7,17
            13
                      Y        1,22
            14        Y        1,11
            15
                      Y
            16

                      Y     1,2,3,7,17
            17

                      Y      1,10,11
            18        Y
            19        Y
            20
                      Y
            21
                      Y        7,12
            22
                      Y
            23
                      Y
            24
                      Y
            25        Y         9
            26
                      Y     1,3,11,17
            27
                      Y         11       Unbranded
            28
                      Y        2,3
            29
                      Y         13        Days Inn
            30        Y       6,7,11
            31
                      Y
            32
                      Y
            33        Y
            34
                      Y        2,11
            35

                      Y        1,8
            36        Y        2,3

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        The TravelCenters of
          America Network

                                                                                              FACILITY SERVICES
                                                                      METHOD   -----------------------------------------------
           MAP                                               SIZE     OF OP.   PRIVATE   PARKING    PARK     TRAVEL   LAUNDRY
          NUMBER   ST       NAME       INTERSTATE LOCATION  (ACRES)    (1)     SHOWERS   SPACES    'N VIEW   STORE    SERVICES
          ------   ---   -----------   -------------------  -------   ------   -------   -------   -------   ------   --------
            37     IL    Bloomington   I-55, I-74, I-39 at
                                       Route 9, Exit 160A     19.0    CoCo       11        150       Y        Y         Y
            38     IL    Chicago N     Illinois/Wisconsin
                                       Line
                                       I-94 & Russell         63.2    CoCo       12        300       Y        Y         Y
            39     IL    Effingham     I-57 & I-70 State
                                       Route 32 & 33, Exit
                                       160                    13.0    CoCo       10        120       Y        Y         Y
            40     IL    Elgin West    I-90 & U.S. Hwy 20,
                                       Marengo-Hampshire
                                       Exit                   14.8    CoCo       10        125       Y        Y         Y
            41     IL    Mt. Vernon    I-57 & I-64            32.5    CoCo        8        175       Y        Y         Y
            42     IL    New
                         Lemont(2)     I-55, Exit 267         16.6    CoFo        9        175                Y         Y
            43     IN    Gary          Burr St. Exit,
                                       I-80/ I-94             21.6    CoCo       22        350       Y        Y         Y
            44     IN    Indianapolis  I-70 & State Road
                         West          39,
                                       Exit 59                16.4    CoFo        7        100       Y        Y         Y
            45     IN    Indy 500      I-65, State Road
                                       334,
                                       Exit 130               38.8    CoFo        6        150                Y         Y
            46     IN    Lake
                         Station       I-80/I-94, Exit 15B    23.2    CoCo       15        250       Y        Y         Y
            47     IN    Porter        1600 West US Hwy 20    34.5    CoCo       10        300       Y        Y         Y
            48     IN    Seymour       Exit 50, I-65 &
                                       S.R. 50                16.0    CoCo       11        130       Y        Y         Y
            49     IA    Council
                         Bluffs        I-80 & I-29, Exit 3    11.3    CoCo        5        100       Y        Y         Y
            50     IA    Iowa 80       I-80 at Exit 284        N/A    FoFo       23        700                Y         Y
            51     KS    Beto          Exit 155, U.S. 75 &
                         Junction      I-35                    N/A    FoFo        6        200       Y        Y         Y
            52     KY    Cincinnati    Exit 175, I-75/I-71
                         South         & S.R. 338              9.0    CoCo        8         95       Y        Y         Y
            53     KY    Florence      I-75, Exit 181         11.0    CoCo        8        160       Y        Y         Y
            54     LA    Lafayette     I-10 & State Road
                                       182                    14.0    CoCo       13        119       Y        Y         Y
            55     LA    Slidell       I-10, Exit 266         21.6    CoFo       10        200       Y        Y         Y
            56     LA    Tallulah      I-20 & U.S. 65,
                                       Exit 171               16.7    CoCo        8        120       Y        Y         Y
            57     MD    Baltimore     I-95, Exit 57          21.0    CoCo       19        250       Y        Y         Y
            58     MD    Baltimore     Jessup Exit 41A,
                         South         Rt. 175 & I-95         20.0    CoCo       19        650       Y        Y         Y
            59     MD    Elkton        I-95, Exit 109B        30.0    CoCo       12        230       Y        Y         Y
            60     MI    Ann Arbor     I-94, Exit 167         31.9    CoCo       10        112       Y        Y         Y
            61     MI    Monroe        Exit 15, I-75 &
                                       S.R. 50                33.1    CoCo       10        200       Y        Y         Y
            62     MI    Saginaw       I-75, Exit 144         11.5    CoFo        4        100       Y        Y         Y
            63     MI    Sawyer        I-94, Exit 12          23.3    CoCo        8        155       Y        Y         Y
            64     MN    Albert Lea    I-90 & I-35, Exit
                                       11                      N/A    FoFo       10        160       Y        Y         Y
            65     MN    Twin City     I-94 & Hwy 101,
                         West          Exit 207               12.1    CoFo        8        127       Y        Y         Y
            66     MS    Meridian      I-20 & I-59, Exit
                                       160                    12.5    CoCo        6        115       Y        Y         Y
            67     MO    Concordia     Exit 58, I-70 & Rt.
                                       23                     20.2    CoCo       12        120       Y        Y         Y
            68     MO    Kansas City   I-70 & Route H,
                         East          Exit 28                15.2    CoCo       10        130       Y        Y         Y
            69     MO    Matthews      I-55 & Hwy 80, Exit
                                       58                     28.6    CoCo        6        100       Y        Y         Y
            70     MO    Mt. Vernon    Exit 46, I-44 &
                                       S.R. 39                 N/A    FoFo       12        150                Y         Y
            71     MO    Springfield
                         East          I-44, Exit 88           N/A    FoFo        8        130                Y         Y
            72     MO    St. Louis     I-70 & Route W,
                         W. I-70       Exit 203               16.7    CoFo        8         86       Y        Y         Y


                                                         FUEL                        TRUCK MAINTENANCE
                       FACILITY SERVICES         ---------------------   ------------------------------------------
                  ----------------------------    DIESEL                           EMERGENCY    SERVICE      TRUCK
           MAP    WEIGH    BUSINESS   DRIVER'S   SATELLITE   GASOLINE     TRUCK      ROAD        POINT      SERVICE
          NUMBER  SCALES   SERVICES    LOUNGE      PUMPS     AVAILABLE   SERVICE    SERVICE    FACILITIES    BAYS
          ------  ------   --------   --------   ---------   ---------   -------   ---------   ----------   -------
            37
                  CAT        Y          Y          Y            76          Y        Y           Y             2
            38

                  CAT        Y          Y          Y           Mobil        Y        Y           Y             3
            39

                   Y         Y          Y          Y            BP          Y        Y           Y             3
            40

                  CAT        Y          Y          Y           Amoco        Y        Y           Y             2
            41    CAT        Y          Y          Y           Citgo        Y        Y           Y             2
            42
                  CAT        Y          Y          Y            76          Y        Y           Y             2
            43
                  CAT        Y          Y          Y            BP          Y        Y           Y             4
            44

                  CAT        Y          Y          Y            76          Y        Y           Y             2
            45

                  CAT        Y          Y          Y         Marathon       Y        Y           Y             2
            46
                   Y         Y          Y          Y         Phillips       Y        Y           Y             3
            47    CAT        Y          Y          Y           Mobil        Y                    Y             2
            48
                  CAT        Y          Y          Y            BP          Y        Y           Y             2
            49
                  CAT        Y          Y          Y          Conoco        Y        Y           Y             2
            50    CAT        Y          Y          Y           Amoco        Y        Y           Y             5
            51
                  CAT        Y          Y          Y          Texaco        Y        Y           Y             2
            52
                  CAT        Y          Y          Y            BP          Y        Y           Y             2
            53    CAT        Y          Y          Y          Sunoco        Y        Y           Y             3
            54
                  CAT        Y          Y          Y           Amoco        Y        Y           Y             2
            55     Y         Y          Y          Y           Mobil        Y        Y           Y             3
            56
                  CAT        Y          Y          Y           Mobil        Y        Y           Y             2
            57    CAT        Y          Y          Y           Mobil
            58
                  CAT        Y          Y          Y           Citgo        Y        Y           Y             4
            59    CAT        Y          Y          Y           Mobil        Y        Y           Y             3
            60    CAT        Y          Y          Y            BP          Y        Y           Y             2
            61
                  CAT        Y          Y          Y            BP          Y        Y           Y             3
            62     Y         Y          Y          Y           Citgo        Y        Y           Y             2
            63    CAT        Y          Y          Y           Mobil        Y        Y           Y             3
            64
                  CAT        Y          Y          Y          Texaco        Y        Y           Y             2
            65
                  CAT        Y          Y          Y           Citgo        Y        Y           Y             2
            66
                  CAT        Y          Y          Y            BP          Y        Y           Y             2
            67
                  CAT        Y          Y          Y         Phillips       Y        Y           Y             2
            68
                  CAT        Y          Y          Y          Conoco        Y        Y           Y             2
            69
                  CAT        Y          Y          Y           Citgo        Y        Y           Y             2
            70
                   Y         Y          Y          Y          Conoco        Y        Y           Y             2
            71
                   Y         Y          Y          Y          Conoco        Y        Y           Y             2
            72
                  CAT        Y          Y          Y           Mobil        Y        Y           Y             2

                                           MOTEL
                          FOOD           AVAILABLE
                  --------------------   ----------
                   FULL        FAST
           MAP    SERVICE      FOOD
          NUMBER  DINING    OFFERINGS
          ------  -------   ----------
            37
                      Y
            38

                      Y         1
            39

                      Y       6, 11
            40

                      Y        1, 2
            41        Y         11
            42
                      Y
            43
                      Y        1,2
            44

                      Y         5
            45

                      Y
            46
                      Y         3
            47        Y         3
            48
                      Y
            49
                      Y        1,20
            50        Y       4,9,13
            51
                      Y         9
            52
                      Y         2
            53               1,11,21
            54
                      Y
            55        Y
            56
                      Y
            57        Y        2,3        Rodeway
            58
                      Y         3
            59        Y        3,6
            60        Y
            61
                      Y      1,10,11
            62        Y
            63        Y       2,7,11
            64
                      Y        1,15
            65
                      Y
            66
                      Y
            67
                      Y       1,3,17
            68
                      Y        1,11
            69
                      Y         2
            70
                      Y       14,15
            71
                      Y        3,2
            72
                      Y

        The TravelCenters of
          America Network

                                                                                              FACILITY SERVICES
                                                                      METHOD   -----------------------------------------------
           MAP                                               SIZE     OF OP.   PRIVATE   PARKING    PARK     TRAVEL   LAUNDRY
          NUMBER   ST       NAME       INTERSTATE LOCATION  (ACRES)    (1)     SHOWERS   SPACES    'N VIEW   STORE    SERVICES
          ------   ---   -----------   -------------------  -------   ------   -------   -------   -------   ------   --------
            73     NE    Grand
                         Island West   I-80, Exit 305         18.6    CoFo        7        125       Y        Y         Y
            74     NE    Ogallala      I-80, Exit 126         16.8    CoCo        9         75       Y        Y         Y
            75     NE    Waco          I-80, Exit 360         15.5    CoCo        3         70                Y         Y
            76     NV    Las Vegas     I-15, Blue Diamond
                                       Exit 33                12.1    CoCo       14        135       Y        Y         Y
            77     NV    Mill City     I-80, Exit 151
                                       (West)
                                       Exit 149 (East)        73.4    CoCo       10        120                Y         Y
            78     NV    Reno-Sparks   I-80, Exit 19          14.7    CoFo       16        187                Y         Y
            79     NV    Rye Patch     I-80, Exit 129         12.0    CoCo        3         40                Y
            80     NH    Greenland     I-95, Exit 3
                                       Northbound; Exit 34
                                       Southbound              6.8    CoCo        7        120       Y        Y         Y
            81     NJ    Bloomsbury    I-78, Bloomsbury
                                       Exit 7                 12.5    CoCo        7        140       Y        Y         Y
            82     NJ    Carney's
                         Point         Exit 2C, I-295         10.0    CoCo        6         70                Y         Y
            83     NJ    Columbia      Exit 4, I-80 at Rt.
                                       94                     16.3    CoCo        7        190       Y        Y         Y
            84     NJ    Paulsboro     I-295, 18A,
                                       Mt. Royal Exit         25.0    CoCo       10        200       Y        Y         Y
            85     NM    Albuquerque   I-25 & I-40, Exit
                                       227A                   11.6    CoCo       11        125       Y        Y         Y
            86     NM    Gallup        Exit 16, I-40 & Hwy
                                       66                     14.9    CoCo       12        125       Y        Y         Y
            87     NM    Las Cruces    I-10 & Amandor
                                       Exit, Hwy 292          19.2    CoCo       15        145       Y        Y         Y
            88     NM    Santa Rosa    Exit 277, I-40 &
                                       U.S. 66, 54 & 84       24.7    CoCo       10        175       Y        Y         Y
            89     NY    Belmont       Rts. 17 & 19            8.2    CoCo        1         50                Y
            90     NY    Binghamton    I-81 N. Exit 2W,
                                       NY-17 or I-815,
                                       Exit 3,
                                       I-81/I-17              10.0    CoCo        6         97                Y         Y
            91     NY    Buffalo       I-90 & SR77, Exit
                         I-90 East     48A, Pembroke          16.3    CoFo        8        150       Y        Y         Y
            92     NY    Dansville     I-390, Exit 5          16.0    CoCo        5        126       Y        Y         Y
            93     NY    Fultonville   I-90, Exit 28          15.1    CoCo        8        100       Y        Y         Y
            94     NY    Maybrook      I-84, Exit 5           15.6    CoCo       12        180       Y        Y         Y
            95     NC    Candler       I-40, Exit 37          20.3    CoCo        8        125       Y        Y         Y
            96     NC    Greensboro    Exit 138, I-85/I-40
                                       & Hwy 61               28.6    CoCo       14        185       Y        Y         Y
            97     NC    Kenly         Exit 106, I-95          N/A    FoFo       12        250       Y        Y         Y
            98     OH    Ashland       Exit 186, I-71 &
                                       U.S. 250                7.1    CoCo        4         60                Y         Y
            99     OH    Columbus      I-70 at Ohio 37,
                         East          Exit 126               17.4    CoCo        9        160       Y        Y         Y
           100     OH    Columbus      I-70 & U.S. 42,
                         West          Exit 79                27.0    CoCo        8        200       Y        Y         Y
           101     OH    Dayton        Exit 10, I-70 &
                                       U.S. 127               89.8    CoCo        9        200       Y        Y         Y
           102     OH    Jeffersonville
                         East          I-77, MM 65            11.7    CoCo        6        190       Y        Y         Y
           103     OH    Kingsville    I-90, Exit 235         37.0    CoCo        9        126       Y        Y         Y
           104     OH    Lodi          Exit 209, I-71 &
                                       I-76 at Rt. 224        25.3    CoCo       12        270       Y        Y         Y


                                                         FUEL                        TRUCK MAINTENANCE
                       FACILITY SERVICES         ---------------------   ------------------------------------------
                  ----------------------------    DIESEL                           EMERGENCY    SERVICE      TRUCK
           MAP    WEIGH    BUSINESS   DRIVER'S   SATELLITE   GASOLINE     TRUCK      ROAD        POINT      SERVICE
          NUMBER  SCALES   SERVICES    LOUNGE      PUMPS     AVAILABLE   SERVICE    SERVICE    FACILITIES    BAYS
          ------  ------   --------   --------   ---------   ---------   -------   ---------   ----------   -------
            73
                  CAT        Y          Y          Y          Conoco        Y        Y           Y             2
            74    CAT        Y          Y          Y            76          Y        Y           Y             2
            75               Y                     Y           Amoco
            76
                  CAT        Y          Y          Y            76          Y        Y           Y             2
            77

                  CAT        Y          Y          Y           Arco         Y        Y           Y             3
            78     Y         Y          Y          Y            76          Y        Y           Y             2
            79               Y                                 Arco
            80

                   Y         Y          Y                    Unbranded      Y
            81
                  CAT        Y          Y          Y           Mobil        Y        Y           Y             3
            82
                  CAT        Y          Y          Y          Texaco                 Y
            83
                  CAT        Y          Y          Y            BP          Y        Y           Y             2
            84
                   Y         Y          Y          Y         Unbranded      Y        Y           Y             3
            85
                  CAT        Y          Y          Y            76          Y        Y           Y             3
            86
                  CAT        Y          Y          Y           Shell        Y        Y           Y             2
            87
                  CAT        Y          Y          Y           Shell        Y        Y           Y             5
            88
                  CAT        Y          Y          Y           Shell        Y        Y           Y             3
            89                                                 Mobil
            90

                   Y                                          Sunoco        Y        Y           Y             2
            91
                   Y         Y          Y          Y           Citgo        Y        Y           Y             2
            92     Y         Y          Y          Y           Mobil        Y        Y           Y             2
            93               Y          Y          Y          Sunoco        Y        Y           Y             2
            94     Y         Y          Y          Y          Sunoco        Y        Y           Y             3
            95     Y         Y          Y          Y           Citgo        Y                    Y             3
            96
                  CAT        Y          Y          Y            BP          Y        Y           Y             2
            97     Y         Y          Y          Y          Texaco        Y        Y           Y             4
            98
                  CAT                   Y                       BP          Y        Y           Y             2
            99
                  CAT        Y          Y          Y            BP          Y        Y           Y             2
           100
                  CAT        Y          Y          Y            BP          Y        Y           Y             2
           101
                  CAT                   Y          Y            BP          Y        Y           Y             2
           102
                  CAT        Y          Y          Y            BP          Y        Y           Y             2
           103    CAT        Y          Y          Y            BP          Y        Y           Y             3
           104
                  CAT        Y          Y          Y            BP          Y        Y           Y             2

                                           MOTEL
                          FOOD           AVAILABLE
                  --------------------   ----------
                   FULL        FAST
           MAP    SERVICE      FOOD
          NUMBER  DINING    OFFERINGS
          ------  -------   ----------
            73
                      Y
            74        Y
            75        Y
            76
                      Y        7,20
            77

                      Y         2        Unbranded
            78        Y
            79
            80

                      Y         1
            81
                      Y         7
            82
                                11
            83
                      Y       1,2,6       Days Inn
            84
                      Y                  Unbranded
            85
                      Y
            86
                      Y         4           HoJo
            87
                      Y       1,2,7
            88
                      Y         3
            89        Y
            90

                      Y
            91
                      Y
            92        Y                   Days Inn
            93        Y                  Unbranded
            94        Y         1        Unbranded
            95        Y
            96
                      Y        7,11       Days Inn
            97        Y         9
            98
                      Y
            99
                      Y        6,11
           100
                      Y        1,11
           101
                      Y        3,7
           102
                      Y        1,11
           103        Y         7
           104
                      Y        1,7

        The TravelCenters of
          America Network

                                                                                              FACILITY SERVICES
                                                                      METHOD   -----------------------------------------------
           MAP                                               SIZE     OF OP.   PRIVATE   PARKING    PARK     TRAVEL   LAUNDRY
          NUMBER   ST       NAME       INTERSTATE LOCATION  (ACRES)    (1)     SHOWERS   SPACES    'N VIEW   STORE    SERVICES
          ------   ---   -----------   -------------------  -------   ------   -------   -------   -------   ------   --------
           105     OH    North
                         Canton        I-77, Exit 111         11.2    CoCo        4         90       Y        Y         Y
           106     OH    Stony Ridge   Ohio Turnpike Exit
                                       5,
                                       I-80 & I-280           17.0    CoCo       15        300       Y        Y         Y
           107     OH    Toledo/Perrysburg I-80/90 & I-280,
                                       Exit 5                 17.6    CoCo       12        200       Y        Y         Y
           108     OH    Youngstown    I-80, Route 46,
                                       Exit 223A              16.2    CoCo       12        200       Y        Y         Y
           109     OK    Oklahoma
                         City East     I-40, Exit 142         19.0    CoCo       12        220       Y        Y         Y
           110     OK    Oklahoma
                         City West     I-40, Exit 140         19.3    CoCo        6        200       Y        Y         Y
           111     OK    Sayre         I-40 & Cemetery
                                       Road                   20.0    CoCo        6        100       Y        Y         Y
           112     OR    Eugene        Exit 199, I-5           N/A    FoFo        6        110       Y        Y         Y
           113     OR    Portland      I-5, Exit 278          20.0    CoCo        6        150       Y        Y         Y
           114     OR    Troutdale     I-84, Exit 17          25.4    CoCo       10        240       Y        Y         Y
           115     PA    Barkeyville   Exit 3, I-80 & S.R.
                                       8                      61.0    CoCo        9         95       Y        Y         Y
           116     PA    Bloomsburg    I-80, Exit 34          13.0    CoCo       14        200       Y        Y         Y
           117     PA    Breezewood    PA Turnpike Exit 12
                                       & U.S. 30, I-76/
                                       I-70                    N/A    FoFo       16        200                Y         Y
           118     PA    Brookville    Exit 13, I-80 & Rt.
                                       36                     48.5    CoCo       14        180       Y        Y         Y
           119     PA    Greencastle   I-81, Exit 3           23.5    CoCo       11        220       Y        Y         Y
           120     PA    Harborcreek   I-90, Exit 10          72.0    CoCo       11        266       Y        Y         Y
           121     PA    Harrisburg    Manada Hill Exit
                                       27, I-81 & S.R. 39     54.0    CoCo       17        170       Y        Y         Y
           122     PA    Lamar         Exit 25, I-80 &
                                       S.R. 64                68.3    CoCo       10        100       Y        Y         Y
           123     PA    Milesburg     I-80, Exit 23          11.3    CoCo        6         90                Y         Y
           124     PA    North East    I-90, Route 20,
                                       Exit 12                 9.6    CoCo       10         90                Y         Y
           125     SC    Manning       I-95, MM 119           15.1    CoFo        7        114       Y        Y         Y
           126     SC    Spartanburg   Exit 63, I-85 &
                                       S.R. 290               25.7    CoCo       12        160       Y        Y         Y
           127     SD    Spencer       I-90, Exit 353         12.0    CoCo        2         12       Y        Y
           128     TN    Antioch       I-24, Exit 62          21.5    CoCo        6        150       Y        Y         Y
           129     TN    Jackson       I-40, Exit 68          10.0    CoFo        6        100                Y         Y
           130     TN    Knoxville     Exit 374, I-40 &
                                       I-75                   24.0    CoCo       15        150       Y        Y         Y
           131     TN    Knoxville     I-40 & I-75, Exit
                         West          369                    25.3    CoFo       13        176       Y        Y         Y
           132     TN    Nashville     Exit 85, I-65,
                                       James Robertson
                                       Pkwy                   16.6    CoCo       11        180                Y         Y
           133     TN    Nashville
                         South         I-65, Exit 61          13.2    CoFo        6         86                Y         Y
           134     TX    Amarillo      Exit 81, I-40 E &
                         East          FM 1912                25.0    CoCo       12        156                Y         Y
           135     TX    Amarillo
                         West          I-40, Exit 74          29.5    CoCo       10        175       Y        Y         Y
           136     TX    Baytown       Exit 789, I-10 &
                                       Thompson Rd            17.0    CoCo       10        230                Y         Y
           137     TX    Dallas        Big Town Blvd.,
                                       I-30 & U.S. 80         13.7    CoCo       16        150       Y        Y         Y
           138     TX    Dallas        I-20 & BonnieView,
                         South         Exit 470/Opens July
                                       2001                   21.8    CoCo       10        200       Y        Y         Y


                                                         FUEL                        TRUCK MAINTENANCE
                       FACILITY SERVICES         ---------------------   ------------------------------------------
                  ----------------------------    DIESEL                           EMERGENCY    SERVICE      TRUCK
           MAP    WEIGH    BUSINESS   DRIVER'S   SATELLITE   GASOLINE     TRUCK      ROAD        POINT      SERVICE
          NUMBER  SCALES   SERVICES    LOUNGE      PUMPS     AVAILABLE   SERVICE    SERVICE    FACILITIES    BAYS
          ------  ------   --------   --------   ---------   ---------   -------   ---------   ----------   -------
           105
                  CAT        Y          Y                     Ashland       Y        Y           Y             2
           106

                  CAT        Y          Y          Y                        Y        Y           Y             3
           107
                  CAT        Y          Y          Y            BP          Y        Y           Y             2
           108
                  CAT        Y          Y          Y                        Y        Y           Y             3
           109
                  CAT        Y          Y          Y          Conoco        Y        Y           Y             3
           110
                  CAT        Y          Y          Y         Phillips       Y        Y           Y             2
           111
                  CAT        Y          Y          Y          Texaco        Y                    Y             2
           112     Y         Y          Y          Y           Shell        Y        Y           Y             3
           113    CAT        Y          Y          Y           Shell        Y        Y           Y             2
           114    CAT        Y          Y          Y           Arco         Y        Y           Y             4
           115
                  CAT        Y          Y          Y            BP          Y        Y           Y             2
           116    CAT        Y          Y          Y           Amoco        Y        Y           Y             5
           117

                  CAT        Y          Y          Y           Mobil        Y        Y           Y             3
           118
                  CAT        Y          Y          Y            BP          Y        Y           Y             3
           119     Y         Y          Y          Y           Mobil        Y        Y           Y             4
           120     Y         Y          Y          Y          Sunoco        Y        Y           Y             3
           121
                  CAT        Y          Y          Y                        Y        Y           Y             2
           122
                  CAT        Y          Y          Y            BP          Y        Y           Y             2
           123               Y          Y          Y           Amoco        Y        Y           Y             3
           124
                   Y         Y          Y          Y           Shell        Y        Y           Y             2
           125    CAT        Y          Y          Y           Amoco        Y        Y           Y             2
           126
                  CAT        Y          Y          Y            BP          Y        Y           Y             3
           127                                     Y           Amoco
           128    CAT        Y          Y          Y            BP          Y        Y           Y             4
           129     Y         Y          Y          Y            BP          Y        Y           Y             2
           130
                  CAT        Y          Y          Y                        Y        Y           Y             3
           131
                  CAT        Y          Y          Y            BP          Y        Y           Y             3
           132

                  CAT        Y          Y          Y                        Y        Y           Y             3
           133
                   Y         Y          Y          Y            BP          Y        Y           Y             2
           134
                  CAT        Y          Y          Y                        Y        Y           Y             3
           135
                  CAT        Y          Y          Y           Exxon        Y        Y           Y             3
           136
                  CAT        Y          Y          Y                        Y        Y           Y             3
           137
                  CAT        Y          Y          Y                        Y        Y           Y             3
           138

                  CAT        Y          Y          Y           Exxon        Y        Y           Y             3

                                           MOTEL
                          FOOD           AVAILABLE
                  --------------------   ----------
                   FULL        FAST
           MAP    SERVICE      FOOD
          NUMBER  DINING    OFFERINGS
          ------  -------   ----------
           105
                      Y
           106

                      Y         6
           107
                      Y        2,7
           108
                      Y
           109
                      Y        1,22
           110
                      Y        6,11
           111
                                21
           112        Y
           113        Y
           114        Y         3        Unbranded
           115
                      Y         3
           116        Y         3
           117

                      Y      3,13,16
           118
                      Y        2,4          HoJo
           119        Y                   Rodeway
           120        Y         1         Rodeway
           121
                      Y                   Days Inn
           122
                      Y         3
           123        Y         3
           124
                      Y        1,2
           125        Y      2,4,6,8
           126
                      Y         13       Travelodge
           127                  3
           128        Y        7,11
           129        Y
           130
                      Y         2        Travelodge
           131
                      Y        1,7
           132

                      Y         3
           133
                      Y
           134
                      Y         3
           135
                      Y       1,7,11
           136
                      Y
           137
                      Y
           138

                      Y       1,7,22

        The TravelCenters of
          America Network

                                                                                              FACILITY SERVICES
                                                                      METHOD   -----------------------------------------------
           MAP                                               SIZE     OF OP.   PRIVATE   PARKING    PARK     TRAVEL   LAUNDRY
          NUMBER   ST       NAME       INTERSTATE LOCATION  (ACRES)    (1)     SHOWERS   SPACES    'N VIEW   STORE    SERVICES
          ------   ---   -----------   -------------------  -------   ------   -------   -------   -------   ------   --------
           139     TX    Denton        I-35 & U.S. 77,
                                       Exit 471               17.9    CoFo        9        160                Y         Y
           140     TX    Rockwall      I-30 at Route 205,
                                       Exit 68                13.2    CoCo        6        100                Y         Y
           141     TX    San Antonio   I-10 & Foster Rd,
                                       Exit 583               31.2    CoCo       10        200       Y        Y         Y
           142     TX    Sweetwater    I-20, Exit 242         14.6    CoFo        6        110       Y        Y         Y
           143     UT    Parowan       I-15, Exit 78           7.2    CoCo        6         48                Y
           144     UT    Salt Lake
                         City          I-80, Exit 99          20.2    CoCo       12        150       Y        Y         Y
           145     VA    Ashland       Exit 92, I-95 & Rt.
                                       54                     19.2    CoCo       16        200       Y        Y         Y
           146     VA    Richmond      I-95, Exit 89          25.1    CoCo        8        158       Y        Y         Y
           147     VA    Roanoke       Exit 150, I-81 &
                                       U.S. 220               12.2    CoCo       10        110       Y        Y         Y
           148     VA    Wytheville    I-77, Exit 41,
                                       I-81,
                                       Exit 72                17.0    CoCo       12        120       Y        Y         Y
           149     WV    Hurricane     I-64, Exit 39          21.3    CoCo        7         95       Y        Y         Y
           150     WV    Martinsburg   I-81, Exit 20          37.2    CoCo        4        103       Y        Y         Y
           151     WV    Wheeling      Exit 11, I-70 at
                                       Dallas Pike             8.3    CoCo       11        200       Y        Y         Y
           152     WI    Janesville    Exit 171-C, I-90 &
                                       Hwy 14                  N/A    FoFo        4         50                Y         Y
           153     WI    Madison       I-90 & I-94, Exit
                                       132                    10.7    CoCo        9        160       Y        Y         Y
           154     WI    Twin City
                         East          I-94, Exit 4           15.1    CoFo        6         90       Y        Y         Y
           155     WY    Cheyenne      I-80, Exit 377         23.4    CoCo       12        140       Y        Y         Y
           156     WY    Ft. Bridger   I-80, Exit 30         134.7    CoCo        9        200       Y        Y
           157     WY    Sinclair      I-80, Exit 227         10.8    CoCo        4        150                Y
          --------------------------------------------------------------------------------------------------------------------


                                                         FUEL                        TRUCK MAINTENANCE
                       FACILITY SERVICES         ---------------------   ------------------------------------------
                  ----------------------------    DIESEL                           EMERGENCY    SERVICE      TRUCK
           MAP    WEIGH    BUSINESS   DRIVER'S   SATELLITE   GASOLINE     TRUCK      ROAD        POINT      SERVICE
          NUMBER  SCALES   SERVICES    LOUNGE      PUMPS     AVAILABLE   SERVICE    SERVICE    FACILITIES    BAYS
          ------  ------   --------   --------   ---------   ---------   -------   ---------   ----------   -------
           139
                  CAT        Y          Y          Y           Shell        Y        Y           Y             2
           140
                  CAT        Y          Y          Y            76          Y        Y           Y             2
           141
                  CAT        Y          Y          Y           Exxon        Y        Y           Y             3
           142     Y         Y          Y          Y          Conoco        Y        Y           Y             2
           143    CAT        Y          Y          Y           Arco
           144
                  CAT                   Y          Y         Sinclair       Y        Y           Y             3
           145
                  CAT        Y          Y          Y            BP          Y        Y           Y             3
           146    CAT        Y          Y          Y           Mobil        Y        Y           Y             2
           147
                  CAT        Y          Y          Y            BP          Y        Y           Y             3
           148
                  CAT        Y          Y          Y            BP          Y        Y           Y             2
           149    CAT        Y          Y          Y            76          Y        Y           Y             2
           150    CAT        Y          Y          Y            76          Y        Y           Y             2
           151
                  CAT        Y          Y          Y                        Y        Y           Y             4
           152
                  CAT        Y          Y          Y           Mobil
           153
                  CAT        Y          Y          Y           Citgo        Y        Y           Y             2
           154
                  CAT        Y          Y          Y           Mobil        Y        Y           Y             2
           155    CAT        Y          Y          Y           Amoco        Y        Y           Y             3
           156    CAT        Y                     Y           Amoco        Y        Y           Y             3
           157               Y          Y                      Amoco
          ------

                                           MOTEL
                          FOOD           AVAILABLE
                  --------------------   ----------
                   FULL        FAST
           MAP    SERVICE      FOOD
          NUMBER  DINING    OFFERINGS
          ------  -------   ----------
           139
                      Y
           140
                      Y
           141
                      Y       1,7,11
           142        Y        1,18
           143                 2,3
           144
                      Y        2, 7
           145
                      Y                  Travelodge
           146        Y        1,2
           147
                      Y         7         Days Inn
           148
                      Y       2,3,17
           149        Y
           150        Y
           151
                      Y
           152
                                9
           153
                      Y        2,3
           154
                      Y
           155        Y        2,7
           156        Y         2
           157
          ------

ITALIC PRINT INDICATES COMING IN 2000 OR 2001.

FAST FOOD OFFERINGS KEY:

    1 PIZZA HUT EXPRESS                            10 QUIZNO'S
    2 TACO BELL EXPRESS                            11 POPEYE'S CHICKEN & BISCUITS
    3 SUBWAY                                       12 DUNKIN' DONUTS
    4 BLIMPIE                                      13 DAIRY QUEEN
    5 OSCAR MEYER HOT DOG CONSTRUCTION CO.         14 KFC
    6 SBARRO                                       15 MCDONALD'S
    7 BURGER KING                                  16 LITTLE CAESARS'
    8 LONG JOHN SILVER'S                           17 TCBY TREATS
    9 WENDY'S                                      18 CHESTER CHICKEN

     19 A&W ALL AMERICAN FOOD
     20 TACO TIME
     21 MRS. B'S
     22 CHURCH'S CHICKEN

(1) CoCo = a Company-operated site; CoFo = a leased site; FoFo = a Franchisee-owned site.

(2) National 76 location accepting Access 76 card, but not offering our programs and services.

RELATIONSHIPS WITH FRANCHISEES

     TA Licensing, Inc., a wholly owned subsidiary, licenses its trademarks to us, TA Operating Corporation and TA Franchise Systems. We enter into franchise agreements with operators and franchisee-owners of travel centers through TA Franchise Systems, and TA Franchise Systems collects franchise fees and royalties under these agreements. TA Franchise System's assets consist primarily of the rights under the original franchise agreements, the network franchise agreements and its trademark licenses from TA Licensing. TA Franchise Systems has no significant tangible assets. The sole remaining franchise agreement for the Unocal network is between TA Operating Corporation, as successor to National, and the respective operator.

  Network Franchise Agreement

     Currently, there are 27 leased sites operating under network franchise agreements. Most of these were signed in July through December of 1997.

     Initial Franchise Fee. If the franchisee was continuously operating under a franchise agreement, license agreement or prescribed marketing plan or system of another travel center or truck stop company during the one-year period before signing the network franchise agreement and met certain other conditions, the initial franchise fee was $5,000. Otherwise, the franchise fee was $100,000.

     Term of Agreement. The initial term of the network franchise agreement is five years. The network franchise agreement provides for five three-year renewals on the terms being offered to prospective franchisees at the time of the franchisee's renewal. We reserve the right to decline renewal under certain circumstances or if specified terms and conditions are not satisfied by the franchisee. Subject to specified exceptions, including existing operations, so long as the franchisee is not in default under the network franchise agreement, we agree not to operate, or allow another person to operate, a travel center or travel center business that uses the "TA" brand, within 75 miles in either direction along the primary interstate on which the franchised site is located.

     Restrictive Covenants. Except for the continued operation of specified businesses identified by the franchisee at the time of execution of the network franchise agreement, the franchisee cannot, during the term of the agreement, operate any travel center or truck stop-related business under a franchise agreement, licensing agreement or marketing plan or system of its own or another person or entity. If the franchisee owns the franchised premises, the franchisee may continue to operate a travel center at the franchised premises after termination of the franchise agreement, but if the termination is for any reason other than a termination at the expiration of the term of the agreement, the franchisee is restricted for a two-year period from re-branding the facility with any other truck stop or travel center company or other organization offering similar services and/or fleet billing services.

     Royalty Payments. Franchisees are required to pay us a continuing services and royalty fee equal to 3.75% of all non-fuel revenues. If branded fast food is sold from the franchised premises, the franchisee must pay us 3% of all net revenues earned directly or indirectly in connection with those sales after deduction of royalties paid to the fast food franchisor.

     Advertising, Promotion and Image Enhancement. The network franchise agreement establishes a system-wide advertising, marketing and promotional fund to which the franchisees are required to contribute 0.6% of their non-fuel revenues and net revenues from fast food sales. Franchisees who own the franchised premises are also required to spend certain minimum amounts on advertising.

     Fuel Purchases and Sales. Under the network franchise agreement, we agree to sell to franchisees, and franchisees agree to buy from us, 100% of their requirements of diesel fuel. If the franchisee does not purchase gasoline from us, the franchisee agrees to purchase gasoline from only those suppliers that we approve in writing. For all gasoline that is not purchased from us, the franchisee must pay a $0.03 per gallon royalty fee to us on all gallons of gasoline sold. Franchisees may not commingle any diesel fuel.

     Non-fuel Product Offerings. Franchisees are required to operate their sites in conformity with guidelines that we establish and offer any products and services that we deem integral to the network. We will offer franchisees the right to purchase products through our distribution center, subject to a warehouse fee equal to

5% of the purchased product's current average weighted cost. If franchisees do not purchase products through our distribution center, the products purchased by franchisees must comply with our standards and specifications and be approved by us. We have the right to require a franchisee to discontinue any product or service that we conclude is harmful to the image or productivity of the network.

     Transfer or Assignment/Right of First Refusal. Transfers of the network franchise agreement require a $25,000 fee and prior written approval from us. We have a right of first refusal on all transfers.

     Termination/Nonrenewal. The network franchise agreement may be terminated by the franchisee without cause or reason upon 180 days' prior written notice. We may terminate the network franchise agreement for the following reasons:

     - the default of the franchisee;

     - our withdrawal from the marketing of motor fuel in the state, county or parish where the franchise is located; or

     - the default or termination of the lease.

     The foregoing reasons also constitute grounds for nonrenewal of the network franchise agreement. In addition, we can decline to renew the network franchise agreement for the following reasons:

     - we and the operator fail to agree to changes or additions to the network franchise agreement;

     - we make a good faith determination not to renew the network franchise agreement because it would be uneconomical to us; or

     - if we own the franchised premises, we make a good faith determination to sell the premises or convert it to a use other than for a truck stop or travel center.

If we do not renew the network franchise agreement due to any of the three foregoing reasons, we may not enter into another network franchise agreement relating to the same franchised premises with another party within 180 days of the expiration date on terms materially different from those offered to the prior franchisee, unless the prior franchisee is offered the right, for a period of 30 days, to accept a renewal of the network franchise agreement on those different terms. If we do not renew the network franchise agreement because we make a good faith determination to withdraw from the marketing of fuel in the area of the franchised premises, we may not sell the franchised premises or franchised business for 90 days following the expiration of the network franchise agreement. The prior franchisee does not have a right of first refusal on the sale of the franchised premises.

  Network Lease Agreement

     In addition to franchise fees, we also collect rent from those franchisees that operate a travel center owned by us. Currently, there are 28 sites owned by us but leased to a franchisee. Rent revenue for the 28 sites for the nine months ended September 30, 2000 was $8.8 million. Of the 28 leased sites, 27 sites operate under the network franchise agreement, and one site operates under a lease agreement that predates the network lease agreement.

     Term. Each operator of a leased site that enters into a network franchise agreement also must enter into a network lease. The lease agreements we have with our franchisees have a term of five years and allow for five renewals of three years each. We reserve the right to decline renewal under certain circumstances or if specified terms and conditions are not satisfied by the operator.

     Leased Site. The leased site consists only of the improved land, which includes the buildings and improvements, existing as of the date of the network lease. We may develop, improve, lease or sell all of our property not included in the leased site in our discretion as long as that property is not used for or in connection with any business engaged principally in the sale of fuel.

     Rent. Under the network lease, an operator must pay annual fixed rent equal to the sum of

     - base rent agreed upon by the operator and us, plus

     - an amount equal to 14% of the cost of all capital improvements, that we and the operator mutually agree will enhance the value of the leased premises, which cost in excess of $2,500 and are paid for by us, plus

     - an annual inflator equal to the percentage increase in the consumer price index.

The base rent will not be increased if the operator elects to pay for capital improvements. If we and the operator agree upon an amortization schedule for a capital improvement funded by the operator, we will, upon termination of the network lease, reimburse the operator for an amount equal to the unamortized portion of the cost of the capital improvement. The fixed rent, as adjusted by the annual inflator, may not increase more than 20% during the initial five-year term or 12% during any three-year renewal term of the network lease. The operator is responsible for the payment of all charges and expenses in connection with the operation of the leased site, including certain maintenance costs.

     Use of the Leased Site. The operator must operate the leased site as a travel center in compliance with all laws, including all environmental laws. The operator must submit to quality inspections that we request and appoint a manager that we approve, who is responsible for the day-to-day operations at the leased site.

     Termination /Nonrenewal /Transferability /Right of First Refusal. The network lease agreement contains terms and provisions regarding termination, nonrenewal, transferability and our right of first refusal which are substantially the same as the terms and provisions of the network franchise agreement.

  Original Franchise Agreement with BP Network Independent Franchisees

     There are nine sites that continue to operate under the franchise agreements they had with TA Franchise Systems prior to the network franchise agreement being revised to its current form in 1997. The terms of these franchise agreements are generally the same as the network franchise agreement, but they do not require the franchises to purchase their diesel fuel from us and their provisions vary. The average remaining term of these agreements is approximately seven years. At the expiration of these agreements, the respective franchisees may be offered an option to renew their franchises under our then-current franchise agreement.

     Term of Agreement. In general, the initial term of the original franchise agreement is 10 years. The original franchise agreement provides for one five-year renewal. The original franchise agreement offers no assurance that the terms of the renewal will be the same as those of the initial franchise agreement. We may decline renewal under some circumstances or if specified terms and conditions are not satisfied by the franchisee. So long as the franchisee is not in default under the franchise agreement, we agree not to operate, or allow another person to operate, the travel center or travel center business that uses the "TA" brand, within a specified area in either direction along one or more interstates at which the franchised site is located.

     Restrictive Covenants. Although the restrictive covenants in the original franchise agreements may vary slightly from franchise to franchise, each franchisee is subject to restrictions that prohibit two or more of the following during the term of the franchise agreement and for two years after its expiration:

     - operation of any other truck stop or travel center within its protected territory;

     - operation at the franchise location under any national brand other than "TA";

     - operation of a branded facility within a certain distance of any other TA facility; and

     - operation of any competitive business or a business that trades upon the franchise within the area adjacent to the franchise location.

     Royalty Payments. In general, we require franchisees to pay us a continuing services and royalty fee equal to 4% of all revenues earned directly or indirectly by the franchisee from any business conducted at or from the franchised premises, excluding fuel sales and sales of branded fast food. As part of the royalty fee, we require the franchisee to pay us $0.004 per gallon on all sales of fuel.

     Advertising, Promotion and Image Enhancement. The original franchise agreement establishes a system-wide advertising, marketing and promotional fund to which franchisees are required to contribute 0.25% of all revenues, including revenues from fuel and fast food sales, and mandates certain minimum franchisee expenditures on advertising.

     Fuel Purchases and Sales. We do not require franchisees to purchase gasoline or diesel fuel from us. However, we charge royalty fees generally on all fuel sales at the franchised premises.

     Non-fuel Product Offerings. Franchisees are required to operate their travel centers in conformity with our guidelines, participate in and comply with all programs that we prescribe as mandatory and offer any products and services we deem integral to the network. We grant franchisees the right to purchase products from the distribution center. If a franchise does not purchase products through the distribution center, the products purchased by the franchisee must meet our approval and be in accordance with our standards and specifications. We have the right to require a franchisee to discontinue the sale of any product or service that we conclude is harmful to the image or productivity of our network.

     Transfer or Assignment of an Original Franchise Agreement. Franchisees may not transfer or assign their rights or interests under the franchise agreement without our prior written consent. Any transfer or assignment is subject to our right of first refusal and the payment of a transfer and training fee in an amount equal to 25% of the initial franchise fee that we are then charging to new franchisees.

     Termination of an Original Franchise Agreement. We may terminate the franchise agreement upon the occurrence of certain defaults, upon notice and without affording the franchisee an opportunity to cure the defaults. When other defaults occur, we may terminate the franchise agreement if, after receipt of a notice of default, the franchisee has not cured the default within the applicable cure period. The franchisee may terminate the franchise agreement upon thirty days notice, if we are in material default under the franchise agreement and we fail to cure or attempt to cure the default within a reasonable period after notification.

FRANCHISE REGULATION

     State franchise laws apply to TA Franchise Systems, and some of these laws require TA Franchise Systems to register with the state before it may offer a franchise, require TA Franchise Systems to deliver specified disclosure documentation to potential franchisees and impose special regulations upon petroleum franchises. Some state franchise laws also impose restrictions on TA Franchise Systems' ability to terminate or not to renew its respective franchises and impose other limitations on the terms of the franchise relationship or the conduct of the franchisor. Finally, a number of states include, within the scope of their petroleum franchising statutes, prohibitions against price discrimination and other allegedly anticompetitive conduct. These provisions supplement applicable antitrust laws at the federal and state levels.

     The Federal Trade Commission, or the FTC, regulates us under their rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures." Under this rule, the FTC requires that franchisors make extensive disclosure to prospective franchisees but does not require registration. We believe that we are in compliance with this rule.

     We cannot predict the effect of any future federal, state or local legislation or regulation on our franchising operations.

ENVIRONMENTAL MATTERS

     Our operations and properties are extensively regulated by Environmental Laws that:

     - govern operations that may have adverse environmental effects, such as discharges to air, soil and water, as well as the management of Hazardous Substances or

     - impose liability for the costs of cleaning up sites affected by, and for damages resulting from disposal or other releases of Hazardous Substances.

     We own and use underground storage tanks and aboveground storage tanks to store petroleum products and waste at our facilities. These tanks must comply with requirements of Environmental Laws regarding tank construction, integrity testing, leak detection and monitoring, overfill and spill control, release reporting, financial assurance and corrective action in case of a release. At some locations, we must also comply with Environmental Laws relating to vapor recovery and discharges to water. We have completed necessary upgrades to underground storage tanks to comply with federal regulations that took effect on December 22, 1998, and believe that all of our travel centers, including those acquired in the Burns Bros. and Travel Ports acquisitions, are in material compliance with applicable requirements of Environmental Laws.

     We have received notices of alleged violations of Environmental Laws, or are aware of the need to undertake corrective actions to comply with Environmental Laws, at travel centers owned by us in a number of jurisdictions. We do not expect that any financial penalties associated with these alleged violations or compliance costs incurred in connection with these violations or corrective actions will be material to our results of operations or financial condition. We are conducting investigatory and/or remedial actions with respect to releases of Hazardous Substances that have occurred subsequent to the acquisition of the Unocal and BP networks and also regarding historical contamination at certain of the former Burns Bros. and Travel Ports facilities. While we cannot precisely estimate the ultimate costs we will incur in connection with the investigation and remediation of these properties, based on our current knowledge, we do not expect that the costs to be incurred at these properties, individually or in the aggregate, will be material to our results of operations or financial condition. While the matters discussed above are, to the best of our knowledge, the only proceedings for which we are currently exposed to potential liability, particularly given the Unocal and BP indemnities discussed below, we cannot assure you that additional contamination does not exist at these or additional network properties, or that material liability will not be imposed in the future. If additional environmental problems arise or are discovered, or if additional environmental requirements are imposed by government agencies, increased environmental compliance or remediation expenditures may be required, which could have a material adverse effect on us. As of September 30, 2000, we had a reserve for those matters of $6.0 million. In addition, we have obtained environmental insurance of up to $25.0 million for unanticipated costs regarding certain known environmental liabilities and for up to $40.0 million regarding certain unknown environmental liabilities.

     As part of the acquisition of the Unocal network, Phase I environmental assessments were conducted of the then 97 Unocal network properties purchased by us. Under an agreement with Unocal, Phase II environmental assessments of all Unocal network properties were completed by Unocal by December 31, 1998. Under the terms of the agreement with Unocal, Unocal is responsible for all costs incurred for:

     - remediation of environmental contamination, and

     - otherwise bringing the properties into compliance with Environmental Laws as in effect at the date of the acquisition of the Unocal network,

with respect to the matters identified in the Phase I or Phase II environmental assessments, which matters existed on or prior to the date of the acquisition of the Unocal network. Under the terms of the agreement with Unocal, Unocal also must indemnify us against any other environmental liabilities that arise out of conditions at, or ownership or operations of, the Unocal network prior to the date of the acquisition of the Unocal network. The remediation must achieve compliance with the Environmental Laws in effect on the date the remediation is completed. We must make claims for indemnification prior to April 14, 2004. Except as described above, Unocal does not have any responsibility for any environmental liabilities arising out of the ownership or operations of the Unocal network after the date of the acquisition of the Unocal network. We cannot assure you that, if additional environmental claims or liabilities were to arise under the agreement with Unocal, Unocal would not dispute our claims for indemnification.

     Prior to the acquisition of the BP network, all of the then 38 company-owned locations purchased by us were subject to Phase I and Phase II environmental assessments, undertaken at BP's expense. The environmental agreement with BP provides that, with respect to environmental contamination or non-compliance with Environmental Laws identified in the Phase I or Phase II environmental assessments, BP is responsible for:

     - all costs incurred for remediation of the environmental contamination, and

     - for otherwise bringing the properties into compliance with Environmental Laws as in effect at the date of the acquisition of the BP network.

The remediation must achieve compliance with the Environmental Laws in effect on the date the remedial action is completed. The environmental agreement with BP requires BP to indemnify us against any other environmental liabilities that arise out of conditions at, or ownership or operations of, the BP network locations prior to the date of the acquisition of the BP network. We must make claims for indemnification before December 11, 2004. BP must also indemnify us for liabilities relating to non-compliance with Environmental Laws for which claims were made before December 11, 1996. Except as described above, BP does not have any responsibility for any environmental liabilities arising out of the ownership or operations of the BP network after the date of the acquisition of the BP network. We cannot assure you that, if additional environmental claims or liabilities were to arise under the environmental agreement with BP, BP would not dispute our claims for indemnification.

     As part of the Burns Bros. acquisition, Phase I environmental assessments were conducted on all 17 sites acquired. Based on the results of those assessments, Phase II environmental assessments were conducted on nine of the sites. The purchase price paid to Burns Bros. was adjusted based on the findings of the Phase I and Phase II environmental assessments. Under the asset purchase agreement with Burns Bros., we released Burns Bros. from any environmental liabilities that may have existed as of the Burns Bros. acquisition date, other than specified non-waived environmental claims as described in the agreement with Burns Bros.

     As part of the Travel Ports acquisition, Phase I environmental assessments were conducted on all 16 sites acquired. Based on the results of those assessments, Phase II environmental assessments were conducted on five of these sites. The results of these assessments were taken into account in recognizing the related environmental contingency accrual for purchase accounting purposes.

LEGAL PROCEEDINGS

     We are involved from time to time in various legal and administrative proceedings and threatened legal and administrative proceedings incidental to the ordinary course of our business. We believe that we are not now involved in any litigation, individually or in the aggregate, which could have a material adverse effect on our business, financial condition, results of operations or cash flows.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Our executive officers and members of our board of directors and their ages, as of November 30, 2000, are as follows:

                   NAME                      AGE                    POSITION
                   ----                      ---                    --------
Edwin P. Kuhn..............................  57    Chairman of the Board, Chief Executive
                                                   Officer and President
James W. George............................  49    Senior Vice President, Chief Financial
                                                   Officer and Secretary
Timothy L. Doane...........................  43    Senior Vice President, Market Development
Michael H. Hinderliter.....................  51    Senior Vice President, Marketing
Steven C. Lee..............................  36    Vice President and General Counsel
Steven B. Gruber...........................  43    Director
Robert J. Branson..........................  51    Director
Rowan G.P. Taylor..........................  33    Director
Jeremy J. Thompson.........................  28    Director
James L. Hebe..............................  51    Director
Louis J. Mischianti........................  41    Director

     Our officers are appointed by the board of directors and serve at its discretion. The term of office for each director expires when the director's successor is elected and qualified.

     Edwin P. Kuhn was named Chief Executive Officer and President of us and our subsidiaries in January 1997. Upon completion of the Transactions, Mr. Kuhn became the Chairman of our Board of Directors. Mr. Kuhn served as President and Chief Executive Officer of TA Operating Corporation, a wholly owned subsidiary of ours, since the closing of the acquisition of the BP network in December 1993. Mr. Kuhn served as the General Manager (the most senior executive position) of the BP network under BP's ownership from April 1992 to December 1993. Prior to joining the BP network, Mr. Kuhn spent 25 years with The Standard Oil Company of Ohio ("Sohio") and BP in a series of retail site operating positions, most recently as the Retail Marketing Regional Manager for all BP retail facilities in the states of Ohio, Pennsylvania and Kentucky.

     James W. George was named Senior Vice President, Chief Financial Officer and Secretary of us and our subsidiaries in January 1997. Mr. George served as a Vice President and as Chief Financial Officer of TA Operating Corporation since the closing of the acquisition of the BP network in December 1993. From August 1990 to December 1993, Mr. George served as the Controller (the most senior financial position) of the BP network under BP's ownership. Prior to joining the BP network, Mr. George spent 10 years with Sohio and BP in various accounting and finance positions.

     Timothy L. Doane was named Senior Vice President, Market Development of us and our subsidiaries in January 1997. Mr. Doane served as Vice President, Market Development of TA Operating Corporation since 1995. Prior to joining TA Operating Corporation, Mr. Doane spent 15 years with Sohio and BP in various positions including as Director of Procurement (for all purchases except crude oil), Manager of BP's Procare Automotive Service (a chain of stand-alone automobile repair garages in three midwestern states), International Brand Manager (in the United Kingdom) and Division Manager in retail marketing.

     Michael H. Hinderliter was named Senior Vice President, Marketing of us and our subsidiaries in January 1997. Mr. Hinderliter served as Vice President, Marketing of TA Operating Corporation since the closing of the acquisition of the BP network in December 1993. From August 1992 to December 1993, Mr. Hinderliter served as the Marketing Manager of the BP network under BP's ownership. From 1989 to August 1992, Mr. Hinderliter was the manager of BP Truckstops Limited, BP's truck stop network in the United Kingdom. Prior to 1989, Mr. Hinderliter spent 14 years with the BP network under Ryder System, Inc., Sohio and BP ownership in various positions including Fleet Sales Manager, Division Manager and Location General Manager.

     Steven C. Lee was named Vice President and General Counsel of us and our subsidiaries in December 1997. From September 1995 to November 1997, Mr. Lee served as Assistant Vice President and Corporate Counsel of Premier Farnell Corporation (formerly Premier Industrial Corporation). Mr. Lee was a corporate attorney with Calfee, Halter & Griswold LLP from 1989 to 1995.

     Steven B. Gruber became a director upon completion of the Transactions. From February 1999 to the present, Mr. Gruber has been a Managing Partner of Oak Hill Capital Management, Inc., the manager of Oak Hill. From March 1992 to the present, he has been a Managing Director of Oak Hill Partners, Inc. From May 1990 to March 1992, he was a Managing Director of Rosecliff, Inc. Since February 1994, Mr. Gruber has also been an officer of Insurance Partners Advisors, L.P., an investment advisor to Insurance Partners, L.P. Since October 1992, he has been a Vice President of Keystone, Inc. (formerly known as Robert M. Bass Group, Inc.). Prior to joining Keystone, Mr. Gruber was a Managing Director and co-head of High Yield Securities and held various other positions at Lehman Brothers Inc. He is also a director of American Skiing Company, Integrated Orthopedics, Inc., Superior National Insurance Group, Inc., Grove Worldwide, LLC, Reliant Building Products, Inc. and several private companies.

     Robert J. Branson became a director upon completion of the Transactions. Mr. Branson has been affiliated with RMB Realty, Inc., which from time to time acts as a consultant and advisor to Oak Hill with respect to real estate matters, since 1989. From 1981 to 1989, Mr. Branson was a Principal of Linden & Branson, a real estate investment advisory firm and, from 1970 to 1981, he was employed by Arthur Andersen & Co. Mr. Branson is a Certified Public Accountant.

     Rowan G.P. Taylor became a director upon completion of the Transactions. From March 1999 to the present, Mr. Taylor has been a Principal of Oak Hill Capital Management. From April 1991 to March 1999, Mr. Taylor was employed by The Clipper Group, L.P. or one of its affiliates, most recently as a Principal. From January 1998 to March 1999, Mr. Taylor was also a Principal of Monitor Clipper Partners, Inc. Prior to April 1991, Mr. Taylor was employed by Credit Suisse First Boston Corporation.

     Jeremy J. Thompson became a director upon completion of the Transactions. From February 1999 to the present, Mr. Thompson has been employed by Oak Hill Capital Management, most recently as a Vice President. From August 1996 to the present, he has been employed by Oak Hill Partners, Inc. Prior to August 1996, Mr. Thompson was employed by Goldman, Sachs & Co. He serves as a director of several private companies.

     James L. Hebe was appointed a director of ours on September 22, 1999. Mr. Hebe has been Chairman, President and Chief Executive Officer of Freightliner since 1992. Mr. Hebe's career spans 28 years in the transportation industry. He serves on the boards of various transportation-related associations.

     Louis J. Mischianti has been a director of ours since December 1992. Mr. Mischianti has been employed by Olympus Advisory Partners, Inc., an affiliate of Olympus Growth Fund III, L.P. and Olympus Executive Fund, L.P., since May 1994. Mr. Mischianti was employed by The Clipper Group, L.P. or one of its affiliates from 1991 to April 1994. Prior to 1991, Mr. Mischianti was employed by Credit Suisse First Boston Corporation. Mr. Mischianti serves as a director of several private companies.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer and each of our four other most highly compensated executive officers as of December 31, 1999.

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                   ANNUAL COMPENSATION    ------------
                                                   --------------------    SECURITIES     ALL OTHER
                                                                 BONUS     UNDERLYING    COMPENSATION
       NAME AND PRINCIPAL POSITION         YEAR    SALARY($)    ($)(1)    OPTIONS (#)       ($)(2)
       ---------------------------         ----    ---------    -------   ------------   ------------
Edwin P. Kuhn............................  1999     374,000     187,000       --            6,657
  President, Chief Executive Officer and   1998     350,000     175,000       --            8,285
  Director                                 1997     325,000     162,500       --            4,243
James W. George..........................  1999     242,000     121,000       --            7,219
  Senior Vice President, Chief Financial   1998     225,000     112,500       --            4,364
  Officer and Secretary                    1997     210,000     105,000       --            4,241
Michael H. Hinderliter...................  1999     242,000     121,000       --            5,744
  Senior Vice President                    1998     225,000     112,500       --            6,460
                                           1997     210,000     105,000       --            4,953
Timothy L. Doane.........................  1999     242,000     121,000       --            6,492
  Senior Vice President                    1998     225,000     112,500       --            7,757
                                           1997     210,000     105,000       --              529
Steven C. Lee............................  1999     118,000      47,200       --              534
  Vice President and General Counsel (3)   1998     110,000      44,000       --              350
                                           1997       9,167       3,667       --               --

---------------

(1) Represents bonus for services rendered in the indicated year.

(2) Represents (1) life insurance premiums paid by us and (2) (a) in Mr. Kuhn's case, use of a company automobile in the amount of $4,363 in 1999, $3,405 in 1998 and $3,424 in 1997, (b) in Mr. George's case, use of a company automobile in the amount of $5,083 in 1999, $3,084 in 1998 and $3,712 in 1997, (c) in Mr. Hinderliter's case, use of a company automobile in the amount of $3,303 in 1999, $4,960 in 1998 and $4,953 in 1997, and (d) in Mr.
    Doane's case, use of a company automobile in amount of $5,088 in 1999 and $6,917 in 1998.

(3) Mr. Lee began employment with us in December 1997, and was elected as Vice President and General Counsel effective December 17, 1997.

                                 OPTION GRANTS

     The following table sets forth information regarding stock options granted in 1999 under our 1997 Stock Incentive Plan to the executive officers named in the Summary Compensation Table above. One-hundred percent of the options listed below have vested based on 1999 earnings. Vested options may be exercised at any time after December 31 of the year of grant and remain exercisable through December 31, 2006, at which time they will terminate. As part of the Transactions, all unvested options vested and all outstanding options were canceled in exchange for a cash payment, except that, prior to the completion of the Transactions, our management team exercised a portion of their options to purchase 0.5% of our equity, such that, after the completion of the Transactions, our management team now owns in the aggregate approximately 2.5% of our equity, with the percentage increasing to approximately 13.8% on a fully-diluted basis.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE VALUE AT
                        ---------------------------------------------------         ASSUMED ANNUAL RATE OF STOCK
                                          PERCENT OF TOTAL                          PRICE APPRECIATION FOR OPTION
                           NUMBER OF          OPTIONS                                          TERM(1)
                          SECURITIES          GRANTED                         -----------------------------------------
                          UNDERLYING        TO EMPLOYEES     EXERCISE PRICE      EXPIRATION
         NAME           OPTIONS GRANTED    IN FISCAL YEAR      OF OPTION            DATE             5%         10%
         ----           ---------------   ----------------   --------------   -----------------   --------   ----------
Edwin P. Kuhn.........      41,340             17.8%             $25.00       December 31, 2006   $813,383   $1,744,396
James W. George.......      24,664             10.6%             $25.00       December 31, 2006   $485,275   $1,040,730
Michael H.
  Hinderliter.........      24,664             10.6%             $25.00       December 31, 2006   $485,275   $1,040,730
Timothy L. Doane......      24,664             10.6%             $25.00       December 31, 2006   $485,275   $1,040,730
Steven C. Lee.........       8,604              3.7%             $25.00       December 31, 2006   $169,287   $  363,057

---------------

(1) Based on a stock price of $31.75 per share as of December 31, 1999.

     The following table sets forth information concerning the value of unexercised options as of December 31, 1999 held by the named executive officers. No options were exercised by any named executive officer in 1999. As part of the Transactions, all outstanding options vested and were canceled in exchange for a cash payment, except that, prior to the completion of the Transactions, our management team exercised a portion of their options to purchase 0.5% of our equity, such that, after the completion of the Transactions, our management team now owns in the aggregate approximately 2.5% of our equity, with the percentage increasing to approximately 13.8% on a fully-diluted basis.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                    LAST FISCAL YEAR-END OPTION VALUES TABLE

                                                                   NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                          SHARES                   UNDERLYING OPTIONS AT       IN-THE-MONEY OPTIONS
                                        ACQUIRED ON    VALUE         1999 YEAR-END (#)           AT 1999 YEAR-END
                                         EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                 NAME                       (#)         ($)                 (1)                       (1)(2)
                 ----                   -----------   --------   -------------------------   -------------------------
Edwin P. Kuhn.........................         --          --           141,879/--                 1,479,009/--
James W. George.......................         --          --            84,023/--                   880,620/--
Michael H. Hinderliter................         --          --            84,023/--                   880,620/--
Timothy L. Doane......................         --          --            76,722/--                   769,417/--
Steven C. Lee.........................         --          --            14,604/--                   109,077/--

---------------

(1) The portion of all options granted under the 1993 Stock Incentive Plan which were unexercisable as of December 31, 1996 were canceled in connection with the adoption of the 1997 Stock Incentive Plan.

(2) Based on a stock price of $31.75 per share as of December 31, 1999.

COMPENSATION OF DIRECTORS

     Employee directors are not entitled to receive any compensation for serving on the board or any committees of the board. Non-employee directors may receive compensation for their services in an amount to be determined. All directors are entitled to receive reimbursement for reasonable out-of-pocket expenses in connection with travel to and attendance at meetings.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with each of Edwin P. Kuhn, James W. George, Michael H. Hinderliter and Timothy L. Doane. These employment agreements provide as follows: Edwin P. Kuhn is employed as Chief Executive Officer and President, James W. George is employed as Senior Vice President, Chief Financial Officer and Secretary, Michael H. Hinderliter is employed as Senior Vice President, Marketing and Timothy L. Doane is employed as Senior Vice President, Market Development. In exchange for these services, Mr. Kuhn receives an annual base salary of $450,000, and Messrs. Hinderliter, George and Doane receive an annual base salary of $270,000, which amounts may be increased but not decreased by action of the board of directors or its delegate. Each executive is eligible to receive an annual bonus determined by the board of directors, based on individual and company performance objectives, ranging from 0% to 75% of base salary, with 75% of base salary being the target bonus. Each executive's employment agreement provides for a two-year term, ending on December 31, 2001, with automatic one-year extensions through age 65, unless notice of non-renewal is given at least one year in advance. If we terminate the executive's employment without cause or the executive resigns with good reason, the executive will be eligible to receive, among other things, a pro rata bonus for the year of termination, 24 months' base salary, plus two-times target bonus. Each executive agrees that during the employment term and for the 24-month period that he is entitled to receive certain severance payments following a termination of employment by us without cause or by his resignation for good reason he will refrain from competing with us.

     The term of the employment agreements have by their terms been extended through December 31 of the second anniversary following the date of the transaction. The executive will be guaranteed an annual bonus for 2000 at least equal to 37 1/2% of base salary and will be paid an incentive bonus equal to two times base salary and target bonus.

OPTION PLAN

     We intend to grant certain of our executives non-qualified stock options to purchase shares of our common stock representing an aggregate of approximately 12% of our fully diluted common stock. All of the options will have a term of 10 years from the date of grant, although the options will be terminated earlier if certain customary events occur. For example, if an executive's employment is terminated by us without cause or by the executive for good reason, all vested options will expire 60 days following termination of employment. The executive will be allowed to hold a limited portion of his unvested options for a longer period of time following termination of employment for further vesting. Time options become exercisable over the passage of time, while performance options become exercisable if certain earnings targets are achieved. Time options generally vest 20% per year over a period of five years. Performance options vest if Oak Hill achieves specified internal rates of return on specified measurement dates. In general, the number of performance options that will vest is based upon Oak Hill achieving an internal rate of return of between 22.5% and 30.0% on a measurement date. A measurement date is generally defined as the earliest of (1) five years from the closing of the Transactions, (2) specified dates following an initial public offering of our stock, depending on the date the initial public offering occurs, or (3) the date that at least 30% of our shares owned by Oak Hill are distributed to its limited partners or sold, except that a subsequent measurement date may occur if less than 100% of our shares owned by Oak Hill are so sold or distributed. Vesting is partially accelerated for time options following termination of employment due to death, disability or scheduled retirement. If a change of control occurs, the vesting of time options will fully accelerate. Option holders will have rights to require us to repurchase vested options upon a termination of employment due to disability, death or scheduled retirement, or upon a change of control.

COMMITTEES OF THE BOARD OF DIRECTORS

     We have established an executive committee; an audit and compliance committee; a health, safety and environmental committee and a compensation committee. The executive committee is authorized to exercise, between meetings of our board, all of the powers and authority of the board for our direction and management, except as prohibited by applicable law and except to the extent another committee has been accorded authority over the matter. The audit and compliance committee recommends the annual appointment of our auditors, with whom the audit committee reviews the scope of audit and non-audit assignments and related fees, accounting principles used by us in financial reporting, internal auditing procedures and the adequacy of our internal control procedures and other compliance programs. The health, safety and environmental committee oversees significant matters relating to health, safety and environmental compliance affecting us or our properties. The compensation committee administers our stock option and related plans and establishes the compensation for our executive officers. Our board may alter the duties of these committees and may establish other committees from time to time to facilitate the management of our business and affairs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the compensation committee of our board of directors are Steven B. Gruber and Rowan G.P. Taylor, both of whom are employed by Oak Hill Capital Management.

                             PRINCIPAL STOCKHOLDERS

     We have one class of common stock outstanding and no preferred stock outstanding. The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 30, 2000, assuming completion of the Transactions on that date, by:

     - each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

     - each of our directors;

     - each of the executive officers named in the table under "Management -- Compensation of Executive Officers -- Summary Compensation Table"; and

     - all directors and executive officers as a group.

                                                             NUMBER OF SHARES       PERCENT OF
                                                             OF COMMON STOCK       OUTSTANDING
         NAME AND ADDRESS OF BENEFICIAL OWNER (1)             OWNERSHIP (2)      COMMON STOCK (2)
         ----------------------------------------            ----------------    ----------------
Oak Hill Capital Partners, L.P. ...........................      4,084,253             58.9%
Oak Hill Capital Management Partners, L.P. ................        104,724              1.6
  201 Main Street
  Fort Worth, TX 76102
Olympus Growth Fund III, L.P. .............................        797,796             11.5
Olympus Executive Fund, L.P., .............................          5,356              0.1
  Metro Center
  One Station Place
  Fourth Floor North Tower
  Stamford, CT 06902-6876
UBS Capital Americas II, LLC...............................        740,158             10.7
  299 Park Avenue
  New York, NY 10171
Monitor Clipper Equity Partners, L.P. .....................        397,336              5.7
Monitor Clipper Equity Partners (Foreign), L.P. ...........         75,105              1.1
  Two Canal Park
  Cambridge, MA 02141
Edwin P. Kuhn..............................................         25,701                *
James W. George............................................         18,192                *
Timothy L. Doane...........................................         14,060                *
Michael H. Hinderliter.....................................         18,692                *
Steven C. Lee..............................................          4,242                *
Steven B. Gruber...........................................             --               --
Robert J. Branson..........................................             --               --
Rowan G.P. Taylor..........................................             --               --
Jeremy J. Thompson.........................................             --               --
James L. Hebe..............................................             --               --
Louis J. Mischianti........................................             --               --
(All directors and officers as a group (11 persons)).......         80,887              1.2

---------------
(1) Unless otherwise indicated, the address for each person listed in the table is care of TravelCenters of America, Inc., 24601 Center Ridge Road, Suite 200, Westlake, Ohio 44145-5634.

(2) Reflects beneficial ownership of common stock. No options or warrants to purchase common stock owned by the stockholders are currently convertible or exercisable within 60 days after November 30, 2000.

  * The percentage of shares beneficially owned is less than one percent of the outstanding number of shares.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 20 million shares of common stock, par value $.00001 per share, and five million shares of blank check preferred stock, par value $.00001 per share. We have 6,929,762 shares of common stock issued and outstanding. We do not have any preferred stock issued or outstanding.

COMMON STOCK

     The following is a summary of the terms of our common stock. This summary is not a complete description of our common stock and is qualified by reference to the terms of our common stock set forth in our amended and restated certificate of incorporation. As of the date of this prospectus, our common stock is held of record by 35 stockholders.

     Voting. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders.

     Dividends. The holders of the common stock are entitled to receive dividends, if, as and when declared by our board of directors out of funds legally available.

     Liquidation Rights and Other Rights. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share pro rata in the distribution of all of our assets remaining after satisfaction of all of our liabilities and the payment of the liquidation preference of any of our outstanding preferred stock. The holders of our common stock do not have any conversion, redemption or preemptive rights.

PREFERRED STOCK

     The board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and dividend rates, conversion rights, voting rights, terms of redemption, and liquidation preferences and the number of shares constituting each class or series.

REGISTRATION RIGHTS

     Under a stockholders' agreement described below under "Certain Relationships and Related Transactions -- The Stockholders' Agreement", certain of our stockholders have the right, under certain circumstances, to require us to register under the Securities Act shares of our common stock held by them and allow them to include shares of common stock held by them in a registration under the Securities Act commenced by us.

DELAWARE LAW, CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS THAT MAY HAVE AN ANTITAKEOVER EFFECT

     The following discussion concerns certain provisions of Delaware law and our certificate of incorporation and by-laws that may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for its shares.

     Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

     - prior to the business combination the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

     - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation's officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - at or subsequent to the time the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, the business combination is approved by the affirmative vote of at least 66 2/3% of its outstanding voting stock which is not owned by the interested stockholder.

     A "business combination" includes any merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation's voting stock.

     Certification of Incorporation and By-Laws. Our certificate of incorporation authorizes the board of directors to issue preferred stock with voting or other rights that could impede the success of any attempt to effect a change of control. Our by-laws provide that special meetings of stockholders may be called only by the board of directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Written notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called must be given between 10 and 60 days before the date of the meeting, and only business specified in the notice may come before the meeting. In addition, our by-laws provide that directors be elected by a plurality of votes cast at an annual meeting and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

DESCRIPTION OF THE WARRANTS

     The warrants were issued under a warrant agreement between TravelCenters of America, Inc. and State Street Bank and Trust Company, as warrant agent. We originally issued initial warrants in connection with a private placement of 190,000 units, each unit consisting of one outstanding note, three initial warrants and one contingent warrant. Each warrant, whether initial or contingent, entitles its holder to purchase 0.36469 shares of our common stock at an exercise price of $0.001 per share, subject to anti-dilution adjustments under some circumstances. We have no warrants outstanding other than the 570,000 initial warrants and the 190,000 contingent warrants.

  Initial Warrants

     The initial warrants, when exercised, will entitle the holders to purchase 207,874 shares of our common stock at an exercise price of $0.001 per share.

  Contingent Warrants

     The contingent warrants, if released from escrow and exercised, will entitle the holders to purchase 69,291 shares of our common stock at an exercise price of $0.001 per share. The contingent warrants will be held in escrow under an escrow agreement between TravelCenters of America, Inc. and State Street Bank and Trust Company, as escrow agent and, subject to some conditions, will be released from escrow and distributed to holders of the initial warrants on March 31, 2003, the contingent warrant release date. The contingent warrants will be released from escrow and delivered to us for cancellation only if, as of December 31, 2002,

     - the Consolidated Leverage Ratio, as defined in the indenture governing the notes, is equal to or less than 4.5 to 1.0 and our chief financial officer delivers a certificate to that effect to the escrow agent prior to the contingent warrant release date, or

     - all of the notes have been repaid, redeemed or repurchased by us.

If the contingent warrants are required to be released to the holders of the initial warrants on the contingent warrant release date, the contingent warrants will be distributed pro rata to all the registered holders of initial warrants determined as of the contingent warrant release date. To the extent an initial warrant is exercised prior to the contingent warrant release date, the last registered holder of the initial warrant will be treated as the registered holder of the initial warrant as of the contingent warrant release date for purposes of participating in the distribution of contingent warrants.

  Exercise of Warrants

     The initial warrants may be exercised at any time on or after November 14, 2001, and the contingent warrants may be exercised at any time after the contingent warrant release date. However, holders of warrants will be able to exercise their warrants only if the shelf registration statement is effective or the exercise of the warrants is exempt from the registration requirements of the Securities Act and only if the shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which the holders reside. Unless earlier exercised, the warrants will expire on May 1, 2009. We will give notice of expiration not less than 30 nor more than 60 days prior to the expiration date to the registered holders of the then outstanding warrants. If we fail to give the notice, the warrants will nevertheless expire and become void on the expiration date.

     At our option, fractional shares of common stock may not be issued upon exercise of the warrants. If any fraction of a share of common stock would, except for the foregoing provision, be issuable upon the exercise of any warrants, we will pay an amount in cash equal to the current market value per share of common stock, as determined on the day immediately preceding the date the warrant is presented for exercise, multiplied by the fraction, computed to the nearest whole cent.

     The exercise price and the number of shares of common stock issuable upon exercise of a warrant are both subject to adjustment in certain cases.

  Certificates for Warrants

     Certificates for warrants will be issued in global form or certificated form. No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the warrant agent maintained for that purpose. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of warrant certificates.

  Bankruptcy, Reorganization, etc.

     If a bankruptcy, reorganization or similar proceeding is commenced by or against us, a bankruptcy court may hold that unexercised warrants are executory contracts which may be subject to rejection by us with approval of the bankruptcy court. As a result, holders of the warrants may, even if sufficient funds are available, not be entitled to receive any consideration or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any bankruptcy, reorganization or similar proceeding.

  No Rights as Stockholders

     The holders of unexercised warrants are not entitled, as such, to receive dividends, to vote, to consent, to exercise any preemptive rights or to receive notice as our stockholders of any stockholders meeting for the election of our directors or any other purpose, or to exercise any other rights whatsoever as our stockholders.

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

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE STOCKHOLDERS' AGREEMENT

     Under the recapitalization agreement and plan of merger, some of our existing stockholders continued to retain equity interests in us. In connection with the Transactions, we, Oak Hill, the Other Investors, Freightliner and some members of our management team entered into a stockholders' agreement. The stockholders' agreement provides that:

     - other than in connection with transfers described below or permitted transfers among certain Other Investors or to affiliates and for estate purposes, the stockholders (other than Oak Hill) cannot transfer shares prior to the earlier of:

          - the first anniversary of the closing of the Transactions, and

          - an initial public offering of our common stock;

     - following the expiration of the initial holding period described above but prior to the earlier of the (1) initial public offering of our common stock and (2) seventh anniversary of the closing of the Transactions, we will have the right of first purchase for any shares that any stockholder (other than Oak Hill or the management stockholders) proposes to transfer, other than transfers described below or certain permitted transfers; and

          - if we do not exercise our right to purchase the shares, then each stockholder will have the right to purchase its pro rata portion of the remaining offered shares; and

          - if each stockholder does not fully exercise its right to purchase its pro rata portion of the remaining shares, then Oak Hill, and any transferee thereof who agrees to be bound by the terms of the stockholders' agreement, will have the right to purchase all, but not less than all, of the remaining offered shares;

     - during the period following the expiration of the initial holding period described above but prior to the initial public offering of our common stock, if any management stockholder proposes to transfer any shares, other than in connection with transfers described below or certain permitted transfers and the transfer of shares to us by members of management when the person's employment with us terminates or for estate purposes, then the other management stockholders will have the right of first refusal to purchase the shares; and

          - if each management stockholder does not exercise its right to purchase its pro rata portion of the shares, then we will have the right to purchase the remaining offered shares; and

          - if we do not exercise our right to purchase all of the remaining shares then each stockholder (other than management stockholders) will have the right to purchase its pro rata portion of the remaining offered shares; and

          - if each other stockholder does not exercise its right to purchase its pro rata portion of the remaining shares, then Oak Hill, and any transferee thereof who agrees to be bound by the terms of the stockholders' agreement, will have the right to purchase all, but not less than all, of the remaining offered shares;

     - if Oak Hill transfers more than 10% of the total outstanding shares of our common stock to a party (other than to a controlled affiliate), the other stockholders have the right to transfer shares pro rata to the third party on the same terms and conditions as Oak Hill;

     - Oak Hill has the right to require the other stockholders to transfer a pro rata percentage of their stock to any third party in a transaction involving the acquisition of control of the total outstanding shares of our common stock by a third party on the same terms and conditions as Oak Hill;

     - Freightliner continues to have a right of first refusal in connection with any proposed sale of TravelCenters of America to certain truck manufacturers;
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

     - at any time and from time to time on or after the date 180 days (or a greater number of days, not to exceed 365 days, as Oak Hill and its affiliates may agree with the underwriters for the initial public offering) after an initial public offering of our common stock, stockholders, other than management stockholders, who own at least 4% of the total issued and outstanding shares of our common stock at the time the stockholders' agreement is entered into, will each have the right to demand a registration of their shares, under certain circumstances described in the stockholders' agreement;

     - following an initial public offering of our common stock, stockholders will be entitled to piggyback registration rights until the later of the time (1) their shares are eligible for transfer without restriction under Rule 144 of the Securities Act and (2) the second anniversary of the consummation of the initial public offering; but the number of shares included by each shareholder may be reduced if the total number of shares of our common stock to be included in the registered offering by the underwriter of the offering is limited;

     - the stockholders have the right to purchase a pro rata share in connection with other issuances of shares to our stockholders or their affiliates;

     - the stockholders may not publicly sell their shares during the seven days prior to and the 180 days (or a greater number of days as Oak Hill may agree with the underwriters) following any underwritten registration of our common stock, unless the managing underwriters consent, in which case the stockholders will be permitted to sell their shares on a pro rata basis;

     - the stockholders vote together to assure the following with respect to us:

          -- the authorized number of directors of our board of directors will consist of at least seven directors;

          -- for so long as Oak Hill continues to own any shares of our common stock and Oak Hill, Freightliner and certain of the Other Investors continue to own two-thirds of their shares of our common stock, the stockholders will have the right to designate nominees to serve on our board of directors and Oak Hill will have the right to nominate a majority of our board of directors; and

          -- unless otherwise agreed by our board of directors, the board of directors of each of our subsidiaries will be identical to our board of directors; and

     - so long as certain of the Other Investors and their affiliates continue to own at least two-thirds of their shares of our common stock or one-third of their collective amount of shares of our common stock, such Other Investors will have observer rights for all meetings of our board of directors, reasonable access to consult and advise our management and rights to inspect our books and records.

INDEMNIFICATION UNDER RECAPITALIZATION AGREEMENT AND PLAN OF MERGER

     In connection with the recapitalization agreement and plan of merger, we have agreed to indemnify certain of our stockholders and any person who was one of our officers or directors for any losses caused by TCA Acquisition Corporation, Oak Hill or Oak Hill Capital Management Partners breaching any representation, warranty or covenant made by any of them in the recapitalization agreement and plan of merger. We have agreed to indemnify Oak Hill and its affiliates, stockholders, partners, officers, directors and employees from any losses resulting from a breach of any of our representations, warranties or covenants in the recapitalization agreement and plan of merger.

TRANSACTIONS AND RELATIONSHIPS WITH INVESTORS

     We lease one of our travel centers from a realty company owned by two individuals, one of whom is a former stockholder and a former director. This lease relationship commenced during 1999 and total rent expense related to this lease for the year ended December 31, 1999 was $263,000.

     In connection with the closing of the Transactions, affiliates of two of our former stockholders, that are themselves affiliates of certain of the Other Investors, were paid an aggregate fee of $1.25 million for advisory

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

services provided to us. In 1999, the same two former stockholders were paid an aggregate fee of $250,000 as consideration for their financial advisory services provided in completing the Travel Ports acquisition.

     Upon consummation of the Transactions, Oak Hill Capital Management received a fee of $7.25 million and the Other Investors received an aggregate fee of $780,000. Credit Suisse First Boston Corporation, which was an initial purchaser of the outstanding notes, and an affiliate of Credit Suisse First Boston Corporation purchased an aggregate of $8.0 million of our stock upon the closing of the Transactions and, accordingly, received a pro rata portion of the fee.

     The offering circular relating to 190,000 units included the offering to Oak Hill Securities Fund, L.P. ("OHSF") and Oak Hill Securities Fund II, L.P. ("OHSF II," together with OHSF, "Oak Hill Securities") of an aggregate of 10,500 units. Oak Hill Securities purchased these units from the initial purchasers at a purchase price of $941.29 per unit. The units purchased by Oak Hill Securities are identical to the other units sold in the offering. Oak Hill Securities has agreed with the initial purchasers that, except for the exchange offer, it will not sell, transfer or otherwise dispose of or transfer any of the units, notes or the warrants that it purchased for a period of three months from the date of purchase without the consent of the initial purchasers. In addition, Oak Hill Securities purchased $30.0 million of the term loan facility from the co-lead arrangers at a purchase price of 99.00%. The initial purchasers and the co-lead arrangers purchased from us the number of units and the portion of the term loan facility that was sold to Oak Hill Securities at the same price as the units and portion of the term loan facility that was sold to Oak Hill Securities.

     OHSF and OHSF II are Delaware limited partnerships that acquire and actively manage a diverse portfolio of primarily debt investments, principally in leveraged companies. The principals of Oak Hill Advisors, Inc., the adviser to OHSF, and the principals of Oak Hill Advisors, L.P., the adviser to OHSF II, may from time to time play an advisory and consulting role in connection with the activities of Oak Hill and have an indirect limited partnership interest in Oak Hill and its general partner. In addition, the principals of Oak Hill Capital Management may from time to time play an advisory and consulting role in connection with the activities of OHSF and OHSF II and have an indirect limited partnership interest in OHSF and OHSF II and their general partners.

     We paid a fee of $300,694 to Oak Hill Advisors, Inc. and $300,694 to Oak Hill Advisors, L.P. for financial advisory services rendered in connection with the debt financing for the Transactions.

TRANSACTIONS WITH OFFICERS

     Some members of our senior management have purchased our common stock under management subscription agreements. As of December 31, 1999, we issued to Edwin
P. Kuhn, James W. George, Timothy L. Doane, Michael H. Hinderliter and Steven C. Lee, 15,452; 11,590; 7,727; 11,590, and 3,864 shares of common stock, respectively, under management subscription agreements. We refer to these shares of common stock as the management shares. We financed a portion of the purchase price of the management shares.

     For the purchase of the management shares, each of the members of senior management who entered into the management subscription agreement also received financing from us for no more than one-half of the purchase price of the management shares. In connection with the financing, each executive executed a note in favor of us and a pledge agreement. The notes for the named executives total $289,570 in principal amount, and are payable by the following named executives in the indicated principal amount as follows: Edwin P. Kuhn, $77,260; James W. George, $57,950; Timothy L. Doane, $57,950; Michael H. Hinderliter, $57,950 and Steven C. Lee, $38,460.

     Interest accrues at an annual rate of 4.76% for each of Messrs. Kuhn, George and Hinderliter and at an annual rate of 6.01% for each of Messrs. Doane and Lee, in each case compounded semi-annually. Accrued and unpaid interest, together with unpaid principal, if not sooner paid, is due and payable on the earliest of:

     - the date of cessation of employment of the employee;

     - the date the employee is no longer the owner of the particular management shares; or

     - the tenth anniversary of the note executed by the executive.

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

     We will continue to provide these loans to management and extend the term of the loans to the earlier of five years or 50% of the original term of the loan. In addition, we expect to establish a new loan program which will allow new members of management to obtain loans on similar terms.

OUR OBLIGATION TO REPURCHASE MANAGEMENT'S EQUITY INTERESTS IN US

     Some of our management employees have rights to require us to repurchase the employee's equity interests at fair market value, plus the net value of vested optioned shares, less the balance on any loans due, upon the employee's termination of employment due to death, disability or scheduled retirement. Repurchase will generally be for cash at fair market value on the date of termination if termination is due to death or disability or scheduled retirement at or after age 62, or for cash in installments over a period of years at fair market value each year if termination is due to scheduled retirement prior to age 62. With respect to Edwin P. Kuhn, if termination is due to scheduled retirement, we will repurchase that portion of his equity interest on his retirement date that is attributable to shares of our common stock owned on the date of the Transactions less the balance due on any loans outstanding between us and Mr. Kuhn on his scheduled retirement date. Thereafter, we will repurchase the balance of his equity interest in two equal installments on the first and second anniversary of his retirement, at the fair market value each year. If there is a change of control of the company which involves the sale by stockholders of their equity interest to a third party during the time that installments are being paid to the management employees, we will accelerate the installment payments at the time of the closing of the change of control. In other cases of termination of employment, we will have call rights at fair market value which generally will be exercised for cash, although in limited circumstances the call rights may be exercised by promissory note. In all cases, repurchase rights are restricted under law, credit agreements, financing documents and other contracts, and our board's good faith determination that repurchases would not cause undue financial strain on us. The Senior Credit Facility and the notes limit our ability to repurchase the management shares.

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

          DESCRIPTION OF SENIOR CREDIT FACILITY AND OTHER INDEBTEDNESS

SENIOR CREDIT FACILITY

     As part of the Transactions, we entered into the Senior Credit Facility, which amended and restated the Existing Credit Agreement, in an aggregate principal amount of up to $428.0 million with a syndicate of financial institutions, or lenders, for which Chase Securities Inc. and Credit Suisse First Boston, New York branch, acted as co-lead arrangers, The Chase Manhattan Bank acted as administrative agent and Credit Suisse First Boston, New York branch, acted as syndication agent. The following is a summary of the material terms and conditions of the Senior Credit Facility and is subject to the detailed provisions of the Senior Credit Facility and the various related documents.

     Loans; Interest Rates. The Senior Credit Facility is comprised of (a) a senior term loan B facility in an aggregate principal amount of $328.0 million and (b) a senior revolving credit facility in an aggregate principal amount of up to $100.0 million. The proceeds of the term loan facility, together with the proceeds of the offering, were used solely to provide a portion of the financing for the Transactions, to pay certain expenses related to the Transactions, to pay tender offer and consent solicitation premiums and fees and to repay certain of our existing indebtedness. The proceeds of the revolving credit facility generally provide financing for future working capital and other general corporate purposes.

     The term loan facility was available for one drawing on the date of the closing of the Transactions and will be repaid in full at the end of eight years. The revolving credit facility is available on a revolving basis during the period commencing on the date of the closing of the Transactions and ending on the date that is six years after the date of the closing of the Transactions. The term loan facility bears interest, at our election, at either the alternate base rate plus a margin of 2.25% or Adjusted LIBOR plus a margin of 3.25%. The revolving credit facility bears interest, at our election, at either the alternate base rate plus a margin of 1.75% or Adjusted LIBOR plus a margin of 2.75%.

     Repayment. The principal amounts of the term loan facility are repayable in quarterly installments, beginning in 2002, in the following approximate aggregate annual amounts:

                            YEAR                                 AMOUNT
                            ----                              ------------
2002........................................................  $  3,280,000
2003........................................................     3,280,000
2004........................................................     3,280,000
2005........................................................     3,280,000
2006........................................................     3,280,000
2007........................................................    80,360,000
2008........................................................   231,240,000
                                                              ------------
Total.......................................................  $328,000,000
                                                              ============

     Security. The obligations under the Senior Credit Facility and the related documents are secured by:

     - first priority security interests in, and mortgages on, substantially all of our tangible and intangible assets and the tangible and intangible assets of each of our existing and subsequently acquired or organized domestic subsidiaries; and

     - a first priority pledge of the capital stock of each of our existing and subsequently acquired or organized subsidiaries (which pledge, in the case of the capital stock of foreign subsidiaries, will be limited to 65% of the capital stock).

     Guarantees. Our obligations under the Senior Credit Facility are and will be guaranteed by each of our existing and subsequently acquired or organized domestic subsidiaries. TA Franchise Systems Inc., however, has not provided a guarantee.

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

     Prepayments. We are required to make prepayments, with customary exceptions, on loans under the Senior Credit Facility in an amount equal to 50% of excess cash flow and 100% of the net cash proceeds of:

     - all asset sales or other dispositions of property by us or any of our subsidiaries, including insurance and condemnation proceeds; and

     - issuances of indebtedness by us or any of our subsidiaries.

     Conditions and Covenants. The obligations of the lenders under the Senior Credit Facility require the satisfaction of conditions precedent, including the consummation of the offering and conditions customary for similar credit facilities or otherwise appropriate under the circumstances. We and each of our subsidiaries are subject to negative covenants contained in the Senior Credit Facility, including covenants that restrict, subject to exceptions:

     - the incurrence of additional indebtedness and other obligations;

     - the granting of additional liens;

     - sales and leasebacks;

     - investments, loans and advances;

     - mergers, consolidations, sales of assets and acquisitions;

     - dividends and distributions;

     - engaging in some transactions with affiliates;

     - changes in lines of business;

     - prepayment or repurchase of other indebtedness and amendments to some agreements governing indebtedness;

     - amendment of some documents, including some of our organizational documents and agreements governing indebtedness;

     - the entering into of leases; and

     - capital expenditures.

     The Senior Credit Facility also contains customary affirmative covenants, including maintenance of corporate existence and rights and conduct of business, maintenance of insurance, payment of taxes, performance of obligations, delivery of financial statements, reports and other documents, delivery of notices of default and litigation, inspection of property, books and records, use of proceeds, further assurances (including the pledge of additional collateral and guarantees from some new subsidiaries), maintenance of interest rate protection and material contracts and compliance with environmental and safety laws. In addition, the Senior Credit Facility requires us to maintain compliance with certain specified financial covenants including a maximum ratio of total debt to EBITDA as defined in the Senior Credit Facility and a minimum interest expense coverage ratio. Some of these financial, negative and affirmative covenants are more restrictive than those in the indenture.

     Events of Default. The Senior Credit Facility also includes events of default that are typical for senior credit facilities and appropriate in the context of the Transactions, including nonpayment of principal, interest, fees or reimbursement obligations with respect to letters of credit, violation of covenants, inaccuracy of representations and warranties in any material respect, cross default and cross-acceleration to certain other indebtedness and agreements, bankruptcy and insolvency events, material judgments and liabilities, defaults or judgments under ERISA and change of control. The occurrence of any of the events of default could result in acceleration of our obligations under the Senior Credit Facility and foreclosure on the collateral securing the obligations, which could have material adverse results to holders of the notes.

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

OTHER INDEBTEDNESS

     On September 1, 1998, as part of the purchase of the operating assets of a leased site, we issued a note, which we refer to as the "Santa Nella Note," payable to the former operator of the site for $4.9 million. The Santa Nella Note bears interest at an annual rate of 5% and requires quarterly payments of principal and interest of $98,000 through October 1, 2018. This note is secured by a mortgage interest in the related travel center. As of September 30, 2000, $4.7 million was outstanding under the note, $3.0 million net of unamortized debt discount.

     On September 9, 1999, we entered into a master lease program that is being used to finance the construction of eight travel centers on land we own or expect to purchase. Four of these travel centers are new sites in our network and four are travel centers being razed and rebuilt. All eight sites will follow the prototype or protolite design. The total committed amount of the facility is $68.0 million, of which $40.3 million was used as of September 30, 2000. The remaining amount available under the program will be used by March 2002, at which time construction of the eighth site is expected to be completed. Construction at five of the travel centers was completed by November 30, 2000. We expect two additional travel centers to be completed during 2001. We currently own the land on which seven of the travel centers are being constructed and expect to acquire the eighth site within the next six months. The initial term of the lease expires on September 9, 2006, at which time, if the lease is not extended, we have the option to purchase the improvements at a negotiated price. Under the related lease agreement, our quarterly lease payments are based on the capitalization and weighted-average cost of capital of the lessor. The lessor was initially capitalized with $2.4 million of equity and has entered into a loan and security agreement through which it has borrowed $37.9 million through September 30, 2000 and can borrow an additional $27.7 million as the funds are needed to pay the construction costs of our sites. We do not guarantee the indebtedness of the lessor. The lessor's equity holders receive a return on their contributed capital equal to LIBOR plus 10.75%, while the interest rate for the indebtedness is equal to LIBOR plus a spread that will decrease from 4.0% to 3.0% if our ratio of total debt to EBITDA improves. Our quarterly rent payments are calculated to equal the quarterly interest expense, return on equity and debt amortization requirements of the lessor, based on a 40 year straight-line amortization schedule.

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

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We have entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under some circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We also agreed to use our reasonable best efforts to cause the exchange offer registration statement to become effective under the Securities Act within 180 days after the closing date and keep the exchange offer registration statement effective for not less than 30 days after the date notice of the registered exchange offer is mailed to the holders. The exchange notes will have terms substantially identical to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and liquidated damages for failure to observe certain obligations in the exchange and registration rights agreement. The outstanding notes were issued on November 14, 2000.

     Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

     - because of any change in law or applicable interpretations of those laws by the staff of the SEC do not permit us to effect the exchange offer as contemplated by the exchange and registration rights agreement;

     - if any outstanding notes validly tendered in the exchange offer are not exchanged for exchange notes within 220 days after the original issue of the outstanding notes;

     - if any initial purchaser of the outstanding notes so requests, but only with respect to any outstanding notes not eligible to be exchanged for exchange notes in the exchange offer; or

     - if any holder of the outstanding notes notifies us that it is not permitted to participate in the exchange offer or would not receive fully tradeable exchange notes in the exchange offer and so requests a shelf registration statement.

     If we fail to comply with certain obligations under the exchange and registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes.

     Each holder of outstanding notes that wishes to exchange outstanding notes for transferable exchange notes in the exchange offer will be required to make the following representations:

     - any exchange notes will be acquired in the ordinary course of its business;

     - the holder will have no arrangements or understanding with any person to participate in the distribution of the outstanding notes or the exchange notes within the meaning of the Securities Act;

     - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes; and

     - if the holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

RESALE OF EXCHANGE NOTES

     Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued under the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     - the holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

     - the exchange notes are acquired in the ordinary course of the holder's business; and

     - the holder does not intend to participate in the distribution of the exchange notes.

     Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

     - cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation or similar interpretive letters; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

     The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any liquidated damages upon our failure to fulfill our obligations under the exchange and registration rights agreement to file, and cause to be effective, a registration statement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, $190.0 million aggregate principal amount of the outstanding notes are outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the exchange offer and registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indenture relating to the outstanding notes, except for any rights under the exchange offer and registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to the holders. Under the terms of the exchange offer and registration rights agreement, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "-- Certain Conditions to the Exchange Offer."

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "-- Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The exchange offer will expire at 5:00 p.m., New York City time on , 2001, unless in our sole discretion we extend it.

     In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion:

     - to delay accepting for exchange any outstanding notes;

     - to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "-- Certain Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent; or

     - under the terms of the exchange offer and registration rights agreement, to amend the terms of the exchange offer in any manner.

     Any delay in acceptance, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holder of outstanding notes of the amendment.

     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange if in our reasonable judgment:

     - the exchange notes to be received will not be tradable by the holder, without restriction under the Securities Act, the Securities Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

     - the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

     - the representations described under "-- Purpose and Effect of the Exchange Offer," "-- Procedures for Tendering" and "Plan of Distribution"; and

     - such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the exchange notes under the Securities Act.

     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of the extension to their holders. During any such extensions, all notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance, or termination to the holders of the outstanding notes as promptly as practicable.

     Those conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of this right. Each right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any outstanding notes, if at the time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act.

PROCEDURES FOR TENDERING

     Only a holder of outstanding notes may tender the outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

     - complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

     - comply with DTC's Automated Tender Offer Program procedures described below.

     In addition, either:

     - the exchange agent must receive the outstanding notes along with the accompanying letter of transmittal; or

     - the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

     - the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of a letter of transmittal and other required documents at the address set forth below under "-- Exchange Agent" prior to the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

     The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or outstanding notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the accompanying letter of transmittal and delivering its outstanding notes either:

     - make appropriate arrangements to register ownership of the outstanding notes in such owner's name; or

     - obtain a properly completed bond power from the registered holder of outstanding notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

     Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the outstanding notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the accompanying letter of transmittal; or

     - for the account of an eligible institution.

     If the accompanying letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible institution must guarantee the signature on the bond power.

     If the accompanying letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the accompanying letter of transmittal.

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer program to tender. Participants in the program may, instead of physically completing and signing the accompanying letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

     - DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

     - the participant has received and agrees to be bound by the terms of the accompanying letter of transmittal, or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

     - the agreement may be enforced against that participant.

     We will determine in our sole discretion all outstanding questions as to the validity, form, eligibility, including time or receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the accompanying letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed made until any defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     - outstanding notes or a timely book-entry confirmation of the outstanding notes into the exchange agent's account at DTC; and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

     By signing the accompanying letter of transmittal or authorizing the transmission of the agent's message, each tendering holder of outstanding notes will represent or be deemed to have represented to us that, among other things:

     - any exchange notes that the holder receives will be acquired in the ordinary course of its business;

     - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

     - if the holder is not a broker-dealer, that is not engaged in and does not intend to engage in the distribution of the exchange notes;

     - if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of any exchange notes. See "Plan of Distribution"; and

     - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the accompanying letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

     - the tender is made through an eligible institution;

     - prior to the expiration date, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery:

        - setting forth the name and address of the holder, the registered number(s) of the outstanding notes and the principal amount of outstanding notes tendered;

        - stating that the tender is being made thereby; and

        - guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the accompanying letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the accompanying letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     - the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the accompanying letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tenders at any time prior to the expiration date.

     For a withdrawal to be effective:

     - the exchange agent must receive a written notice of withdrawal, which notice may be by telegram, telex, facsimile transmission or letter of withdrawal at one of the addresses set forth below under "--Exchange Agent", or

     - holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

     Any notice of withdrawal must:

     - specify the name of the person who tendered the outstanding notes to be withdrawn;

     - identify the outstanding notes to be withdrawn, including the principal amount of the outstanding notes; and

     - where certificates for outstanding notes have been transmitted, specify the name in which the outstanding notes were registered, if different from that of the withdrawing holder.

     If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit:

     - the serial numbers of the particular certificates to be withdrawn; and

     - a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.

     If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of that facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of the notices, and our determination will be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, the outstanding notes will be credited to an account maintained with DTC for outstanding notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn, outstanding notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the expiration date.

EXCHANGE AGENT

     State Street Bank and Trust Company has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or for the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent as follows:

         BY MAIL:                   BY FACSIMILE:          BY HAND OR OVERNIGHT DELIVERY:
   State Street Bank and        State Street Bank and           State Street Bank and
       Trust Company                Trust Company                   Trust Company
       P.O. Box 778          Attention: Mackenzie Elijah        2 Avenue de Lafayette
   Boston, MA 02102-0078           (617) 662-1452         5th Floor, Corporate Trust Window
Attention: Mackenzie Elijah                                     Boston, MA 02111-1724
                                 CONFIRM RECEIPT OF          Attention: Mackenzie Elijah
                               FACSIMILE BY TELEPHONE
                                   (617) 662-1525

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     We will pay the cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $450,000. They include:

     - SEC registration fees;

     - fees and expenses of the exchange agent and trustee;

     - accounting and legal fees and printing costs; and

     - related fees and expenses.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     - certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

     - tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

     If satisfactory evidence of payment of the taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed to that tendering holder.

     Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of outstanding notes who do not exchange their outstanding notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of the outstanding notes:

     - as set forth in the legend printed on the notes as a consequence of the issuance of the outstanding notes under the exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

     - otherwise as set forth in the offering circular distributed in connection with the private offering of the outstanding notes.

     In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the exchange and registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

     - cannot rely on the applicable interpretations of the SEC; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

ACCOUNTING TREATMENT

     We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will record the expenses of the exchange offer as incurred.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                            DESCRIPTION OF THE NOTES

     TravelCenters of America, Inc. issued the Notes under an Indenture (the "Indenture") among itself, the subsidiary guarantors of the Company that are party to the Indenture and State Street Bank and Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     Certain terms used in this description are defined under the subheading
"-- Certain Definitions". In this description, the word "Company" refers only to TravelCenters of America, Inc. and not to any of its subsidiaries.

     The following description is only a summary of the material provisions of the Indenture and the Registration Rights Agreement. We urge you to read the Indenture and the Registration Rights Agreement because they, not this description, define your rights as holders of these Notes.

BRIEF DESCRIPTION OF THE NOTES

     These Notes:

     - are unsecured senior subordinated obligations of the Company;

     - are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

     - are senior in right of payment to any future Subordinated Obligations of the Company;

     - are guaranteed by each Subsidiary Guarantor; and

     - are subject to registration with the SEC pursuant to the Registration Rights Agreement.

PRINCIPAL, MATURITY AND INTEREST

     We issued the Notes initially with a maximum aggregate principal amount of $190 million. We issued the Notes in denominations of $1,000 and any integral multiple of $1,000. The Notes will mature on May 1, 2009. Subject to our compliance with the covenant described under the subheading "-- Certain Covenants -- Limitation on Indebtedness", we are permitted to issue more Notes under the Indenture up to an aggregate additional principal amount of $190 million (the "Additional Notes"). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Notes", references to the Notes include any Additional Notes actually issued.

     Interest on these Notes accrues at the rate of 12 3/4% per annum and is payable semiannually in arrears on May 1 and November 1, commencing on May 1, 2001. We will make each interest payment to the holders of record of these Notes on the immediately preceding April 15 and October 15.

     Interest on these Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year composed of twelve 30-day months.

     Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

OPTIONAL REDEMPTION

     Except as set forth below, we will not be entitled to redeem the Notes at our option prior to November 1, 2005.

     On and after November 1, 2005, we will be entitled at our option to redeem all or a portion of these Notes on one or more occasions upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 1 of the years set forth below:

                                                              REDEMPTION
PERIOD                                                          PRICE
------                                                        ----------
2005........................................................   106.375%
2006........................................................   104.250
2007........................................................   102.125
2008 and thereafter.........................................   100.000

     In addition, at any time prior to November 1, 2005, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control (as defined), upon not less than 30 nor more than 60 days' notice (but in no event more than 90 days after the occurrence of such Change of Control), at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium at the time plus accrued interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     "Applicable Premium" means, with respect to a Note at any time, the greater of:

          (1) 1.0% of the principal amount of such Note and

          (2) the excess of

             (a) the present value at such time of

                (i) the redemption price of such Note on November 1, 2005 plus

                (ii) all required interest payments due on such Note through November 1, 2005, computed using a discount rate equal to the Treasury Rate plus 50 basis points over

             (b) the principal amount of such Note.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 1, 2005; provided, however, that if the period from the redemption date to November 1, 2005 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that, if the period from the redemption date to November 1, 2005 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

SELECTION AND NOTICE OF REDEMPTION

     If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

     We will redeem Notes of $1,000 in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. We will issue a new Note in principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

     We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase the Notes as described under the captions
"-- Change of Control" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock". We may at any time and from time to time purchase Notes in the open market or otherwise.

GUARANTEES

     The Subsidiary Guarantors are jointly and severally guaranteeing, on a senior subordinated, unsecured basis, our obligations under these Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty are limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- U.S. bankruptcy or fraudulent conveyance law may interfere with the payment of the notes and the subsidiary guarantees".

     Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of the payment based on the respective net assets of all the Subsidiary Guarantors at the time of the payment determined in accordance with GAAP.

     If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of the indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors -- The subsidiary guarantees may not be enforceable, and there may be limitations on our ability to receive distributions from the subsidiary guarantors".

     The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

          (1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor; or

          (2) upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Company or an Affiliate of the Company and as permitted by the Indenture. The Subsidiary Guaranty of a Subsidiary Guarantor will also be released at such time as the Subsidiary Guarantor ceases for any reason to be a guarantor of the Credit Agreement; provided, however, that the Subsidiary Guarantor will not be so released if it otherwise would then be required to enter into a Guaranty Agreement under the covenant described in "-- Certain Covenants -- Future Guarantors".

RANKING

  Senior Indebtedness versus Notes

     The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Subsidiary Guaranty is subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor, as the case may be, including the obligations of the Company and such Subsidiary Guarantor under the Credit Agreement.

     As of September 30, 2000, after giving pro forma effect to the
Transactions:

          (1) the Company's Senior Indebtedness would have been approximately $328.3 million, all of which would have been secured indebtedness; and

          (2) the Senior Indebtedness of the Subsidiary Guarantors would have been approximately $333.0 million ($331.3 million net of unamortized debt discount). Virtually all of the Senior Indebtedness of the Subsidiary Guarantors consists of their respective guaranties of Senior Indebtedness of the Company under the Credit Agreement.

     Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of Indebtedness could be substantial and, in any case, the Indebtedness may be Senior Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness".

  Liabilities of Subsidiaries versus Notes

     Substantially all of our operations are conducted through our subsidiaries. Some of our subsidiaries are not guaranteeing the Notes. Claims of creditors of the non-guarantor subsidiaries, including trade creditors holding indebtedness or guarantees issued by the non-guarantor subsidiaries, and claims of preferred stockholders of the non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of the non-guarantor subsidiaries over the claims of our creditors, including holders of the Notes, even if the claims do not constitute Senior Indebtedness. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of the non-guarantor subsidiaries.

     As of September 30, 2000, after giving pro forma effect to the Transactions, the total liabilities of our non-guarantor subsidiaries would have been approximately $0.6 million, including trade payables. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, the limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by the subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "-- Certain Covenants -- Limitation on Indebtedness".

  Other Senior Subordinated Indebtedness versus Notes

     Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guaranty in all respects rank equally with all other Senior Subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively. As of September 30, 2000, after giving pro forma effect to the Transactions, the Company and the Subsidiary Guarantors would have had no Senior Subordinated Indebtedness outstanding (other than the Notes and the Subsidiary Guarantees).

     We and the Subsidiary Guarantors have agreed in the Indenture that we and they will not Incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to our Senior Indebtedness or the Senior Indebtedness of such Subsidiary Guarantors, unless the Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture does not treat unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured.

  Payment of Notes

     We are not permitted to pay principal of, premium, if any, or interest on the Notes or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not purchase, redeem or otherwise retire any Notes whether pursuant to the terms of the Notes or otherwise (collectively, "pay the Notes") if either of the following (a "Payment Default") occurs:

          (1) any amount of principal of or premium or interest on any Designated Senior Indebtedness of the Company is not paid in full in cash when due; or

          (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of the Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any acceleration has been rescinded or the Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the Notes if we and the Trustee receive written notice approving the payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.
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

     During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect the acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

          (1) by written notice to the Trustee and us from the Person or Persons who gave the Blockage Notice;

          (2) because all defaults with respect to the Designated Senior Indebtedness that gave rise to the Blockage Notice are cured, waived or otherwise no longer continuing; or

          (3) because the Designated Senior Indebtedness has been discharged or repaid in full in cash.

     Notwithstanding the provisions described above, unless a Payment Default has occurred and is continuing, we are permitted to resume paying the Notes after the end of the Payment Blockage Period. The Notes will not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during the period.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

          (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment or distribution of cash, securities or other property, except that holders of Notes may receive and retain (a) Permitted Junior Securities and (b) payments made from a trust as described under "-- Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, the payments were made with respect to the Notes without violating the subordination provisions described herein;

          (2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of Notes may receive and retain (a) Permitted Junior Securities and (b) payments made from a trust as described under "-- Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, the payments were made with respect to the Notes without violating the subordination provisions described herein; and

          (3) if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, the holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness or the Representative of the Designated Senior Indebtedness of the acceleration.

     A Subsidiary Guarantor's obligations under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by a Subsidiary Guarantor under its Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of the Subsidiary Guarantor under its Subsidiary Guaranty.

     By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than

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the holders of the Notes, and creditors who are not holders of Senior
Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "-- Defeasance".

REGISTERED EXCHANGE OFFER; REGISTRATION RIGHTS

     We have agreed in the Registration Rights Agreement that we will, subject to certain exceptions:

          - within 45 days after the Issue Date, file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered offer (the "Registered Exchange Offer") to exchange the Notes for new notes of the Company (the "Exchange Notes") having terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions);

          - use our best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date;

          - as soon as practicable after the effectiveness of the Exchange Offer Registration Statement (the "Effectiveness Date"), offer the Exchange Notes in exchange for surrender of the Notes; and

          - keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the Notes.

     For each Note tendered to us pursuant to the Registered Exchange Offer, we will issue to the holder of such Note an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor, or, if no interest has been paid on such Note, from the date of its original issue.

     Under existing SEC interpretations, the Exchange Notes will be freely transferable by holders other than our affiliates after the Registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents to us in the Registered Exchange Offer that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; provided, however, that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement.

     Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for 180 days following the effective date of such Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

     A Holder of Notes (other than certain specified holders) who wishes to exchange Notes for Exchange Notes in the Registered Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.
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

     In the event that:

          - applicable interpretations of the staff of the SEC do not permit us to effect a Registered Exchange Offer; or

          - for any other reason we do not consummate the Registered Exchange Offer within 220 days of the Issue Date; or

          - an Initial Purchaser shall notify us following consummation of the Registered Exchange Offer that Notes held by it are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer; or

          - certain holders are prohibited by law or SEC policy from participating in the Registered Exchange Offer or may not resell the Exchange Notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus, then, we will, subject to certain exceptions:

          - promptly file a shelf registration statement (the "Shelf Registration Statement") covering resales of the Notes or the Exchange Notes, as the case may be;

          - use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act; and

          - keep the Shelf Registration Statement effective, subject to certain exceptions, until the earliest of (A) the time when the Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the effective date and (C) the date on which all Notes registered thereunder are disposed of in accordance therewith.

     We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be. A holder selling such Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).

     We will pay additional cash interest on the applicable Notes and Exchange Notes, subject to certain exceptions:

          - if we fail to file an Exchange Offer Registration Statement with the SEC on or prior to the 45th day after the Issue Date;

          - if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Issue Date;

          - if the Exchange Offer is not consummated on or before the 30th day after the Exchange Offer Registration Statement is declared effective;

          - if we are obligated to file the Shelf Registration Statement and we fail to file the Shelf Registration Statement with the SEC on or prior to the 45th day after such filing obligation arises;

          - if we are obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 140th day after the obligation to file a Shelf Registration Statement arises; or

          - after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, the Registration Statement thereafter ceases to be effective or usable

         (subject to certain exceptions) (each event referred to in the preceding clauses, a "Registration Default"),

from and including the date on which any Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

     The rate of the additional interest will be 0.50% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and the rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.5% per annum. We will pay additional interest on regular interest payment dates. The additional interest will be in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes.

     All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes will be deemed to include any additional interest under the Registration Rights Agreement.

     If we effect the Registered Exchange Offer, we will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that we have accepted all Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

          (1) prior to the first public offering of common stock of the Company,
     (i) the Holding Group Members cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, or (ii) the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, of at least 45% of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

          (2) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

          (3) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

          (4) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (5) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person a majority of the Voting Stock of which is owned by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction, and (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

     Within 30 days following any Change of Control, unless we have exercised our option to redeem the Notes as described under "-- Optional Redemption", we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (1) that a Change of Control has occurred and that the Holder has the right to require us to purchase the Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control);

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

     We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with the securities laws or regulations.

     The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in

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the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenant described under "-- Certain Covenants -- Limitation on Indebtedness." The restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in the covenant, however, the Indenture does not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

     The Credit Agreement may limit our ability to purchase any Notes and will also provide that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when we are prohibited from purchasing Notes, we may seek the consent of our lenders to the purchase of Notes or may attempt to refinance the borrowings that contain the prohibition. If we do not obtain the consent or repay the borrowings, we will remain prohibited from purchasing Notes. In that case, our failure to offer to purchase Notes would constitute a Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement.

     Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

     The provisions under the Indenture relating to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale of "all or substantially all" the assets of the Company (determined on a consolidated basis). Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase Notes as a result of a sale of less than all the assets of the Company (determined on a consolidated basis) to another Person may be uncertain.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

  Limitation on Indebtedness

     (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, (1) the Consolidated Coverage Ratio exceeds 2.0 to 1.0 if such Indebtedness is Incurred on or prior to December 31, 2001, 2.25 to 1.0 if such Indebtedness is Incurred thereafter and on or prior to December 31, 2002 and 2.4 to 1.0 if such Indebtedness is Incurred thereafter and (2) the Consolidated Leverage Ratio is less than 5.0 to 1.0 if such Indebtedness is Incurred on or prior to December 31, 2001, 4.75 to 1.0 if such Indebtedness is Incurred thereafter and on or prior to December 31, 2002 and 4.4 to 1.0 if such Indebtedness is Incurred thereafter.

     (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

          (1) Indebtedness Incurred pursuant to any Revolving Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebted-
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     ness Incurred under this clause (1) and then outstanding does not exceed
     $100 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock";

          (2) Indebtedness Incurred pursuant to any Term Loan Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed $328.0 million less the aggregate sum of all principal payments actually made from time to time after the Issue Date with respect to such Indebtedness (other than principal payments made from any permitted Refinancings thereof) pursuant to paragraph (a)(3)(A) of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock";

          (3) Indebtedness Incurred pursuant to the Synthetic Lease Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed $68.0 million less the aggregate sum of all principal payments actually made from time to time after the Issue Date with respect to such Indebtedness;

          (4) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

          (5) the Notes, the Subsidiary Guarantees and the Exchange Notes (other than any Additional Notes);

          (6) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3), (4) or (5) of this covenant);

          (7) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

          (8) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (5), (6), (7) or this clause (8); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (7), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

          (9) Hedging Obligations consisting of (A) Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company or a Restricted Subsidiary pursuant to the Indenture, (B) Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation or (C) Commodity Agreements entered into in the ordinary course of business and not for the purpose of speculation;

          (10) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (10), does not exceed the greater of (A) 2.0% of Total Assets at the time of Incurrence or (B) $15 million;

          (11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection
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

     with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indenture, other than Guarantees of Indebtedness Incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

          (12) obligations in respect of performance, bid and surety bonds and performance or completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (13) any Guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness by the Company or such Restricted Subsidiary is permitted under the terms of the Indenture;

          (14) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three Business Days of its Incurrence; and

          (15) Indebtedness of the Company or any Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company or any Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses
     (1) through (14) above or paragraph (a)) does not exceed $25 million.

     (c) Notwithstanding the foregoing, none of the Company, any Restricted Subsidiary or any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company, any Restricted Subsidiary or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with this covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses (provided that any Indebtedness classified as Incurred pursuant to clause (b)(15) above may later be reclassified as having been Incurred pursuant to paragraph (a) above to the extent that such reclassified Indebtedness could be Incurred pursuant to paragraph (a) above at the time of such reclassification) and (2) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

     (e) Notwithstanding paragraphs (a) and (b) above, neither the Company nor any Subsidiary Guarantor will Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person or (2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith such Person makes effective provision to secure the Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

  Limitation on Restricted Payments

     (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or

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          (3) the aggregate amount of such Restricted Payment and all other
     Restricted Payments since the Issue Date (the amount so expended, if other than in cash, to be determined in good faith by the Company, whose determination will be conclusive) would exceed the sum of (without duplication):

             (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

             (B) 100% of the aggregate Net Cash Proceeds (other than Excluded Contributions) received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock and Designated Preferred Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution (other than Excluded Contributions) received by the Company from its shareholders subsequent to the Issue Date; plus

             (C) the amount by which Indebtedness of the Company or any of its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or any of its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); plus

             (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     (b) The preceding provisions will not prohibit:

          (1) any Restricted Payment made by exchange of or for Capital Stock of the Company (other than Disqualified Stock and Designated Preferred Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) subsequent to the Issue Date; provided, however, that such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (3) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales of Assets and Subsidiary

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

     Stock"; provided, however, that such purchase or redemption shall be excluded in subsequent calculations of the amount of Restricted Payments;

          (4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (5) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $3 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided further, however, that such amount may be increased by an amount not to exceed (A) the Net Cash Proceeds (other than Excluded Contributions) from sales of Capital Stock of the Company (other than Disqualified Stock and Designated Preferred Stock) to members of management or directors or consultants of the Company and its Subsidiaries that occur after the Issue Date plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date (provided, however, that to the extent such amount is increased by the receipt of any such cash proceeds, such cash proceeds shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above and the calculation of Consolidated Net Income); and provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

          (6) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or Incurred in accordance with the covenant described under "-- Limitation on Indebtedness"; provided, however, that, to the extent included in the calculation of Consolidated Interest Expense, such dividends or distributions shall be excluded in the calculation of the amount of Restricted Payments;

          (7) the payment of annual management, consulting, monitoring and advisory fees to the Sponsor Group and their Affiliates in an amount in any fiscal year not to exceed $1 million; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (8) the payment of dividends on the Company's common stock following the first public offering of common stock of the Company, after the Issue Date, of up to 6% per annum of the net proceeds received by the Company from such public offering; provided, however, that (A) the aggregate amount of all such dividends shall not exceed the aggregate amount of net proceeds received by the Company from such public offering, (B) at the time of, and after giving effect to, any payment permitted under this clause (8), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (C) any such payment shall be included in subsequent calculations of the amount of Restricted Payments;

          (9) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

          (10) so long as no Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock issued after the Issue Date; provided, however, that immediately after giving pro forma effect to such declaration and payment of dividends, the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; and provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

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          (11) Investments that are made with Excluded Contributions; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments;

          (12) payments on or immediately following the Issue Date contemplated by (A) the Recapitalization Agreement and Plan of Merger, dated as of May 31, 2000, as amended, among TravelCenters of America, Inc., TCA Acquisition Corporation, Clipper Capital Associates, L.P., National Partners, L.P., National Partners III, L.P., Clipper/Merchant I, L.P., Olympus Private Placement Fund, L.P. and Olympus Growth Fund II, L.P. and (B) the Stockholders' Agreement, to be dated as of the closing of the Transactions, between TravelCenters of America, Inc. and the parties named therein; or

          (13) other Restricted Payments in an aggregate amount not to exceed $10 million; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

  Limitation on Restrictions on Distributions from Restricted Subsidiaries

     The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

          (1) any encumbrance or restriction contained in the Credit Agreement as in effect on the Issue Date;

          (2) any encumbrance or restriction pursuant to applicable law or any applicable rule, regulation or order or an agreement in effect at or entered into on the Issue Date;

          (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

          (4) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

          (5) in the case of clause (c) above, restrictions contained in security agreements, participation agreements or other similar financing documents, leases or mortgages securing Indebtedness of a Restricted Subsidiary (including with respect to Capital Lease Obligations, Synthetic Lease Financings and Attributable Debt) to the extent such restrictions restrict the transfer of the property subject to such security agreements, participation agreements or other similar financing documents, leases or mortgages;

          (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (7) any restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (8) encumbrances and restrictions contained in agreements evidencing other Indebtedness of Restricted Subsidiaries permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "-- Limitation on Indebtedness"; provided, however, that the encumbrances or restrictions apply only in the event of and during the continuance of a default contained in such Indebtedness or agreement;

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          (9)  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

          (10) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements or Refinancings of the contracts, instruments or obligations referred to in clauses (1) through (9) above; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements or Refinancings are, in the good faith judgment of the Board of Directors, no more restrictive with respect to such dividend and other payment or transfer restrictions than those contained in the dividend or other payment or transfer restrictions prior to such amendment, modification, restatement, renewal, increase, supplement or Refinancing.

  Limitation on Sales of Assets and Subsidiary Stock

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Company, of the shares and assets subject to such Asset Disposition;

          (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; provided, however, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes), that are assumed by the transferee of any such assets (provided, however, that the Company or such Restricted Subsidiary is released from all liability with respect thereto), (B) any notes, other obligations or securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition, (C) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value, when taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed $10 million at time of receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (D) any real property or improvements received in exchange for real property or improvements having a comparable market value as determined in good faith by the Board of Directors, shall be deemed to be cash for purposes of this provision and for no other purpose; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

             (A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

             (B) to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

             (C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture; and

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             (D) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any general corporate purpose permitted pursuant to the terms of the Indenture;

     provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $15 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

     (b) In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to clause (a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of over subscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this covenant if the Net Available Cash available therefor is less than $15 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this clause by virtue of its compliance with such securities laws or regulations.

  Limitation on Affiliate Transactions

     (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

          (1) the terms of the Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

          (2) if such Affiliate Transaction involves an amount in excess of $5 million, the terms of the Affiliate Transaction are set forth in writing and a majority of directors of the Company have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

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          (3) if such Affiliate Transaction involves an amount in excess of $25 million, the Board of Directors shall also have received a written opinion from an investment banking, accounting or appraisal firm of national prominence that is not an Affiliate of the Company to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

     (b) The provisions of the preceding paragraph (a) will not prohibit:

          (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under "-- Limitation on Restricted Payments";

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

          (3) loans or advances to employees or consultants in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $3 million in the aggregate outstanding at any one time;

          (4) the payment of reasonable fees to officers, employees, consultants or directors of the Company or its Restricted Subsidiaries and indemnity provided on behalf of officers, employees, consultants or directors of the Company or its Restricted Subsidiaries;

          (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

          (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

          (7) the payment of annual management, consulting, monitoring and advisory fees to the Sponsor Group and their Affiliates in an amount in any fiscal year not to exceed $1 million and any related out-of-pocket expenses;

          (8) any agreement as in effect on the Issue Date and described in the Offering Circular or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby;

          (9) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause
     (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect;

          (10) the payment by the Company or any of its Restricted Subsidiaries of fees to the Sponsor Group and their Affiliates in connection with any financial advisory, financing, underwriting or placement services including, without limitation, in connection with any acquisition transaction or divestiture entered into by the Company or any Restricted Subsidiary; provided, however, that the aggregate amount of fees paid to the Sponsor Group and their Affiliates in respect of any acquisition transaction shall not exceed 1% of the total amount of such transaction;

          (11) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

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          (12) the payment of all fees and expenses related to the Transactions, including fees to the Sponsor Group and their Affiliates, which are described in the Offering Circular.

  Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries

     The Company

          (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and

          (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless

             (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries owns any Capital Stock of such Restricted Subsidiary; or

             (B) in compliance with the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" and immediately after giving effect to such issuance or sale, such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the Investment of the Company in such Person (after giving effect to such issuance and sale) would have been permitted to be made under the covenant described under "-- Limitation on Restricted Payments" as if made on the date of such issuance and sale.

  Merger and Consolidation

     The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

          (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; and

          (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or to another Restricted Subsidiary or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction or changing the form of organization of the Company. The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the

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predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

     The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

          (1) except in the case of a Subsidiary Guarantor (other than TA Operating Corporation) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

          (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

          (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

  Future Guarantors

     The Company will cause each domestic Restricted Subsidiary that Guarantees any Indebtedness of the Company or any other Restricted Subsidiary to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which the Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

  SEC Reports

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Holders and prospective Holders (upon request in the case of prospective Holders) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act; provided, however, the Company will not be so obligated to file reports with the SEC if the SEC does not permit such filing, in which event the Company will make available the information to the Trustee, Holders and prospective investors (upon request in the case of prospective investors) within 15 days after the time the Company would be required to file the information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing, the requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act. The Company also will comply with the other provisions of Section 314(a) of the TIA.

     In addition, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

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  Payments for Consent

     Neither the Company nor any Affiliate of the Company will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid to all Holders of Notes that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

DEFAULTS

     Each of the following is an "Event of Default":

          (1) a default in the payment of interest on the Notes when due, continued for 30 days;

          (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration or otherwise;

          (3) the failure by the Company to comply with its obligations under "-- Certain Covenants -- Merger and Consolidation" above;

          (4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "-- Change of Control" (other than a failure to purchase Notes) or under "-- Certain Covenants" under "-- Limitation on Indebtedness", "-- Limitation on Restricted Payments", "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries", "-- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes), "-- Limitation on Affiliate Transactions", "-- Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries","-- Future Guarantors", or "-- SEC Reports";

          (5) the failure by the Company or a Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

          (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million (the "cross acceleration provision");

          (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions");

          (8) any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $10 million is entered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision"); or

          (9) (A) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) and such default continues for 10 days after receipt of the notice specified in the Indenture or (B) a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

However, a default under clauses (4), (5), (8) or 9(A) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five business days after the giving of written notice to the Company and the administrative agent (or similar agent if there is no administrative agent) under the Credit

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Agreement and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

          (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

          (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

          (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with applicable law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

     If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

          (1) reduce the amount of Notes whose holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Note;

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          (3) reduce the principal of or extend the Stated Maturity of any Note;

          (4) reduce the amount payable upon the redemption of any Note, change the time at which any Note may be redeemed as described under "-- Optional Redemption" above or waive a default arising from the failure to redeem or purchase any Note when required pursuant to the Indenture;

          (5) make any Note payable in money other than that stated in the Note;

          (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

          (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

          (8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

          (9) make any change in any Subsidiary Guaranty that would adversely affect the Noteholders.

     Notwithstanding the preceding, without the consent of any holder of the Notes, the Company, the Subsidiary Guarantors and Trustee may amend the
Indenture:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

          (4) to add Guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

          (5) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

          (6) to make any change that does not adversely affect the rights of any holder of the Notes; or

          (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

     However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company or a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing the amendment. However, the failure to give the notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

     The Notes are issued in registered form and are transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

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DEFEASANCE

     At any time, we may terminate all our obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

     In addition, at any time we may terminate our obligations under "-- Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clause (3) of the first paragraph under "-- Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "-- Defaults" above or because of the failure of the Company to comply with clause (3) of the first paragraph under "-- Certain Covenants -- Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

     In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     State Street Bank and Trust Company is the Trustee under the Indenture. We have appointed State Street Bank and Trust Company as Registrar and Paying Agent with regard to the Notes.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless the Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any

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Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that a waiver is against public policy.

GOVERNING LAW

     The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

     "Additional Assets" means any:

          (1) property, plant, equipment or intellectual property used in a Related Business;

          (2) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Related Business.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person.

For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "-- Certain Covenants -- Limitation on Restricted Payments", "-- Certain Covenants -- Limitation on Affiliate Transactions" and "-- Certain
Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

          (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

          (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of clauses (1), (2) and (3)

             (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

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             (B) any sale of Capital Stock in, or indebtedness or other securities of, an Unrestricted Subsidiary;

             (C) a disposition of Temporary Cash Investments or obsolete or worn out equipment in the ordinary course of business;

             (D) the disposition of all or substantially all the assets of the Company in a manner permitted pursuant to the covenant described under "-- Certain Covenants -- Merger and Consolidation";

             (E) sales of assets received by the Company upon the foreclosure on a Lien;

             (F) for purposes of the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" or a Permitted Investment; and

             (G) any operating lease entered into in connection with a Synthetic Lease Financing or any sale, transfer or other disposition of assets of the Company in connection with a Synthetic Lease Financing, provided, however, that (x) any asset sold, transferred or otherwise disposed of in connection with a Synthetic Lease Financing is leased to the Company or any Restricted Subsidiary simultaneously with the consummation of such Synthetic Lease Financing or immediately thereafter and (y) such sale, transfer or other disposition is part of a Synthetic Lease Financing transaction containing customary terms for such a financing arrangement (including with respect to the right of the Company to repurchase the assets underlying such Synthetic Lease Financing); and

             (H) a disposition of assets with a fair market value of less than $1 million).

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

          (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

          (2) the sum of all such payments.

     "Bank Indebtedness" means any and all Indebtedness and other amounts payable under or in respect of the Credit Agreement or Hedging Obligations related to the Credit Agreement, including principal, premium (if any), interest (including interest accruing at the contract rate specified in the Credit Agreement (including any rate applicable on default) on or after the filing of any petition in bankruptcy or the commencement of any similar state, Federal or foreign reorganization or liquidation proceeding relating to the Company and interest that would accrue but for the commencement of such proceeding whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board.

     "Business Day" means each day which is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount

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due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commodity Agreement" means with respect to any Person any agreement for the protection against fluctuations in commodity prices or similar agreements or arrangements to which such Person is a party or of which it is a beneficiary.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness or Designated Preferred Stock since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness or Designated Preferred Stock, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and Designated Preferred Stock as if such Indebtedness and Designated Preferred Stock had been Incurred on the first day of such period;

          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition, including any acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business (it being understood that a TravelCenter constitutes such an operating unit), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

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          (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness and Designated Preferred Stock Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions for such period resulting directly from the acquisition which is being given pro forma effect that (1) are permitted by Regulation S-X promulgated by the SEC or (2) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within 90 days following such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any facility, as applicable; provided, however, that such adjustments are set forth in an Officers' Certificate signed by the Company's chief financial officer and another Officer which states (a) the amount of such adjustment or adjustments,
(b) that such adjustment or adjustments are based on the reasonable good faith belief of the officers executing such Officers' Certificate at the time of such execution and (c) that any related Incurrence of Indebtedness and Designated Preferred Stock is permitted pursuant to the Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

          (1) interest expense attributable to Capital Lease Obligations, interest expense attributable to leases constituting part of a Sale/Leaseback Transaction and the interest component of rent expense attributable to Synthetic Lease Financings;

          (2) amortization of debt discount (it being understood that any discount associated with the warrants being issued in connection with the Notes will not be treated as debt discount);

          (3)  capitalized interest;

          (4)  non-cash interest expense;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (6)  net payments pursuant to Hedging Obligations;

          (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the issuer of such Preferred Stock);

          (8) interest incurred in connection with Investments in discontinued operations;

          (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

          (10) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

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     "Consolidated Leverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination to (y) EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such date of determination (the "Reference Period"); provided, however, that:

          (1) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness;

          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis and EBITDA shall be calculated as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for the Reference Period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period or increased by an amount equal to EBITDA (if negative) directly attributable thereto for the Reference Period;

          (4) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition, including any acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business (it being understood that a TravelCenter constitutes such an operating unit), EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

          (5) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period.

     "Consolidated Net Income" means, for any period, the sum of (1) the net income of the Company and its consolidated Subsidiaries and (2) to the extent deducted in calculating net income of the Company and its consolidated Subsidiaries, (A) any non-recurring fees, expenses or charges related to the Transactions and (B) any non-recurring charges related to one-time severance or lease termination costs incurred in connection with the Transactions; provided, however, that there shall not be included in such Consolidated Net Income:

          (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

             (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause
        (3) below); and

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             (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

             (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could be distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

             (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (5) extraordinary gains or losses; and

          (6) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of the Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Credit Agreement" means the Credit Agreement entered into by and among, the Company, the lenders referred to therein, The Chase Manhattan Bank, as Administrative Agent, and Credit Suisse First Boston, as Syndication Agent, together with the related documents thereto (including any guarantees, pledge agreements and security documents), as amended, extended, waived, replaced, restructured, repaid, refunded, refinanced, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders and agents. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Credit Agreement and all refundings, restructurings, renewals, refinancings and replacements of any facility provided for in the Credit Agreement, including any agreement or agreements, (a) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (b) adding or deleting borrowers or guarantors thereunder or (c) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder to the extent permitted under the Indenture.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

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     "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Temporary Cash Investments received in connection with a subsequent sale of such Designated Noncash Consideration.

     "Designated Preferred Stock" means Preferred Stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation of amounts under clause
(3)(B) of paragraph (a) of the covenant described under "-- Certain
Covenants -- Limitation on Restricted Payments."

     "Designated Senior Indebtedness" with respect to a Person means:

          (1) the Bank Indebtedness; and

          (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $20 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy obligations as a result of such employee's death or disability; and provided further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

          (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and "-- Certain Covenants -- Change of Control"; and

          (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

     "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

          (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

          (2) Consolidated Interest Expense;

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          (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

          (4) any non-recurring fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition or Incurrence of Indebtedness permitted to be Incurred by the Indenture (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions, in each case not exceeding $5 million in the aggregate for all such non-recurring fees, expenses and charges attributable to the same transaction or event (or group of related transactions or events);

          (5) any extraordinary, one time or non-recurring charges related to one-time severance and relocation costs Incurred in connection with transactions or acquisitions consummated after the Issue Date, in each case not exceeding $2 million in the aggregate for all such charges attributable to the same transaction or acquisition (or group of related transactions or acquisitions);

          (6) Transition Expenses not exceeding 3% of the value of the related acquisition or disposition and not exceeding $15 million in the aggregate; and

          (7) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Equity Offering" means a primary offering of common stock or nonredeemable Preferred Stock of the Company to Persons who are not Affiliates of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount at maturity equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

     "Excluded Contributions" means the Net Cash Proceeds received by the Company after the Issue Date from (1) contributions to its common equity capital and (2) the sale (other than to a Subsidiary of the Company or to any employee ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated at the time of receipt as Excluded Contributions pursuant to an Officers' Certificate, the Net Cash Proceeds of which are excluded from the calculation of amounts under clause (3)(B) of paragraph (a) of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments."

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;

          (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

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          (4) the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to
     Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor Guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indenture.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Holding Group Members" means the Sponsor Group, Freightliner LLC, each of their respective Affiliates, and members of management of the Company who own common stock of the Company as of the Issue Date and after giving effect to the Transactions.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if

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     and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

          (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date.

     "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the investment is made and without giving effect to subsequent changes in value.

     For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "-- Certain
Covenants -- Limitation on Restricted Payments":

          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

     "Issue Date" means the date on which the Notes were originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Moody's" means Moody's Investor Services, Inc. or any successor to the rating agency business thereof.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only

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as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

          (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

          (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Offering Circular" means the Offering Circular dated November 9, 2000 pursuant to which the Notes were originally sold.

     "Permitted Holders" means Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P. and Oak Hill Capital Management, Inc. and any investment fund managed directly by Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P. or Oak Hill Capital Management, Inc.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (3)  cash and Temporary Cash Investments;

          (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

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

          (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "-- Certain
     Covenants -- Limitation on Sales of Assets and Subsidiary Stock";

          (9) any Person to the extent such Investment existed on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided, however, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

          (10) any Person to the extent such Investments have an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10), not to exceed $20 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (11) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (12) Hedging Obligations permitted under clause (b)(9) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness";

          (13) any Person, where such Investment consists of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with such Person;

          (14) performance bonds or similar Investments in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental regulations;

          (15) customers of the Company, where such Investments consist of payments to customers in consideration for such customers' agreements with the Company to purchase goods and inventory and which Investments are made in the ordinary course of business consistent with past practices of the Company and its Restricted Subsidiaries; and

          (16) any special purpose Subsidiary of the Company or any trust, special purpose entity or other Person (whether or not an Affiliate of the Company) in connection with a Synthetic Lease Financing that, in the good faith determination of the Board of Directors, is necessary or advisable to effect such Synthetic Lease Financing.

     "Permitted Junior Securities" shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then outstanding Senior Indebtedness of the Company at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness of the Company on the Issue Date.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

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     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary; and provided further that clauses (1) and (2) of this clause will not apply to any refunding or refinancing of any Senior Indebtedness.

     "Registration Rights Agreement" means the Registration Rights Agreement dated November 14, 2000, among the Company, Credit Suisse First Boston Corporation, Chase Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation.

     "Related Business" means any business in which the Company was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date.

     "Representative" means with respect to a Person any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

     "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition or Indebtedness Incurred pursuant to clause (4) of paragraph
     (b) of the covenant

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

     described under "-- Certain Covenants -- Limitation on Indebtedness" and not subsequently transferred to a Person other than the Company or its Restricted Subsidiaries); or

          (4) the making of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Revolving Credit Facility" means the revolving credit facility contained in the Credit Agreement and any other facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances, in whole or in part, any such revolving credit facility.

     "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Senior Indebtedness" means, with respect to any Person:

          (1) Bank Indebtedness;

          (2) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

          (3) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post-filing interest is allowed in such proceeding) and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1), (2) and (3), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include:

          (1) any obligation of such Person to any Subsidiary;

          (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

          (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

          (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indenture for purposes of this clause (5) if (x) the holders of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of recognized independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture or (y) such Indebtedness consists of Bank Indebtedness, and the holders of such Indebtedness or their agent or representative (1) had no actual knowledge at the time of the Incurrence that the Incurrence of such Indebtedness violated the Indenture and (2) shall have received an Officers' Certificate of the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture.

     "Senior Subordinated Indebtedness" means, with respect to a Person, the Notes (in the case of the Company), a Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of

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such Person that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "S&P" means Standard & Poor's Rating Group (or any successor to the rating agency business thereof).

     "Sponsor Group" means the collective reference to Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P., Olympus Executive Fund, L.P., Olympus Growth Fund III, L.P., Monitor Clipper Equity Partners, L.P., Monitor Clipper Equity Partners (Foreign), L.P., UBS Capital Americas II, LLC, Credit Suisse First Boston LFG Holdings 2000, L.P. and Credit Suisse First Boston Corporation.

     "Stated Maturity" means, with respect to any security, the date specified in the security as the fixed date on which the final payment of principal of the security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means TA Operating Corporation, TA Travel, LLC and TA Licensing, Inc.

     "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

     "Synthetic Lease Facility" means the Synthetic Lease Financing evidenced by the Agreement for Lease and Lease Agreement, each dated September 9, 1999, among TCA Network Funding, L.P., TA Operating Corporation and National
Auto/Truckstops, Inc.

     "Synthetic Lease Financing" means any synthetic lease financing, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product or arrangement designed to permit the lessee to (1) obtain or retain the benefits of ownership of the property or asset that is the subject of such lease for U.S. Federal income tax purposes and (2) treat such lease as an operating lease or not to reflect the leased property or assets on the lessee's balance sheet under GAAP.

     "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

          (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has

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     outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

          (5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

     "Term Loan Facility" means the term loan facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances in whole or in part any such term loan facility.

     "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company available to management.

     "Transactions" means the transactions contemplated by the Recapitalization Agreement and Plan of Merger, dated as of May 31, 2000, as amended, among TravelCenters of America, Inc., TCA Acquisition Corporation, Clipper Capital Associates, L.P., National Partners, L.P., National Partners III, L.P., Clipper/ Merchant I, L.P., Olympus Private Placement Fund, L.P. and Olympus Growth Fund II, L.P. and any financings related thereto.

     "Transition Expenses" means, to the extent deducted in determining Consolidated Net Income, transition costs in connection with effecting the Company's conversion of acquired TravelCenters into the Company's network of TravelCenters and the disposition of TravelCenters.

     "TravelCenter" means a facility owned, operated or franchised by the Company or a Restricted Subsidiary that provides fuel and nonfuel products, services and amenities primarily to the trucking industry.

     "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments".

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Certain
Covenants -- Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

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     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

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                         BOOK ENTRY; DELIVERY AND FORM

BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     The exchange notes will initially be represented in the form of one or more global notes in definitive, fully-registered book-entry form, without interest coupons that will be deposited with or on behalf of The Depository Trust Company, or DTC, and registered in the name of DTC or its participants.

     Except as set forth below, the global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

     The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the settlement system of DTC and are subject to change by DTC from time to time. We take no responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

     DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a "banking organization" within the meaning of the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

     - a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

     DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers; banks and trust companies; clearing corporations and specified other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     So long as DTC or its nominee is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

     - will not be entitled to have notes represented by the global note registered in their names;

     - will not receive or be entitled to receive physical delivery of certificated notes; and

     - will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

     Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant, on the procedures of the participant through which the holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note. We understand that under existing industry practice, if we request any action of holders of notes or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, then DTC would authorize the participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of the holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

     Payments with respect to the principal of, any premium, any liquidated damages, and interest on any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee, in its capacity as the registered holder of the global note representing the notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, including principal, any premium, any liquidated damages, and interest. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     Although DTC has agreed to the above procedures to facilitate transfers of interests in the global notes among its participants, it is under no obligation to perform or to continue to perform the procedures, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     If:

     - we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of the notice or cessation;

     - we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture; or

     - upon the occurrence of specified other events as provided in the indenture;

then, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes upon surrender by DTC of the global notes. Upon the issuance of certificated notes, the trustee is required to register certificated notes in the name of that person or persons, or their nominee, and cause the certified notes to be delivered to those persons.

     Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion describes the material United States federal income tax considerations of the ownership of the notes as of the date of this prospectus. This discussion deals only with notes held as capital assets.

     For purposes of this discussion, a U.S. holder is:

     - a citizen or resident of the United States;

     - a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any state;

     - an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source;

     - a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

     - a trust, if it has a valid election in effect to be treated as a United States person for United States federal income tax purposes.

     A non-U.S. holder of our notes is a holder that is not a U.S. holder.

     This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), current and proposed United States Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each person's decision to hold notes. This discussion does not address all aspects of United States federal income taxation that may be relevant to any particular U.S. holder based on the holder's individual circumstances, and does not address the United States federal income tax consequences to holders that are subject to special treatment, including:

     - dealers in securities or currencies;

     - financial institutions;

     - tax exempt organizations;

     - persons liable for the alternative minimum tax;

     - insurance companies;

     - traders in securities that elect to use a mark-to-market method of accounting with respect to their securities holdings;

     - persons who hold notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle; and

     - U.S. holders whose functional currency is not the United States dollar.

     If a partnership holds our notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisor.

     This discussion does not address any aspect of state, local or non-United States tax laws.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF PURCHASING, HOLDING OR DISPOSING OF NOTES, INCLUDING ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, MUNICIPALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

APPLICABLE HIGH-YIELD DISCOUNT OBLIGATIONS

     Because the yield to maturity of the notes (as determined for United States federal income tax purposes) exceeds the "applicable federal rate", or AFR, for the month in which the notes were issued plus five percentage points, the notes may be subject to the applicable high-yield discount obligation ("AHYDO") rules of the Code. In that case, under the AHYDO rules, our deductions with respect to OID will be suspended until the amounts are actually paid, and the "disqualified portion" of such OID (defined as the portion that is attributable to the yield on the note in excess of the AFR plus six percentage points), if any, will be permanently nondeductible. The AHYDO rules generally do not affect the amount, timing, or character of a holder's income. However, U.S. holders of notes that are corporations may be eligible for a dividends-received deduction with respect to their inclusion in income of the "disqualified portion" if the amount, if paid with respect to stock, would have constituted a dividend for United States federal income tax purposes. The availability of a dividends-received deduction is subject to a number of complex limitations.

TAXATION OF THE NOTES

  Payment of Interest

     Except as set forth below, stated interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder's method of accounting for tax purposes.

  Original Issue Discount

     Each note was issued with "original issue discount" in an amount equal to the excess of (a) the "stated redemption price at maturity" of the note over (b) its "issue price." U.S. holders should be aware that they generally must include OID in gross income in advance of the receipt of cash attributable to that income. Under these rules, a U.S. holder will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     The "issue price" of a note is the portion of the issue price of the unit issued to initial purchasers that was allocated to the note. The "stated redemption price at maturity" of a note is the sum of all cash payments required to be made on the note other than payments of "qualified stated interest". The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The stated interest payments on the notes are qualified stated interest. Accordingly, each note bears original issue discount in an amount equal to the excess of its principal amount over its issue price.

     The amount of original issue discount includible in income by a U.S. holder of a note is the sum of the "daily portions" for each day of the taxable year during which the U.S. holder holds the note. The daily portions of original issue discount required to be included in a U.S. holder's gross income in a taxable year are determined under a constant yield method by allocating to each day during the taxable year on which the U.S. holder holds the note a pro rata portion of the original issue discount on the note that is attributable to the "accrual period" in which such day is included. The amount of the original issue discount attributable to each accrual period is an amount equal to the excess, if any, of (a) the product of the note's "adjusted issue price" at the beginning of the accrual period (defined below), and its "yield to maturity" (the discount rate which, when used in computing the present value of all principal and interest payments to be made under the note, produces an amount equal to the note's issue price) over (b) the sum of any qualified stated interest allocable to the accrual period. Original issue discount allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period.

     The "adjusted issue price" of the note at the beginning of the first accrual period was its issue price. Thereafter, the adjusted issue price at the beginning of any other accrual period will be (a) the sum of the note's issue price, and the aggregate amount of original issue discount that accrued for all prior accrual periods, less (b) any payments made on the note (other than qualified stated interest), if any, on or before the first day of the accrual period.

     A U.S. holder may elect to treat all interest on a note as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. A U.S. holder must make this election for the taxable year in which the holder acquired the note, and a U.S. holder may not revoke the election without the consent of the Internal Revenue Service. U.S. holders should consult with their own tax advisors about this election.

  Market Discount

     If a U.S. holder purchased a note for an amount that is less than its adjusted issue price, the amount of the difference is treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. holder will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount that a U.S. holder has not previously included in income and is treated as having accrued on the note at the time of its payment or disposition. In addition, a U.S. holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless a U.S. holder elects to accrue on a constant interest method. A U.S. holder may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. A U.S. holder's election to include market discount in income currently, once made, applies to all market discount obligations acquired by the U.S. holder on or after the first taxable year to which a U.S. holder's election applies and may not be revoked without the consent of the Internal Revenue Service. U.S. holders should consult their own tax advisors before making this election.

  Acquisition Premium, Amortizable Bond Premium

     If a U.S. holder purchased a note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest the U.S. holder is considered to have purchased that note at an "acquisition premium." Under the acquisition premium rules, the amount of OID that a U.S. holder must include in gross income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

     If a U.S. holder purchased a note for an amount in excess of the sum of all amounts payable on the note after the purchase date other than qualified stated interest, the U.S. holder will be considered to have purchased the note at a "premium" and, although it is an original issue discount note, the U.S. holder will not be required to include any OID in income. The U.S. holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If a U.S. holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss the U.S. holder would otherwise recognize on disposition of the note. A U.S. holder's election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies. A U.S. holder may not revoke the election without the consent of the Internal Revenue Service. U.S. holders should consult their own tax advisors before making this election.

  Registered Exchange Offer

     The exchange of notes pursuant to the registered exchange offer will not constitute a material modification of the terms of the notes and therefore will not constitute a taxable event for United States federal income tax purposes. In that event, the exchange would have no United States federal income tax consequences to a U.S. holder, so that the U.S. holder's holding period and adjusted tax basis for a note would not be affected, and the U.S. holder would continue to take into account income in respect of a note in the same manner as before the exchange.

  Sale, Exchange or Retirement of Notes

     Unless a non-recognition provision applies, a U.S. holder generally will recognize capital gain or loss upon a sale, exchange or retirement of a note, measured by the difference, if any, between:

     - the amount realized (less an amount equal to any accrued but unpaid qualified stated interest not previously included in income, which will be taxable as such); and

     - the U.S. holder's adjusted tax basis in the note.

     A U.S. holder's initial tax basis in a note generally will be the portion of the holder's purchase price allocated to the note. The initial basis in the notes will be increased by the amount of OID or market discount the U.S. holder includes in income and reduced by any amortized premium in the note.

     Any gain or loss on the sale, exchange or other disposition of a note will generally be long-term capital gain or loss if the note has a holding period of more than one year at the time of the sale, exchange or other disposition. Long-term capital gains recognized by individual U.S. holders are subject to tax at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

     The following discussion is a summary of certain United States federal income and estate tax considerations, as of the date hereof, of a non-U.S. holder of notes.

     Special rules may apply to certain non-U.S. holders, such as "controlled foreign corporations", "passive foreign investment companies", "foreign personal holding companies" and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

  Payment of Interest

     No withholding of United States federal income tax will be required with respect to the payment by us or any paying agent of principal or interest (which for purposes of this discussion includes OID) on a note owned by a non-U.S. holder, provided:

          (1) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder,

          (2) the beneficial owner is not a controlled foreign corporation that is related to us through stock ownership,

          (3) the beneficial owner is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code, and

          (4) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

     To satisfy the statement requirement referred to in (4) above, you must either

     - provide your name and address on an Internal Revenue Service Form W-8BEN (or successor form), and certify, under penalty of perjury, that you are not a United States person, or

     - if you hold your notes through certain foreign intermediaries, satisfy the certification requirements of applicable United States Treasury regulations.

     If a non-U.S. holder cannot satisfy the requirements described above, payments of premium, if any, and interest (including OID) made to the non-U.S. holder will be subject to a 30% withholding tax unless the beneficial owner of the note provides us or our paying agent, as the case may be, with a properly executed (1) Internal Revenue Service Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) Internal Revenue Service Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

     If a non-U.S. holder is engaged in a trade or business in the United States and interest (including OID) on the note is effectively connected with the conduct of such trade or business, the non-U.S. holder will be subject to United States federal income tax on the interest and OID on a net income basis, although exempt from the withholding tax discussed above, in the same manner as if it were a US. holder. In addition, if the holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including OID) on a note will be included in the foreign corporation's earnings and profits.

  Sale, Exchange or Redemption of Notes

     Any gain realized upon the sale, exchange, retirement or other disposition of a note generally will not be subject to United States federal income tax unless:

     - such gain or income is effectively connected with a trade or business in the United States of the non-U.S. holder, or

     - in the case of a non-U.S. holder who is an individual, the individual is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met.

     An individual non-U.S. holder described in the first bullet point above will be subject to United States federal income tax on the net gain derived from the sale. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the holder is not considered a resident of the United States. A non-U.S. holder that is a foreign corporation and is described in the first bullet point above, will be subject to tax on gain under regular graduated United States federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

  United States Federal Estate Tax

     A note owned by an individual who at the time of death is a non-U.S. holder will not be subject to United States federal estate tax as a result of the individual's death, provided that the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to the note would not have been, if received at the time of the individual's death, effectively connected with the conduct of a United States trade or business by the individual.

INFORMATION REPORTING AND BACK-UP WITHHOLDING

     Under the Code, a beneficial owner of notes that does not otherwise establish an exemption may be subject to information reporting and back-up withholding at a 31% rate on interest (including OID) and proceeds from the disposition of the notes if the beneficial owner:

     - fails to furnish his social security or other taxpayer identification number within a reasonable time after the request therefor;

     - furnishes an incorrect taxpayer identification number;

     - fails to report properly interest;

     - fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that it is not subject to back-up withholding; or

     - in the case of a non-United States beneficial owner, fails to meet certain certification requirements or exemptions.

     Back-up withholding is not an additional United States federal income tax. Rather, any amount withheld from a payment to a beneficial owner under back-up withholding rules will be refunded or allowed as a credit against the beneficial owner's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Beneficial owners of notes should consult their tax advisors as to their qualification for exemption from back-up withholding and the procedure for obtaining the exemption.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the day the registered exchange offer expires, we will make this prospectus, as amended or supplemented, available to any broker-dealer
for use in connection with any resale. In addition, until                , 2001,
all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the day the registered exchange offer expires, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests the documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the exchange notes will be passed upon for us by Simpson Thacher & Bartlett, New York, New York.

                                    EXPERTS

     The financial statements as of December 31, 1999 and December 31, 1998 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
AUDITED FINANCIAL STATEMENTS:
  TravelCenters of America, Inc.
     Report of Independent Accountants......................  F-2
     Consolidated Balance Sheet at December 31, 1998 and
      1999..................................................  F-3
     Consolidated Statement of Operations and Retained
      Earnings for the years ended December 31, 1997, 1998
      and 1999..............................................  F-4
     Consolidated Statement of Cash Flows for the years
      ended December 31, 1997, 1998 and 1999................  F-5
     Notes to the Consolidated Financial Statements.........  F-6

UNAUDITED FINANCIAL STATEMENTS:
  TravelCenters of America, Inc.
     Consolidated Balance Sheet at December 31, 1999 and
      September 30, 2000....................................  F-37
     Unaudited Consolidated Statement of Income and Retained
      Earnings for the nine months ended September 30, 1999
      and 2000..............................................  F-38
     Unaudited Consolidated Statement of Cash Flows for the
      nine months ended September 30, 1999 and 2000.........  F-39
     Selected Notes to the Unaudited Consolidated Financial
      Statements............................................  F-40

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
TravelCenters of America, Inc.

     In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of TravelCenters of America, Inc. and its subsidiaries at December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

Cleveland, Ohio
March 10, 2000

                         TRAVELCENTERS OF AMERICA, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1998           1999
                                                              -----------    -----------
                                                              (IN THOUSANDS OF DOLLARS)
ASSETS
Current assets:
  Cash......................................................   $ 89,200       $ 18,040
  Accounts receivable (less allowance for doubtful accounts
     of $3,907 for 1998 and $2,894 for 1999)................     61,012         66,439
  Inventories...............................................     42,952         59,043
  Deferred income taxes.....................................      2,269          4,533
  Other current assets......................................     12,619         16,441
                                                               --------       --------
          Total current assets..............................    208,052        164,496
Notes receivable, net.......................................      1,239          1,383
Property and equipment, net.................................    361,803        454,093
Intangible assets...........................................     21,141         28,792
Deferred financing costs....................................      9,284          8,411
Deferred income taxes.......................................      5,114          1,879
Other assets................................................      3,428            808
                                                               --------       --------
          Total assets......................................   $610,061       $659,862
                                                               ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................   $  1,594       $  1,601
  Accounts payable..........................................     46,652         60,920
  Other accrued liabilities.................................     62,428         66,743
                                                               --------       --------
          Total current liabilities.........................    110,674        129,264
Commitments and contingencies (Notes 13 and 18)
Long-term debt (net of unamortized discount)................    390,865        404,369
Deferred income taxes.......................................        937          1,639
Other long-term liabilities.................................      9,162         16,615
                                                               --------       --------
                                                                511,638        551,887
Mandatorily redeemable senior convertible participating
  preferred stock...........................................     69,974         79,739
Nonredeemable stockholders' equity:
  Other preferred stock, common stock and other
     stockholders' equity...................................     43,547         53,000
  Retained earnings (deficit)...............................    (15,098)       (24,764)
                                                               --------       --------
          Total nonredeemable stockholders' equity..........     28,449         28,236
                                                               --------       --------
          Total liabilities, redeemable equity and
            nonredeemable stockholders' equity..............   $610,061       $659,862
                                                               ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                         TRAVELCENTERS OF AMERICA, INC.

      CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                                                               YEAR ENDED DECEMBER 31,
                                                         ------------------------------------
                                                            1997         1998         1999
                                                         ----------    --------    ----------
                                                               (IN THOUSANDS OF DOLLARS
                                                              EXCEPT PER SHARE AMOUNTS)
REVENUES:
  Fuel.................................................  $  708,637    $554,735    $  955,105
  Non-fuel.............................................     293,843     347,531       479,059
  Rent and royalties...................................      36,848      21,544        20,460
                                                         ----------    --------    ----------
          Total revenues...............................   1,039,328     923,810     1,454,624
Cost of revenues (excluding depreciation)..............     773,084     627,149     1,051,080
                                                         ----------    --------    ----------
Gross profit (excluding depreciation)..................     266,244     296,661       403,544
Operating expenses.....................................     167,072     193,697       267,107
Selling, general and administrative expenses...........      35,619      34,256        38,461
Transition expense.....................................      15,212       3,648         3,952
Depreciation and amortization expense..................      35,840      44,662        53,202
(Gain) loss on sales of property and equipment.........     (11,244)     (1,195)       (2,615)
Stock compensation expense.............................       1,400       2,500         5,062
                                                         ----------    --------    ----------
Income from operations.................................      22,345      19,093        38,375
Interest (expense), net................................     (22,898)    (25,371)      (37,194)
                                                         ----------    --------    ----------
Income (loss) before income taxes and extraordinary
  items................................................        (553)     (6,278)        1,181
Provision (benefit) for income taxes...................        (344)     (2,101)        1,082
                                                         ----------    --------    ----------
Income (loss) before extraordinary item................        (209)     (4,177)           99
Extraordinary loss, less applicable income tax benefits
  of $2,012 in 1998 and $3,608 in 1997 (Note 12).......      (5,554)     (3,905)           --
                                                         ----------    --------    ----------
Net income (loss)......................................      (5,763)     (8,082)           99
  Less: preferred dividends............................      (7,520)     (8,570)       (9,765)
                                                         ----------    --------    ----------
Income (loss) available to common stockholders.........     (13,283)    (16,652)       (9,666)
Retained earnings (deficit) -- beginning of the year...      14,837       1,554       (15,098)
                                                         ----------    --------    ----------
Retained earnings (deficit) -- end of the year.........  $    1,554    $(15,098)   $  (24,764)
                                                         ==========    ========    ==========
LOSS PER COMMON SHARE (BASIC AND DILUTED):
  Loss before extraordinary item.......................  $    (7.56)   $ (21.12)   $   (12.96)
  Extraordinary loss...................................       (5.44)      (6.47)           --
                                                         ----------    --------    ----------
  Net income (loss)....................................  $   (13.00)   $ (27.59)   $   (12.96)
                                                         ==========    ========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                         TRAVELCENTERS OF AMERICA, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31,
                                                         -----------------------------------
                                                           1997         1998         1999
                                                         ---------    ---------    ---------
                                                              (IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)....................................  $  (5,763)   $  (8,082)   $      99
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
       Extraordinary loss..............................      5,554        3,905           --
       Depreciation and amortization...................     35,840       44,662       53,202
       Deferred income tax provision...................     (4,330)      (7,691)      (3,151)
       Provision for doubtful accounts.................      1,688        1,355        1,339
       Provision for stock compensation................      1,400        2,500        5,062
       (Gain) on sales of property and equipment.......    (11,244)      (1,195)      (2,615)
       Changes in assets and liabilities, adjusted for
          the effects of business acquisitions:
            Accounts receivable........................    (20,773)      12,034       (1,428)
            Inventories................................      1,422       (4,028)      (9,933)
            Other current assets.......................        448       (2,954)        (400)
            Accounts payable...........................      8,327       (2,030)       7,367
            Other current liabilities..................     29,957       10,572       (7,780)
       Other, net......................................       (856)        (527)       2,950
                                                         ---------    ---------    ---------
       Net cash provided by operating activities.......     41,670       48,521       44,712
                                                         ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisitions................................    (15,127)     (63,215)     (57,762)
  Proceeds from sales of property and equipment........     37,958        3,414        9,147
  Capital expenditures.................................    (60,818)     (65,704)     (87,401)
                                                         ---------    ---------    ---------
       Net cash used in investing activities...........    (37,987)    (125,505)    (136,016)
                                                         ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Revolving loan borrowings............................      3,750           --       75,500
  Revolving loan repayments............................    (17,750)          --      (60,500)
  Long-term debt borrowings............................    205,000      229,250           --
  Long-term debt repayments............................   (126,675)    (129,987)      (1,594)
  Proceeds from issuance of stock......................        329           --        6,738
  Repurchase of common stock...........................     (7,456)        (475)          --
  Debt issuance costs..................................    (12,904)      (4,360)          --
                                                         ---------    ---------    ---------
       Net cash provided by financing activities.......     44,294       94,428       20,144
                                                         ---------    ---------    ---------
          Net increase (decrease) in cash..............     47,977       17,444      (71,160)
Cash at the beginning of the year......................     23,779       71,756       89,200
                                                         ---------    ---------    ---------
Cash at the end of the year............................  $  71,756    $  89,200    $  18,040
                                                         =========    =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                         TRAVELCENTERS OF AMERICA, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

1. BUSINESS DESCRIPTION AND SUMMARY OF OPERATING STRUCTURE

     We are a nationwide, full-service travel center network providing diesel fuel, gasoline and non-fuel products and services to long-haul trucking fleets and their drivers, independent truck drivers and other motorists through our 158 full-service travel centers located in 40 states, primarily operating under the "TravelCenters of America" or "TA" brand names. Of our 158 network locations at December 31, 1999, we owned 147 locations, 118 of which we operated and 29 of which we leased to independent lessee-franchisees or operators, which sites we refer to as "leased sites." Eleven locations were owned and operated by independent franchisees, which sites we refer to as "franchisee-owned sites." We purchase and resell diesel fuel, gasoline and other travel center products and services to consumers, commercial fleets, operators and independent franchisees; provide fleet credit card and customer information services through our proprietary ACCESS billing system; conduct centralized purchasing programs; create promotional programs; and, as a franchisor, assist the operators and independent franchisees in providing service to trucking fleets, independent truck drivers and the motoring public.

     We were incorporated on December 1, 1992 as National Auto/Truckstops Holdings Corporation. Our name was changed to TravelCenters of America, Inc. in March 1997. In April 1993, we acquired the truck stop network assets of a subsidiary of Unocal Corporation, and in December 1993, we acquired the truck stop network assets of certain subsidiaries of The British Petroleum Company p.l.c. ("BP"). In December 1998, we acquired substantially all of the travel center and truck stop network assets of Burns Bros., Inc., and certain of its affiliates. In June 1999, we acquired the travel center and truck stop network assets of Travel Ports of America, Inc. See Note 3 for disclosure regarding the Travel Ports acquisition.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Principles of Consolidation

     The consolidated financial statements include the accounts of TravelCenters of America, Inc. and its wholly owned subsidiaries, TA Operating Corporation, TA Franchise Systems Inc., National Auto/Truckstops, Inc., and TA Licensing, Inc. (formerly known as Travel Port Systems, Inc.), and TA Travel, L.L.C., a wholly owned subsidiary of TA Operating Corporation. In January 2000, the stock of TA Licensing, Inc. was contributed to TA Operating Corporation. Intercompany accounts and transactions have been eliminated.

  Revenue Recognition

     Sales revenues and related costs are recognized at the time of delivery of motor fuel to customers at either the terminal or the customer's facility for wholesale fuel sales and at the time of final sale to consumers at our company-operated sites for retail fuel and non-fuel sales.

     Initial franchise fee revenues are recognized at the point when the franchisee opens for business under our brand name, which is when we have fulfilled all of our obligations under the related agreements. Franchise royalty revenues are collected and recognized monthly and are determined as a percentage of the franchisees' revenues.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

  Inventories

     Inventories are stated at cost, which approximates market value, cost being determined on the first in, first out basis for petroleum products and principally as the weighted average costs for non-fuel merchandise.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the following estimated useful lives of the assets:

Buildings and site improvements.............................    15 years
Pumps and underground storage tanks.........................  5-10 years
Machinery and equipment.....................................  3-10 years
Furniture and fixtures......................................  5-10 years

     Repair and maintenance costs are charged to expense as incurred, while major renewals and betterments are capitalized. The cost and related accumulated depreciation of property and equipment sold, replaced or otherwise disposed are removed from the accounts. Any resulting gains or losses are recognized in operations.

  Deferred Financing Costs and Intangible Assets

     Deferred financing costs were recorded in conjunction with issuing long-term debt and are being amortized on a basis approximating the interest method over the lives of the related debt instruments, ranging from five to ten years (see Note 12). The intangible assets are being amortized on a straight-line basis over their estimated lives (see Note 9).

  Internal-Use Software Costs

     During the application development stage of an internal-use computer software project, we capitalize (i) the external direct costs of materials and services consumed in developing or obtaining the internal-use computer software,
(ii) to the extent of time spent directly on the project, payroll costs of employees directly associated with and who devote time to the project, and (iii) related interest costs incurred. Internal and external costs incurred in the preliminary project stage and post-implementation stage, such as for exploring alternative technologies, vendor selection and maintenance, are expensed as incurred, as are all training costs. The costs of significant upgrades and enhancements that result in additional functionality are accounted for in the same manner as similar costs for new software projects. The costs of all other upgrades and enhancements are expensed as incurred.

  Impairment of Long-Lived Assets

     In accordance with Statement of Financial Accounting Standards No. (SFAS) 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," impairment charges are recognized when the carrying values of long-lived assets to be held and used in the business exceed the estimated undiscounted future cash flows of those assets, and when the carrying values of long-lived assets to be disposed of exceed the estimated fair value less cost to sell for those assets. Such impairment charges are recognized in the period during which the circumstances surrounding an asset to be held and used have changed such that the carrying value is no longer recoverable, or during which a commitment to a plan to dispose of the asset is made. Such tests are performed at the individual travel center level. In addition, intangible assets are subjected to further evaluation in accordance with Accounting Principles Board Opinion 17, "Intangible Assets," and impairment charges are recognized when events and circumstances

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

indicate the carrying value of the intangible asset exceeds the future benefit of the asset. Impairment charges are included in depreciation and amortization in the statement of operations and retained earnings (deficit).

  Classification of Costs and Expenses

     Cost of revenues represents the costs of fuels and other products sold, including freight. Operating expenses principally represent costs incurred in operating our sites, consisting primarily of labor, maintenance, supplies, utilities, warehousing, purchasing and occupancy costs. Transition expenses represent the nonrecurring costs we incurred in integrating the BP network, the Unocal network, the Burns Bros. network and the Travel Ports network into a single network under one management, including severance and relocation expenses, costs to convert acquired sites, costs to dispose of leased sites, convert leased sites to company-operated sites and terminate franchise agreements, and related travel and training expenses. See Note 4 for a discussion of the Combination Plan under which the majority of these costs have been incurred. Costs of advertising are expensed as incurred.

  Environmental Remediation

     We provide for remediation costs and penalties when the responsibility to remediate is probable and the amount of associated costs is reasonably determinable. Generally, the timing of remediation accruals coincides with completion of a feasibility study or the commitment to a formal plan of action. If recoveries of remediation costs from third parties are probable, a receivable is recorded. Accruals are not recorded for the costs of remediation activities undertaken on our behalf by Unocal and BP, at Unocal's and BP's sole expense (see Note 18).

  Income Taxes

     Deferred income tax assets and liabilities are established to reflect the future tax consequences of differences between the tax bases and financial statement bases of assets and liabilities.

  Cash and Cash Equivalents

     For purposes of the statement of cash flows, we consider all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

  Concentration of Credit Risk

     We grant credit to our customers and may require letters of credit or other collateral.

  Derivative Instruments

     On a limited basis, we engage in commodity risk management activities within the normal course of our business as an end-user of derivative instruments. These commodity-based instruments are used to manage exposure to price fluctuations related to the anticipated purchase of diesel fuel and gasoline. Changes in market value of derivative instruments are deferred and are subsequently recognized in income in the same period as the underlying transaction. Recorded deferred gains or losses are reflected within other current assets or other current liabilities. At December 31, 1998 there were no open derivative contracts. At December 31, 1999 the amount of open derivative contracts and the related fair market value and deferred gains and losses were immaterial.

     We use interest rate swap agreements to reduce our exposure to market risks from changes in interest rates by fixing interest rates on variable rate debt and reducing certain exposures to interest rate fluctuation. Amounts currently due to or from interest rate swap counterparties are recorded in interest expense in the period in which they accrue. At December 31, 1999, we were involved in interest rate swap agreements with a

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

notional principal amount of $160,250,000. Notional amounts do not quantify risk or represent our assets or liabilities, but are used in the determination of cash settlements under the agreements. We are exposed to credit losses from counterparty nonperformance, but do not anticipate any losses from our agreements, all of which are with a major financial institution.

  Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which estimation is practicable:

     Cash and short-term investments, accounts receivable and accounts payable: The fair values of financial instruments classified as current assets or liabilities approximate the carrying values due to the short-term maturity of the instruments.

     Long-term debt: The fair value of our fixed-rate indebtedness that is publicly traded is estimated based on the quoted price for those notes. The fair value of our fixed-rate indebtedness that is not publicly traded is estimated based on the current borrowing rates available to us for financings with similar terms and maturities. The fair values of our variable-rate indebtedness approximates the carrying value of that indebtedness. (See Note 12.)

     Interest Rate Swap Agreements: The fair value of the interest rate swap agreements is based on bank-quoted market prices.

  Reclassifications

     Certain reclassifications of prior years' data have been made to conform with the current year presentation.

3. ACQUISITIONS

     All business acquisitions have been accounted for under the purchase method. The results of operations of the acquired businesses are included in the consolidated financial statements from the respective dates of the acquisitions.

     Travel Ports Acquisition. On June 3, 1999, we consummated the acquisition of the network assets of Travel Ports by acquiring 100 percent of the common stock of Travel Ports at a price of $4.30 per share. Under the terms of the related merger agreement and certain ancillary agreements, we paid cash of approximately $27,760,000 for all of Travel Ports's outstanding common shares and common stock equivalents except approximately 653,000 common shares that were exchanged for 85,000 shares of our common stock. In addition, we paid cash of approximately $31,007,000 to retire all of Travel Ports's indebtedness outstanding as of the merger date. Travel Ports operated a network of 16 travel centers in seven states, primarily in the northeastern United States, and a single fuel terminal in Pennsylvania. Upon consummation of the acquisition, Travel Ports was merged into TA Operating Corporation.

     The total cost of the acquisition was $86,003,000. This was comprised of cash paid to purchase the Travel Ports stock and repay the Travel Ports debt of $58,767,000, the value of the 85,000 shares of our common stock issued in exchange for Travel Ports shares of $2,808,000, liabilities assumed of $22,124,000 and direct costs of the acquisition of $2,304,000. The cost was allocated to the assets and liabilities acquired on the basis of their estimated fair values at the acquisition date, including $27,585,000 of assets other than the property and equipment acquired. The excess of purchase price over the estimated fair values of the net assets acquired, in the amount of $9,907,000, has been recorded as goodwill and is being amortized on a straight-line basis over 15 years. The cash portion of the Travel Ports acquisition was initially funded with $30,000,000 of the restricted cash provided by the 1998 Refinancing (see Note 12), $25,000,000 of borrowings under our revolving credit facility and other available cash.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

     Burns Acquisition. On December 3, 1998, we consummated the acquisition of the network assets of Burns Bros., Inc. whereby we acquired from Burns Bros. the land, buildings, equipment and inventories at 17 of the 19 sites comprising the Travel Stops division of Burns Bros., the equipment and inventories used in Burns Bros.' fuel wholesaling and transportation businesses and certain accounts receivable related to the acquired assets.

     The total cost of the assets acquired was $60,728,000, comprised of the cash consideration paid to Burns Bros. of $56,240,000, liabilities assumed of $3,920,000 and direct costs of the acquisition of $568,000. The cost was allocated to the assets and liabilities acquired on the basis of their estimated fair values at the acquisition date. The Burns Bros. acquisition was funded with borrowings under our long-term bank term loan facility as part of the 1998 Refinancing (see Note 12).

     The following unaudited pro forma information presents our results of operations as if the acquisitions of the Travel Ports and Burns Bros. networks had each taken place on January 1, 1998.

                                                        YEAR ENDED DECEMBER 31,
                                                    --------------------------------
                                                        1998               1999
                                                    -------------      -------------
                                                    (IN THOUSANDS OF DOLLARS EXCEPT
                                                           PER SHARE AMOUNTS)
Total revenue.....................................   $1,205,835         $1,511,083
Gross profit......................................   $  389,069         $  428,070
Income from operations............................   $   30,259         $   42,281
Net income (loss).................................   $   (2,152)        $    1,808
Loss per common share (basic and diluted).........   $   (17.76)        $   (10.67)

     These pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of the results of operations that actually would have resulted had the acquisitions occurred on January 1, 1998, or that may result in the future.

4. COMBINATION PLAN AND TRANSITION EXPENSE

     In January 1997, we adopted a plan (the "Combination Plan") to combine the operations of the Unocal network and the BP network into one network under the TravelCenters of America brand. There were three primary elements to the Combination Plan that have been implemented throughout 1997, 1998 and 1999: (1) integrating the management of the BP and Unocal networks, (2) converting the Unocal and BP network sites to one network, and (3) rationalizing and further developing our network. These expenses relate to, among other things, (i) employee separations, (ii) the costs to convert Unocal network travel centers,
(iii) the costs to dispose of travel centers or terminate lease or franchise agreements, and (iv) the costs of integrating the management and operations of the Unocal and BP networks, including relocation, travel, training, and legal expenses. In January 1997, certain executive officers of National Auto/Truckstops, Inc. resigned and related severance costs of approximately $774,000 were recognized. In May 1997, we finalized our plans regarding employee terminations resulting from integrating management of the two networks and, accordingly, the related expense of approximately $1,833,000 was recognized.

     We have also incurred transition expenses as a result of the Burns Bros. acquisition and the Travel Ports acquisition, primarily related to integrating the acquired sites into our network. As a result of implementing the Combination Plan and integrating the Burns network and Travel Ports network sites, for the years ended December 31, 1997, 1998 and 1999, we incurred approximately $15,212,000, $3,648,000 and $3,952,000, respectively, of expense, included in transition expense in our consolidated financial statements.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

5. EARNINGS PER SHARE

     The computation of basic earnings per common share is based upon the weighted-average number of shares of common stock outstanding. A reconciliation of the income or loss and shares used in the computation follows:

                                           FOR THE YEAR ENDED DECEMBER 31, 1999
                                        -------------------------------------------
                                        INCOME (LOSS)       SHARES        PER-SHARE
                                         (NUMERATOR)     (DENOMINATOR)     AMOUNT
                                        -------------    -------------    ---------
                                             (DOLLARS AND SHARES IN THOUSANDS)
Net income............................     $    99
Less: Preferred stock dividends.......      (9,765)
                                           -------
Basic EPS and Diluted EPS
  Income (loss) available to common
     stockholders.....................     $(9,666)           746          $(12.96)
                                           =======            ===          =======

                                           FOR THE YEAR ENDED DECEMBER 31, 1998
                                        -------------------------------------------
                                        INCOME (LOSS)       SHARES        PER-SHARE
                                         (NUMERATOR)     (DENOMINATOR)     AMOUNT
                                        -------------    -------------    ---------
                                             (DOLLARS AND SHARES IN THOUSANDS)
Income (loss) before extraordinary
  item................................    $ (4,177)
Less: Preferred stock dividends.......      (8,570)
                                          --------
Basic EPS and Diluted EPS
  Income (loss) available to common
     stockholders.....................    $(12,747)           604          $(21.12)
                                          ========            ===          =======

                                           FOR THE YEAR ENDED DECEMBER 31, 1997
                                        -------------------------------------------
                                        INCOME (LOSS)       SHARES        PER-SHARE
                                         (NUMERATOR)     (DENOMINATOR)     AMOUNT
                                        -------------    -------------    ---------
                                             (DOLLARS AND SHARES IN THOUSANDS)
Income (loss) before extraordinary
  item................................     $  (209)
Less: Preferred stock dividends.......      (7,520)
                                           -------
Basic EPS
  Income (loss) available to common
     stockholders.....................     $(7,729)          1,022         $(7.56)
                                           =======           =====         ======

     The assumed conversion of stock options, warrants and convertible series of preferred stock would have an anti-dilutive effect on earnings per share for 1997, 1998 and 1999. Effective January 1, 2000, 325,000 options to purchase common stock were granted to certain members of management and non-employee directors.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

6. INVENTORIES

     Inventories consist of the following:

                                                                DECEMBER 31,
                                                         --------------------------
                                                            1998           1999
                                                         -----------    -----------
                                                         (IN THOUSANDS OF DOLLARS)
Non-fuel merchandise...................................   $ 39,973       $ 51,043
Petroleum products.....................................      2,979          8,000
                                                          --------       --------
          Total inventories............................   $ 42,952       $ 59,043
                                                          ========       ========

7. NOTES RECEIVABLE

     We have notes receivable agreements with certain customers to finance on a long-term basis past due accounts receivable owed by those customers and, in one case, to finance the purchase of the related travel center site. Certain of these customers are related parties (see Note 17). The notes have terms ranging from six months to six years and principally accrue interest at a variable rate of the prime lending rate plus 2 percent. We also have notes receivable from management stockholders received as partial consideration for purchases of common stock (see Note 15). These notes have terms of nine years and accrue interest at fixed rates between 4.86 and 7.0 percent.

     Notes receivable consists of the following:

                                                               DECEMBER 31,
                                                             ----------------
                                                              1998      1999
                                                             ------    ------
                                                             (IN THOUSANDS OF
                                                                 DOLLARS)
Principal amount of notes outstanding......................  $2,351    $5,169
  Less: allowance for doubtful accounts....................     280       586
                                                             ------    ------
                                                              2,071     4,583
  Less: amounts due within one year........................     832     3,200
                                                             ------    ------
  Notes receivable, net....................................  $1,239    $1,383
                                                             ======    ======

     The amount due within one year is included within other current assets on the balance sheet.

8. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                DECEMBER 31,
                                                         --------------------------
                                                            1998           1999
                                                         -----------    -----------
                                                         (IN THOUSANDS OF DOLLARS)
Land...................................................   $ 57,997       $ 61,091
Buildings and improvements.............................    221,091        316,392
Machinery, equipment and furniture.....................    113,680        192,423
Construction in progress...............................     80,586         38,220
                                                          --------       --------
          Total cost...................................    473,354        608,126
Less: accumulated depreciation.........................    111,551        154,033
                                                          --------       --------
  Property and equipment, net..........................   $361,803       $454,093
                                                          ========       ========

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

     Pursuant to the Combination Plan, nine company-operated sites were being held for sale as of December 31, 1997. Based on the estimated sales proceeds and costs of selling these sites, an impairment charge totalling $559,000 was recognized in 1997 with respect to two of the sites. This impairment charge was included in depreciation and amortization in the statement of operations and retained earnings (deficit). As a result of revised estimates of probable sale proceeds, this impairment reserve was reversed in the second quarter of 1998. During 1998, two of these sites were sold, and condemnation proceeds were received for a portion of a third site that was condemned by the state as part of a highway construction project. We re-evaluated the remaining seven sites and determined that we would no longer actively market for sale six of those sites. The remaining site was sold during the fourth quarter of 1999. At December 31, 1999, we were holding for sale two sites that had been closed during 1999. The total carrying value of the two sites held for sale at December 31, 1999 was $1,535,000. As of December 31, 1999, the estimated net sales proceeds of the two sites held for sale exceeded the respective carrying values. During 1999, these two sites generated a loss from operations of $130,000.

     During the first quarter of 1998, the estimated useful lives of certain machinery, equipment and furniture were revised downward from 10 years to five years in order to conform National Auto/Truckstops, Inc.'s estimated useful lives to those of TA Operating Corporation. The effect of this change in estimate resulted in reductions in income before extraordinary items, net income and earnings per share of $9,486,000 million, $5,668,000 million and $9.08 per share, respectively. This change resulted in these assets becoming fully depreciated at March 31, 1998.

9. INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                              DECEMBER 31,
                                                           ------------------
                                                            1998       1999
                                                           -------    -------
                                                            (IN THOUSANDS OF
                                                                DOLLARS)
Noncompetition agreements................................  $26,200    $26,200
Leasehold interest.......................................    1,724      1,724
Trademarks...............................................    2,313      2,713
Goodwill.................................................   16,631     28,310
                                                           -------    -------
          Total cost.....................................   46,868     58,947
Less: accumulated amortization...........................   25,727     30,155
                                                           -------    -------
  Intangible assets, net.................................  $21,141    $28,792
                                                           =======    =======

     As part of acquisitions of the Unocal and BP networks, we entered into noncompetition agreements with Unocal and BP pursuant to which Unocal and BP each agreed to refrain from re-entering the truckstop business for periods of ten and seven years, respectively, from the acquisition dates. The intangible assets related to these noncompetition agreements represent the present values of the estimated cash flows we would lose due to competition resulting from re-entry of Unocal or BP into the travel center market were they not constrained from doing so. These intangible assets are being amortized over the ten and seven year periods.

     Leasehold interest represents the value, obtained through the BP acquisition, of favorable lease provisions at one location, the lease for which extended 11 1/2 years from the date of the BP acquisition. The leasehold interest is being amortized over the 11 1/2 year period. Trademarks relates primarily to our purchase of trademarks, service marks, trade names and commercial symbols from BP and Travel Ports. The trademarks are being amortized over their estimated economic life of 15 years.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

     Goodwill results from acquisitions of network assets, including the Travel Ports acquisition in 1999 and the acquisitions of the businesses and operating assets related to leased sites in prior years, and represents the excess of amounts paid to the related sellers over the fair values of the tangible assets acquired. For the years ended December 31, 1997, 1998 and 1999, we recorded acquired goodwill of $6,354,000, $9,283,000, and $11,679,000, respectively. This goodwill is amortized on a straight-line basis over 15 years. During the fourth quarter of 1997, as a result of a review of the operations of certain acquired travel centers, an impairment charge of $6,941,000 was recorded with respect to the goodwill. This charge is included in depreciation and amortization in the statement of operations and retained earnings (deficit).

10. OTHER ACCRUED LIABILITIES

     Other accrued liabilities consist of the following:

                                                              DECEMBER 31,
                                                           ------------------
                                                            1998       1999
                                                           -------    -------
                                                            (IN THOUSANDS OF
                                                                DOLLARS)
Taxes payable, other than income taxes...................  $14,422    $18,265
Accrued wages and benefits...............................   13,366     14,967
Interest payable.........................................    4,852      5,096
Other accrued liabilities................................   29,788     28,415
                                                           -------    -------
          Total other accrued liabilities................  $62,428    $66,743
                                                           =======    =======

11. REVOLVING LOAN

     We have available a revolving loan facility of $40,000,000 (see Note 12). The interest rate for borrowings under this revolving loan facility is based on either an alternate base rate (ABR) plus 1.75 percent or an adjusted London Interbank Offered Rate (LIBOR) plus 2.75 percent. Commitment fees are calculated as 1/2 of 1 percent of the daily average unused amount of the revolving loan commitment. There were no borrowings outstanding under the revolving loan facility at December 31, 1998. At December 31, 1999, there were outstanding borrowings under this facility of $15,000,000. There were $1,529,000 of available borrowings reserved for letters of credit at both December 31, 1998 and 1999. The revolving loan facility matures in March 2004.

12. LONG-TERM DEBT

     In March 1997, we completed a refinancing, which we refer to as the "1997 Refinancing", whereby we refinanced the existing indebtedness of TA Operating Corporation and National Auto/Truckstops, Inc. with new borrowings by us. We issued $125,000,000 aggregate principal amount of 10 1/4% Senior Subordinated Notes due 2007, entered into a Credit Agreement through which we obtained an $80,000,000 senior secured term loan facility and a $40,000,000 revolving credit facility, redeemed all of the outstanding subordinated notes of TA Operating Corporation and National Auto/Truckstops, Inc., respectively, and a portion of the senior notes of TA Operating Corporation, and, pursuant to a Senior Secured Note Exchange Agreement, exchanged $85,500,000 aggregate principal amount of our Senior Secured Notes ($35,500,000 of Series I Senior Secured Notes and $50,000,000 of Series II Senior Secured Notes) for the senior notes of National Auto/Truckstops, Inc. and the unredeemed senior notes of TA Operating Corporation.

     In December 1998, we completed a refinancing, which we refer to as the "1998 Refinancing," in which we increased the term loan by $150,000,000. Of the total amount borrowed, $50,000,000 was utilized to retire our Series II Senior Secured Notes and $42,000,000 was specified to prefund planned capital expenditures and

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

business acquisitions and required to be placed in a cash collateral account until used for such expenditures. The remaining $58,000,000 was used to fund the Burns Bros. acquisition and pay fees and expenses of the transactions. Provisions of the debt agreements required us to use $30,000,000 of the cash collateral account balance for a business acquisition, or to use the $30,000,000 to repay indebtedness in the event that an acquisition was not completed by December 31, 1999. We utilized the $30,000,000 to partially fund the Travel Ports acquisition (see Note 3).

     Long-term debt consists of the following:

                                                                    DECEMBER 31,
                                     INTEREST                --------------------------
                                       RATE      MATURITY       1998           1999
                                     --------    --------    -----------    -----------
                                                             (IN THOUSANDS OF DOLLARS)
Term Loan (a)......................      (b)       2005       $228,889       $227,442
Revolving Credit Facility (a)......      (c)       2004             --         15,000
Series I Senior Secured Notes
  (d)..............................    8.94%       2002         35,500         35,500
Senior Subordinated Notes (e)......   10.25%       2007        125,000        125,000
Note payable (f)...................     5.0%       2018          4,919          4,771
                                                              --------       --------
          Total....................                            394,308        407,713
Less: amounts due within one
  year.............................                              1,594          1,601
Less: unamortized discount.........                              1,849          1,743
                                                              --------       --------
          Total....................                           $390,865       $404,369
                                                              ========       ========

---------------

(a) On March 21, 1997, in connection with the 1997 Refinancing, we entered into a Credit Agreement with a group of lenders. On November 24, 1998, in connection with the 1998 Refinancing, we amended our Credit Agreement. The Amended and Restated Credit Agreement consists of two components: term loans of a maximum $230,000,000 (increased from $80,000,000 in the 1998 Refinancing) and revolving loans (see Note 11) not to exceed $40,000,000 (including any letters of credit issued). Payments of principal, interest and commitment fees related to the Amended and Restated Credit Agreement are scheduled quarterly in installments of principal ranging from $362,000 to $34,000,000, with the last quarterly payment due on March 27, 2005. Optional prepayments are allowed under the Amended and Restated Credit Agreement and, in addition, annual prepayments of principal may be required based, among other things, on excess cash flows we generate.

(b) Interest accrues at variable rates based on either an ABR or an adjusted LIBOR. The rate at which interest accrues is calculated as either the ABR rate plus 2.75 percent or the LIBOR rate plus 3.75 percent. We have the option to select which rate is to be applied at the beginning of each loan period, the term of which varies from one month to six months for LIBOR borrowings. The interest rate was set on December 3, 1999 at 9.875 percent for six months. The average effective interest rate for 1999 was 9.16 percent.

(c) Interest accrues at variable rates based on either an ABR or an adjusted LIBOR. The rate at which interest accrues is calculated as either the ABR rate plus 1.75 percent or the LIBOR rate plus 2.75 percent. We have the option to select which rate is to be applied at the beginning of each loan period, the term of which varies from one month to six months for LIBOR borrowings. The interest rate was set on December 2, 1999 at 9.25 percent for one month for a $13,000,000 LIBOR borrowing and on December 29,1999 at
    10.25 percent for a $2,000,000 ABR borrowing. The average effective interest rate for 1999 was 8.2 percent.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

(d) On March 21, 1997, in connection with the 1997 Refinancing, we issued $35,500,000 of Series I Senior Secured Notes. Interest payments on these notes are due semiannually on June 30 and December 31. Optional prepayments are allowed under the note purchase agreement, and required payments are due on June 30, 2001, December 31, 2001, June 30, 2002 and December 31, 2002 in the amount of $8,875,000 each, such amounts to be reduced by certain other prepayments. In the event of certain prepayments, we may be subject to the make-whole provision of the note agreement, which requires payment of a prepayment premium to the holders of the Series I Senior Secured Notes that represents the present value of future payments discounted at a rate equal to the yield on U.S. Treasury securities with a similar maturity. In addition, annual prepayments of principal may be required based, among other things, on excess cash flows we generate.

(e) On March 27, 1997, in connection with the 1997 Refinancing, we issued $125,000,000 of Senior Subordinated Notes. Interest payments on these notes are due semiannually on April 1 and October 1. Optional prepayments are allowed under certain circumstances under the note purchase agreement, any such payments reducing the required payment of $125,000,000 due April 1, 2007.

(f) On September 1, 1998, in connection with the purchase of the operating assets of a leased site, National Auto/Truckstops, Inc. issued a note payable to the former operator of the site for $4,919,000. The note bears interest at 5% and requires quarterly payments of principal and interest of $98,000 thru October 1, 2018. The note was recorded net of a discount of $1,875,000. This note is secured by a mortgage interest in the related travel center.

     Debt Extinguishments and Issuance Costs. Upon the early extinguishment of our prior indebtedness as a result of the 1997 Refinancing, we recognized an extraordinary loss, net of applicable income taxes, of $5,554,000. This extraordinary loss consisted of the write-off of the remaining unamortized balances of deferred financing costs and debt discount related to the prior indebtedness of $7,847,000 and $1,315,000, respectively. Approximately $12,904,000 of financing costs associated with the new indebtedness issued as part of the 1997 Refinancing were capitalized. As part of the 1998 Refinancing, we retired the Series II Senior Secured Notes and substantially modified the Credit Agreement, resulting in the early extinguishment of the outstanding balances of both the Series II Senior Secured Notes and the term loan facilities of the Credit Agreement. Accordingly, the deferred financing costs related to these borrowings were written off as an extraordinary loss, net of applicable income taxes, of $3,905,000. Approximately $4,360,000 of financing costs related to the Amended and Restated Credit Agreement borrowings were incurred as part of the 1998 Refinancing.

     Pledged Assets. The borrowings under the Amended and Restated Credit Agreement and Senior Secured Note Exchange Agreement are secured by mortgages on substantially all of our property and equipment in the manner described in the Master Collateral and Intercreditor Agreement negotiated between the lending banks under the Amended and Restated Credit Agreement and the Senior Secured Note holders. In the event of a change in control (as defined in the relevant instruments) of us, the total amount outstanding under the debt agreements described above may be declared immediately due and payable.

     Debt Covenants. Under the terms of the Amended and Restated Credit Agreement and the Senior Secured Note Exchange Agreement, we are required to maintain certain affirmative and negative covenants, including minimum interest coverage, minimum consolidated net worth, minimum current ratio, maximum leverage ratio and maximum amounts of capital expenditures. We were in compliance with the covenants throughout 1999 and at December 31, 1999.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

     Under the terms of the Indenture for the Senior Subordinated Notes due 2007, we are required to maintain certain affirmative and negative covenants that, among other things, provide for a minimum coverage ratio. We were in compliance with the covenants throughout 1999 and at December 31, 1999.

     Future Payments. Scheduled payments of long-term debt in the next five years are $1,601,000 in 2000; $19,359,000 in 2001; $19,367,000 in 2002;
$65,628,000 in 2003 and $138,854,000 in 2004.

     Fair Value. Based on the borrowing rates currently available to us for bank loans and other indebtedness with similar terms and average maturities and the year-end quoted market price of the Senior Subordinated Notes, the fair value of long-term debt at December 31, 1998 and 1999 approximated the recorded value. Based on bank-quoted market prices, the fair value of the interest rate swap agreement we had in place as of December 31, 1999 was a liability of $3,000,000. There were no such agreements in place at December 31, 1998. These derivative instruments have no carrying value.

13. LEASE COMMITMENTS

     We have entered into lease agreements covering certain of our travel center locations, warehouse and office space, computer and other equipment and vehicles. Most long-term leases include renewal options and, in certain cases, purchase options. Future minimum lease payments required under operating leases that have remaining noncancelable lease terms in excess of one year, as of December 31, 1999, were as follows:

                      YEAR ENDING
                     DECEMBER 31,                        (IN THOUSANDS OF DOLLARS)
                     ------------                        -------------------------
2000...................................................           $10,297
2001...................................................             9,752
2002...................................................             8,920
2003...................................................             7,497
2004...................................................             6,503
Thereafter.............................................            40,433
                                                                  -------
                                                                  $83,402
                                                                  =======

     Total rental expenses on all operating leases were approximately $5,658,000, $6,743,000, and $9,576,000, for the years ended December 31, 1997,
1998 and 1999, respectively.

14. MANDATORILY REDEEMABLE SENIOR CONVERTIBLE PARTICIPATING PREFERRED STOCK

                                                              DECEMBER 31,
                                                           ------------------
                                                            1998       1999
                                                           -------    -------
                                                            (IN THOUSANDS OF
                                                                DOLLARS)
Series I-3,000,000 shares authorized, $0.01 par value;
  2,680,656 shares issued and outstanding, shown at
  redemption value.......................................  $51,888    $59,129
Series II-1,000,000 shares authorized, $0.01 par value;
  934,344 shares issued and outstanding, shown at
  redemption value.......................................   18,086     20,610
                                                           -------    -------
          Total..........................................  $69,974    $79,739
                                                           =======    =======

     Voting Rights. Holders of Series I Mandatorily Redeemable Senior Convertible Preferred Stock are entitled to vote on all matters, other than the election of directors (see Note 15 -- Common Stock -- Voting

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

Rights below), submitted to a vote of our stockholders. Series II Mandatorily Redeemable Senior Convertible Preferred Stock is non-voting.

     Dividends. Dividends accumulate on the original $10.00 per share purchase price at a rate of 13.5 percent per annum, compounded semi-annually, and are not paid currently but accumulate and increase the liquidation preference and the redemption value presented in the balance sheet. Such dividends accrue whether or not declared by the board of directors. Accrued dividends totaled $33,824,000 and $43,589,000 at December 31, 1998 and 1999, respectively. Holders also participate pro rata, on a share for share basis, with the outstanding convertible preferred stock and common stock, in dividends and distributions, other than liquidating distributions.

     Conversion. The conversion rights of the holders are the same as those for holders of the Series I and Series II Convertible Preferred Stock, respectively, (see Note 15 -- Convertible Preferred Stock -- Conversion below) except, if we consummate an underwritten public offering of common stock pursuant to which the net offering price per share is equal to or greater than an amount equal to $10.00 plus interest at a rate of 13.5 percent per annum, compounded semi-annually, from the closing date of the BP acquisition to the date of such public offering, and the net proceeds raised in the offering are at least $50 million, we will have the right to require that each share of Series I Mandatorily Redeemable Senior Convertible Participating Preferred Stock be converted into one share of Series I Convertible Preferred Stock and that each share of Series II Mandatorily Redeemable Senior Convertible Participating Preferred Stock be converted into one share of Series II Convertible Preferred Stock.

     Liquidation Preference. Upon liquidation, holders are entitled to receive the Senior Liquidation Preference, defined as $10.00 plus the amount of all accrued and unpaid dividends to the liquidation date, before any payment is made to holders of Convertible Preferred Stock or common stock. Any remaining amounts available for distribution to our equity holders will be distributed in the following order of priority:

          (i) holders of convertible preferred stock shall be entitled to receive $10.00 for each outstanding share,

          (ii) holders of common stock shall be entitled to receive $10.00 for each outstanding share of common stock,

          (iii) holders of convertible preferred stock and common stock shall be entitled to receive an amount such that, including such amounts distributed in (i) and (ii) above, they have each received an amount equal to the Senior Liquidation Preference,

          (iv) holders of mandatorily redeemable senior convertible participating preferred stock, convertible preferred stock and common stock shall be entitled to receive amounts such that the amount distributed in respect of each outstanding share of mandatorily redeemable senior convertible participating preferred stock pursuant to this clause shall equal 50 percent of the amount distributed in respect of each outstanding share of convertible preferred stock and common stock pursuant to this clause.

     Optional Redemption. If we propose to declare and pay any dividends or other distributions in respect of convertible preferred stock or common stock, we shall first offer to utilize such proceeds to redeem shares of the mandatorily redeemable senior convertible participating preferred stock at a redemption price per share equal to the Senior Liquidation Preference. Any portion not used to redeem shares of mandatorily redeemable senior convertible participating preferred stock may be utilized to pay dividends pari passu to the holders of outstanding shares of mandatorily redeemable senior convertible participating preferred stock, convertible preferred stock and common stock.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

     Call Option. We may, at our option and at any time, call for redemption all (but not less than all) of the outstanding shares at a price per share equal to the Senior Liquidation Preference. The holders will be provided an opportunity to convert such shares into shares of common stock prior to the redemption.

     Mandatory Redemption. We shall redeem all of the then outstanding shares on December 10, 2008, at a redemption price per share equal to the Senior Liquidation Preference.

15. NONREDEEMABLE STOCKHOLDERS' EQUITY

                                                                DECEMBER 31,
                                                         --------------------------
                                                            1998           1999
                                                         -----------    -----------
                                                         (IN THOUSANDS OF DOLLARS)
Convertible Preferred Stock:
Series I-3,000,000 shares authorized, $0.01 par value;
  2,594,876 shares outstanding.........................   $     26       $     26
Series II-1,500,000 shares authorized, $0.01 par value;
  1,237,374 shares outstanding.........................         12             12
Common Stock - 30,000,000 shares authorized, $0.01
  par value; 881,059 and 599,877 shares outstanding at
     December 31, 1999 and 1998, respectively..........         14             17
Additional paid-in capital.............................     52,382         62,003
Treasury stock-at cost; 827,700 and 817,700 shares at
  December 31, 1999 and 1998, respectively.............     (8,887)        (9,058)
                                                          --------       --------
          Total........................................   $ 43,547       $ 53,000
                                                          ========       ========

     In April 1993, to partially fund the Unocal acquisition, we issued 1,167,750 shares of common stock, and 3,832,250 shares of convertible preferred stock, which consists of 2,594,876 shares of Series I Convertible Preferred Stock and 1,237,374 shares of Series II Convertible Preferred Stock. In December 1993, to partially fund the BP acquisition, we issued 165,520 shares of common stock and 3,615,000 shares of mandatorily redeemable senior convertible participating preferred stock, which consists of 2,680,656 shares of Series I Mandatorily Redeemable Senior Convertible Participating Preferred Stock and 934,344 shares of Series II Mandatorily Redeemable Senior Convertible Participating Preferred Stock (see Note 14).

     During the years ended December 31, 1997, 1998 and 1999 we issued 35,339; 3,864 and, 6,182 respectively, shares of common stock to certain members of management for cash and notes receivable (see Note 17) aggregating $655,000, $77,000 and $154,000, respectively.

     In June 1999, we issued 85,000 shares of common stock valued at $2,808,000 in exchange for common shares of Travel Ports as part of the Travel Ports acquisition (see Note 3). In July 1999, we issued 200,000 shares of common stock for cash consideration of $6,660,000 and also issued an option to purchase an additional 100,000 shares of common stock at the same price per share.

  Convertible Preferred Stock

     Voting Rights. Each share of Series I Convertible Preferred Stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Series II Convertible Preferred Stock is non-voting.

     Dividends. See Common Stock -- Dividends below.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

     Conversion. Each share of Series I Convertible Preferred Stock is convertible into a share of common stock at any time at the option of the holder.

     Each share of Series II Convertible Preferred Stock is convertible at any time at the option of the holder into such number of shares of common stock that in the aggregate do not exceed the lesser of (i) one share of common stock for each share of Series II Convertible Preferred Stock converted or (ii) the number that equals 25 percent of the outstanding shares of common stock immediately following such conversion (a total of 293,686 at December 31, 1999 for all Series II preferred shares). Following the conversion of at least 75 percent of the outstanding convertible preferred stock into common stock, we are entitled to convert each remaining share of convertible preferred stock into a share of common stock.

     Liquidation Preference. See Note 14 -- Liquidation Preference above.

  Common Stock

     Voting Rights. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders.

     Dividends. Holders of common stock are entitled to receive dividends if, and when, declared by our board of directors. We are precluded from paying dividends or making distributions to the holders of any of our equity securities while any shares of convertible preferred stock or mandatorily redeemable senior convertible participating preferred stock are outstanding except for dividends and distributions of our capital stock; unless (i) in any fiscal year the dividends and distributions do not exceed 50 percent of our net income for the prior fiscal year and (ii) if immediately after payment of such dividends or the making of any such distributions, the value of our stockholder equity would exceed the value of the aggregate liquidation preference of the outstanding shares of convertible preferred stock and mandatorily redeemable senior convertible participating preferred stock by at least one dollar.

     Liquidation Preference. See Note 14 -- Liquidation Preference above.

     Warrants. In April 1993 we issued warrants with an exercise price of $0.01 per share which are exercisable for 128,206 shares of common stock.

     Repurchase Rights. Certain members of our senior management have purchased shares of our common stock pursuant to individual management subscription agreements. We have the right to repurchase, and the employees have the right to require us to repurchase, subject to certain limitations, at formula prices, the common stock upon termination of employment. The formula prices are based on our consolidated operating results and indebtedness. At December 31, 1997, 1998 and 1999, the formula prices were $23.25, $25.00 and $33.30 per share, respectively. Compensation expense recognized with regard to these shares during the years ended December 31, 1997, 1998 and 1999 was $54,000, $62,000 and $96,000,
respectively.

  Treasury Stock

     From time to time we have acquired shares of our common stock from former members of management and Operator Stockholders. For the years ended December 31, 1997, 1998 and 1999, we purchased 692,000; 37,500 and 10,000 treasury shares, respectively. These shares were recorded at their acquisition costs of $7,456,000, $475,000 and $170,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

  Stock Award and Option Plans

     1997 Stock Plan. During 1997, the board of directors approved the adoption of the 1997 Stock Incentive Plan, which we refer to as the "1997 Stock Plan". The principal terms and conditions of the 1997 Stock Plan are as follows: a maximum of 750,000 shares of common stock (subject to adjustment) may be issued pursuant to options and stock appreciation rights granted to our officers, non-employee directors and key employees designated by the compensation committee; the option exercise price for each option granted will be the stated market value of the stock on the respective grant date, such stated market value to be determined annually based on a formula, specified in the 1997 Stock Plan, that is, based on our consolidated operating results and indebtedness; the options will vest on the December 31 of the year of grant upon the attainment of performance targets (outstanding options and options with respect to shares reserved for future awards will vest upon a "change of control" or "initial public offering" of us (as such terms are defined in the 1997 Stock Plan)), and remain exercisable for limited periods following termination of employment; shares of common stock acquired upon exercise of options are subject to call and put options upon termination of employment; if a change of control occurs within six months after termination of the employment of a former employee for "good reason," death, "disability" or termination other than for "cause" (as defined), an adjustment will be made to the amount paid upon exercise of any call options or put options (but, in the case of put options, only to the extent the proceeds received by the former employee upon exercise of the put option are used to repay indebtedness to us) so that the former employee will be able to receive any amounts in excess of the call or put price payable in the change of control transaction.

     1993 Stock Plan. The 1993 Stock Incentive Plan, which we refer to as the "1993 Stock Plan," was approved by the board of directors and was effective as of December 10, 1993. The 1993 Stock Plan provided for the granting of stock options and other stock-based awards to our employees and directors. Stock awards granted under the 1993 Stock Plan could be in the form of (i) stock options, (ii) stock appreciation rights related to an option and (iii) stock appreciation rights unrelated to an option. Stock options granted under the 1993 Stock Plan allow the purchase of common stock at prices generally not less than fair market value at the time of the grant as determined by the compensation committee of the board of directors. The total number of shares of common stock with respect to which awards could be granted was 572,000. Common stock obtained as a result of the exercise of the options is subject to call and put rights at formula prices upon termination of employment. The formula prices are based on our consolidated operating results and indebtedness. A portion of the options vested at the end of each year in the five year period ending December 31, 1997, based on attainment of certain specified financial objectives at the end of each year, but no more quickly than ratably from the date of grant through December 31, 1996. Vested options must be exercised within 10 years of the date of grant. All unvested options under the 1993 Plan at December 31, 1996 were cancelled upon the adoption of the 1997 Stock Plan.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

     Stock Option Status Summary. The following table reflects the status and activity of options under the 1997 Stock Plan and the 1993 Stock Plan:

                                                  YEAR ENDED DECEMBER 31,
                                               ------------------------------
                                                 1997       1998       1999
                                               --------    -------    -------
Options outstanding beginning of year........   531,181    376,779    538,529
Granted......................................   161,750    161,750    238,751
Canceled.....................................  (316,152)        --         --
                                               --------    -------    -------
Options outstanding, end of year.............   376,779    538,529    777,280
                                               --------    -------    -------
Options exercisable, end of year.............   376,779    538,529    777,280
Options available for grant, end of year.....   588,250    426,500    187,749

     The weighted-average exercise price was $23.25 and $25.00 for those options granted during 1998 and 1999, respectively, and $19.74 and $21.35 for all outstanding options as of December 31, 1998 and 1999, respectively. The weighted-average exercise price of the options cancelled in 1997 and all outstanding options as of December 31, 1996, was $19.04 The weighted-average remaining contractual life of all options outstanding at December 31, 1999 was
6.9 years.

     The following table summarizes information about options outstanding at December 31, 1999:

                       EXERCISE                           OPTIONS        OPTIONS
                        PRICE                           OUTSTANDING    EXERCISABLE
                       --------                         -----------    -----------
$10.00................................................     67,988         67,988
$17.49................................................     71,757         71,757
$20.00................................................    161,750        161,750
$22.50................................................     75,284         75,284
$23.25................................................    161,750        161,750
$25.00................................................    238,751        238,751
                                                          -------        -------
                                                          777,280        777,280
                                                          =======        =======

     The purchase prices at December 31, 1997, 1998 and 1999 used to determine compensation expense related to options granted under our stock plans were based on the formula specified in the 1997 Stock Plan as applied by the compensation committee of the board of directors and were $23.25, $25.00 and $33.30, respectively. Based on these prices and the number of vested options in each year, compensation expense recognized in relation to these options for the years ended December 31, 1997, 1998 and 1999 were $1,346,000, $2,438,000 and
$4,966,000, respectively.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

16. INCOME TAXES

     The (benefit) provision for income taxes is as follows:

                                                    YEAR ENDED DECEMBER 31,
                                                  ---------------------------
                                                   1997      1998       1999
                                                  ------    -------    ------
                                                   (IN THOUSANDS OF DOLLARS)
Current:
  Federal.......................................  $3,524    $ 4,089    $3,335
  State.........................................     462      1,501       898
                                                  ------    -------    ------
                                                   3,986      5,590     4,233
                                                  ------    -------    ------
Deferred:
  Federal.......................................  (3,880)    (6,565)   (3,047)
  State.........................................    (450)    (1,126)     (104)
                                                  ------    -------    ------
                                                  (4,330)    (7,691)   (3,151)
                                                  ------    -------    ------
       Total....................................  $ (344)   $(2,101)   $1,082
                                                  ======    =======    ======

     The difference between taxes calculated at the U. S. federal statutory tax rate of 35 percent and our total income tax provision is as follows:

                                                    YEAR ENDED DECEMBER 31,
                                                   --------------------------
                                                   1997      1998       1999
                                                   -----    -------    ------
                                                   (IN THOUSANDS OF DOLLARS)
U.S. federal statutory rate applied to income
  before taxes and extraordinary items...........  $(194)   $(2,198)   $  413
State income taxes, net of federal income tax
  benefit........................................      8        243       518
Non-deductible meals and entertainment...........     65        129       336
Non-deductible amortization......................     --         --       140
Benefit of tax credits...........................   (227)      (320)     (377)
Other -- net.....................................      4         45        52
                                                   -----    -------    ------
          Total..................................  $(344)   $(2,101)   $1,082
                                                   =====    =======    ======

     For 1997, income tax benefits of $3,608,000 allocated to the extraordinary loss of $9,162,000 differ from the amount calculated at the federal statutory rate of 35 percent by $401,000. This difference is the result of state tax benefits, net of the federal effect and graduated tax rates. For 1998, income tax benefits of $2,012,000 allocated to the extraordinary loss of $5,917,000 differ from the amount calculated at the federal statutory rate of 35 percent by $59,000. This difference is due to graduated tax rates.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

     Deferred income tax assets and liabilities resulted from the following:

                                                                DECEMBER 31,
                                                         --------------------------
                                                            1998           1999
                                                         -----------    -----------
                                                         (IN THOUSANDS OF DOLLARS)
Deferred tax assets:
  Accounts receivable..................................   $  1,199       $  1,459
  Inventory............................................        299            566
  Intangible assets....................................     11,511         11,421
  Deferred revenues....................................        887          1,806
  Minimum tax credit...................................      5,472          7,494
  General business credits (expiring 2009-2012)........      1,561          2,140
  Other accrued liabilities............................      4,039          8,297
                                                          --------       --------
          Total deferred tax assets....................     24,968         33,183
                                                          --------       --------
Deferred tax liabilities:
  Property and equipment...............................    (18,522)       (28,410)
                                                          --------       --------
          Total deferred tax liabilities...............    (18,522)       (28,410)
                                                          --------       --------
          Net deferred tax assets (liabilities)........   $  6,446       $  4,773
                                                          ========       ========

     Our tax returns for 1996 through 1999 are subject to examination by the Internal Revenue Service and state tax authorities. We believe we have made adequate provision for income taxes and interest that may become payable for years not yet examined.

17. RELATED PARTY TRANSACTIONS

     We lease one of our travel centers from a realty company owned by two individuals, one of whom is a stockholder and director. This lease relationship commenced during 1999 and total rent expense related to this lease for the year ended December 31, 1999 was $263,000.

     During 1998 and 1999 certain of our shareholders were paid fees aggregating $650,000 as consideration for their financial advisory services provided in completing the Burns Bros. acquisition, the 1998 Refinancing and the Travel Ports acquisition.

     Certain members of our senior management have purchased our common stock pursuant to management subscription agreements (see Note 15 -- Repurchase Rights). As a result of such purchases, we have notes and related interest receivable from the management stockholders totaling $967,000 and $1,062,000 at December 31, 1998 and 1999, respectively.

18. COMMITMENTS AND CONTINGENCIES

  Environmental Matters

     Our operations and properties are extensively regulated through environmental laws and regulations ("Environmental Laws") that (1) govern operations that may have adverse environmental effects, such as discharges to air, soil and water, as well as the management of petroleum products and other hazardous substances ("Hazardous Substances"), or (2) impose liability for the costs of cleaning up sites affected by, and for damages resulting from, disposal or other releases of Hazardous Substances.

     We own and use underground storage tanks and aboveground storage tanks to store petroleum products and waste at our facilities. We must comply with requirements of Environmental Laws regarding tank

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

construction, integrity testing, leak detection and monitoring, overfill and spill control, release reporting, financial assurance and corrective action in case of a release from a storage tank into the environment. At some locations, we must also comply with Environmental Laws relating to vapor recovery and discharges to water. We believe that all of our travel centers are in material compliance with applicable requirements of Environmental Laws. While the costs of compliance for these matters have not had a material adverse impact on the Company, it is impossible to predict accurately the ultimate effect these changing laws and regulations may have on the Company in the future. We incurred capital expenditures, maintenance, remediation and other environmental related costs of approximately $8,867,000, $6,721,000 and $2,635,000 in 1997, 1998 and
1999, respectively.

     We have received notices of alleged violations of Environmental Laws, or are aware of the need to undertake corrective actions to comply with Environmental Laws, at company-owned travel centers in a number of jurisdictions. We do not expect that any financial penalties associated with these alleged violations, or compliance costs incurred in connection with these violations or corrective actions, will be material to our results of operation or financial condition. We are conducting investigatory and/or remedial actions with respect to releases of Hazardous Substances that have occurred subsequent to the acquisitions of the Unocal and BP networks and also regarding historical contamination at certain of the former Burns Bros. and Travel Ports facilities. While we cannot precisely estimate the ultimate costs we will incur in connection with the investigation and remediation of these properties, based on our current knowledge, we do not expect that the costs to be incurred at these properties, individually or in the aggregate, will be material to our results of operation or financial condition. While the matters discussed above are, to the best of our knowledge, the only proceedings for which we are currently exposed to potential liability, particularly given the environmental indemnities (as further described below) obtained as part of the Unocal and BP acquisitions, we cannot assure you that additional contamination does not exist at these or additional network properties, or that material liability will not be imposed in the future. If additional environmental problems arise or are discovered, or if additional environmental requirements are imposed by government agencies, increased environmental compliance or remediation expenditures may be required, which could have a material adverse effect on us. As of December 31, 1999, we had a reserve for these matters of $7,125,000. While it is not possible to quantify with certainty the environmental exposure, in our opinion, the potential liability, beyond that considered in the reserve, for all environmental proceedings, based on information known to date, will not have a material adverse effect on our financial condition, results of operations or liquidity.

     In connection with the acquisition of the Unocal network, Phase I environmental assessments were conducted of the then 97 Unocal network properties purchased by us. Pursuant to an agreement with Unocal, Phase II environmental assessments of all Unocal network properties were completed by Unocal by December 31, 1998. Under the terms of the agreement with Unocal, Unocal is responsible for all costs incurred for (a) remediation of environmental contamination, and (b) otherwise bringing the properties into compliance with Environmental Laws as in effect at the date of the acquisition of the Unocal network, with respect to the matters identified in the Phase I or Phase II environmental assessments, which matters existed on or prior to the date of the acquisition of the Unocal network. Under the terms of the agreement with Unocal, Unocal also must indemnify us against any other environmental liabilities that arise out of conditions at, or ownership or operations of, the Unocal network prior to the date of the acquisition of the Unocal network. The remediation must achieve compliance with the Environmental Laws in effect on the date the remediation is completed. We must make claims for indemnification prior to April 14, 2004. Except as described above, Unocal does not have any responsibility for any environmental liabilities arising out of the ownership or operations of the Unocal network after the date of the acquisition of the Unocal network. We cannot assure you that, if additional environmental claims or liabilities were to arise under the agreement with Unocal, Unocal would not dispute our claims for indemnification.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

     Prior to the acquisition of the BP network, all of the then 38 company-owned locations purchased by us were subject to Phase I and Phase II environmental assessments, undertaken at BP's expense. The environmental agreement with BP provides that, with respect to environmental contamination or non-compliance with Environmental Laws identified in the Phase I or Phase II environmental assessments, BP is responsible for (a) all costs incurred for remediation of such environmental contamination, and (b) for otherwise bringing the properties into compliance with Environmental Laws as in effect at the date of the acquisition of the BP network.

     The remediation must achieve compliance with the Environmental Laws in effect on the date the remedial action is completed. The environmental agreement with BP requires BP to indemnify us against any other environmental liabilities that arise out of conditions at, or ownership or operations of, the BP network locations prior to the date of the acquisition of the BP network. We must make such claims for indemnification before December 11, 2004. BP must also indemnify us for liabilities relating to non-compliance with Environmental Laws for which claims were made before December 11, 1996. Except as described above, BP does not have any responsibility for any environmental liabilities arising out of the ownership or operations of the BP network after the date of the acquisition of the BP network. There can be no assurance that, if additional environmental claims or liabilities were to arise under the environmental agreement with BP, BP would not dispute our claims for indemnification thereunder.

     In connection with the Burns Bros. acquisition, all of the 17 sites acquired were subject to Phase I environmental assessments. Based on the results of those assessments, nine of the sites were subject to Phase II environmental assessments. The purchase price paid to Burns was adjusted based on the findings of the Phase I and Phase II environmental assessments. Under the asset purchase agreement with Burns Bros., we released Burns Bros. from any environmental liabilities that may have existed as of the Burns Bros. acquisition date, other than specified non-waived environmental claims as specified in the agreement with Burns Bros.

     In connection with the Travel Ports acquisition, all of the 16 sites acquired were subject to Phase I environmental assessments. Based on the results of those assessments, five of the sites were subject to Phase II environmental assessments. The results of these assessments were taken into account in recognizing the related environmental contingency accrual for purchase accounting purposes.

  Pending Litigation

     We are involved from time to time in various legal and administrative proceedings and threatened legal and administrative proceedings incidental to the ordinary course of its business. We are not involved in any litigation, individually, or in the aggregate, which could have a material adverse effect on our business, financial condition, results of operations or cash flows.

19. OPERATING LEASE COMMITMENTS

     Thirty of the travel centers we owned as of December 31, 1999, are leased to operators under operating lease arrangements. Of these Leased Sites, 22 are leased to Operator Stockholders (see Note 17). The lease agreements offered to related parties are the same as those offered to unrelated parties. These cancelable lease arrangements generally are for terms of five years. Rent revenue from such operating lease arrangements totaled $29,433,000, $14,271,000 and $13,023,000 for 1997, 1998 and 1999, respectively.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

20. OTHER INFORMATION

                                                 YEAR ENDED DECEMBER 31,
                                             --------------------------------
                                               1997        1998        1999
                                             --------    --------    --------
                                                (IN THOUSANDS OF DOLLARS)
Operating expenses and selling, general and
  administrative expenses include the
  following:
  Repairs and maintenance expenses.........  $  8,528    $  9,223    $ 11,008
  Advertising expenses.....................  $  9,141    $  8,722    $ 10,106
  Taxes other than payroll and income
     taxes.................................  $  5,099    $  5,585    $  5,817
Interest expense, net consists of the
  following:
  Interest expense.........................  $(26,418)   $(28,285)   $(38,944)
  Interest income..........................     3,520       2,914       1,750
                                             --------    --------    --------
                                             $(22,898)   $(25,371)   $(37,194)
                                             ========    ========    ========

21. SUPPLEMENTAL CASH FLOW INFORMATION

                                                   YEAR ENDED DECEMBER 31,
                                                -----------------------------
                                                 1997       1998       1999
                                                -------    -------    -------
                                                  (IN THOUSANDS OF DOLLARS)
Cash paid during the year for:
  Interest....................................  $24,611    $27,804    $36,951
  Income taxes (net of refunds)...............  $ 3,445    $(1,224)   $ 3,386
Inventory, property and equipment, and
  treasury stock received in liquidation of
  trade accounts and notes receivable.........  $ 5,023    $ 1,068    $   170
Note received from sale of property and
  equipment...................................  $    --    $    --    $ 2,650

     Pursuant to the 1997 Refinancing, we extinguished $85,500,000 of senior secured notes through the issuance of Series I Senior Secured Notes and Series II Senior Secured Notes of an aggregate equal face amount (see Note 12). During 1998, we issued a note payable for $3,044,000 (net of a discount of $1,875,000) in exchange for property and goodwill acquired (see Note 12). In 1999, we issued $2,808,000 of common stock as part of the consideration for the Travel Ports acquisition.

22. CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES

     The following schedules set forth our condensed consolidating balance sheet schedules as of December 31, 1998 and 1999 and our condensed consolidating statement of operations and retained earnings (deficit) schedules and condensed consolidating statement of cash flows schedules for the years ended December 31, 1997, 1998 and 1999. In the following schedules, "Parent Company" refers to the unconsolidated balances of TravelCenters of America, Inc., "Guarantor Subsidiaries" refers to the combined unconsolidated balances of TA Operating Corporation, National Auto/Truckstops, Inc., TA Licensing, Inc. and TA Travel, L.L.C., and "Nonguarantor Subsidiary" refers to the balances of TA Franchise Systems Inc. "Eliminations" represent the adjustments necessary to (a) eliminate intercompany transactions and (b) eliminate our investments in our subsidiaries.

     The Guarantor Subsidiaries, (TA Operating Corporation, National Auto/Truckstops, Inc., TA Licensing, Inc. and TA Travel, L.L.C.), are direct or indirect wholly-owned subsidiaries of ours and have fully and unconditionally, jointly and severally, guaranteed our indebtedness. In this filing, we have not presented separate financial statements and other disclosures concerning the Guarantor Subsidiaries because management has determined such information is not material to investors.

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

CONDENSED CONSOLIDATING BALANCE SHEET SCHEDULES:

                                                                  DECEMBER 31, 1998
                                         --------------------------------------------------------------------
                                          PARENT     GUARANTOR     NONGUARANTOR
                                         COMPANY    SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                         --------   ------------   ------------   ------------   ------------
                                                              (IN THOUSANDS OF DOLLARS)
CURRENT ASSETS:
  Cash.................................  $ 59,665     $ 29,535       $    --       $      --       $ 89,200
  Accounts receivable, net.............        --       60,176           836              --         61,012
  Inventories..........................        --       42,952            --              --         42,952
  Deferred income taxes................        --        2,269            --              --          2,269
  Other current assets.................       410       12,209            --              --         12,619
                                         --------     --------       -------       ---------       --------
          Total current assets.........    60,075      147,141           836              --        208,052
Notes receivable, net..................       967          272            --              --          1,239
Property and equipment, net............        --      361,803            --              --        361,803
Intangible assets......................        --       21,141            --              --         21,141
Deferred financing costs...............     9,284           --            --              --          9,284
Deferred income taxes..................       879        4,235            --              --          5,114
Other assets...........................       717        6,411            --          (3,700)         3,428
Investment in subsidiaries.............   114,814           --            --        (114,814)            --
                                         --------     --------       -------       ---------       --------
          Total assets.................  $186,736     $541,003       $   836       $(118,514)      $610,061
                                         ========     ========       =======       =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term
     debt..............................  $  1,446     $    148       $    --       $      --       $  1,594
  Accounts payable.....................        --       46,645             7              --         46,652
  Other accrued liabilities............     2,088       57,424         2,916              --         62,428
                                         --------     --------       -------       ---------       --------
          Total current liabilities....     3,534      104,217         2,923              --        110,674
Long-term debt (net of unamortized
  discount)............................   387,942        2,923            --              --        390,865
Deferred income taxes..................        --          937            --              --            937
Intercompany payable (receivable)......  (304,417)     312,277        (7,860)             --
Other liabilities......................        --        9,162            --              --          9,162
                                         --------     --------       -------       ---------       --------
                                           87,059      429,516        (4,937)             --        511,638
Mandatorily redeemable senior
  convertible participating preferred
  stock................................    69,974           --            --              --         69,974
Nonredeemable stockholders' equity:
  Other preferred stock, common stock
     and other stockholders' equity....    44,801       84,880            --         (86,134)        43,547
  Retained earnings (deficit)..........   (15,098)      26,607         5,773         (32,380)       (15,098)
                                         --------     --------       -------       ---------       --------
          Total nonredeemable
            stockholders' equity.......    29,703      111,487         5,773        (118,514)        28,449
                                         --------     --------       -------       ---------       --------
          Total liabilities, redeemable
            equity and nonredeemable
            stockholders' equity.......  $186,736     $541,003       $   836       $(118,514)      $610,061
                                         ========     ========       =======       =========       ========

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                                  DECEMBER 31, 1999
                                         --------------------------------------------------------------------
                                          PARENT     GUARANTOR     NONGUARANTOR
                                         COMPANY    SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                         --------   ------------   ------------   ------------   ------------
                                                              (IN THOUSANDS OF DOLLARS)
CURRENT ASSETS:
  Cash.................................  $     --     $ 18,040        $   --       $      --       $ 18,040
  Accounts receivable, net.............        --       65,344         1,095              --         66,439
  Inventories..........................        --       59,043            --              --         59,043
  Deferred income taxes................        --        4,533            --              --          4,533
  Other current assets.................       278       16,163            --              --         16,441
                                         --------     --------        ------       ---------       --------
          Total current assets.........       278      163,123         1,095              --        164,496
Notes receivable, net..................     1,062          321            --              --          1,383
Property and equipment, net............        --      454,093            --              --        454,093
Intangible assets......................        --       28,792            --              --         28,792
Deferred financing costs...............     8,411           --            --              --          8,411
Deferred income taxes..................       880          999            --              --          1,879
Other assets...........................        --          808            --              --            808
Investment in subsidiaries.............   118,417           --            --        (118,417)            --
                                         --------     --------        ------       ---------       --------
          Total assets.................  $129,048     $648,136        $1,095       $(118,417)      $659,862
                                         ========     ========        ======       =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term
     debt..............................  $  1,446     $    155        $   --       $      --       $  1,601
  Accounts payable.....................        --       60,660           260              --         60,920
  Other accrued liabilities............     6,592       60,043           108              --         66,743
                                         --------     --------        ------       ---------       --------
          Total current liabilities....     8,038      120,858           368              --        129,264
Long-term debt (net of unamortized
  discount)............................   401,495        2,874            --              --        404,369
Deferred income taxes..................        --        1,639            --              --          1,639
Intercompany payable (receivable)......  (389,715)     396,370        (6,655)             --             --
Other liabilities......................        --       16,615            --              --         16,615
                                         --------     --------        ------       ---------       --------
                                           19,818      538,356        (6,287)             --        551,887
Mandatorily redeemable senior
  convertible participating preferred
  stock................................    79,739           --            --              --         79,739
Nonredeemable stockholders' equity:
  Other preferred stock, common stock
     and other stockholders' equity....    54,255       84,839            --         (86,094)        53,000
  Retained earnings (deficit)..........   (24,764)      24,941         7,382         (32,323)       (24,764)
                                         --------     --------        ------       ---------       --------
          Total nonredeemable
            stockholders' equity.......    29,491      109,780         7,382        (118,417)        28,236
                                         --------     --------        ------       ---------       --------
          Total liabilities, redeemable
            equity and nonredeemable
            stockholders' equity.......  $129,048     $648,136        $1,095       $(118,417)      $659,862
                                         ========     ========        ======       =========       ========

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
SCHEDULES:

                                                            YEAR ENDED DECEMBER 31, 1997
                                        --------------------------------------------------------------------
                                         PARENT     GUARANTOR     NONGUARANTOR
                                        COMPANY    SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                        --------   ------------   ------------   ------------   ------------
                                                             (IN THOUSANDS OF DOLLARS)
REVENUES:
  Fuel................................  $     --    $  708,637       $   --        $     --      $  708,637
  Non-fuel............................        --       293,836            7              --         293,843
  Rent and royalties..................        --        33,434        3,414              --          36,848
                                        --------    ----------       ------        --------      ----------
          Total revenues..............        --     1,035,907        3,421              --       1,039,328
Cost of revenues (excluding
  depreciation).......................        --       773,084           --              --         773,084
                                        --------    ----------       ------        --------      ----------
Gross profit (excluding
  depreciation).......................        --       262,823        3,421              --         266,244
Operating expenses....................        --       166,828          244              --         167,072
Selling, general and administrative
  expenses............................       814        33,934          871              --          35,619
Transition expense....................        --        14,961          251              --          15,212
Depreciation and amortization
  expense.............................     1,119        34,721           --              --          35,840
(Gain) loss on sales of property and
  equipment...........................        --       (11,244)          --              --         (11,244)
Stock compensation expense............        --         1,400           --              --           1,400
                                        --------    ----------       ------        --------      ----------
Income (loss) from operations.........    (1,933)       22,223        2,055              --          22,345
Interest (expense), net                   (2,629)      (20,269)          --              --         (22,898)
Equity income (loss)..................    (5,153)           --           --           5,153              --
                                        --------    ----------       ------        --------      ----------
Income (loss) before income taxes and
  extraordinary item..................    (9,715)        1,954        2,055           5,153            (553)
(Benefit) provision for income
  taxes...............................    (3,952)          509          802           2,297            (344)
                                        --------    ----------       ------        --------      ----------
Income (loss) before extraordinary
  item................................    (5,763)        1,445        1,253           2,856            (209)
Extraordinary loss (less applicable
  income tax benefit).................        --        (5,554)          --              --          (5,554)
                                        --------    ----------       ------        --------      ----------
Net (loss) income.....................    (5,763)       (4,109)       1,253           2,856          (5,763)
  Less: preferred dividends...........    (7,520)           --           --              --          (7,520)
                                        --------    ----------       ------        --------      ----------
Income (loss) available to common
  stockholders........................   (13,283)           --           --              --         (13,283)
Retained earnings
  (deficit) -- beginning of the
  year................................    14,837        36,436          955         (37,391)         14,837
                                        --------    ----------       ------        --------      ----------
Retained earnings (deficit) -- end of
  the year............................  $  1,554    $   32,327       $2,208        $(34,535)     $    1,554
                                        ========    ==========       ======        ========      ==========

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                             YEAR ENDED DECEMBER 31, 1998
                                         --------------------------------------------------------------------
                                          PARENT     GUARANTOR     NONGUARANTOR
                                         COMPANY    SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                         --------   ------------   ------------   ------------   ------------
                                                              (IN THOUSANDS OF DOLLARS)
REVENUES:
  Fuel.................................  $     --     $554,735        $   --        $     --       $554,735
  Non-fuel.............................        --      346,274         1,257              --        347,531
  Rent and royalties...................        --       14,669         6,875              --         21,544
                                         --------     --------        ------        --------       --------
          Total revenues...............        --      915,678         8,132              --        923,810
Cost of revenues (excluding
  depreciation)........................        --      627,149            --              --        627,149
                                         --------     --------        ------        --------       --------
Gross profit (excluding
  depreciation)........................        --      288,529         8,132              --        296,661
Operating expenses.....................       160      191,966         1,571              --        193,697
Selling, general and administrative
  expense..............................       829       32,556           871              --         34,256
Transition expense.....................        --        3,648            --              --          3,648
Depreciation and amortization
  expense..............................     1,482       43,180            --              --         44,662
(Gain) loss on sale of property and
  equipment............................        --       (1,195)           --              --         (1,195)
Stock compensation expense.............        --        2,500            --              --          2,500
                                         --------     --------        ------        --------       --------
Income (loss) from operations..........    (2,471)      15,874         5,690              --         19,093
Interest (expense), net................        --      (25,368)           (3)             --        (25,371)
Equity income (loss)...................    (2,155)          --            --           2,155             --
                                         --------     --------        ------        --------       --------
(Loss) income before income taxes and
  extraordinary items..................    (4,626)      (9,494)        5,687           2,155         (6,278)
(Benefit) provision for income taxes...      (449)      (3,774)        2,122              --         (2,101)
                                         --------     --------        ------        --------       --------
(Loss) income before extraordinary
  item.................................    (4,177)      (5,720)        3,565           2,155         (4,177)
Extraordinary loss (less applicable
  income tax benefit)..................    (3,905)          --            --              --         (3,905)
                                         --------     --------        ------        --------       --------
Net (loss) income......................    (8,082)      (5,720)        3,565           2,155         (8,082)
  Less: preferred dividends............    (8,570)          --            --              --         (8,570)
                                         --------     --------        ------        --------       --------
Income (loss) available to common
  stockholders.........................   (16,652)          --            --              --        (16,652)
Retained earnings
  (deficit) -- beginning of the year...     1,554       32,327         2,208         (34,535)         1,554
                                         --------     --------        ------        --------       --------
Retained earnings (deficit) -- end of
  the year.............................  $(15,098)    $ 26,607        $5,773        $(32,380)      $(15,098)
                                         ========     ========        ======        ========       ========

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                            YEAR ENDED DECEMBER 31, 1999
                                        --------------------------------------------------------------------
                                         PARENT     GUARANTOR     NONGUARANTOR
                                        COMPANY    SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                        --------   ------------   ------------   ------------   ------------
                                                             (IN THOUSANDS OF DOLLARS)
REVENUES:
  Fuel................................  $     --    $  955,105       $   --        $     --      $  955,105
  Non-fuel............................        --       477,583        1,476              --         479,059
  Rent and royalties..................        --        13,134        7,326              --          20,460
                                        --------    ----------       ------        --------      ----------
          Total revenues..............        --     1,445,822        8,802              --       1,454,624
Cost of revenues (excluding
  depreciation).......................        --     1,051,080           --              --       1,051,080
                                        --------    ----------       ------        --------      ----------
Gross profit (excluding
  depreciation).......................        --       394,742        8,802              --         403,544
Operating expenses....................        --       266,626          481              --         267,107
Selling, general and administrative
  expenses............................       806        31,896        5,759              --          38,461
Transition expense....................        --         3,952           --              --           3,952
Depreciation and amortization
  expense.............................     1,349        51,853           --              --          53,202
(Gain) loss on sale of property and
  equipment...........................        --        (2,615)          --              --          (2,615)
Stock compensation expense............        --         5,062           --              --           5,062
                                        --------    ----------       ------        --------      ----------
Income (loss) from operations.........    (2,155)       37,968        2,562              --          38,375
Interest (expense), net...............        --       (37,191)          (3)             --         (37,194)
Equity income (loss)..................     1,318            --           --          (1,318)             --
                                        --------    ----------       ------        --------      ----------
(Loss) income before income taxes.....      (837)          777        2,559          (1,318)          1,181
(Benefit) provision for income
  taxes...............................      (936)        1,068          950              --           1,082
                                        --------    ----------       ------        --------      ----------
Net (loss) income.....................        99          (291)       1,609          (1,318)             99
  Less: preferred dividends...........    (9,765)           --           --              --          (9,765)
                                        --------    ----------       ------        --------      ----------
Income (loss) available to common
  stockholders........................    (9,666)           --           --              --          (9,666)
Less: intercompany dividends..........        --        (1,375)          --           1,375              --
Retained earnings
  (deficit) -- beginning of the
  year................................   (15,098)       26,607        5,773         (32,380)        (15,098)
                                        --------    ----------       ------        --------      ----------
Retained earnings' (deficit) -- end of
  the year............................  $(24,764)   $   24,941       $7,382        $(32,323)     $  (24,764)
                                        ========    ==========       ======        ========      ==========

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS SCHEDULES:

                                                            YEAR ENDED DECEMBER 31, 1997
                                        ---------------------------------------------------------------------
                                         PARENT      GUARANTOR     NONGUARANTOR
                                         COMPANY    SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                        ---------   ------------   ------------   ------------   ------------
                                                              (IN THOUSANDS OF DOLLARS)
CASH FLOWS (USED IN) PROVIDED BY
  OPERATING ACTIVITIES:...............  $  13,898    $  27,772         $ --           $ --        $  41,670
                                        ---------    ---------         ----           ----        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisitions...............         --      (15,127)          --             --          (15,127)
  Proceeds from sales of property and
     equipment........................         --       37,958           --             --           37,958
  Capital expenditures................         --      (60,818)          --             --          (60,818)
                                        ---------    ---------         ----           ----        ---------
     Net cash used in investing
       activities.....................         --      (37,987)          --             --          (37,987)
                                        ---------    ---------         ----           ----        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Revolving loan borrowings...........         --        3,750           --             --            3,750
  Revolving loan repayments...........         --      (17,750)          --             --          (17,750)
  Long-term debt borrowings...........    205,000           --           --             --          205,000
  Long-term debt repayments...........       (375)    (126,300)          --             --         (126,675)
  Proceeds from issuance of stock.....        329           --           --             --              329
  Repurchase of common stock..........     (7,456)          --           --             --           (7,456)
  Debt issuance costs.................    (12,904)          --           --             --          (12,904)
  Intercompany advances...............   (138,900)     138,900           --             --               --
                                        ---------    ---------         ----           ----        ---------
     Net cash (used in) provided by
       financing activities...........     45,694       (1,400)          --             --           44,294
                                        ---------    ---------         ----           ----        ---------
       Net increase (decrease) in
          cash........................     59,592      (11,615)          --             --           47,977
Cash at the beginning of the year.....         --       23,779           --             --           23,779
                                        ---------    ---------         ----           ----        ---------
Cash at the end of the year...........  $  59,592    $  12,164         $ --           $ --        $  71,756
                                        =========    =========         ====           ====        =========

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                            YEAR ENDED DECEMBER 31, 1998
                                        ---------------------------------------------------------------------
                                         PARENT      GUARANTOR     NONGUARANTOR
                                         COMPANY    SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                        ---------   ------------   ------------   ------------   ------------
                                                              (IN THOUSANDS OF DOLLARS)
CASH FLOWS (USED IN) PROVIDED BY
  OPERATING ACTIVITIES:...............  $  (2,396)   $  50,917         $ --           $ --        $  48,521
                                        ---------    ---------         ----           ----        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisitions...............         --      (63,215)          --             --          (63,215)
  Proceeds from sales of property and
     equipment........................         --        3,414           --             --            3,414
  Capital expenditures................         --      (65,704)          --             --          (65,704)
                                        ---------    ---------         ----           ----        ---------
     Net cash used in investing
       activities.....................         --     (125,505)          --             --         (125,505)
                                        ---------    ---------         ----           ----        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term debt borrowings...........    229,250           --           --             --          229,250
  Long-term debt repayments...........   (129,987)          --           --             --         (129,987)
  Repurchase of common stock..........       (475)          --           --             --             (475)
  Debt issuance costs.................     (4,360)          --           --             --           (4,360)
  Intercompany advances...............    (91,959)      91,959           --             --               --
                                        ---------    ---------         ----           ----        ---------
     Net cash (used in) provided by
       financing activities...........      2,469       91,959           --             --           94,428
                                        ---------    ---------         ----           ----        ---------
       Net increase in cash...........         73       17,371           --             --           17,444
Cash at the beginning of the year.....     59,592       12,164           --             --           71,756
                                        ---------    ---------         ----           ----        ---------
Cash at the end of the year...........  $  59,665    $  29,535         $ --           $ --        $  89,200
                                        =========    =========         ====           ====        =========

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                             YEAR ENDED DECEMBER 31, 1999
                                         --------------------------------------------------------------------
                                          PARENT     GUARANTOR     NONGUARANTOR
                                         COMPANY    SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                         --------   ------------   ------------   ------------   ------------
                                                              (IN THOUSANDS OF DOLLARS)
CASH FLOWS (USED IN) PROVIDED BY
  OPERATING ACTIVITIES:................  $  6,780    $  37,932         $ --           $ --        $  44,712
                                         --------    ---------         ----           ----        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisitions................        --      (57,762)          --             --          (57,762)
  Proceeds from sales of property and
     equipment.........................        --        9,147           --             --            9,147
  Capital expenditures.................        --      (87,401)          --             --          (87,401)
                                         --------    ---------         ----           ----        ---------
     Net cash used in investing
       activities......................        --     (136,016)          --             --         (136,016)
                                         --------    ---------         ----           ----        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Revolving loan borrowings............    75,500           --           --             --           75,500
  Revolving loan repayments............   (60,500)          --           --             --          (60,500)
  Long-term debt repayments............    (1,446)        (148)          --             --           (1,594)
  Proceeds from issuance of common
     stock.............................     6,738           --           --             --            6,738
  Intercompany advances................   (86,737)      86,737           --             --               --
                                         --------    ---------         ----           ----        ---------
     Net cash (used in) provided by
       financing activities............   (66,445)      86,589           --             --           20,144
                                         --------    ---------         ----           ----        ---------
       Net increase/(decrease) in
          cash.........................   (59,665)     (11,495)          --             --          (71,160)
Cash at the beginning of the year......    59,665       29,535           --             --           89,200
                                         --------    ---------         ----           ----        ---------
Cash at the end of the year............  $     --    $  18,040         $ --           $ --        $  18,040
                                         ========    =========         ====           ====        =========

23. SUBSEQUENT EVENT (UNAUDITED)

     On May 31, 2000, we and shareholders owning a majority of our voting capital stock entered into a recapitalization agreement and plan of merger, as amended, with TCA Acquisition Corporation, a newly created corporation formed by Oak Hill Capital Partners, L.P. and its affiliates, under which TCA Acquisition Corporation agreed to merge with and into us. This merger was completed on November 14, 2000. Concurrent with the closing of the merger, we completed a series of transactions to effect a recapitalization and a refinancing that included the following:

     (i) we issued 6,456,698 shares of our common stock for proceeds of $205,000,000

     (ii) we redeemed all shares of our common and preferred stock outstanding prior to the closing of the transactions, with the exception of 473,064 shares of common stock retained by continuing stockholders, and cancelled all outstanding common stock options and warrants for cash payments totaling $262,732,000,

     (iii) we repaid all amounts outstanding under our existing Amended and Restated Credit Agreement dated as of November 24, 1998 (the "Existing Credit Facility"), redeemed in full all of our existing senior secured notes and consummated a tender offer and consent solicitation for our 10 1/4% Senior Subordinated Notes due 2007,

     (iv) we amended and restated the Existing Credit Facility (the "Senior Credit Facility") in an amount up to $428,000,000, under which we borrowed $328,300,000,

                         TRAVELCENTERS OF AMERICA, INC.

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

     (v) for gross proceeds of $182,962,000, we issued units consisting of Senior Subordinated Notes due 2009 with a face amount of $190,000,000 and initial warrants and contingent warrants that in the aggregate could be exercised in exchange for 277,165 shares of our common stock, and

     (vi) we paid $53,195,000 of fees and expenses related to the transactions, including $31,371,000 of debt issuance costs, $2,590,000 of stock issuance costs, and $19,234,000 charged to expenses.

     Prior to the closing of the transactions listed above, we issued 137,572 shares of common stock for cash proceeds of $3,722,000 upon the exercise of stock options held by existing stockholders.

     The Senior Credit Facility is composed of a $328,000,000 term loan facility and a $100,000,000 revolving credit facility, including a $25,000,000 sublimit for the issuance of letters of credit. The term loan facility bears interest, at our election, at the alternate base rate plus a margin of 2.25% or the Adjusted LIBOR plus a margin of 3.25%. The revolving credit facility bears interest, at our election, at the alternate base rate plus a margin of 1.75% or the Adjusted LIBOR plus a margin of 2.75%. Principal and interest payments are due quarterly. The aggregate annual amounts of required term loan principal repayments are as follow: $3,280,000 for each year beginning with 2002 and ending with 2006, $80,360,000 for 2007 and $231,240,000 for 2008. The term loan facility matures on November 14, 2008 and the revolving credit facility matures on November 14, 2006. The Senior Credit Facility is secured by substantially all of our accounts receivable, inventory and property and equipment. Under the terms of the Senior Credit Facility we are required to maintain certain financial ratios and other financial conditions and are subject to various prohibitions and limitations that are consistent with the similar terms of the Existing Credit Facility. We are permitted to make optional prepayments and may be required to make mandatory prepayments based, among other things, on excess cash we generate.

     The Subordinated Notes due 2009 have a coupon rate of 12 3/4% and mature on May 1, 2009. Interest payments are due semiannually on May 1 and November 1, commencing May 1, 2001. The notes are unsecured. We are not permitted to redeem the notes prior to November 1, 2005, except in connection with a change of control (as defined in the indenture). Under the terms of the indenture, we are subject to various prohibitions and limitations that are consistent with the similar terms of the indenture related to the Senior Subordinated Notes due 2007 that we redeemed in full.

                         TRAVELCENTERS OF AMERICA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,     SEPTEMBER 30,
                                                                  1999        2000 (UNAUDITED)
                                                              ------------    ----------------
                                                                 (IN THOUSANDS OF DOLLARS)
ASSETS
Current assets:
  Cash......................................................    $ 18,040          $ 28,382
  Accounts receivable (less allowance for doubtful accounts
     of $2,894 for 1999 and $3,400 for 2000)................      66,439            92,012
  Inventories...............................................      59,043            58,439
  Deferred income taxes.....................................       4,533             3,581
  Other current assets......................................      16,441            18,571
                                                                --------          --------
          Total current assets..............................     164,496           201,165
Notes receivable, net.......................................       1,383             1,398
Property and equipment, net.................................     454,093           454,313
Intangible assets...........................................      28,792            25,248
Deferred financing costs....................................       8,411             7,351
Deferred income taxes.......................................       1,879             5,990
Other assets................................................         808             6,512
                                                                --------          --------
          Total assets......................................    $659,862          $701,977
                                                                ========          ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................    $  1,601          $  1,601
  Accounts payable..........................................      60,920           106,285
  Other accrued liabilities.................................      66,743            56,021
                                                                --------          --------
          Total current liabilities.........................     129,264           163,907
Commitments and contingencies (Note 5)
Long-term debt..............................................     404,369           415,012
Deferred income taxes.......................................       1,639             1,492
Other long-term liabilities.................................      16,615            17,796
                                                                --------          --------
                                                                 551,887           598,207
Mandatorily redeemable senior convertible participating
  preferred stock...........................................      79,739            87,994
Nonredeemable stockholders' equity:
  Other preferred stock, common stock and other
     stockholders' equity...................................      53,000            52,042
  Retained earnings (deficit)...............................     (24,764)          (36,266)
                                                                --------          --------
          Total nonredeemable stockholders' equity..........      28,236            15,776
                                                                --------          --------
          Total liabilities, redeemable equity and
            nonredeemable stockholders' equity..............    $659,862          $701,977
                                                                ========          ========

  The accompanying notes are an integral part of these consolidated financial statements.

                         TRAVELCENTERS OF AMERICA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                 1999            2000
                                                              ----------      ----------
                                                               (IN THOUSANDS OF DOLLARS
                                                              EXCEPT PER SHARE AMOUNTS)
REVENUES:
  Fuel......................................................  $  660,841      $1,052,849
  Non-fuel..................................................     355,428         418,692
  Rent and royalties........................................      15,620          14,197
                                                              ----------      ----------
  Total revenues............................................   1,031,889       1,485,738
Cost of revenues (excluding depreciation)...................     732,966       1,147,142
                                                              ----------      ----------
Gross profit (excluding depreciation).......................     298,923         338,596
Operating expenses..........................................     198,814         232,301
Selling, general and administrative expenses................      29,300          28,867
Transition expenses.........................................       3,025             972
Depreciation and amortization expense.......................      36,902          48,113
Loss on sales of property and equipment.....................        (567)           (194)
Stock compensation expense..................................       2,700           1,350
                                                              ----------      ----------
Income from operations......................................      28,749          27,187
Interest (expense), net.....................................     (27,404)        (32,162)
                                                              ----------      ----------
Income (loss) before income taxes...........................       1,345          (4,975)
Provision (benefit) for income taxes........................       1,126          (1,728)
                                                              ----------      ----------
Net income (loss)...........................................         219          (3,247)
Less: preferred dividends...................................      (7,244)         (8,255)
                                                              ----------      ----------
Income (loss) available to common stockholders..............      (7,025)        (11,502)
Retained (deficit) -- beginning of the period...............     (15,098)        (24,764)
                                                              ----------      ----------
Retained (deficit) -- end of the period.....................  $  (22,123)     $  (36,266)
                                                              ==========      ==========
Loss per common share (basic and diluted)...................  $   (10.01)     $   (13.37)
                                                              ==========      ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                         TRAVELCENTERS OF AMERICA, INC.

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                 1999            2000
                                                              ----------      ----------
                                                              (IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $     219       $  (3,247)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and amortization expense..................     36,901          48,113
     Deferred income tax provision..........................        830          (3,306)
     Provision for doubtful accounts........................      1,130             945
     Provision for stock compensation.......................      2,700           1,350
     Gain on sales of property and equipment................       (567)           (194)
     Changes in assets and liabilities, adjusted for the
      effects of business acquisitions:
       Accounts receivable..................................      6,253         (26,643)
       Inventories..........................................     (4,662)          1,613
       Other current assets.................................      3,839          (2,310)
       Accounts payable.....................................     (1,126)         45,365
       Other current liabilities............................    (18,479)        (10,722)
     Other, net.............................................      2,942          (1,289)
                                                              ---------       ---------
     Net cash provided by operating activities..............     29,980          49,675
                                                              ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisitions.....................................    (57,044)         (8,959)
  Proceeds from sales of property and equipment.............      5,883             449
  Capital expenditures......................................    (66,826)        (40,003)
                                                              ---------       ---------
     Net cash used in investing activities..................   (117,987)        (48,513)
                                                              ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Revolving loan borrowings.................................     61,500         200,400
  Revolving loan repayments.................................    (36,500)       (189,000)
  Long-term debt repayments.................................     (1,116)         (1,387)
  Proceeds from issuance of stock...........................      6,660              --
  Repurchase of common stock................................         --            (833)
                                                              ---------       ---------
     Net cash provided by financing activities..............     30,544           9,180
                                                              ---------       ---------
       Net increase (decrease) in cash......................    (57,463)         10,342
Cash at the beginning of the period.........................     89,200          18,040
                                                              ---------       ---------
Cash at the end of the period...............................  $  31,737       $  28,382
                                                              =========       =========

  The accompanying notes are an integral part of these consolidated financial statements.

                         TRAVELCENTERS OF AMERICA, INC.

            SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000

1. BUSINESS DESCRIPTION AND SUMMARY OF OPERATING STRUCTURE

     We are a nationwide, full-service travel center network providing diesel fuel, gasoline and non-fuel products and services to long-haul trucking fleets and their drivers, independent truck drivers and other motorists through our 160 full-service travel centers located in 40 states, primarily operating under the "TravelCenters of America" or "TA" brand names. Of our 160 network locations at September 30, 2000, we owned 150 locations, 122 of which we operated and 28 of which we leased to independent lessee-franchisees or operators, which sites we refer to as "leased sites." Ten locations were owned and operated by independent franchisees, which sites we refer to as "franchisee-owned sites." We purchase and resell diesel fuel, gasoline and other travel center products and services to consumers, commercial fleets, operators and independent franchisees; provide fleet credit card and customer information services through our proprietary ACCESS billing system; conduct centralized purchasing programs; create promotional programs; and, as a franchisor, assist the operators and independent franchisees in providing service to trucking fleets, independent truck drivers and the motoring public.

     We were incorporated on December 1, 1992 as National Auto/Truckstops Holdings Corporation. Our name was changed to TravelCenters of America, Inc. in March 1997. In April 1993, we acquired the truck stop network assets of a subsidiary of Unocal Corporation, and in December 1993, we acquired the truck stop network assets of certain subsidiaries of The British Petroleum Company p.l.c. ("BP"). In December 1998, we acquired substantially all of the travel center and truck stop network assets of Burns Bros., Inc., and certain of its affiliates. In June 1999, we acquired the travel center and truck stop network assets of Travel Ports of America, Inc. See Note 4 for disclosure regarding the Travel Ports acquisition.

     On May 31, 2000, we and shareholders owning a majority of our voting capital stock entered into a recapitalization agreement and plan of merger with TCA Acquisition Corporation, a newly created corporation formed by Oak Hill Capital Partners, L.P. and its affiliates, under which TCA Acquisition Corporation agreed to merge with and into us. This merger, which occurred on November 14, 2000, was part of a series of proposed transactions that included a refinancing of our outstanding indebtedness with an increased amount of indebtedness; equity contributions from Oak Hill, members of our management and certain other investors; and redemption of all shares of our outstanding capital stock with the exception of certain shares owned by our management and Freightliner LLC. The merger and the related transactions were completed in the fourth quarter of 2000. See Note 8 for a further discussion of these transactions.

     The consolidated financial statements include the accounts of TravelCenters of America, Inc. and its wholly owned subsidiaries, TA Operating Corporation, TA Franchise Systems Inc., National Auto/Truckstops, Inc., and TA Licensing, Inc. (formerly known as Travel Port Systems, Inc.), and TA Travel, L.L.C., a wholly owned subsidiary of TA Operating Corporation. Intercompany accounts and transactions have been eliminated.

     The accompanying unaudited, consolidated financial statements as of and for the nine-month periods ended September 30, 1999 and 2000 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, these statements should be read in conjunction with the audited financial statements as of and for the year ended December 31, 1999. In the opinion of management, the accompanying unaudited, consolidated financial statements contain all adjustments, all of which were of a normal recurring nature, necessary to present fairly, in all material respects, the consolidated results of operations and of cash flows for the nine months ended September 30, 1999 and 2000, and are not necessarily indicative of the results to be expected for the full year.

                         TRAVELCENTERS OF AMERICA, INC.

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000

2. EARNINGS PER SHARE

     A reconciliation of the income and shares used in the computation follows:

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                        -----------------------
                                                           1999         2000
                                                        ----------    ---------
                                                        (DOLLARS AND SHARES IN
                                                         THOUSANDS EXCEPT PER
                                                            SHARE AMOUNTS)
Net income (loss).....................................   $   219      $ (3,247)
Less: Preferred stock dividends.......................    (7,244)       (8,255)
                                                         -------      --------
Net loss available to common stockholders.............    (7,025)      (11,502)
Weighted average shares outstanding...................       702           860
                                                         -------      --------
Loss per share........................................   $(10.01)     $ (13.37)
                                                         =======      ========

     The assumed conversion of stock options, warrants and convertible series of preferred stock would have an antidilutive effect on the loss per share for the nine-month periods ended September 30, 1999 and 2000.

3. INVENTORIES

     Inventories consist of the following:

                                                     DECEMBER 31,    SEPTEMBER 30,
                                                         1999            2000
                                                     ------------    -------------
                                                       (IN THOUSANDS OF DOLLARS)
Non-fuel merchandise...............................    $51,043          $48,093
Petroleum products.................................      8,000           10,346
                                                       -------          -------
          Total inventories........................    $59,043          $58,439
                                                       =======          =======

4. TRAVEL PORTS ACQUISITION

     On June 3, 1999, we consummated the acquisition of the network assets of Travel Ports by acquiring 100 percent of the common stock of Travel Ports at a price of $4.30 per share. Under the terms of the related merger agreement and certain ancillary agreements, we paid cash of approximately $27,760,000 for all of Travel Ports's outstanding common shares and common stock equivalents except approximately 653,000 common shares that were exchanged for 85,000 shares of our common stock. In addition, we paid cash of approximately $31,007,000 to retire all of Travel Ports's indebtedness outstanding as of the merger date. Travel Ports operated a network of 16 travel centers in seven states, primarily in the northeastern United States, and a single fuel terminal in Pennsylvania. Upon consummation of the acquisition, Travel Ports was merged into TA Operating Corporation.

     The total cost of the acquisition was $86,003,000. This was comprised of cash paid to purchase the Travel Ports stock and repay the Travel Ports debt of $58,767,000, the value of the 85,000 shares of our common stock issued in exchange for Travel Ports shares of $2,808,000, liabilities assumed of $22,124,000 and direct costs of the acquisition of $2,304,000. The cost was allocated to the assets and liabilities acquired on the basis of their estimated fair values at the acquisition date, including $27,585,000 of assets other than the property and equipment acquired. The excess of purchase price over the estimated fair values of the net assets acquired, in the amount of $11,679,000, has been recorded as goodwill and is being amortized on a straight-line basis over 15 years.

                         TRAVELCENTERS OF AMERICA, INC.

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000

     The following unaudited pro forma information presents our results of operations as if the Travel Ports acquisition had taken place on January 1, 1999.

                                                              NINE MONTHS ENDED
                                                              SEPTEMBER 30, 1999
                                                              ------------------
                                                               (IN THOUSANDS OF
                                                              DOLLARS EXCEPT PER
                                                                SHARE AMOUNTS)
Total revenue.............................................        $1,088,348
Gross profit..............................................        $  323,449
Income from operations....................................        $   32,719
Net income................................................        $    1,967
Loss per common share (basic and diluted).................        $    (7.52)

     These pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of the results of operations that actually would have resulted had the acquisition occurred on January 1, 1999, or that may result in the future.

5. COMMITMENTS AND CONTINGENCIES

  Environmental Matters

     Our operations and properties are extensively regulated through environmental laws and regulations ("Environmental Laws") that (i) govern operations that may have adverse environmental effects, such as discharges to air, soil and water, as well as the management of petroleum products and other hazardous substances ("Hazardous Substances"), or (ii) impose liability for the costs of cleaning up sites affected by, and for damages resulting from, disposal or other releases of Hazardous Substances.

     We own and use underground storage tanks and aboveground storage tanks to store petroleum products and waste at our facilities. We must comply with requirements of Environmental Laws regarding tank construction, integrity testing, leak detection and monitoring, overfill and spill control, release reporting, financial assurance and corrective action in case of a release from a storage tank into the environment. At some locations, we must also comply with Environmental Laws relating to vapor recovery and discharges to water. We believe that all of our travel centers are in material compliance with applicable requirements of Environmental Laws.

     We have received notices of alleged violations of Environmental Laws, or are aware of the need to undertake corrective actions to comply with Environmental Laws, at company-owned travel centers in a number of jurisdictions. We do not expect that any financial penalties associated with these alleged violations, or compliance costs incurred in connection with these violations or corrective actions, will be material to our results of operation or financial condition. We are conducting investigatory and/or remedial actions with respect to releases of Hazardous Substances that have occurred subsequent to the acquisitions of the Unocal and BP networks and also regarding historical contamination at certain of the former Burns Bros. and Travel Ports facilities. While we cannot precisely estimate the ultimate costs we will incur in connection with the investigation and remediation of these properties, based on our current knowledge, we do not expect that the costs to be incurred at these properties, individually or in the aggregate, will be material to our results of operation or financial condition. While the matters discussed above are, to the best of our knowledge, the only proceedings for which we are currently exposed to potential liability, particularly given the environmental indemnities obtained as part of the Unocal and BP acquisitions, we cannot assure you that additional contamination does not exist at these or additional network properties, or that material liability will not be imposed in the future. If additional environmental problems arise or are discovered, or if additional

                         TRAVELCENTERS OF AMERICA, INC.

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000

environmental requirements are imposed by government agencies, increased environmental compliance or remediation expenditures may be required, which could have a material adverse effect on us. As of September 30, 2000, we had a reserve for these matters of $5,981,000. While it is not possible to quantify with certainty the environmental exposure, in our opinion, the potential liability, beyond that considered in the reserve, for all environmental proceedings, based on information known to date, will not have a material adverse effect on our financial condition, results of operations or liquidity.

  Pending Litigation

     We are involved from time to time in various legal and administrative proceedings and threatened legal and administrative proceedings incidental to the ordinary course of our business. We believe that we are not now involved in any litigation, individually, or in the aggregate, which could have a material adverse affect on our business, financial condition, results of operations or cash flows.

6. SUPPLEMENTAL CASH FLOW INFORMATION

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                   --------------------------------
                                                        1999              2000
                                                   --------------    --------------
                                                   (DOLLARS AND SHARES IN THOUSANDS
                                                      EXCEPT PER SHARE AMOUNTS)
Cash paid during the period for:
  Interest.......................................     $23,597           $27,542
  Income taxes (net of refunds)..................     $ 4,507           $ 3,278

     During the first quarter of 2000, we assumed a note payable for $540,000 as part of the consideration paid in acquiring a full-service travel center and acquired $125,000 of treasury stock in payment of accounts receivable from a former operator.

7. CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES

     The following schedules set forth our consolidating balance sheet schedules as of September 30, 2000 and December 31, 1999, our consolidating statement of operations and retained earnings (deficit) schedules for the nine-month periods ended September 30, 1999 and 2000 and the consolidating statement of cash flows schedules for the nine months ended September 30, 1999 and 2000. In the following schedules, "Parent Company" refers to the unconsolidated balances of TravelCenters of America, Inc., "Guarantor Subsidiaries" refers to the combined balances of TA Operating Corporation, National Auto/Truckstops, Inc., TA Licensing, Inc., and TA Travel, L.L.C., including related intercompany eliminations, and "Nonguarantor Subsidiary" refers to the balances of TA Franchise Systems. "Eliminations" represent the adjustments necessary to (a) eliminate intercompany transactions between the Parent Company, the Guarantor Subsidiaries on a combined basis and the Nonguarantor Subsidiary and, (b) eliminate our investments in our subsidiaries. The Guarantor Subsidiaries (TA Operating Corporation, National Auto/Truckstops, Inc., TA Licensing, Inc., TA Travel, L.L.C.), are direct or indirect wholly-owned subsidiaries of ours and have fully and unconditionally, jointly and severally, guaranteed our indebtedness. In this filing, we have not presented separate financial statements and other disclosures concerning the Guarantor Subsidiaries because we have determined such information is not material to investors.

                         TRAVELCENTERS OF AMERICA, INC.

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000

CONDENSED CONSOLIDATING BALANCE SHEET SCHEDULES:

                                                                  DECEMBER 31, 1999
                                         --------------------------------------------------------------------
                                          PARENT     GUARANTOR     NONGUARANTOR
                                         COMPANY    SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                         --------   ------------   ------------   ------------   ------------
                                                              (IN THOUSANDS OF DOLLARS)
ASSETS
Current assets:
  Cash.................................  $     --     $ 18,040        $   --       $      --       $ 18,040
  Accounts receivable, net.............        --       65,344         1,095              --         66,439
  Inventories..........................        --       59,043            --              --         59,043
  Deferred income taxes................        --        4,533            --              --          4,533
  Other current assets.................       278       16,163            --              --         16,441
                                         --------     --------        ------       ---------       --------
          Total current assets.........       278      163,123         1,095              --        164,496
Notes receivable, net..................     1,062          321            --              --          1,383
Property and equipment, net............        --      454,093            --              --        454,093
Intangible assets......................        --       28,792            --              --         28,792
Deferred financing costs...............     8,411           --            --              --          8,411
Deferred income taxes..................       880          999            --              --          1,879
Other assets...........................        --          808            --              --            808
Investment in subsidiaries.............   118,417           --            --        (118,417)            --
                                         --------     --------        ------       ---------       --------
          Total assets.................  $129,048     $648,136        $1,095       $(118,417)      $659,862
                                         ========     ========        ======       =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term
     debt..............................  $  1,446     $    155        $   --       $      --       $  1,601
  Accounts payable.....................        --       60,660           260              --         60,920
  Other accrued liabilities............     6,592       60,043           108              --         66,743
                                         --------     --------        ------       ---------       --------
          Total current liabilities....     8,038      120,858           368              --        129,264
Long-term debt (net of unamortized
  discount)............................   401,495        2,874            --              --        404,369
Deferred income taxes..................        --        1,639            --              --          1,639
Intercompany payable (receivable)......  (389,715)     396,370        (6,655)             --             --
Other liabilities......................        --       16,615            --              --         16,615
                                         --------     --------        ------       ---------       --------
                                           19,818      538,356        (6,287)             --        551,887
Mandatorily redeemable senior
  convertible participating preferred
  stock................................    79,739           --            --              --         79,739
Nonredeemable stockholders' equity:
  Other preferred stock, common stock
     and other stockholders' equity....    54,255       84,839            --         (86,094)        53,000
  Retained earnings (deficit)..........   (24,764)      24,941         7,382         (32,323)       (24,764)
                                         --------     --------        ------       ---------       --------
          Total redeemable
            stockholders' equity.......    29,491      109,780         7,382        (118,417)        28,236
                                         --------     --------        ------       ---------       --------
          Total liabilities, redeemable
            equity and nonredeemable
            stockholders' equity.......  $129,048     $648,136        $1,095       $(118,417)      $659,862
                                         ========     ========        ======       =========       ========

                         TRAVELCENTERS OF AMERICA, INC.

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000

                                                                 SEPTEMBER 30, 2000
                                        ---------------------------------------------------------------------
                                         PARENT      GUARANTOR     NONGUARANTOR
                                         COMPANY    SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                        ---------   ------------   ------------   ------------   ------------
                                                              (IN THOUSANDS OF DOLLARS)
ASSETS
Current assets:
  Cash................................  $      --     $ 28,382       $    --       $      --       $ 28,382
  Accounts receivable, net............         --       92,175         1,117          (1,280)        92,012
  Inventories.........................         --       58,439            --              --         58,439
  Deferred income taxes...............         --        3,581            --              --          3,581
  Other current assets................      1,121       17,630            --              --         18,751
                                        ---------     --------       -------       ---------       --------
          Total current assets........      1,121      200,207         1,117          (1,280)       201,165
Notes receivable, net.................      1,097          301            --              --          1,398
Property and equipment, net...........         --      454,313            --              --        454,313
Intangible assets.....................         --       25,248            --              --         25,248
Deferred financing costs..............      7,351           --            --              --          7,351
Deferred income taxes.................        880        5,110            --              --          5,990
Other assets..........................         --        6,512            --              --          6,512
Investment in subsidiaries............    116,244           --            --        (116,244)            --
                                        ---------     --------       -------       ---------       --------
          Total assets................  $ 126,693     $691,691       $ 1,117       $(117,524)      $701,977
                                        =========     ========       =======       =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term
     debt.............................  $   1,446     $    155       $    --       $      --       $  1,601
  Accounts payable....................         --      106,045           240              --        106,285
  Other accrued liabilities...........      9,824       47,129           348          (1,280)        56,021
                                        ---------     --------       -------       ---------       --------
          Total current liabilities...     11,270      153,329           588          (1,280)       163,907
Long-term debt........................    412,173        2,839            --              --        415,012
Deferred income taxes.................         --        1,492            --              --          1,492
Intercompany payable (receivable).....   (401,775)     407,428        (5,653)             --             --
Other liabilities.....................         --       17,796            --              --         17,796
                                        ---------     --------       -------       ---------       --------
                                           21,668      582,884        (5,065)         (1,280)       598,207
Mandatorily redeemable senior
  convertible participating preferred
  stock...............................     87,994           --            --              --         87,994
Nonredeemable stockholders' equity:
  Other preferred stock, common stock
     and other stockholders' equity...     53,297       84,838            --         (86,093)        52,042
  Retained earnings (deficit).........    (36,266)      23,969         6,182         (30,151)       (36,266)
                                        ---------     --------       -------       ---------       --------
          Total nonredeemable
            stockholders' equity......     17,031      108,807         6,182        (116,244)        15,776
                                        ---------     --------       -------       ---------       --------
          Total liabilities,
            redeemable equity and
            nonredeemable
            stockholders' equity......  $ 126,693     $691,691       $ 1,117       $(117,524)      $701,977
                                        =========     ========       =======       =========       ========

                         TRAVELCENTERS OF AMERICA, INC.

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
SCHEDULES:

                                                       NINE MONTHS ENDED SEPTEMBER 30, 1999
                                        ------------------------------------------------------------------
                                         PARENT    GUARANTOR    NONGUARANTOR
                                        COMPANY    SUBSIDIARY    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                        --------   ----------   ------------   ------------   ------------
                                                            (IN THOUSANDS OF DOLLARS)
REVENUES:
  Fuel................................  $     --   $  660,841      $   --        $     --      $  660,841
  Non-fuel............................        --      354,183       1,245              --         355,428
  Rent and royalties..................        --       10,086       5,534              --          15,620
                                        --------   ----------      ------        --------      ----------
          Total revenues..............        --    1,025,110       6,779              --       1,031,889
Cost of revenues (excluding
  depreciation).......................        --      732,966          --              --         732,966
                                        --------   ----------      ------        --------      ----------
Gross profit (excluding
  depreciation).......................        --      292,144       6,779              --         298,923
Operating expenses....................        --      198,339         475              --         198,814
Selling, general and administrative
  expenses............................       713       25,159       3,428              --          29,300
Transition expense....................        --        3,025          --              --           3,025
Depreciation and amortization
  expense.............................     1,005       35,897          --              --          36,902
(Gain) on sales of property and
  equipment...........................        --         (567)         --              --            (567)
Stock compensation expense............        --        2,700          --              --           2,700
                                        --------   ----------      ------        --------      ----------
Income (loss) from operations.........    (1,718)      27,591       2,876              --          28,749
Interest (expense), net...............        --      (27,401)         (3)             --         (27,404)
Equity income (loss)..................     1,352           --          --          (1,352)             --
                                        --------   ----------      ------        --------      ----------
Income (loss) before income taxes.....      (366)         190       2,873          (1,352)          1,345
Provision (benefit) for income
  taxes...............................      (585)         639       1,072              --           1,126
                                        --------   ----------      ------        --------      ----------
Net income (loss).....................       219         (449)      1,801          (1,352)            219
  Less: preferred dividends...........    (7,244)          --          --              --          (7,244)
                                        --------   ----------      ------        --------      ----------
Income (loss) available to common
  stockholders........................    (7,025)        (449)      1,801          (1,352)         (7,025)
Retained earnings
  (deficit) -- beginning of the
  period..............................   (15,098)      26,607       5,773         (32,380)        (15,098)
                                        --------   ----------      ------        --------      ----------
Retained earnings (deficit) -- end of
  the period..........................  $(22,123)  $   26,158      $7,574        $(33,732)     $  (22,123)
                                        ========   ==========      ======        ========      ==========

                         TRAVELCENTERS OF AMERICA, INC.

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000

                                                        NINE MONTHS ENDED SEPTEMBER 30, 2000
                                        --------------------------------------------------------------------
                                         PARENT     GUARANTOR     NONGUARANTOR
                                        COMPANY    SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                        --------   ------------   ------------   ------------   ------------
                                                             (IN THOUSANDS OF DOLLARS)
REVENUES:
  Fuel................................  $     --    $1,052,849      $    --        $     --      $1,052,849
  Non-fuel............................        --       418,692           --              --         418,692
  Rent and royalties..................        --        12,487        5,356          (3,646)         14,197
                                        --------    ----------      -------        --------      ----------
          Total revenues..............        --     1,484,028        5,356          (3,646)      1,485,738
Cost of revenues (excluding
  depreciation).......................        --     1,147,142           --              --       1,147,142
                                        --------    ----------      -------        --------      ----------
Gross profit (excluding
  depreciation).......................        --       336,886        5,356          (3,646)        338,596
Operating expenses....................        --       232,223        3,724          (3,646)        232,301
Selling, general and administrative
  expenses............................       559        24,792        3,516              --          28,867
Transition expenses...................        --           972           --              --             972
Depreciation and amortization
  expense.............................     1,069        47,044           --              --          48,113
Loss on sales of property and
  equipment...........................        --          (194)          --              --            (194)
Stock compensation expense............        --         1,350           --              --           1,350
                                        --------    ----------      -------        --------      ----------
Income (loss) from operations.........    (1,628)       30,699       (1,884)             --          27,187
Interest (expense), net...............        --       (32,159)          (3)             --         (32,162)
Equity income (loss)..................    (2,172)           --           --           2,172              --
                                        --------    ----------      -------        --------      ----------
Income (loss) before income taxes.....    (3,800)       (1,460)      (1,887)          2,172          (4,975)
Provision (benefit) for income
  taxes...............................      (553)         (488)        (687)             --          (1,728)
                                        --------    ----------      -------        --------      ----------
Net income (loss).....................    (3,247)         (972)      (1,200)          2,172          (3,247)
  Less: preferred dividends...........    (8,255)           --           --              --          (8,255)
                                        --------    ----------      -------        --------      ----------
Income (loss) available to common
  stockholders........................   (11,502)         (972)      (1,200)          2,172         (11,502)
Retained earnings
  (deficit) -- beginning of the
  period..............................   (24,764)       24,941        7,382         (32,323)        (24,764)
                                        --------    ----------      -------        --------      ----------
Retained earnings (deficit) -- end of
  the period..........................  $(36,266)   $   23,969      $ 6,182        $(30,151)     $  (36,266)
                                        ========    ==========      =======        ========      ==========

                         TRAVELCENTERS OF AMERICA, INC.

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS SCHEDULES:

                                                         NINE MONTHS ENDED SEPTEMBER 30, 1999
                                         --------------------------------------------------------------------
                                          PARENT     GUARANTOR     NONGUARANTOR
                                         COMPANY     SUBSIDIARY     SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                         --------   ------------   ------------   ------------   ------------
                                                              (IN THOUSANDS OF DOLLARS)
CASH FLOWS PROVIDED BY (USED IN)
  OPERATING ACTIVITIES.................  $  7,034    $  22,946         $ --           $ --        $  29,980
                                         --------    ---------         ----           ----        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisitions................        --      (57,044)          --             --          (57,044)
  Proceeds from sales of property and
     equipment.........................        --        5,883           --             --            5,883
  Capital expenditures.................        --      (66,826)          --             --          (66,826)
                                         --------    ---------         ----           ----        ---------
     Net cash used in investing
       activities......................        --     (117,987)          --             --         (117,987)
                                         --------    ---------         ----           ----        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Revolving loan borrowings............    61,500           --           --             --           61,500
  Revolving loan repayments............   (36,500)          --           --             --          (36,500)
  Long-term debt repayments............    (1,085)         (31)          --             --           (1,116)
  Proceeds from issuance of stock......     6,660           --           --             --            6,660
  Intercompany advances................   (97,175)      97,175           --             --               --
                                         --------    ---------         ----           ----        ---------
       Net cash provided by (used in)
          financing activities.........   (66,600)      97,144           --             --           30,544
                                         --------    ---------         ----           ----        ---------
       Net increase (decrease) in
          cash.........................   (59,566)      (2,103)          --             --          (57,463)
Cash at the beginning of the period....    59,665       29,535           --             --           89,200
                                         --------    ---------         ----           ----        ---------
Cash at the end of the period..........  $     99    $  31,638         $ --           $ --        $  31,737
                                         ========    =========         ====           ====        =========

                         TRAVELCENTERS OF AMERICA, INC.

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000

                                                        NINE MONTHS ENDED SEPTEMBER 30, 2000
                                        ---------------------------------------------------------------------
                                         PARENT      GUARANTOR     NONGUARANTOR
                                         COMPANY     SUBSIDIARY     SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                        ---------   ------------   ------------   ------------   ------------
                                                              (IN THOUSANDS OF DOLLARS)
CASH FLOWS PROVIDED BY (USED IN)
  OPERATING ACTIVITIES................  $     167     $ 49,508         $ --           $ --        $  49,675
                                        ---------     --------         ----           ----        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisitions...............         --       (8,959)          --             --           (8,959)
  Proceeds from sales of property and
     equipment........................         --          449           --             --              449
  Capital expenditures................         --      (40,003)          --             --          (40,003)
                                        ---------     --------         ----           ----        ---------
     Net cash used in investing
       activities.....................         --      (48,513)          --             --          (48,513)
                                        ---------     --------         ----           ----        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Revolving loan borrowings...........    200,400           --           --             --          200,400
  Revolving loan repayments...........   (189,000)          --           --             --         (189,000)
  Long-term debt repayments...........       (722)        (665)          --             --           (1,387)
  Repurchase of common stock..........       (833)          --           --             --             (833)
  Intercompany advances...............    (10,012)      10,012           --             --               --
                                        ---------     --------         ----           ----        ---------
       Net cash provided by (used in)
          financing activities........       (167)       9,347           --             --            9,180
                                        ---------     --------         ----           ----        ---------
          Net increase in cash........         --       10,342           --             --           10,342
Cash at the beginning of the period...         --       18,040           --             --           18,040
                                        ---------     --------         ----           ----        ---------
Cash at the end of the period.........  $      --     $ 28,382         $ --           $ --        $  28,382
                                        =========     ========         ====           ====        =========

8. SUBSEQUENT EVENT

     On November 14, 2000, we consummated our merger transaction with TCA Acquisition Corporation. Concurrent with the closing of the merger, we completed a series of transactions to effect a recapitalization and a refinancing that included the following:

     (i) we issued 6,456,698 shares of our common stock for proceeds of $205,000,000,

     (ii) we redeemed all shares of our common and preferred stock outstanding prior to the closing of the transactions, with the exception of 473,064 shares of common stock retained by continuing stockholders, and cancelled all outstanding common stock options and warrants for cash payments totaling $262,732,000,

     (iii) we repaid all amounts outstanding under our existing Amended and Restated Credit Agreement dated as of November 24, 1998 (the "Existing Credit Facility"), redeemed in full all of our existing senior secured notes and consummated a tender offer and consent solicitation for our 10 1/4% Senior Subordinated Notes due 2007,

     (iv) we amended and restated the Existing Credit Facility (the "Senior Credit Facility") in an amount up to $428,000,000, under which we borrowed $328,300,000,

     (v) for gross proceeds of $182,962,000, we issued units consisting of Senior Subordinated Notes due 2009 with a face amount of $190,000,000 and initial warrants and contingent warrants that in the aggregate could be exercised in exchange for 277,165 shares of our common stock, and

                         TRAVELCENTERS OF AMERICA, INC.

                 NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000

     (vi) we paid $53,195,000 of fees and expenses related to the transactions, including $31,371,000 of debt issuance costs, $2,590,000 of stock issuance costs, and $19,234,000 charged to expenses.

     Prior to the closing of the transactions listed above, we issued 137,572 shares of common stock for cash proceeds of $3,722,000 upon the exercise of stock options held by existing stockholders.

     The Senior Credit Facility is composed of a $328,000,000 term loan facility and a $100,000,000 revolving credit facility, including a $25,000,000 sublimit for the issuance of letters of credit. The term loan facility bears interest, at our election, at the alternate base rate plus a margin of 2.25% or the Adjusted LIBOR plus a margin of 3.25%. The revolving credit facility bears interest, at our election, at the alternate base rate plus a margin of 1.75% or the Adjusted LIBOR plus a margin of 2.75%. Principal and interest payments are due quarterly. The aggregate annual amounts of required term loan principal repayments are as follow: $3,280,000 for each year beginning with 2002 and ending with 2006, $80,360,000 for 2007 and $231,240,000 for 2008. The term loan facility matures on November 14, 2008 and the revolving credit facility matures on November 14, 2006. The Senior Credit Facility is secured by substantially all of our accounts receivable, inventory and property and equipment. Under the terms of the Senior Credit Facility we are required to maintain certain financial ratios and other financial conditions and are subject to various prohibitions and limitations that are consistent with the similar terms of the Existing Credit Facility. We are permitted to make optional prepayments and may be required to make mandatory prepayments based, among other things, on excess cash we generate.

     The Subordinated Notes due 2009 have a coupon rate of 12 3/4% and mature on May 1, 2009. Interest payments are due semiannually on May 1 and November 1, commencing May 1, 2001. The notes are unsecured. We are not permitted to redeem the notes prior to November 1, 2005, except in connection with a change of control (as defined in the indenture). Under the terms of the indenture, we are subject to various prohibitions and limitations that are consistent with the similar terms of the indenture related to the Senior Subordinated Notes due 2007 that we redeemed in full.

TRAVELCENTERS OF AMERICA, INC.             [TRAVELCENTERS OF AMERICA, INC. LOGO]

OFFER TO EXCHANGE ALL OUTSTANDING 12 3/4% SENIOR SUBORDINATED NOTES DUE 2009 FOR 12 3/4% SENIOR SUBORDINATED NOTES DUE 2009, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                           -------------------------
                                   PROSPECTUS

                           -------------------------

     UNTIL             , 2001, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THE UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                           , 2001

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) TravelCenters of America, Inc., TA Operating Corporation and TA Licensing, Inc.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits TravelCenters of America, Inc., TA Operating Corporation and TA Licensing Inc. to indemnify their officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders of disinterested directors, or otherwise.

     The company's by-laws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

     As permitted by sections 102 and 145 of the DGCL, the company's certificate of incorporation eliminates a director's personal liability for monetary damages to the company and its stockholders arising from a breach of a director's fiduciary duty, except as otherwise provided under the DGCL.

     The company may purchase and maintain insurance on behalf of any director or officer of the company against any liability asserted against such person, whether or not the company would have the power to indemnify such person against such liability under the provisions of the certificate of incorporation or otherwise.

     (b) TA Travel, L.L.C.

     TA Travel, L.L.C. is empowered by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of TA Travel, L.L.C. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any agreement, vote of members or disinterested directors or otherwise.

     (c) TravelCenters Properties, L.P.

     TravelCenters Properties, L.P. is empowered by Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of TravelCenters Properties, L.P. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any agreement, vote of members or disinterested directors or otherwise.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  *1.1    Purchase Agreement dated November 9, 2000, by and among
          TravelCenters of America, Inc., TA Operating Corporation, TA
          Travel, L.L.C., TA Licensing, Inc., TravelCenters
          Properties, L.P., TravelCenters Realty, Inc, Credit Suisse
          First Boston Corporation, Chase Securities Inc. and
          Donaldson, Lufkin & Jenrette Securities Corporation
   2.1    Recapitalization Agreement and Plan of Merger dated as of
          May 31, 2000(c)
  *2.2    Amendment No. 1 to Recapitalization Agreement and Plan of
          Merger dated as of October 2, 2000
  *3.1    Amended and Restated Certificate of Incorporation of
          TravelCenters of America, Inc.
  *3.2    By-laws of TravelCenters of America, Inc.
   3.3    Restated Certificate of Incorporation of TA Operating
          Corporation(a)
   3.4    Amended and Restated By-laws of TA Operating Corporation(a)
  *3.5    Amended and Restated Certificate of Incorporation of TA
          Licensing, Inc.
  *3.6    By-laws of TA Licensing, Inc.
  *3.7    Certificate of Limited Partnership of TravelCenters
          Properties, L.P.
  *3.8    Agreement of Limited Partnership of TravelCenters
          Properties, L.P.
  *3.9    Certificate of Incorporation of TravelCenters Realty, Inc.
  *3.10   By-laws of TravelCenters Realty, Inc.
  *3.11   Certificate of Formation of TA Travel, L.L.C.
  *3.12   Operating Agreement of TA Travel, L.L.C.
  *4.1    Indenture, dated as of November 14, 2000 by and among
          TravelCenters of America, Inc., TA Operating Corporation, TA
          Travel, L.L.C., TA Licensing, Inc., TravelCenters
          Properties, L.P., TravelCenters Realty, Inc. and State
          Street Bank and Trust Company
  *4.2    Form of 12 3/4% Senior Subordinated Note due 2009 (included in Exhibit 4.1)
  *4.3    Exchange and Registration Rights Agreement, dated as of
          November 14, 2000 by and among TravelCenters of America,
          Inc., TA Operating Corporation, TA Travel, L.L.C., TA
          Licensing, Inc., TravelCenters Properties, L.P.,
          TravelCenters Realty, Inc., Credit Suisse First Boston
          Corporation, Chase Securities Inc. and Donaldson, Lufkin &
          Jenrette Securities Corporation
  *4.4    Form of Warrant Certificate (included in Exhibit 10.20)
  +4.5    Form of Common Stock Certificate
  *5.1    Opinion of Simpson Thacher & Bartlett as to the legality of the securities being registered
 *10.1    Amended and Restated Credit Agreement dated as of November
          14, 2000
 *10.2    Stockholders' Agreement among TravelCenters of America,
          Inc., Oak Hill Capital Partners, L.P., Oak Hill Capital
          Management Partners, L.P., Olympus Growth Fund III, L.P.,
          Olympus Executive Fund, L.P., Monitor Clipper Equity
          Partners, L.P., Monitor Clipper Equity Partners (Foreign),
          L.P., UBS Capital America II, LLC, Credit Suisse First
          Boston LFG Holdings 2000, LLC and Freightliner LLC dated as of November 14, 2000
  10.3    Operating Agreement of Freightliner Corporation and
          TravelCenters of America, Inc. dated as of July 21, 1999(b)
 *10.4    Amendment No. 1 to Operating Agreement of Freightliner
          Corporation and TravelCenters of America, Inc. dated as of
          November 9, 2000
  10.5    Agreement for lease, dated as of September 9, 1999, among
          TravelCenters of America, Inc., National and TCA Network
          Funding, LP(b)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  10.6    Lease Agreement, dated as of September 9, 1999, among
          TravelCenters of America, Inc., National and TCA Network
          Funding, LP(b)
  10.7    TA Operating Corporation Transition Plan(c)
 *10.8    Employment Agreement, dated as of January 1, 2000, by and
          among TA Operating Corporation, TravelCenters of America,
          Inc. and Timothy L. Doane
 *10.9    Employment Agreement, dated as of January 1, 2000, by and
          among TA Operating Corporation, TravelCenters of America,
          Inc. and James W. George
 *10.10   Employment Agreement, dated as of January 1, 2000, by and
          among TA Operating Corporation, TravelCenters of America,
          Inc. and Michael H. Hinderliter
 *10.11   Employment Agreement, dated as of January 1, 2000, by and
          among TA Operating Corporation, TravelCenters of America,
          Inc. and Edwin P. Kuhn
 *10.12   Amendment No. 1 to Employment Agreement dated as of May 26,
          2000, by and among TA Operating Corporation, TravelCenters of America, Inc. and Timothy L. Doane
 *10.13   Amendment No. 1 to Employment Agreement dated as of May 26,
          2000, by and among TA Operating Corporation, TravelCenters of America, Inc. and James W. George
 *10.14   Amendment No. 1 to Employment Agreement dated as of May 26,
          2000, by and among TA Operating Corporation, TravelCenters of America, Inc. and Michael H. Hinderliter
 *10.15   Amendment No. 1 to Employment Agreement dated as of May 26,
          2000, by and among TA Operating Corporation, TravelCenters of America, Inc. and Edwin P. Kuhn
  10.16   Amendment No. 1 to the 1997 Stock Incentive Plan(c)
  10.17   Form of 1997 Stock Incentive Plan -- Nonqualified Stock
          Option Agreement(c)
  10.18   Schedule of 1997 Stock Incentive Plan -- Nonqualified Stock
          Option Agreements omitted pursuant to Instruction 2 to Item
          601 of Regulation S-K(c)
  10.19   Success Bonus Letter(c)
 *10.20   Warrant Agreement dated as of November 14, 2000 between
          TravelCenters of America, Inc. and State Street Bank and
          Trust Company, as warrant agent
 *10.21   Contingent Warrant Escrow Agreement dated as November 14,
          2000 between TravelCenters of America, Inc. and State Street
          Bank and Trust Company, as warrant escrow agent
 *12.1    Statement of Computation of Ratio of Earnings to Fixed
          Charges
 *21.1    Subsidiaries of Registrants
 *23.1    Consent of Simpson Thacher & Bartlett (contained in Exhibit
          5.1)
 *23.2    Consent of PricewaterhouseCoopers LLP
 *25.1    Form T-I Statement of Eligibility under the Trust Indenture
          Act of 1939 of State Street Bank and Trust Company as
          Trustee
 *99.1    Form of Letter of Transmittal
 *99.2    Form of Notice of Guaranteed Delivery

---------------
 *  Filed herewith.

 +  To be filed by amendment.

(a) Incorporated herein by reference to exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

(b) Incorporated herein by reference to exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

(c) Incorporated herein by reference to exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

ITEM 22.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by the director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT ISSUER HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON DECEMBER 21, 2000.

                                          TRAVELCENTERS OF AMERICA, INC.
                                                 Registrant

                                          By:      /s/ JAMES W. GEORGE
                                            ------------------------------------
                                            Name: James W. George
                                            Title:  Senior Vice President
                                                and Chief Financial Officer

                               POWER OF ATTORNEY

     Each of the undersigned, being an officer or director, or both, of TravelCenters of America, Inc. (the "Issuer"), in his capacity as set forth below, hereby constitutes and appoints, James W. George and Steven C. Lee and each of them, his true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Issuer to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Act of the exchange Notes (the "Securities"), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission with respect to such Securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462 under the Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON DECEMBER 21, 2000 BY OR BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.

                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                  /s/ EDWIN P. KUHN                      Chairman of the Board of Directors, President and
-----------------------------------------------------      Chief Executive Officer (Principal Executive
                    Edwin P. Kuhn                          Officer)

                 /s/ JAMES W. GEORGE                     Senior Vice President and Chief Financial Officer
-----------------------------------------------------      (Principal Financial and Accounting Officer)
                   James W. George

                /s/ ROBERT J. BRANSON                    Director
-----------------------------------------------------
                  Robert J. Branson

                      SIGNATURE                                                  TITLE
                      ---------                                                  -----
                /s/ STEVEN B. GRUBER                     Director
-----------------------------------------------------
                  Steven B. Gruber

                  /s/ JAMES L. HEBE                      Director
-----------------------------------------------------
                    James L. Hebe

               /s/ LOUIS J. MISCHIANTI                   Director
-----------------------------------------------------
                 Louis J. Mischianti

                /s/ ROWAN G.P. TAYLOR                    Director
-----------------------------------------------------
                  Rowan G.P. Taylor

               /s/ JEREMY J. THOMPSON                    Director
-----------------------------------------------------
                 Jeremy J. Thompson

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON DECEMBER 21, 2000.

                                          TA OPERATING CORPORATION
                                               Registrant

                                          By:      /s/ JAMES W. GEORGE
                                            ------------------------------------
                                            Name: James W. George
                                            Title:  Senior Vice President
                                                and Chief Financial Officer

                               POWER OF ATTORNEY

     Each of the undersigned, being an officer or director, or both, of TA Operating Corporation (the "Guarantor"), in his capacity as set forth below, hereby constitutes and appoints, James W. George and Steven C. Lee and each of them, his true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Guarantor to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Act of the exchange Notes (the "Securities"), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission with respect to such Securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462 under the Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON DECEMBER 21, 2000 BY OR BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.

                      SIGNATURE                                                  TITLE
                      ---------                                                  -----
                  /s/ EDWIN P. KUHN                      Chairman of the Board of Directors, President and
-----------------------------------------------------      Chief Executive Officer (Principal Executive
                    Edwin P. Kuhn                          Officer)

                 /s/ JAMES W. GEORGE                     Senior Vice President and Chief Financial Officer
-----------------------------------------------------      (Principal Financial and Accounting Officer)
                   James W. George

                /s/ ROBERT J. BRANSON                    Director
-----------------------------------------------------
                  Robert J. Branson

                      SIGNATURE                                                  TITLE
                      ---------                                                  -----
                /s/ STEVEN B. GRUBER                     Director
-----------------------------------------------------
                  Steven B. Gruber

                  /s/ JAMES L. HEBE                      Director
-----------------------------------------------------
                    James L. Hebe

               /s/ LOUIS J. MISCHIANTI                   Director
-----------------------------------------------------
                 Louis J. Mischianti

                /s/ ROWAN G.P. TAYLOR                    Director
-----------------------------------------------------
                  Rowan G.P. Taylor

               /s/ JEREMY J. THOMPSON                    Director
-----------------------------------------------------
                 Jeremy J. Thompson

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON DECEMBER 21, 2000.

                                          TRAVELCENTERS PROPERTIES, L.P.
                                                 Registrant

                                          By: TA OPERATING CORPORATION
                                            as General Partner
                                            of TravelCenters Properties, L.P.

                                          By:      /s/ JAMES W. GEORGE
                                            ------------------------------------
                                            Name: James W. George
                                            Title:  Senior Vice President and
                                                Chief Financial Officer

                               POWER OF ATTORNEY

     Each of the undersigned, being an officer or director, or both, of TravelCenters Properties, L.P. (the "Guarantor"), in his capacity as set forth below, hereby constitutes and appoints, James W. George and Steven C. Lee and each of them, his true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Issuer to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Act of the exchange Notes (the "Securities"), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission with respect to such Securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462 under the Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON DECEMBER 21, 2000 BY OR BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.

                      SIGNATURE                                                  TITLE
                      ---------                                                  -----
                  /s/ EDWIN P. KUHN                      Chairman of the Board of Directors, President and
-----------------------------------------------------      Chief Executive Officer (Principal Executive
                    Edwin P. Kuhn                          Officer)

                 /s/ JAMES W. GEORGE                     Senior Vice President and Chief Financial Officer
-----------------------------------------------------      (Principal Financial and Accounting Officer)
                   James W. George

                /s/ ROBERT J. BRANSON                    Director
-----------------------------------------------------
                  Robert J. Branson

                      SIGNATURE                                                  TITLE
                      ---------                                                  -----
                /s/ STEVEN B. GRUBER                     Director
-----------------------------------------------------
                  Steven B. Gruber

                  /s/ JAMES L. HEBE                      Director
-----------------------------------------------------
                    James L. Hebe

               /s/ LOUIS J. MISCHIANTI                   Director
-----------------------------------------------------
                 Louis J. Mischianti

                /s/ ROWAN G.P. TAYLOR                    Director
-----------------------------------------------------
                  Rowan G.P. Taylor

               /s/ JEREMY J. THOMPSON                    Director
-----------------------------------------------------
                 Jeremy J. Thompson

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON DECEMBER 21, 2000.

                                          TA TRAVEL, L.L.C.
                                          Registrant

                                          By:      /s/ JAMES W. GEORGE
                                            ------------------------------------
                                            Name: James W. George
                                            Title:  Senior Vice President and
                                                Chief Financial Officer

                               POWER OF ATTORNEY

     Each of the undersigned, being a manager of TA Travel, L.L.C. (the "Guarantor"), in his capacity as set forth below, hereby constitutes and appoints, James W. George his true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Issuer to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Act of the exchange Notes (the "Securities"), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission with respect to such Securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462 under the Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON DECEMBER 21, 2000 BY OR BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.

                      SIGNATURE                                                  TITLE
                      ---------                                                  -----
                  /s/ EDWIN P. KUHN                      Manager
-----------------------------------------------------
                    Edwin P. Kuhn

                 /s/ JAMES W. GEORGE                     Manager
-----------------------------------------------------
                   James W. George

             /s/ MICHAEL H. HINDERLITER                  Manager
-----------------------------------------------------
               Michael H. Hinderliter

                /s/ TIMOTHY L. DOANE                     Manager
-----------------------------------------------------
                  Timothy L. Doane

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WILMINGTON, STATE OF DELAWARE, ON DECEMBER 21, 2000.

                                          TA LICENSING, INC.
                                           Registrant

                                          By:      /s/ JAMES W. GEORGE
                                            ------------------------------------
                                            Name: James W. George
                                            Title:  Senior Vice President and
                                                Chief Financial Officer

                               POWER OF ATTORNEY

     Each of the undersigned, being a director of TA Licensing, Inc. (the "Guarantor"), in his capacity as set forth below, hereby constitutes and appoints, James W. George and Steven C. Lee and each of them, his true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Issuer to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Act of the exchange Notes (the "Securities"), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission with respect to such Securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462 under the Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON DECEMBER 21, 2000 BY OR BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.

                      SIGNATURE                                                  TITLE
                      ---------                                                  -----
                 /s/ JAMES W. GEORGE                     Director
-----------------------------------------------------
                   James W. George

                  /s/ STEVEN C. LEE                      Director
-----------------------------------------------------
                    Steven C. Lee

                /s/ DANIEL T. MCHENRY                    Director
-----------------------------------------------------
                  Daniel T. McHenry

                /s/ ANDREW PANACCIONE                    Director
-----------------------------------------------------
                  Andrew Panaccione

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT GUARANTOR HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WILMINGTON, STATE OF DELAWARE, ON DECEMBER 21, 2000.

                                          TRAVELCENTERS REALTY, INC.
                                               Registrant

                                          By:      /s/ JAMES W. GEORGE
                                            ------------------------------------
                                            Name: James W. George
                                            Title:  Senior Vice President and
                                                Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director of TravelCenters Realty, Inc. (the "Guarantor"), in his capacity as set forth below, hereby constitutes and appoints, James W. George and Steven C. Lee and each of them, his true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Issuer to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Act of the exchange Notes (the "Securities"), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission with respect to such Securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462 under the Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON DECEMBER 21, 2000 BY OR BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH THE REGISTRANT.

                      SIGNATURE                                                  TITLE
                      ---------                                                  -----
                 /s/ JAMES W. GEORGE                     Director
-----------------------------------------------------
                   James W. George

                  /s/ STEVEN C. LEE                      Director
-----------------------------------------------------
                    Steven C. Lee

                /s/ DANIEL T. MCHENRY                    Director
-----------------------------------------------------
                  Daniel T. McHenry

                /s/ ANDREW PANACCIONE                    Director
-----------------------------------------------------
                  Andrew Panaccione

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  *1.1    Purchase Agreement dated November 9, 2000, by and among
          TravelCenters of America, Inc., TA Operating Corporation, TA
          Travel, L.L.C., TA Licensing, Inc., TravelCenters
          Properties, L.P., TravelCenters Realty, Inc, Credit Suisse
          First Boston Corporation, Chase Securities Inc. and
          Donaldson, Lufkin & Jenrette Securities Corporation
   2.1    Recapitalization Agreement and Plan of Merger dated as of
          May 31, 2000(c)
  *2.2    Amendment No. 1 to Recapitalization Agreement and Plan of
          Merger dated as of October 2, 2000
  *3.1    Amended and Restated Certificate of Incorporation of
          TravelCenters of America, Inc.
  *3.2    By-laws of TravelCenters of America, Inc.
   3.3    Restated Certificate of Incorporation of TA Operating
          Corporation(a)
   3.4    Amended and Restated By-laws of TA Operating Corporation(a)
  *3.5    Amended and Restated Certificate of Incorporation of TA
          Licensing, Inc.
  *3.6    By-laws of TA Licensing, Inc.
  *3.7    Certificate of Limited Partnership of TravelCenters
          Properties, L.P.
  *3.8    Agreement of Limited Partnership of TravelCenters
          Properties, L.P.
  *3.9    Certificate of Incorporation of TravelCenters Realty, Inc.
  *3.10   By-laws of TravelCenters Realty, Inc.
  *3.11   Certificate of Formation of TA Travel, L.L.C.
  *3.12   Operating Agreement of TA Travel, L.L.C.
  *4.1    Indenture, dated as of November 14, 2000 by and among
          TravelCenters of America, Inc., TA Operating Corporation, TA
          Travel, L.L.C., TA Licensing, Inc., TravelCenters
          Properties, L.P., TravelCenters Realty, Inc. and State
          Street Bank and Trust Company
  *4.2    Form of 12 3/4% Senior Subordinated Note due 2009 (included in Exhibit 4.1)
  *4.3    Exchange and Registration Rights Agreement, dated as of
          November 14, 2000 by and among TravelCenters of America,
          Inc., TA Operating Corporation, TA Travel, L.L.C., TA
          Licensing, Inc., TravelCenters Properties, L.P.,
          TravelCenters Realty, Inc., Credit Suisse First Boston
          Corporation, Chase Securities Inc. and Donaldson, Lufkin &
          Jenrette Securities Corporation
  *4.4    Form of Warrant Certificate (included in Exhibit 10.20)
  +4.5    Form of Common Stock Certificate
  *5.1    Opinion of Simpson Thacher & Bartlett as to the legality of the securities being registered
 *10.1    Amended and Restated Credit Agreement dated as of November
          14, 2000
 *10.2    Stockholders' Agreement among TravelCenters of America,
          Inc., Oak Hill Capital Partners, L.P., Oak Hill Capital
          Management Partners, L.P., Olympus Growth Fund III, L.P.,
          Olympus Executive Fund, L.P., Monitor Clipper Equity
          Partners, L.P., Monitor Clipper Equity Partners (Foreign),
          L.P., UBS Capital America II, LLC, Credit Suisse First
          Boston LFG Holdings 2000, LLC and Freightliner LLC dated as of November 14, 2000
  10.3    Operating Agreement of Freightliner Corporation and
          TravelCenters of America, Inc. dated as of July 21, 1999(b)
 *10.4    Amendment No. 1 to Operating Agreement of Freightliner
          Corporation and TravelCenters of America, Inc. dated as of
          November 9, 2000
  10.5    Agreement for lease, dated as of September 9, 1999, among
          TravelCenters of America, Inc., National and TCA Network
          Funding, LP(b)
  10.6    Lease Agreement, dated as of September 9, 1999, among
          TravelCenters of America, Inc., National and TCA Network
          Funding, LP(b)
  10.7    TA Operating Corporation Transition Plan(c)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 *10.8    Employment Agreement, dated as of January 1, 2000, by and
          among TA Operating Corporation, TravelCenters of America,
          Inc. and Timothy L. Doane
 *10.9    Employment Agreement, dated as of January 1, 2000, by and
          among TA Operating Corporation, TravelCenters of America,
          Inc. and James W. George
 *10.10   Employment Agreement, dated as of January 1, 2000, by and
          among TA Operating Corporation, TravelCenters of America,
          Inc. and Michael H. Hinderliter
 *10.11   Employment Agreement, dated as of January 1, 2000, by and
          among TA Operating Corporation, TravelCenters of America,
          Inc. and Edwin P. Kuhn
 *10.12   Amendment No. 1 to Employment Agreement dated as of May 26,
          2000, by and among TA Operating Corporation, TravelCenters of America, Inc. and Timothy L. Doane
 *10.13   Amendment No. 1 to Employment Agreement dated as of May 26,
          2000, by and among TA Operating Corporation, TravelCenters of America, Inc. and James W. George
 *10.14   Amendment No. 1 to Employment Agreement dated as of May 26,
          2000, by and among TA Operating Corporation, TravelCenters of America, Inc. and Michael H. Hinderliter
 *10.15   Amendment No. 1 to Employment Agreement dated as of May 26,
          2000, by and among TA Operating Corporation, TravelCenters of America, Inc. and Edwin P. Kuhn
  10.16   Amendment No. 1 to the 1997 Stock Incentive Plan(c)
  10.17   Form of 1997 Stock Incentive Plan -- Nonqualified Stock
          Option Agreement(c)
  10.18   Schedule of 1997 Stock Incentive Plan -- Nonqualified Stock
          Option Agreements omitted pursuant to Instruction 2 to Item
          601 of Regulation S-K(c)
  10.19   Success Bonus Letter(c)
 *10.20   Warrant Agreement dated as of November 14, 2000 between
          TravelCenters of America, Inc. and State Street Bank and
          Trust Company, as warrant agent
 *10.21   Contingent Warrant Escrow Agreement dated as November 14,
          2000 between TravelCenters of America, Inc. and State Street
          Bank and Trust Company, as warrant escrow agent
 *12.1    Statement of Computation of Ratio of Earnings to Fixed
          Charges
 *21.1    Subsidiaries of Registrants
 *23.1    Consent of Simpson Thacher & Bartlett (contained in Exhibit
          5.1)
 *23.2    Consent of PricewaterhouseCoopers LLP
 *25.1    Form T-I Statement of Eligibility under the Trustee
          Indenture Act of 1939 of State Street Bank and Trust Company
          as Trustee
 *99.1    Form of Letter of Transmittal
 *99.2    Form of Notice of Guaranteed Delivery

---------------
 *  Filed herewith.

 +  To be filed by amendment.

(a) Incorporated herein by reference to exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

(b) Incorporated herein by reference to exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

(c) Incorporated herein by reference to exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.